UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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QTS Realty Trust, Inc.

(Name of Registrant as Specified In Its Charter)

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12851 Foster Street
Overland Park, Kansas 66213
July 21, 2021
Dear QTS Stockholders:
You are cordially invited to attend a special meeting of stockholders of QTS Realty Trust, Inc., a Maryland corporation, to be held on August 26, 2021 at 9:00 a.m., Eastern Time, in a virtual-only meeting format. At the special meeting, you will be asked to consider and vote on the merger of QTS Realty Trust, Inc. with and into Volt Lower Holdings LLC, an affiliate of The Blackstone Group Inc., which we refer to as the “merger,” and other transactions contemplated by the Agreement and Plan of Merger, dated as of June 7, 2021 and as it may be amended from time to time, among QTS Realty Trust, Inc., QualityTech, LP and affiliates of The Blackstone Group Inc., which we refer to as the “merger agreement.” If the merger is completed, you, as a holder of shares of common stock of QTS Realty Trust, Inc., will be entitled to receive $78.00 in cash, without interest and less any applicable withholding taxes, in exchange for each share of common stock you own, as more fully described in the enclosed proxy statement.
Our board of directors has unanimously approved the merger agreement and determined the merger agreement and the transactions contemplated by the merger agreement, including the mergers, to be advisable and in the best interests of QTS Realty Trust, Inc. and our stockholders and QualityTech, LP and its limited partners and QTS Realty Trust, Inc.’s other subsidiaries. Our board of directors recommends that you vote “FOR” the approval of the merger and the other transactions contemplated by the merger agreement.
The merger and the other transactions contemplated by the merger agreement must be approved by the affirmative vote of the holders of our common stock entitled to cast a majority of all the votes entitled to be cast on the matter. The notice of special meeting and proxy statement accompanying this letter provide you with more specific information concerning the special meeting, the merger, the merger agreement and the other transactions contemplated by the merger agreement. We encourage you to read carefully the enclosed proxy statement, including the annexes. You may also obtain more information about QTS Realty Trust, Inc. from us or from documents we have filed with the U.S. Securities and Exchange Commission.
Your vote is very important regardless of the number of shares that you own. Whether or not you plan to attend the virtual special meeting, we request that you authorize a proxy to vote your shares by either completing and returning the enclosed proxy card as promptly as possible or authorizing your proxy or voting instructions by telephone or through the Internet. The enclosed proxy card contains instructions regarding voting. If you attend the virtual special meeting and you are a stockholder of record as of the record date, you may continue to have your shares voted as instructed in your proxy, or you may withdraw your proxy and vote your shares at the virtual special meeting. If you fail to authorize a proxy to vote your shares or to vote at the virtual special meeting, or fail to instruct your broker on how to vote, it will have the same effect as a vote “AGAINST” approval of the merger and the other transactions contemplated by the merger agreement.
On behalf of the board of directors, thank you for your continued support.
Sincerely,
Chad L. Williams
Chairman, President and Chief Executive Officer
This proxy statement is dated July 21, 2021 and is first being mailed to our stockholders on or about July 21, 2021.

QTS REALTY TRUST, INC.
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON August 26, 2021
To the Stockholders of QTS Realty Trust, Inc.:
You are cordially invited to attend a special meeting of stockholders of QTS Realty Trust, Inc., a Maryland corporation, to be held on August 26, 2021 at 9:00 a.m., Eastern Time, in a virtual-only meeting format. To access the virtual meeting, stockholders should visit www.virtualshareholdermeeting.com/QTS2021SM. The special meeting is being held for the purpose of acting on the following matters:
Proposal 1:
To consider and vote on a proposal to approve the merger of QTS Realty Trust, Inc. with and into Volt Lower Holdings LLC pursuant to the terms of the Agreement and Plan of Merger, dated as of June 7, 2021, as it may be amended from time to time, among QTS Realty Trust, Inc., QualityTech, LP, Volt Upper Holdings LLC, Volt Lower Holdings LLC, and Volt Acquisition LP, and the other transactions contemplated by the merger agreement, which proposal we refer to as the “merger proposal”;

Proposal 2:
To consider and vote on a proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the merger, which proposal we refer to as the “advisory compensation proposal”; and

Proposal 3:
To consider and vote on a proposal to approve any adjournment of the special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to approve the merger proposal, which proposal we refer to as the “adjournment proposal.”

The foregoing items of business are more fully described in the attached proxy statement, which forms a part of this notice and is incorporated herein by reference. Pursuant to our bylaws, only the matters set forth in this notice of special meeting may be brought before the special meeting. Our board of directors has fixed the close of business on July 15, 2021 as the record date for the determination of stockholders entitled to notice of and to vote at the special meeting or any postponement or adjournment thereof. All holders of record of our common stock at the close of business on the record date are entitled to receive notice of and attend the virtual special meeting or any postponement or adjournment of the virtual special meeting. All holders of record of our preferred stock at the close of business on the record date are entitled to notice of, but may not vote at, the special meeting. The vote of the holders of our preferred stock is not required to approve any of the proposals at the special meeting and is not being solicited.
Our board of directors has unanimously approved the merger agreement and determined the merger agreement and the transactions contemplated by the merger agreement, including the mergers, to be advisable and in the best interests of QTS Realty Trust, Inc. and our stockholders and QualityTech, LP and its limited partners and QTS Realty Trust, Inc.’s other subsidiaries. Our board of directors recommends that you vote “FOR” the merger proposal, “FOR” the advisory compensation proposal, and “FOR” the adjournment proposal.
The merger proposal must be approved by the affirmative vote of the holders of our common stock entitled to cast a majority of all the votes entitled to be cast on the matter. Accordingly, your vote is very important regardless of the number of shares of common stock that you own. Whether or not you plan to attend the virtual special meeting, we request that you authorize a proxy to vote your shares by either marking, signing, dating and promptly returning the enclosed proxy card in the postage-paid envelope or authorizing your proxy or voting instructions by telephone or through the Internet. If you attend the virtual special meeting and you are a stockholder of record at the close of business on the record date, you may continue to have your shares voted as instructed in your proxy, or you may withdraw your proxy and vote your shares at the virtual special meeting. If you fail to authorize a proxy to vote your shares or to vote at the virtual special meeting, or fail to instruct your broker, bank or other nominee on how to vote, the effect will be that the shares of common stock that you own will not be counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as a vote “AGAINST” the merger proposal.

The approval of the advisory compensation proposal and the adjournment proposal each requires the affirmative vote of a majority of the votes cast on the proposal. If you fail to authorize a proxy to vote your shares or vote at the virtual special meeting, or fail to instruct your broker on how to vote, it will have no effect on the outcome of these proposals. Abstentions are not considered votes cast and therefore will have no effect on the outcome of these proposals.
Any proxy may be revoked at any time prior to its exercise by delivery of a properly executed, later-dated proxy card, by authorizing your proxy or voting instructions by telephone or through the Internet at a later date than your previously authorized proxy, by submitting a written revocation of your proxy to our Corporate Secretary, or by voting at the virtual special meeting. Attendance at the virtual special meeting alone will not be sufficient to revoke a previously authorized proxy.
Under the Maryland General Corporation Law, because shares of our Class A common stock were listed on the New York Stock Exchange at the close of business on the record date, you do not have any appraisal rights, dissenters’ rights or the rights of an objecting stockholder in connection with the merger. In addition, holders of our stock may not exercise any appraisal rights, dissenters’ rights or the rights of an objecting stockholder to receive the fair value of the stockholder’s shares in connection with the merger because, as permitted by the Maryland General Corporation Law, our charter provides that stockholders are not entitled to exercise such rights unless our board of directors, upon the affirmative vote of a majority of the board, determines that the rights apply. Our board of directors has made no such determination.
We encourage you to read the accompanying proxy statement in its entirety and to submit a proxy or voting instructions so that your shares will be represented and voted even if you do not attend the virtual special meeting. If you have any questions or need assistance in submitting a proxy or your voting instructions, please call our proxy solicitor, MacKenzie Partners, Inc., toll-free at 1-800-322-2885.
BY ORDER OF THE BOARD OF DIRECTORS
Matt N. Thomson
General Counsel, Vice President and Secretary
Overland Park, Kansas
July 21, 2021

i

Page
Financing	64
Interests of Our Directors and Executive Officers in the Mergers	65
Regulatory Matters	72
Litigation Related to the Mergers	72
Material U.S. Federal Income Tax Consequences	72
Delisting and Deregistration of Our Class A Common Stock and Preferred Stock	78
THE MERGER AGREEMENT	79
Structure	79
Effective Times; Closing Date	79
Organizational Documents	80
Officers; General Partner and Limited Partners	80
Treatment of Common Stock, Preferred Stock and Equity Awards	80
Treatment of Interests in the Partnership	83
No Further Ownership Rights	84
Exchange and Payment Procedures	84
Representations and Warranties	85
Conduct of Our Business Pending the Mergers	89
Stockholders’ Meeting	93
Agreement to Take Certain Actions	94
Company Acquisition Proposals and Obligations of the Board of Directors with Respect to Its Recommendation	96
Obligation of the Board of Directors with Respect to Its Recommendation	99
Employee Benefits	101
Financing Cooperation	102
Pre-Closing Transactions	104
Certain Other Covenants	105
Conditions to the Mergers	105
Termination of the Merger Agreement	106
Termination Fees	108
Guaranty and Remedies	109
Amendment and Waiver	109
Support Agreement	109
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	111
NO DISSENTERS’ RIGHTS OF APPRAISAL	114
STOCKHOLDER PROPOSALS	114
HOUSEHOLDING OF PROXY MATERIALS	114
OTHER MATTERS	114
WHERE YOU CAN FIND MORE INFORMATION	115
Annex A – Agreement and Plan of Merger, dated as of June 7, 2021, by and among QTS Realty Trust, Inc., QualityTech, LP, Volt Upper Holdings LLC, Volt Lower Holdings LLC, and Volt Acquisition LP.	A-1
Annex B – Opinion of Morgan Stanley & Co. LLC, dated June 6, 2021.	B-1
Annex C – Opinion of Jefferies LLC, dated June 6, 2021.	C-1

ii

SUMMARY
This summary highlights selected information from this proxy statement relating to (1) the merger of QTS Realty Trust, Inc. with and into Volt Lower Holdings LLC, (2) the merger of Volt Acquisition LP with and into QualityTech, LP, which we refer to as the “partnership merger,” and (3) certain related transactions. References to the “mergers” refer to both the merger and the partnership merger. This summary may not contain all of the information about the mergers and related transactions contemplated by the merger agreement that is important to you. As a result, to understand the mergers and the related transactions fully and for a more complete description of the terms of the mergers and related transactions, you should read carefully this proxy statement in its entirety, including the annexes and the other documents to which we have referred you, including the merger agreement attached as Annex A. Each item in this summary includes a page reference directing you to a more complete description of that item. This proxy statement is first being mailed to our stockholders on or about July 21, 2021.
The Parties to the Mergers (page 28)
QTS Realty Trust, Inc.
12851 Foster Street
Overland Park, Kansas 66213
(913) 814-9988
QTS Realty Trust, Inc. which we refer to as “we,” “our,” “us,” or “the Company,” was formed as a Maryland corporation on May 17, 2013 and elected to be taxed as a real estate investment trust, or “REIT,” under the Internal Revenue Code of 1986, as amended, or the “Code,” commencing with the taxable year ended December 31, 2013.
We are a leading provider of data center solutions to the world’s largest and most sophisticated hyperscale technology companies, enterprises and government agencies. Through our technology-enabled platform, delivered across mega scale data center infrastructure, we offer a comprehensive portfolio of secure and compliant information technology (“IT”) solutions. Our data centers are facilities that power and support our customers’ IT infrastructure equipment and provide seamless access and connectivity to a range of communications and IT services providers. Across our broad footprint of strategically-located data centers, we provide flexible, scalable, and secure IT solutions including data center space, power and cooling, connectivity and value-add managed services for more than 1,200 customers in the financial services, healthcare, retail, government, technology and other industries. We build out our data center facilities depending on the needs of our customers to accommodate both multi-tenant environments (hybrid colocation) and customers that require significant amounts of space and power (hyperscale), including federal customers. We operate a portfolio of 28 data centers located throughout the United States, Canada and Europe.
QTS Realty Trust, Inc.’s Class A common stock is listed on the New York Stock Exchange, which we refer to as the “NYSE,” and trades under the symbol “QTS.”
QualityTech, LP
12851 Foster Street
Overland Park, Kansas 66213
(913) 814-9988
QualityTech, LP, which we refer to as “the Partnership,” is a Delaware limited partnership formed on August 5, 2009 and was our historical predecessor prior to our initial public offering on October 15, 2013, having operated the Company’s business until the initial public offering.
As of July 15, 2021, we owned approximately 92.3% of the ownership interest in the Partnership. Substantially all of our assets are held by, and all of our operations are conducted through, the Partnership. Our interest in the Partnership entitles us to share in cash distributions from, and in the profits and losses of, the Partnership in proportion to our percentage ownership. As the sole general partner of the Partnership, we generally have the exclusive power under the partnership agreement of the Partnership to manage and conduct the Partnership’s business, and our board of directors manages the Partnership and the Company’s business and affairs.

Volt Upper Holdings LLC
c/o The Blackstone Group Inc.
345 Park Avenue
New York, New York 10154
(212) 583-5000
Volt Upper Holdings LLC, which we refer to as “Parent,” is a Delaware limited liability company and an affiliate of Blackstone Infrastructure Partners L.P., which we refer to as “BIP,” and BREIT Operating Partnership L.P., which we refer to as “BREIT OP.” We refer to BIP and BREIT OP as the “Sponsors.” Parent was formed solely for the purpose of acquiring us and has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the merger agreement. The Sponsors are affiliates of The Blackstone Group Inc., which we refer to as “Blackstone.”
Blackstone is a global leader in real estate and infrastructure investing. Blackstone’s real estate business was founded in 1991 and has approximately $196 billion in investor capital under management. Blackstone is one of the largest property owners in the world through its multiple real estate funds, owning and operating assets across every major geography and sector, including logistics, multifamily and single-family rental housing, office, hospitality, retail and data centers. Multiple long-term perpetual capital vehicles managed by Blackstone are participating in this acquisition, including Blackstone Real Estate Income Trust, Inc., which we refer to as “BREIT,” and BIP. BREIT is a perpetual-life, institutional quality real estate investment platform that brings private real estate to income focused investors with total asset value of approximately $48 billion. BREIT invests primarily in stabilized, income-generating U.S. commercial real estate across key property types and to a lesser extent in real estate-related securities. BIP is the infrastructure fund of Blackstone and is among the largest infrastructure funds globally. Formed in 2017 with $14 billion of committed capital, BIP has an open-ended, permanent capital structure that allows for the pursuit of high-quality infrastructure assets and the ability to act as a long-term partner. BIP seeks to invest in large-scale, high-quality, stable, long-duration assets.
Volt Lower Holdings LLC
c/o The Blackstone Group Inc.
345 Park Avenue
New York, New York 10154
(212) 583-5000
Volt Lower Holdings LLC, which we refer to as “Merger Sub I,” is a Delaware limited liability company. Parent is the sole member of Merger Sub I. Merger Sub I was formed solely for purposes of facilitating Parent’s acquisition of us and has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the merger agreement. Pursuant to the merger agreement, on the closing date, we will merge with and into Merger Sub I, and Merger Sub I will continue as the surviving entity.
Volt Acquisition LP
c/o The Blackstone Group Inc.
345 Park Avenue
New York, New York 10154
(212) 583-5000
Volt Acquisition LP, which we refer to as “Merger Sub II,” is a Delaware limited partnership. Volt Acquisition GP LLC, a Delaware limited liability company, is the sole general partner of Merger Sub II. Merger Sub II was formed solely for purposes of facilitating Parent’s acquisition of us and has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the merger agreement. Pursuant to the merger agreement, on the closing date, Merger Sub II will merge with and into the Partnership, and the Partnership will continue as the surviving partnership.

The Special Meeting (page 30)
The Proposals
The special meeting of our stockholders will be held on August 26, 2021 at 9:00 a.m., Eastern Time, in a virtual-only meeting format. To access the virtual special meeting, stockholders should visit www.virtualshareholdermeeting.com/QTS2021SM. At the special meeting, holders of our Class A common stock, $0.01 par value per share, which we refer to as “Class A common stock,” and Class B common stock, $0.01 par value per share, which we refer to as “Class B common stock,” as of the record date, which was the close of business on July 15, 2021, will be asked to consider and vote on (1) a proposal to approve the merger in accordance with the terms of the merger agreement, and the other transactions contemplated by the merger agreement, which proposal we refer to as the “merger proposal,” (2) a proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the merger, which proposal we refer to as the “advisory compensation proposal,” and (3) a proposal to approve any adjournment of the special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to approve the merger proposal, which proposal we refer to as the “adjournment proposal.” We use the term “common stock” in this proxy statement to refer to Class A common stock together with Class B common stock, collectively. If the merger is approved by our stockholders and completed as contemplated by the merger agreement, each share of common stock issued and outstanding immediately prior to the merger effective time will be converted into the right to receive $78.00 in cash, without interest and less any applicable withholding taxes, which we refer to as the “merger consideration.”
Pursuant to our bylaws, only the matters set forth in the notice of special meeting may be brought before the special meeting.
Record Date, Notice and Quorum
All holders of record of our common stock as of the record date, which was the close of business on July 15, 2021, are entitled to receive notice of and attend and vote at the virtual special meeting or any postponement or adjournment of the virtual special meeting. Each holder of Class A common stock is entitled to one vote on each matter presented at the special meeting for each share of Class A common stock that such holder owned as of the record date. Each holder of Class B common stock is entitled to 50 votes on each matter presented at the special meeting for each share of Class B common stock that such holder owned as of the record date. On the record date, our outstanding voting securities consisted of 76,969,583 shares of Class A common stock and 124,481 shares of Class B common stock. All holders of record of our preferred stock at the close of business on the record date are entitled to notice of, but may not vote at, the virtual special meeting.
The presence in person or by proxy of our common stockholders entitled to cast a majority of all the votes entitled to be cast at the special meeting will constitute a quorum for purposes of the special meeting. Virtual attendance at the special meeting constitutes presence in person for quorum purposes at the special meeting. A quorum is necessary to transact business at the special meeting. Abstentions will be counted as shares present for the purposes of determining the presence of a quorum.
Required Vote
Completion of the mergers requires approval of the merger proposal by the affirmative vote of the holders of our common stock entitled to cast a majority of all of the votes entitled to be cast on the matter at the special meeting. Each share of Class A common stock is entitled to one vote on each matter to be voted on. Each share of Class B common stock is entitled to 50 votes on each matter to be voted on. Because the required vote for this proposal is based on the number of votes our common stockholders are entitled to cast rather than on the number of votes cast, if you fail to authorize a proxy to vote your shares or vote at the virtual special meeting (including by abstaining), or fail to instruct your broker on how to vote, such failure will have the same effect as voting against the merger proposal.
The approval of the advisory compensation proposal and the approval of the adjournment proposal each requires the affirmative vote of a majority of the votes cast on the proposal. Approval of these proposals is not a condition to completion of the mergers. For the purpose of each of these proposals, if you fail to authorize a proxy to vote your shares or vote at the virtual special meeting, or fail to instruct your broker on how to vote, it will not have any effect on the outcome of such proposals. Abstentions are not considered votes cast and therefore will have no effect on the outcome of these proposals.
The vote of the holders of our 7.125% Series A Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share, which we refer to as “Series A preferred stock,” and our 6.50% Series B Cumulative Convertible Perpetual Preferred Stock, $0.01 par value per share, which we refer to as “Series B preferred stock,” is not required to approve any of the proposals at the special meeting and is not being solicited. We use the term “preferred stock” in this proxy statement to refer to Series A preferred stock together with Series B preferred stock.
As of the record date, our directors and executive officers owned and are entitled to vote an aggregate of approximately 498,573 shares of our Class A common stock and 124,481 shares of our Class B common stock, entitling them to exercise approximately 8.1% of the total combined voting power of our common stock at the special meeting. Chad L. Williams, our Chairman, President and Chief Executive Officer, and certain of his affiliates, whom we refer to collectively as the “CW parties,” entered into a support agreement with Parent pursuant to which the CW parties agreed, among other things, to vote their respective shares of Class A common stock, shares of Class B common stock and units of the Partnership in favor of the adoption of the merger agreement and the approval of the merger or partnership merger, as applicable. As of the date of the support agreement, the CW parties beneficially owned 248,912 shares of Class A common stock and 124,481 shares of Class B common stock, which represent approximately 7.8% of the total combined voting power of our common stock at the special meeting. For additional information regarding the support agreement, see “The Merger Agreement — Support Agreement.” Our other directors and executive officers have informed us that they intend to vote the shares that they own in favor of the merger proposal, in favor of the advisory compensation proposal and in favor of the adjournment proposal, although they have no obligation to do so.
Proxies; Revocation
Any of our common stockholders of record entitled to vote may authorize a proxy to vote his, her or its shares of common stock by returning the enclosed proxy card, authorizing a proxy or voting instructions by telephone or through the Internet, or by attending the virtual special meeting and voting during the live webcast. If the shares of common stock that you own are held in “street name” by your broker, you should instruct your broker on how to vote your shares using the instructions provided by your broker or you may attend the virtual special meeting and vote during the live webcast.
Any proxy may be revoked at any time prior to its exercise by your delivery of a properly executed, later-dated proxy card, by authorizing your proxy by telephone or through the Internet at a later date than your previously authorized proxy, by your filing a written revocation of your proxy with our Corporate Secretary or by your voting at the virtual special meeting. Attendance at the virtual special meeting alone will not be sufficient to revoke a previously authorized proxy.
The Mergers (page 34)
Pursuant to the merger agreement, on the closing date, Merger Sub II will merge with and into the Partnership and the separate existence of Merger Sub II will cease, and the Partnership will be the surviving partnership in the partnership merger. We use the term “Surviving Partnership” in this proxy statement to refer to the Partnership following the partnership merger effective time.
The partnership merger will become effective upon the filing of a certificate of merger with respect to the partnership merger with the Secretary of State of the State of Delaware or on such other date and time as may be mutually agreed by us and Parent and specified in the partnership merger certificate. We use the term “partnership merger effective time” in this proxy statement to refer to the time the partnership merger becomes effective.
Also on the closing date, we will merge with and into Merger Sub I and the separate existence of the Company will cease, and Merger Sub I will continue as the surviving entity in the merger. We use the term “Surviving Company” in this proxy statement to refer to Merger Sub I following the effective time of the merger.

Our merger with Merger Sub I will become effective upon the later of the acceptance for record of the articles of merger with respect to the merger by the State Department of Assessments and Taxation of Maryland, the filing of the certificate of merger with respect to the merger with the Secretary of State of the State of Delaware or on such other date and time (not to exceed 30 days from the date the articles of merger with respect to the merger are accepted for record by the State Department of Assessments and Taxation of Maryland) as may be mutually agreed by us and Parent and specified in the articles of merger and certificate of merger. We use the term “merger effective time” in this proxy statement to refer to the time the merger becomes effective. Unless otherwise agreed by the parties to the merger agreement, the partnership merger effective time and the merger effective time will occur on the closing date, with the merger effective time occurring immediately after the partnership merger effective time.
Recommendation of Our Board of Directors (page 48)
Our board of directors has unanimously:
•
approved the merger agreement;

•
determined the merger agreement and the transactions contemplated by the merger agreement, including the mergers, to be advisable and in the best interests of the Company and our stockholders and the Partnership and its limited partners and the Company’s other subsidiaries; and

•
recommended that you vote “FOR” the merger proposal, “FOR” the advisory compensation proposal, and “FOR” the adjournment proposal.

Opinions of Our Financial Advisors
Opinion of Morgan Stanley & Co. LLC (page 50)
At the June 6, 2021 meeting of our board of directors, Morgan Stanley & Co. LLC, which we refer to as “Morgan Stanley,” rendered its oral opinion, subsequently confirmed in writing by delivery of a written opinion to our board of directors dated June 6, 2021, that, as of that date and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth in the written opinion, the merger consideration to be received by the holders of shares of Class A common stock pursuant to the merger agreement was fair from a financial point of view to such holders of shares of Class A common stock (other than Parent and its affiliates).
The full text of the written opinion of Morgan Stanley, dated as of June 6, 2021, is attached to this proxy statement as Annex B and is hereby incorporated into this proxy statement by reference in its entirety. You should read the opinion in its entirety for a discussion of the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Morgan Stanley in rendering its opinion. We encourage you to read the entire opinion and the summary of Morgan Stanley’s opinion below carefully and in their entirety. This summary of the opinion of Morgan Stanley set forth in this proxy statement is qualified in its entirety by reference to the full text of the opinion. Morgan Stanley’s opinion is directed to our board of directors, in its capacity as such, addresses only the fairness of the merger consideration to be received by the holders of shares of Class A common stock pursuant to the merger agreement from a financial point of view to such holders (other than Parent and its affiliates) as of the date of the opinion and does not address any other aspects or implications of the mergers. Morgan Stanley’s opinion was not intended to, and does not, constitute a recommendation to any holder of shares of Class A common stock as to how to vote at the special meeting to be held in connection with the mergers or whether to take any other action with respect to the mergers. Morgan Stanley was not requested to opine as to, and its opinion did not in any manner address the relative merits of, the transactions contemplated by the merger agreement as compared to other business or financial strategies that might be available to the Company, nor did it address the underlying business decision of the Company to enter into the merger agreement or proceed with any other transaction contemplated by the merger agreement.
Opinion of Jefferies LLC (page 58)
The Company engaged Jefferies LLC, which we refer to as “Jefferies,” to provide certain financial advisory services to our board of directors in connection with the mergers. As part of this engagement,

Jefferies delivered a written opinion, dated June 6, 2021, to our board of directors as to the fairness, from a financial point of view and as of such date, of the merger consideration to be received by holders of shares of Class A common stock (other than Parent, Merger Sub I, Merger Sub II and their respective affiliates) pursuant to the merger agreement. The full text of Jefferies’ opinion, which describes various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by Jefferies, is attached as Annex C to this proxy statement and is incorporated herein by reference. Jefferies’ opinion was provided for the use and benefit of our board of directors (in its capacity as such) in its evaluation of the merger consideration from a financial point of view and did not address any other aspect of the mergers or any other matter. Jefferies’ opinion did not address the relative merits of the mergers or other transactions contemplated by the merger agreement as compared to any alternative transaction or opportunity that might be available to the Company, nor did it address the underlying business decision by the Company to engage in the mergers. Jefferies’ opinion did not constitute a recommendation as to how our board of directors, and does not constitute a recommendation as to how any securityholder, should vote or act with respect to the mergers or any other matter. The summary of Jefferies’ opinion set forth herein is qualified in its entirety by reference to the full text of Jefferies’ opinion.
Treatment of Common Stock, Preferred Stock and Equity Awards (page 80)
Common Stock
The merger agreement provides that, at the merger effective time, each of our shares of common stock (other than shares owned by Parent, Merger Sub I, or any subsidiary of Parent, the Company or Merger Sub I immediately prior to the merger effective time, which we refer to as “excluded common shares”) issued and outstanding immediately prior to the merger effective time will automatically be converted into the right to receive the merger consideration. Excluded common shares will automatically be cancelled and retired and will cease to exist with no consideration being delivered or deliverable in exchange therefor. If we declare a distribution reasonably necessary to maintain our status as a REIT under the Code or to avoid the payment of income or excise tax under the Code as permitted under the merger agreement, the merger consideration will be decreased by an amount equal to the per share amount of such distribution.
Series A Preferred Stock
Promptly following Parent’s request after the date the proxy statement is mailed to stockholders, the Company will provide a notice of special optional redemption to each holder of record of Series A preferred stock in accordance with the Company’s articles supplementary establishing the terms of the Series A preferred stock and the merger agreement. At the merger effective time, each share of Series A preferred stock (other than shares owned by Parent, Merger Sub I, or any subsidiary of Parent, the Company or Merger Sub I immediately prior to the merger effective time, which we refer to as “excluded Series A preferred shares”) issued and outstanding immediately prior to the merger effective time will be automatically converted into the right to receive the redemption price per share equal to an amount in cash equal to $25.00 plus accrued and unpaid dividends, if any, to and including the closing date, without interest. Excluded Series A preferred shares will automatically be cancelled and retired and will cease to exist with no consideration being delivered in exchange therefor.
Series B Preferred Stock
No later than 20 business days prior to the anticipated closing date (as determined in good faith by our board of directors), the Company will provide a notice of fundamental change to each holder of record of Series B preferred stock in accordance with the Company’s articles supplementary establishing the terms of the Series B preferred stock and the merger agreement. At the merger effective time, each share of Series B preferred stock (other than shares owned by Parent, Merger Sub I or any subsidiary of Parent, the Company or Merger Sub I, which we refer to as the “excluded Series B preferred shares”) issued and outstanding immediately prior to the merger effective time, subject to the terms and conditions set forth in the merger agreement, will be automatically converted into one Series A preferred unit of the Surviving Company. Such Series A preferred units will have terms materially the same as the Series B preferred stock, with changes to such terms as are required pursuant to and made in compliance with the Company’s articles supplementary establishing the terms of the Series B preferred stock. Excluded Series B preferred shares will automatically be cancelled and retired and will cease to exist with no consideration being delivered in exchange therefor.
Company Options
Immediately prior to the merger effective time, each option to purchase shares of our Class A common stock, which we refer to as a “Company option,” that is outstanding immediately prior to the merger effective time will be cancelled in exchange for a cash payment in an amount equal to (1) the number of shares of common stock subject to such Company option immediately prior to the merger effective time multiplied by (2) the excess (if any) of the merger consideration over the per share exercise price applicable to such Company option (less any applicable income and employment withholding taxes). However, if the exercise price of a Company option exceeds the merger consideration, then such Company option will be cancelled for no consideration.
Restricted Share Awards
Immediately prior to the merger effective time, each award of restricted shares of Class A common stock, which we refer to as a “Company restricted share award,” that is outstanding immediately prior to the merger effective time will be cancelled in exchange for a cash payment in an amount equal to (1) the number of shares of common stock subject to such Company restricted share award immediately prior to the merger effective time multiplied by (2) the merger consideration (less any applicable income and employment withholding taxes).
Performance Units
Immediately prior to the merger effective time, each award of performance units, which we refer to as “Company performance units,” that is outstanding immediately prior to the merger effective time will automatically become earned and vested with respect to that number of shares of Class A common stock subject to such Company performance units (including any related accrued dividend equivalents awarded with respect to Company performance units that were deemed reinvested in additional shares of Class A common stock in accordance with the applicable award agreement governing such units) determined in accordance with the terms of the applicable award agreement, which, in the case of Company performance units that vest based on attainment of total stockholder return, or TSR, goals, is based on the achievement of the applicable performance goals as measured from the beginning of the applicable performance period through the date immediately prior to the closing date, and, in the case of Company performance units that vest based upon the attainment of operating funds from operations goals, is deemed earned at the target number of shares subject to the award (each such earned and vested Company performance unit (including any related dividend equivalents) we refer to as an “earned unit”); provided, however, (i) the Company performance units that vest based upon the attainment of operating funds from operations goals granted in 2020 that are outstanding as of immediately prior to the merger effective time will become earned and vest at the maximum level of performance (unless, prior to the merger effective time, Parent and the Company determine, in good faith and taking into account the effects of the occurrence of the transactions contemplated by the merger agreement, that, on a pro forma basis, the applicable performance goals would be satisfied at less than maximum performance, in which case such Company performance units will vest based on such actual pro forma performance achievement (but in no event less than target performance)), (ii) any Company performance units (including any related dividend equivalents) for which the level of performance has previously been determined and certified prior to the date of the merger agreement and that remain subject to service-based vesting conditions will, effective immediately prior to the merger effective time, automatically vest and be treated for purposes of the merger agreement as an earned unit and (iii) the Company performance units granted to Chad L. Williams that vest based on attainment of TSR goals pursuant to his award agreement that are outstanding as of immediately prior to the merger effective time will be earned and vested at the greater of (x) target level or (y) the level of actual achievement of the applicable performance goals set forth in the applicable award agreement as measured from the beginning of the applicable performance period through the date immediately prior to the closing date. At the merger effective time, the earned units will be cancelled in exchange for a cash payment (without interest) in an amount equal to (1) the number of earned units multiplied by (2) the merger consideration (less any applicable income and employment withholding taxes). Any Company performance units that do not become an earned unit will be cancelled for no consideration immediately prior to the merger effective time. For additional information regarding the amount of payments and benefits that may be paid or become payable to each of the named executive officers in connection with the mergers, including in respect of Company performance units, see “The Mergers — Interests of Our Directors and Executive Officers in the Mergers — Quantification of Potential Payments to Our Named Executive Officers in Connection with the Mergers.”
Deferred Share Units
All Company equity-based awards deferred under, and all accounts that represent amounts notionally invested in shares of Class A common stock under, the Company’s deferred compensation plan, which we refer to as the “Company deferred share units,” and any accrued dividend equivalents in participant accounts under the deferred compensation plan, will become vested and, at the merger effective time, all Company deferred share units will be adjusted and converted into a right of the holder to have allocated to the holder’s account under the deferred compensation plan an amount denominated in cash equal to the product of (1) the number of Company deferred share units and (2) the merger consideration, and will no longer represent a right to receive a number of shares of common stock or cash equal to or based on the value of a number of shares of common stock.
LTIP Units
As required by the merger agreement, we will exercise our right to convert each vested Class O LTIP unit of limited partnership interest in the Partnership, which we refer to as “LTIP units,” into a number of Class A units of limited partnership interest in the Partnership, which we refer to as “Class A partnership units,” determined in accordance with the partnership agreement, effective immediately prior to the partnership merger effective time, and each such Class A partnership unit will be treated as described below.
Treatment of Interests in the Partnership (page 83)
In connection with the partnership merger, each Class A unit of the Partnership (including each LTIP unit, which will be converted, prior to the partnership merger effective time, into a Class A partnership unit as described above), which we refer to as a “Class A partnership unit,” issued and outstanding immediately prior to the partnership merger effective time (other than (1) Class A partnership units owned by the Company or any wholly-owned subsidiary of the Company, which Class A partnership units will be unaffected by the partnership merger and will remain outstanding as partnership units of the Surviving Partnership held by the Company or the relevant wholly-owned subsidiary, and (2) Class A partnership units owned by Parent, Merger Sub II or any of their respective wholly-owned subsidiaries, which will automatically be cancelled and will cease to exist with no consideration being delivered or deliverable in exchange therefor) will automatically be converted into, and cancelled in exchange for, the right to receive the merger consideration. As discussed above, if we declare a distribution reasonably necessary to maintain our status as a REIT under the Code, or to avoid the payment of income or excise tax as permitted under the merger agreement, the merger consideration will be decreased by an amount equal to the per share amount of such distribution. We refer to each holder of Class A partnership units (including LTIP units, which will be converted prior to the partnership merger effective time into Class A partnership units), other than the Company, any wholly-owned subsidiary of the Company, Parent, Merger Sub I, Merger Sub II or any wholly-owned subsidiary of the Surviving Company, Parent or Merger Sub II, as a “minority limited partner.”
Alternatively, in lieu of the merger consideration, each minority limited partner will be afforded the opportunity to elect to retain all or a portion of such minority limited partner’s Class A partnership units (including LTIP units, which will be converted prior to the partnership merger effective time into Class A partnership units as described above). Separate materials will be sent to the minority limited partners regarding this election. This proxy statement does not constitute any solicitation of consents in respect of the partnership merger, and does not constitute an offer to exchange or retain the Class A partnership units (including the LTIP units, which will be converted prior to the partnership merger effective time into Class A partnership units as described above).

Financing (page 64)
In connection with the closing of the mergers, Parent will cause an aggregate of approximately $6.2 billion to be paid to the holders of our common stock, including holders of Company equity awards, and the minority limited partners (assuming none of the minority limited partners elects to retain Class A partnership units in the Surviving Partnership, other than Chad L. Williams and certain of his affiliates who have agreed to retain 5,489,898 Class A partnership units, as described in “The Mergers — Interests of Our Directors and Executive Officers in the Mergers — Williams Letter Agreement”). As described under “The Merger Agreement — Treatment of Common Stock, Preferred Stock and Equity Awards,” Parent will also cause approximately $107 million (plus accrued and unpaid dividends to and including the closing date) to be paid to the holders of our Series A preferred stock. In addition, Parent has informed us that in connection with the closing of the mergers, Parent expects to cause our outstanding unsecured senior notes to be redeemed, and our term loans and the outstanding indebtedness under our revolving credit facility to be prepaid in full. Parent has also informed us that it expects our finance leases to be repaid or remain outstanding and that it expects our unconsolidated joint venture secured credit facility to remain outstanding at the closing of the mergers. As of March 31, 2021, we had approximately $1.8 billion in aggregate principal amount of consolidated indebtedness under our unsecured senior notes, term loans and revolving credit facility and $43 million in aggregate principal amount of consolidated indebtedness under our finance leases. As of March 31, 2021, our share of unconsolidated joint venture secured debt was approximately $46.8 million.
Parent has informed us that it has received, in connection with the mergers, (i) a debt commitment letter from Citigroup Global Markets Inc., Barclays Capital Real Estate Inc., Deutsche Bank AG, New York Branch and Goldman Sachs Bank USA providing for debt financing in an aggregate amount of up to approximately $5.0 billion to be funded at the closing of the mergers and up to $800 million which Parent may draw upon following the closing of the mergers subject to certain conditions (which we refer to collectively as the “property financing”) and (ii) an amended and restated debt commitment letter from Citigroup Global Markets Inc., Citibank, N.A., Barclays Bank plc, Deutsche Bank Securities Inc., Deutsche Bank AG, New York Branch, Goldman Sachs Bank USA and JPMorgan Chase Bank N.A. providing for a revolving facility in an aggregate amount of $900 million (which we refer to as the “revolving credit facility”) and that it may seek to obtain additional debt financing in connection with the mergers. In addition, it is expected that the Sponsors and their affiliates will contribute equity to Parent for the purpose of funding the acquisition costs (including the merger consideration) that are not covered by such debt financing.
Parent has informed us that in addition to the payment of the merger consideration, the funds to be obtained from the debt and equity financing may be used for purposes such as reserves, the refinancing of certain of our existing debt, paying carrying costs with respect to the properties, funding working capital requirements, and for other costs and expenses related to the financing and the mergers. Parent has informed us that it currently believes that the funds to be borrowed under the debt financing would be secured by, among other things, (i) with respect to the property financing, a mortgage lien on certain properties which are wholly owned and/or ground leased by us, certain escrows and reserves and such other pledges and security required by the lenders to secure and perfect their interests in the applicable collateral and (ii) with respect to the revolving credit facility, subject to customary exceptions, a pledge of 100% of the capital stock of material first-tier subsidiaries that directly or indirectly own unencumbered real estate assets or land, in each case, located in the United States, and that such debt financings would be conditioned on the mergers being completed and other customary conditions for similar financings.
The merger agreement does not contain a financing condition or a “market MAC” condition to the closing of the mergers. For more information, see “The Merger Agreement — Financing Cooperation” and “The Merger Agreement — Conditions to the Mergers.”
Interests of Our Directors and Executive Officers in the Mergers (page 65)
Our directors and executive officers have certain interests in the mergers that are different from, or in addition to, the interests of our stockholders generally. See “The Mergers — Interests of Our Directors and Executive Officers in the Mergers” for information about interests that our directors and executive officers have in the mergers that are different than yours.

Company Acquisition Proposals and Obligations of the Board of Directors with Respect to Its Recommendation (page 96)
The “Go-Shop” Period: Solicitation of Company Acquisition Proposals
Until 11:59 p.m. (New York City time) on July 17, 2021, which we refer to as the “no-shop period start date,” we and our subsidiaries and representatives had the right to solicit, initiate, encourage or facilitate any inquiry, discussion, offer, request or proposal that constitutes, or could reasonably be expected to lead to, a Company acquisition proposal, including providing non-public information and data regarding the Company to any person pursuant to an acceptable confidentiality agreement, and engage in any discussions or negotiations with any persons and their respective representatives with respect to a Company acquisition proposal or potential Company acquisition proposal or interest or potential interest with respect thereto, or otherwise cooperate with, assist or participate in, or facilitate any inquiries. Within one business day after the no-shop period start date, the Company was required to notify Parent of the identity of each person from whom the Company received a Company acquisition proposal during such period, including any excluded parties as described below, and provide a copy of such Company acquisition proposal and any other written terms or proposals. The Company and its subsidiaries and their respective representatives may continue to engage in the activities described above with respect to any excluded party until 11:59 p.m. (New York City time) on July 27, 2021 subject to extension in certain circumstances as described under “The Merger Agreement — Company Acquisition Proposals and Obligations of the Board of Directors with Respect to Its Recommendation.” An “excluded party” is a person or group of persons from whom we or any of our representatives have received a written bona fide Company acquisition proposal after the date of the merger agreement and prior to the no-shop period start date that our board of directors determined in good faith prior to the no-shop period start date (after consultation with its outside counsel and its financial advisor) constitutes or could reasonably be expected to lead to a superior proposal. We refer to such Company acquisition proposal as a “qualified proposal.”
The “No-Shop” Period: No Solicitation of Company Acquisition Proposals
Under the terms of the merger agreement, from and after the no-shop period start date, other than as permitted with respect to excluded parties as described above, we have agreed to cease any solicitations, discussions, negotiations or communications with any person with respect to any Company acquisition proposal and not to solicit, initiate, knowingly encourage or knowingly facilitate any inquiry, discussion, offer, request or proposal that constitutes, or could reasonably be expected to lead to, a Company acquisition proposal, and, subject to certain exceptions, we are not permitted to enter into discussions or negotiations concerning, or provide non-public information to a third party in connection with, any Company acquisition proposals. However, we may, prior to obtaining the requisite vote of our common stockholders to approve the merger proposal, engage in discussions or negotiations and provide non-public information to a third party which has made an unsolicited written bona fide Company acquisition proposal if the Company’s board of directors determines in good faith, after consultation with outside legal counsel and financial advisors, that such Company acquisition proposal constitutes, or could reasonably be expected to lead to, a superior proposal.
Prior to obtaining the requisite vote of our common stockholders to approve the merger proposal, the Company’s board of directors may, in certain circumstances, effect an adverse recommendation change (as defined under “The Merger Agreement — Obligation of the Board of Directors with Respect to Its Recommendation”), subject to complying with specified notice requirements to Parent and other conditions set forth in the merger agreement.
Conditions to the Mergers (page 105)
Completion of the mergers depends upon the satisfaction or waiver of a number of conditions, including, among others, that:
•
the merger proposal must be approved by the affirmative vote of the holders of our common stock entitled to cast a majority of all the votes entitled to be cast on the matter;

•
no governmental entity of competent jurisdiction has enacted, issued, promulgated, enforced or entered any law or order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the mergers illegal or otherwise restricting, preventing or prohibiting the consummation of the mergers;
•
our and the Partnership’s and Parent’s, Merger Sub I’s and Merger Sub II’s respective representations and warranties in the merger agreement must be true and correct in the manner described under “The Merger Agreement — Conditions to the Mergers”;

•
we and the Partnership and Parent, Merger Sub I and Merger Sub II must have performed and complied, in all material respects, with our and their respective obligations, agreements and covenants required by the merger agreement to be performed or complied with on or prior to the closing date;

•
Parent and Merger Sub I must have received a tax opinion of our counsel, Hogan Lovells US LLP or Paul, Weiss, Rifkind, Wharton & Garrison LLP, or such other law firm as may be reasonably approved by Parent, dated as of the closing date, concluding (subject to customary assumptions, qualifications and representations, including representations made by us and our subsidiaries in a tax representation letter provided by us in connection with the issuance of such opinion) that we (and our historical predecessor prior to our initial public offering) have been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code for all taxable periods commencing with our taxable year ended December 31, 2009 through and including the taxable year that ends on the closing date of the merger; and

•
from the date of the merger agreement through the closing date, there must not have occurred a change, event, state of facts or development which has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on us.

Termination of the Merger Agreement (page 106)
We and Parent may mutually agree to terminate and abandon the merger agreement at any time prior to the closing date, even after we have obtained the requisite vote of our common stockholders to approve the merger proposal.
Termination by either the Company or Parent
In addition, we, on the one hand, or Parent, on the other hand, may terminate and abandon the merger agreement by written notice to the other at any time prior to the closing date, even after we have obtained the requisite vote of our common stockholders to approve the merger proposal, if:
•
any governmental entity of competent authority has issued an order, decree or ruling or taken any other action in each case permanently restraining, enjoining or otherwise prohibiting the mergers substantially on the terms contemplated by the merger agreement and such order, decree, ruling or other action has become final and non-appealable, provided, that the right to terminate the merger agreement pursuant to this bullet point is not available to a party if the issuance of such final, non-appealable order, decree or ruling or taking of such other action was primarily due to the failure of us or the Partnership, in the case of termination by us, or Parent, Merger Sub I or Merger Sub II, in the case of termination by Parent, to perform any of its obligations under the merger agreement;

•
the mergers have not been consummated on or before December 7, 2021, provided that the right to terminate the merger agreement under this bullet point is not available to us, if the Company or the Partnership, or to Parent, if Parent, Merger Sub I or Merger Sub II, as applicable, has breached in any material respect its obligations under the merger agreement in any manner that has caused or resulted in the failure to consummate the mergers on or before December 7, 2021; or

•
the requisite vote of our common stockholders to approve the merger proposal has not been obtained at the duly held special meeting or any adjournment or postponement thereof at which the merger is voted on.

Termination by the Company
We may also terminate and abandon the merger agreement by written notice to Parent at any time prior to the closing date, even after we have obtained the requisite vote of our common stockholders to approve the merger proposal, if:

•
prior to obtaining the requisite vote of our common stockholders to approve the merger proposal, our board of directors effects an adverse recommendation change in accordance with the requirements described under “The Merger Agreement — Obligation of the Board of Directors with Respect to Its Recommendation” and has approved, and concurrently with the termination under the provision described in this bullet point, we enter into, a definitive agreement providing for the implementation of a superior proposal that did not result from a breach of our obligations described under “The Merger Agreement — The “No-Shop” Period: No Solicitation of Company Acquisition Proposals,” provided that we will have previously or concurrently paid the Company termination fee and such termination will not be effective until we have paid the Company termination fee (as described under “The Merger Agreement — Termination Fees”);

•
Parent, Merger Sub I or Merger Sub II has breached or failed to perform any of its representations, warranties, covenants or other agreements contained in the merger agreement such that a closing condition relating to its representations, warranties, covenants or agreements would be incapable of being satisfied by December 7, 2021, provided that neither we nor the Partnership have breached or failed to perform any of our or its representations, warranties, covenants or other agreements contained in the merger agreement in any material respect; or

•
all of the following requirements are satisfied:

•
all of the mutual conditions to the parties’ obligations to effect the mergers and the additional conditions to the obligations of Parent, Merger Sub I and Merger Sub II to effect the mergers have been satisfied or waived by Parent (other than those conditions that by their nature are to be satisfied at the closing of the mergers, provided that such conditions to be satisfied at the closing of the mergers would be satisfied as of the date of the notice referenced in the immediately following bullet point if the closing of the mergers were to occur on the date of such notice);

•
on or after the date the closing of the mergers should have occurred pursuant to the merger agreement, we have delivered written notice to Parent to the effect that all of the mutual conditions to the parties’ obligations to effect the mergers and the additional conditions to the obligations of Parent, Merger Sub I and Merger Sub II to effect the mergers have been satisfied or waived by Parent (other than those conditions that by their nature are to be satisfied at the closing of the mergers, provided that such conditions to be satisfied at the closing of the mergers would be satisfied as of the date of such notice if the closing of the mergers were to occur on the date of such notice) and we and the Partnership are prepared to consummate the closing of the mergers; and

•
Parent, Merger Sub I and Merger Sub II fail to consummate the closing of the mergers on or before the third business day after delivery of the notice referenced in the immediately preceding bullet point, and we and the Partnership were prepared to consummate the closing of the mergers during such three business day period.

Termination by Parent
Parent may also terminate and abandon the merger agreement by written notice to us at any time prior to the closing date, even after we have obtained the requisite vote of our common stockholders to approve the merger proposal, if:
•
we or the Partnership have breached or failed to perform any of our or the Partnership’s representations, warranties, covenants or other agreements contained in the merger agreement such that the closing conditions relating to our and the Partnership’s representations, warranties, covenants or agreements would be incapable of being satisfied by December 7, 2021, provided that neither Parent, Merger Sub I nor Merger Sub II has breached or failed to perform any of its representations, warranties, covenants or other agreements contained in the merger agreement in any material respect; or

•
(1) our board of directors has effected, or resolved to effect, an adverse recommendation change, (2) we have failed to publicly recommend against any tender offer or exchange offer subject to Regulation 14D under the Securities Exchange Act of 1934, as amended, which we refer to as the

“Exchange Act,” that constitutes a Company acquisition proposal (including, for these purposes, by taking no position with respect to the acceptance of such tender offer or exchange offer by the Company’s stockholders) within ten business days after the commencement of such tender offer or exchange offer, (3) our board of directors has failed to publicly reaffirm its recommendation to our common stockholders to approve the merger proposal within ten business days after the date a Company acquisition proposal shall have been publicly announced (or if the special meeting is scheduled to be held within ten business days from the date a Company acquisition proposal is publicly announced, promptly and in any event prior to the date on which the special meeting is scheduled to be held) or (4) we enter into a letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, share purchase agreement, asset purchase agreement, share exchange agreement, option agreement or other similar definitive agreement providing for or relating to a Company acquisition proposal or requiring us or the Partnership to abandon, terminate or fail to consummate the transactions contemplated by the merger agreement (other than an acceptable confidentiality agreement).
Termination Fees (page 108)
Termination Fee Payable by the Company
We have agreed to pay a termination fee as directed by Parent of $220 million, which we refer to as the “Company termination fee,” if:
•
Parent terminates the merger agreement pursuant to the provision described in the second bullet point under “The Merger Agreement — Termination of the Merger Agreement — Termination by Parent”;

•
we terminate the merger agreement pursuant to the provision described in the first bullet point under “The Merger Agreement — Termination of the Merger Agreement — Termination by the Company”; or

•
all of the following requirements are satisfied:

•
we or Parent terminate the merger agreement pursuant to the provisions described in the second bullet point or the third bullet point under “The Merger Agreement — Termination of the Merger Agreement — Termination by either the Company or Parent” or Parent terminates the merger agreement pursuant to the provision described in the first bullet point under “The Merger Agreement — Termination of the Merger Agreement — Termination by Parent”; and

•
(1) a Company acquisition proposal has been received by us or our representatives or any person has publicly proposed or publicly announced an intention (whether or not conditional) to make a Company acquisition proposal (and, in the case of a termination pursuant to the provision described in the third bullet point under “The Merger Agreement — Termination of the Merger Agreement — Termination by either the Company or Parent,” such Company acquisition proposal or publicly proposed or announced intention was made prior to the special meeting) and (2) within twelve months after a termination referred to in the immediately preceding sub-bullet point we enter into a definitive agreement relating to, or consummate, any Company acquisition proposal (with, for purposes of this clause (2), the references to “15%” in the definition of “Company acquisition proposal” being deemed to be references to “50%”).

However, the Company termination fee will equal $128 million if the merger agreement is terminated by us pursuant to the provisions described in the first bullet point under “The Merger Agreement — Termination of the Merger Agreement — Termination by the Company” prior to 11:59 p.m. (New York City time) on July 27, 2021, subject to extension in certain circumstances as described under “The Merger Agreement — Company Acquisition Proposals and Obligations of the Board of Directors with Respect to Its Recommendation” in order to enter into a definitive agreement with an excluded party providing for the implementation of a superior proposal (which we refer to as an “excluded party termination”).
However in certain circumstances such a person or group will cease to be an excluded party, as is described under “The Merger Agreement — Termination Fees — Termination Fee Payable by the Company.”

Termination Fee Payable by Parent
Parent has agreed to pay to us a termination fee of $805 million, which we refer to as the “Parent termination fee,” if we terminate the merger agreement pursuant to the provisions described in the second or third bullet point under “The Merger Agreement — Termination of the Merger Agreement — Termination by the Company,” or in the event that Parent terminates the merger agreement if the mergers have not been consummated on or before December 7, 2021, and we were then entitled to terminate the merger agreement pursuant to the second or third bullet point under “The Merger Agreement — Termination of the Merger Agreement — Termination by the Company.”
Guaranty and Remedies (page 109)
In connection with the merger agreement, the Sponsors entered into guaranties in our favor to guarantee Parent’s payment obligations with respect to the Parent termination fee and certain expense reimbursement and indemnification obligations of Parent under the merger agreement, subject to the terms and limitations set forth in the guaranties.
The maximum aggregate liability of each Sponsor under its respective guaranty will not exceed $402.5 million, plus all reasonable and documented third party costs and out-of-pocket expenses (including reasonable fees of counsel) actually incurred by us relating to any litigation or other proceeding brought by us to enforce our rights under the guaranty, if we prevail in such litigation or proceeding.
We and the Partnership cannot seek specific performance to require Parent, Merger Sub I or Merger Sub II to complete the mergers and, subject to limited exceptions, including with respect to enforcing confidentiality provisions and certain expense reimbursement and indemnification obligations of Parent, our sole and exclusive remedy against Parent, Merger Sub I or Merger Sub II relating to any breach of the merger agreement or otherwise will be the right to receive the Parent termination fee under the conditions described under “The Merger Agreement — Termination Fees — Termination Fee Payable by Parent.” Parent, Merger Sub I and Merger Sub II may, however, seek specific performance to require us and the Partnership to complete the mergers.
Regulatory Matters (page 72)
We are unaware of any material federal, state or foreign regulatory requirements or approvals that are required for the execution of the merger agreement or the completion of either the merger or the partnership merger, other than the acceptance for record of the articles of merger with respect to the merger by the State Department of Assessments and Taxation of Maryland, and the filing of the certificates of merger with respect to each of the merger and the partnership merger with the Secretary of State of the State of Delaware.
No Dissenters’ Rights of Appraisal (page 114)
We are organized as a corporation under Maryland law. Under the Maryland General Corporation Law, because shares of our Class A common stock were listed on the NYSE on the record date for determining stockholders entitled to vote at the virtual special meeting, our common stockholders do not have any appraisal rights, dissenters’ rights or the rights of an objecting stockholder in connection with the merger. In addition, holders of our stock may not exercise any appraisal rights, dissenters’ rights or the rights of an objecting stockholder to receive the fair value of the stockholder’s shares in connection with the merger because, as permitted by the Maryland General Corporation Law, our charter provides that stockholders are not entitled to exercise such rights unless our board of directors, upon the affirmative vote of a majority of the board, determines that the rights apply. Our board of directors has made no such determination. However, our common stockholders can vote against the merger proposal.
Litigation Related to the Mergers (page 72)
Two putative stockholder lawsuits, captioned Stein v. QTS Realty Trust, Inc., et al. (filed July 9, 2021, Southern District of New York) and Waterman v. QTS Realty Trust, Inc. et al., (filed July 15, 2021, Southern District of New York), have been filed against the Company and the individual members of the Company’s board. The complaints assert claims for violation of Section 14(a) and Rule 14a-9 promulgated under the Exchange Act based on allegations that the preliminary proxy statement on Schedule 14A filed by the Company with the SEC on July 8, 2021 omits certain material information. The complaints also assert control person claims under Section 20(a) of the Exchange Act against the Company’s board.
Among other remedies, the plaintiffs in such matters are seeking to enjoin the mergers. The results of complex legal proceedings are difficult to predict, and could delay or prevent the mergers from becoming effective in a timely manner. Although the ultimate outcome of these matters cannot be predicted with certainty, the Company believes that these lawsuits are without merit and intends to defend against these actions vigorously.
Material U.S. Federal Income Tax Consequences (page 72)
Your receipt of the merger consideration for your shares of common stock pursuant to the merger will be treated for U.S. federal income tax purposes as a taxable sale of your common stock (except in the case of certain non-U.S. stockholders noted below). Generally, for U.S. federal income tax purposes, you will recognize gain or loss as a result of the merger measured by the difference, if any, between the merger consideration you receive and your adjusted tax basis in your shares. However, under certain circumstances, we may be required to withhold a portion of your merger consideration under applicable tax laws, and we intend to withhold a portion of the merger consideration paid to certain non-U.S. stockholders (who could be treated as having “effectively connected income” subject to U.S. federal income tax) to the extent required under the Foreign Investment in Real Property Tax Act, which we refer to as “FIRPTA.” The consequences of the merger for the holders of our shares of preferred stock that are exchanged in the merger will be essentially the same as for the holders of shares of our common stock — they will recognize gain or loss as a result of the merger measured by the difference, if any, between the merger consideration that they receive and their adjusted tax basis in their shares. Tax matters can be complicated, and the tax consequences of the merger to you will depend on your particular tax situation. We encourage you to consult your tax advisor regarding the tax consequences of the merger to you. For further discussion, see “The Mergers — Material U.S. Federal Income Tax Consequences.”
Delisting and Deregistration of Our Class A Common Stock and Preferred Stock (page 78)
If the merger is completed, our Class A common stock and our preferred stock will no longer be traded on the NYSE and will be deregistered under the Exchange Act.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGERS
The following questions and answers address briefly some questions you may have regarding the special meeting and the proposed mergers. These questions and answers may not address all questions that may be important to you as a stockholder. Please refer to the more detailed information contained elsewhere in this proxy statement, as well as the additional documents to which it refers or which it incorporates by reference, including the merger agreement, a copy of which is attached to this proxy statement as Annex A.
Q:
What is the proposed transaction?

A:
The proposed transaction is the acquisition of the Company and its subsidiaries, including the Partnership, by affiliates of Blackstone pursuant to the merger agreement. After the merger proposal has been approved by our common stockholders and the other closing conditions under the merger agreement have been satisfied or waived, Merger Sub II will be merged with and into the Partnership, with the Partnership continuing as the Surviving Partnership. Immediately following the partnership merger effective time, QTS Realty Trust, Inc. will merge with and into Merger Sub I, with Merger Sub I continuing as the Surviving Company. The mergers will occur at the times provided in the merger agreement. For additional information about the mergers, please review the merger agreement attached to this proxy statement as Annex A and incorporated by reference into this proxy statement. We encourage you to read the merger agreement carefully and in its entirety, as it is the principal document governing the mergers.

Q:
As a common stockholder, what will I receive in the merger?

A:
For each outstanding share of Class A common stock that you own immediately prior to the merger effective time, you will receive $78.00 in cash, without interest and less any applicable withholding taxes. Each share of Class B common stock issued and outstanding immediately prior to the merger effective time will also be converted into the right to receive $78.00 in cash, without interest and less any applicable withholding taxes.

Q:
Will I receive any regular quarterly dividends with respect to the common stock that I own?

A:
On May 6, 2021, our board of directors declared a regular quarterly dividend of $0.50 per share of common stock for the quarter ended June 30, 2021, which was paid on July 7, 2021 to common stockholders of record at the close of business on June 18, 2021. Under the terms of the merger agreement, we are permitted to continue to pay regular quarterly distributions on our common stock at a rate not to exceed $0.50 per share per quarter. We are also permitted to authorize, declare and pay any dividends to the holders of our common stock during the term of the merger agreement that are reasonably required to maintain our status as a REIT under the Code or to avoid the payment of income or excise tax (with any such additional required dividend resulting in a corresponding decrease to the merger consideration).

Q:
What will happen to my options, restricted share awards, performance units, deferred share units and LTIP units?

A:
Company Options.   Immediately prior to the merger effective time, each Company option that is outstanding immediately prior to the merger effective time will be cancelled in exchange for a cash payment in an amount equal to (1) the number of shares of common stock subject to the Company option immediately prior to the merger effective time multiplied by (2) the excess (if any) of the merger consideration over the per share exercise price applicable to the Company option (less any applicable income and employment withholding taxes). However, if the exercise price of a Company option exceeds the merger consideration, then such Company option will be cancelled for no consideration.

Restricted Share Awards.   Immediately prior to the merger effective time, each Company restricted share award that is outstanding immediately prior to the merger effective time will be cancelled in exchange for a cash payment in an amount equal to (1) the number of shares of common stock subject to the Company restricted share award immediately prior to the merger effective time multiplied by (2) the merger consideration (less any applicable income and employment withholding taxes).

Performance Units.   Immediately prior to the merger effective time, each Company performance unit that is outstanding immediately prior to the merger effective time will automatically become earned and vested with respect to that number of shares of common stock subject to such Company performance unit (including any related accrued dividend equivalents awarded with respect to Company performance units that were deemed reinvested in additional shares of common stock in accordance with the applicable award agreement governing such units) determined in accordance with the terms of the applicable award agreement, which, in the case of performance units that vest based on attainment of TSR goals, is based on the achievement of the applicable performance goals as measured from the beginning of the applicable performance period through the date immediately prior to the closing date, and, in the case of Company performance units that vest based upon the attainment of operating funds from operations goals, is deemed earned at the target number of shares subject to the award (each such earned and vested Company performance unit (including any related dividend equivalents) we refer to as an “earned unit”); provided, however, (i) the Company performance units that vest based upon the attainment of operating funds from operations goals granted in 2020 that are outstanding as of immediately prior to the merger effective time will become earned and vest at the maximum level of performance (unless, prior to the merger effective time, Parent and the Company determine, in good faith and taking into account the effects of the occurrence of the transactions contemplated by the merger agreement, that, on a pro forma basis, the applicable performance goals would be satisfied at less than maximum performance, in which case such Company performance units will vest based on such actual pro forma performance achievement (but in no event less than target performance)), (ii) any Company performance units (including any related dividend equivalents) for which the level of performance has previously been determined and certified prior to the date of the merger agreement and that remain subject to service-based vesting conditions will, effective immediately prior to the merger effective time, automatically vest and be treated for purposes of the merger agreement as an earned unit and (iii) the Company performance units granted to Chad L. Williams that vest based on attainment of TSR goals pursuant to his award agreement that are outstanding as of immediately prior to the merger effective time will be earned and vested at the greater of (x) target level or (y) the level of actual achievement of the applicable performance goals set forth in the applicable award agreement as measured from the beginning of the applicable performance period through the date immediately prior to the closing date. At the merger effective time, the earned units will be cancelled in exchange for a cash payment (without interest) in an amount equal to (1) the number of earned units multiplied by (2) the merger consideration (less any applicable income and employment withholding taxes). Any Company performance units that do not become an earned unit will be cancelled for no consideration immediately prior to the merger effective time.
Deferred Share Units.   All Company deferred share units, and any accrued dividend equivalents in participant accounts under the deferred compensation plan, will become vested and, at the merger effective time, all Company deferred share units will be adjusted and converted into a right of the holder to have allocated to the holder’s account under the deferred compensation plan an amount denominated in cash equal to the product of (1) the number of Company deferred share units and (2) the merger consideration and will no longer represent a right to receive a number of shares of common stock or cash equal to or based on the value of a number of shares of common stock.
LTIP Units.   As required by the merger agreement, we will exercise our right to convert each vested LTIP unit into a number of Class A partnership units determined in accordance with the partnership agreement, effective immediately prior to the partnership merger effective time, and each such Class A partnership unit will be treated as a Class A partnership unit as described below.
For additional information regarding the amount of payments and benefits that may be paid or become payable to each of the named executive officers in connection with the mergers, including in respect of outstanding equity awards and outstanding options, see “The Mergers — Interests of Our Directors and Executive Officers in the Mergers — Quantification of Potential Payments to Our Named Executive Officers in Connection with the Mergers.”
Q:
What will happen to the Employee Stock Purchase Plan in the mergers?

A:
Effective as of June 7, 2021, the offering period that was in effect under the 2020 Amended and Restated Company Employee Stock Purchase Plan, which we refer to as the “ESPP,” was suspended and amounts credited to the accounts of ESPP participants were refunded. The ESPP will terminate immediately prior to the merger effective time, contingent upon the consummation of the mergers.
Q:
When do you expect the mergers to be completed?

A:
If our common stockholders vote to approve the merger proposal, and assuming that the other conditions to the mergers are satisfied or waived, it is anticipated that the mergers will be completed in the third quarter of 2021. Pursuant to the merger agreement, the closing of the mergers will take place on the third business day after satisfaction or waiver of the conditions to the mergers described under “The Merger Agreement — Conditions to the Mergers” (other than those conditions that by their nature are to be satisfied or waived at the closing of the mergers, but subject to the satisfaction or waiver of such conditions) or at such other date as mutually agreed by the parties to the merger agreement. For further information regarding the timing of the closing of the mergers, see “The Merger Agreement — Effective Times; Closing Date.”

Q:
What happens if the mergers are not completed?

A:
If the merger proposal is not approved by our common stockholders, or if the mergers are not completed for any other reason, our common stockholders will not receive any payment for their common stock pursuant to the merger agreement. Instead, QTS Realty Trust, Inc. will remain a public company, our Class A common stock will continue to be registered under the Exchange Act and listed on the NYSE, and our common stock, restricted share awards, preferred stock, options, performance units, deferred share units and partnership interests in QualityTech, LP will remain outstanding. Upon a termination of the merger agreement, under certain circumstances, we will be required to pay Parent the Company termination fee. In certain other circumstances, Parent will be required to pay us the Parent termination fee upon termination of the merger agreement.

Q:
If the mergers are completed, how do I obtain the merger consideration for my common stock?

A:
Following the completion of the merger, your shares of common stock will automatically be converted into the right to receive your portion of the merger consideration. Shortly after the merger is completed, you will receive a letter of transmittal describing how you may exchange your shares of common stock for the merger consideration. If your shares of common stock are held in “street name” by your broker, bank or other nominee, you may receive instructions from your broker, bank or other nominee as to what action, if any, you need to take to effect the surrender of your “street name” shares in exchange for the merger consideration.

Q:
If I hold my shares in certificated form, should I send in my share certificates now?

A:
No. Shortly after the merger is completed, you will be sent a letter of transmittal that includes detailed written instructions on how to return your certificates. You must return your certificates in accordance with such instructions in order to receive the merger consideration. PLEASE DO NOT SEND IN YOUR CERTIFICATE(S) NOW.

Q:
When and where is the special meeting?

A:
The special meeting will be held on August 26, 2021 at 9:00 a.m., Eastern Time, in a virtual-only meeting format. To access the virtual special meeting, stockholders should visit www.virtualshareholdermeeting.com/QTS2021SM.

Q:
Who can vote and attend the virtual special meeting?

A:
All holders of record of our common stock as of the record date, which was the close of business on July 15, 2021, are entitled to receive notice of and attend and vote at the virtual special meeting or any postponement or adjournment of the virtual special meeting. Each holder of Class A common stock is entitled to one vote on each matter presented at the special meeting for each share of Class A common stock that such holder owned as of the record date. Each holder of Class B common stock is entitled to 50 votes on each matter presented at the special meeting for each share of Class B common stock that such holder owned as of the record date. All holders of record of our preferred stock at the close of business on the record date are entitled to notice of, but may not vote at, the virtual special meeting.

The vote of the holders of our preferred stock is not required to approve any of the proposals at the special meeting and is not being solicited.
Q:
How do I attend the virtual special meeting?

A:
The special meeting will be held in a virtual-only format on August 26, 2021 at 9:00 a.m., Eastern Time. You will not be able to physically attend the special meeting. To access the virtual meeting, stockholders should visit www.virtualshareholdermeeting.com/QTS2021SM. The special meeting will start promptly at 9:00 a.m., Eastern Time, and online access will begin at 8:45 a.m., Eastern Time. To log in to the virtual meeting, you will be required to enter a control number, included on your proxy card, voting instruction form or other notice that you may receive, which will allow you to participate in the virtual meeting and vote your shares of common stock if you are a stockholder as of the record date. Please contact Investor Relations at (678) 835-4443 or email ir@qtsdatacenters.com if you have any other questions in connection with attending the virtual special meeting.

Q:
What vote of common stockholders is required to approve the merger proposal?

A:
Approval of the merger proposal requires the affirmative vote of the holders of our common stock entitled to cast a majority of all of the votes entitled to be cast on the matter at the special meeting. Because the required vote for this proposal is based on the number of votes our common stockholders are entitled to cast rather than on the number of votes cast, failure to vote your shares (including failure to give voting instructions to your broker, bank or other nominee) and abstentions will have the same effect as voting “AGAINST” the merger proposal.

Q:
What vote of common stockholders is required to approve the advisory compensation proposal?

A:
Approval of the advisory compensation proposal requires the affirmative vote of a majority of the votes cast on the proposal. For the purpose of this proposal, failure to vote your shares (including failure to give voting instructions to your broker, bank or other nominee) and abstentions will have no effect on the proposal.

Q:
What vote of common stockholders is required to approve the adjournment proposal?

A:
Approval of the adjournment proposal requires the affirmative vote of a majority of the votes cast on the proposal. For the purpose of this proposal, failure to vote your shares (including failure to give voting instructions to your broker, bank or other nominee) and abstentions will have no effect on the proposal.

Q:
Why is my vote important?

A:
If you do not authorize your proxy or voting instructions or vote at the virtual special meeting, it will be more difficult for us to obtain the necessary quorum to hold the special meeting. In addition, because the merger proposal must be approved by the affirmative vote of the holders of our common stock entitled to cast a majority of all of the votes entitled to be cast on the matter at the special meeting, your failure to authorize your proxy or voting instructions or to vote at the virtual special meeting will have the same effect as a vote “AGAINST” the approval of the merger proposal.

Q:
How does the merger consideration compare to the market price of the Company’s Class A common stock?

A:
The merger consideration of $78.00 per share represents a premium of approximately 21% over the closing price of our Class A common stock on June 4, 2021, the last trading day prior to the public announcement of the merger agreement, and a premium of approximately 24% over the 90-day volume weighted average share price ended June 4, 2021.

Q:
How does our board of directors recommend that I vote?

A:
Our board of directors recommends that you vote “FOR” the merger proposal, “FOR” the advisory compensation proposal, and “FOR” the adjournment proposal.

Q:
Why am I being asked to consider and cast a vote on the advisory compensation proposal?

A:
The U.S. Securities and Exchange Commission, which we refer to as the “SEC,” has adopted rules that require companies to seek a nonbinding, advisory vote to approve certain compensation that may be paid or become payable to their named executive officers that is based on or otherwise relates to corporate transactions such as the merger.

Q:
What will happen if stockholders do not approve the advisory compensation proposal?

A:
The vote to approve the advisory compensation proposal is a vote separate and apart from the vote to approve the merger proposal. Approval of this proposal is not a condition to completion of the mergers. The vote on this proposal is an advisory vote only, and it is not binding on us or our board of directors. Further, the underlying arrangements are contractual in nature and not, by their terms, subject to stockholder approval. Accordingly, regardless of the outcome of the advisory vote, if the mergers are completed, our named executive officers will be eligible to receive the compensation that may be paid or become payable to them that is based on or otherwise relates to the merger.

Q:
Do any of the Company’s directors and executive officers have any interest in the mergers that is different than mine?

A:
Our directors and executive officers have certain interests in the mergers that are different from, or in addition to, the interests of our stockholders generally. See “The Mergers — Interests of Our Directors and Executive Officers in the Mergers” for information about interests that our directors and executive officers have in the mergers that are different than yours.

Q:
What do I need to do now?

A:
After carefully reading and considering the information contained in this proxy statement and the annexes attached to this proxy statement, please vote your shares or authorize a proxy to vote your shares in one of the ways described below as soon as possible. Holders of our Class A common stock will be entitled to one vote for each share of Class A common stock owned as of the record date. Holders of our Class B common stock will be entitled to 50 votes for each share of Class B common stock owned as of the record date.

Q:
How do I cast my vote?

A:
If you are a common stockholder of record on the record date, you may vote at the virtual special meeting or authorize a proxy to vote your shares at the virtual special meeting. You can authorize your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed, postage-paid envelope, or, if you prefer, by following the instructions on your proxy card for telephonic or Internet proxy authorization. If the telephone or Internet option is available to you, we strongly encourage you to use it because it is faster and less costly. Registered stockholders can transmit their voting instructions by telephone by calling 1-800-690-6903 or on the Internet at www.proxyvote.com. Telephone and Internet voting are available 24 hours a day until 11:59 p.m., Eastern Time, the day immediately prior to the special meeting. Have your proxy card with you if you are going to authorize your proxy by telephone or through the Internet. To authorize your proxy by mail, please complete sign, date and mail your proxy card in the envelope provided.

Q:
How do I cast my vote if my common stock is held of record in “street name”?

A:
If you own common stock through a broker, bank or other nominee (i.e., in “street name”), you must provide voting instructions in accordance with the instructions on the voting instruction card that your broker, bank or other nominee provides to you, since brokers, banks and other nominees do not have discretionary voting authority with respect to any of the proposals described in this proxy statement. If you have not received such voting instructions or require further information regarding such voting instructions, contact your broker, bank or other nominee who can give you directions on how to vote your shares. If you hold your shares through a broker, bank or other nominee you may also vote at the virtual special meeting.

Q:
What will happen if I abstain from voting or fail to vote?

A:
With respect to the merger proposal, if you abstain from voting, fail to cast your vote at the virtual special meeting or by proxy or if you hold your shares in “street name” and fail to give voting instructions to your broker, bank or other nominee, it will have the same effect as a vote “AGAINST” the merger proposal. With respect to the advisory compensation proposal and the adjournment proposal, if you abstain from voting, fail to cast your vote at the virtual special meeting or by proxy or if you hold your shares in “street name” and fail to give voting instructions to your broker, bank or other nominee, it will not have any effect on the outcome of such proposals.
Q:
How will proxy holders vote my common stock?

A:
If you properly authorize a proxy prior to the virtual special meeting, your shares will be voted as you direct. If you authorize a proxy but no direction is otherwise made, your shares will be voted “FOR” the merger proposal, “FOR” the advisory compensation proposal and “FOR” the adjournment proposal. Pursuant to our bylaws, only the matters set forth in the notice of special meeting may be brought before the special meeting.

Q:
What happens if I sell my common stock before the special meeting?

A:
If you held shares of common stock on the record date but transfer them prior to the merger effective time, you will retain your right to vote at the special meeting, but not the right to receive the merger consideration for those shares. The right to receive such consideration when the merger becomes effective will pass to the person who at that time owns the shares you previously owned.

Q:
Can I change my vote after I have mailed my proxy card?

A:
Yes. If you own common stock as a record holder on the record date, you may revoke a previously authorized proxy at any time before it is exercised by filing with our Corporate Secretary a notice of revocation or a duly authorized proxy bearing a later date or by attending and voting at the virtual special meeting. Attendance at the virtual special meeting will not, in itself, constitute revocation of a previously authorized proxy. If you have instructed a broker to vote your shares, the foregoing options for changing your vote do not apply and instead you must follow the instructions received from your broker to change your vote or you may attend and vote at the virtual special meeting.

Q:
Is the merger expected to be taxable to me?

A:
Yes. The receipt of cash in exchange for our common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. You should consult your own tax advisors regarding the particular tax consequences to you of the exchange of our common stock for cash pursuant to the merger in light of your particular circumstances (including the application and effect of any state, local or foreign income and other tax laws). For further discussion, see “The Mergers — Material U.S. Federal Income Tax Consequences.”

Q:
What rights do I have if I oppose the merger?

A:
If you are a common stockholder of record on the record date, you can vote against the merger proposal. You are not, however, entitled to exercise any appraisal rights, dissenters’ rights or the rights of an objecting stockholder to receive the fair value of the stockholder’s shares in connection with the merger because, as permitted by the Maryland General Corporation Law, our charter provides that stockholders are not entitled to exercise any such rights unless our board of directors, upon the affirmative vote of a majority of the entire board, determines that the rights apply. Our board of directors has made no such determination. For more information, see “No Dissenters’ Rights of Appraisal.”

Q:
Where can I find the voting results of the special meeting?

A:
We intend to announce preliminary voting results at the special meeting and publish final results in a Current Report on Form 8-K that will be filed with the SEC following the special meeting. All reports that we file with the SEC are publicly available on the SEC’s website at www.sec.gov when filed.

Q:
Can I participate if I am unable to attend the virtual special meeting?

A:
If you are unable to attend the virtual special meeting, we encourage you to complete, sign, date and return your proxy card, or authorize your proxy or voting instructions by telephone or through the Internet.

Q:
Have any stockholders already agreed to approve the merger?

A:
Yes. Chad L. Williams and the other CW parties entered into a support agreement with Parent pursuant to which the CW parties agreed, among other things, to vote their respective shares of Class A common stock, shares of Class B common stock and units of the Partnership in favor of the adoption of the merger agreement and the approval of the merger or partnership merger, as applicable. As of the date of the support agreement, the CW parties beneficially owned 248,912 shares of Class A common stock and 124,481 shares of Class B common stock, which represent approximately 7.8% of the total combined voting power of our common stock at the special meeting. There are no other agreements between Parent, Merger Sub I, Merger Sub II or other affiliates of Blackstone, on the one hand, and any of our common stockholders, on the other hand, in which a stockholder has agreed to vote in favor of approval of the merger proposal.

Q:
Where can I find more information about the Company?

A:
We file certain information with the SEC, which is available on the SEC’s website at www.sec.gov and on our website at www.qtsdatacenters.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the SEC. You can also request copies of these documents from us. For more information, see “Where You Can Find More Information.”

Q:
Who will solicit and pay the cost of soliciting proxies?

A:
We will bear the cost of solicitation of proxies for the special meeting. Our board of directors is soliciting your proxy on our behalf. In addition to the use of mail, proxies may be solicited by personal interview, telephone, facsimile, e-mail or otherwise, by our directors, officers and other employees. We have engaged MacKenzie Partners, Inc., which we refer to as “MacKenzie Partners,” to assist in the solicitation of proxies for a fee of up to $75,000, plus reimbursement of out-of-pocket expenses. We also will request persons, firms and corporations holding shares in their names, or in the names of their nominees, that are beneficially owned by others to send or cause to be sent proxy materials to, and obtain proxies from, such beneficial owners and will reimburse such holders for their reasonable expenses in so doing.

Q:
Who can help answer my other questions?

A:
If after reading this proxy statement you have more questions about the special meeting or the mergers, you should contact us at:

QTS Realty Trust, Inc.
12851 Foster Street
Overland Park, Kansas 66213
Attention: Investor Relations
(678) 835-4443
You may also contact MacKenzie Partners, our proxy solicitor, as follows:
MacKenzie Partners, Inc.
Email: proxy@mackenziepartners.com
Toll-Free: (800) 322-2885
If your broker holds your shares, you should also contact your broker for additional information.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement and the documents that we incorporate by reference herein contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended (which we refer to as the “Securities Act”), and Section 21E of the Exchange Act). Also, documents we subsequently file with the SEC and incorporate by reference may contain forward-looking statements. These forward-looking statements include, among others, statements about the expected benefits of the mergers, the expected timing and completion of the mergers and the future business, performance and opportunities of the Company. Forward-looking statements involve numerous risks and uncertainties, and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods which may be incorrect or imprecise, and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). Forward-looking statements generally can be identified by the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “foresee,” “looking ahead,” “is confident,” “should,” “will,” “predicted,” “likely,” or similar words or phrases intended to identify information that is not historical in nature. Forward-looking statements are based on expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include, without limitation:
•
risks associated with our ability to obtain the stockholder approval required to consummate the merger and the risk that the closing of the mergers will not occur within the expected timeframe or at all;

•
unanticipated difficulties or expenditures relating to the mergers;

•
the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement;

•
the outcome of any legal proceedings that have been or may be instituted against the parties and others related to the merger agreement;

•
unanticipated difficulties or expenditures relating to the transaction, the response of business partners and competitors to the announcement of the transaction and/or potential difficulties in employee retention as a result of the announcement and pendency of the transaction;

•
our exclusive remedy against the counterparties to the merger agreement with respect to any breach of the merger agreement being to seek payment by Parent of a termination fee in the amount of $805 million (which amount is guaranteed by the Sponsors), which may not be adequate to cover our damages;

•
our restricted ability to pay dividends to the holders of our common stock pursuant to the merger agreement;

•
risks related to the COVID-19 pandemic, including, but not limited to, the risk of business and/or operational disruptions, disruption of our customers’ businesses that could affect their ability to make rental payments to us, supply chain disruptions and delays in the construction or development of our data centers;

•
defaults on, or termination or non-renewal of, leases by customers;

•
global, national and local economic conditions;

•
adverse economic or real estate developments in the Company’s markets or the technology industry;

•
the increasingly competitive environment in which we operate;

•
volatility in the securities markets;

•
difficulties in identifying properties to acquire and completing acquisitions;

•
our failure to successfully develop, redevelop and operate acquired properties or lines of business;

•
significant increases in construction and development costs;

•
risks related to our international operations;

•
decreased rental rates or increased vacancy rates;

•
increased interest rates and operating costs, including increased energy costs;

•
financing risks, including our failure to obtain necessary outside financing;

•
dependence on third parties to provide Internet, telecommunications and network connectivity to our data centers;

•
maintenance of our REIT status under the Code;

•
environmental uncertainties and risks related to natural disasters;

•
obsolescence or reduction in marketability of our infrastructure due to changing industry demands;

•
risks associated with security breaches at our facilities or affecting our networks;

•
financial market fluctuations;

•
changes in real estate and zoning laws, revaluations for tax purposes and increases in real property tax rates; and

•
limitations inherent in our current and any future joint venture investments, such as lack of sole decision-making authority and reliance on our partners’ financial condition.

While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. For a further discussion of these and other factors that could impact our future results, performance or transactions, see “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2020, as updated by our future filings.

PROPOSAL 1
MERGER PROPOSAL
We are asking our common stockholders to vote on a proposal to approve the merger of QTS Realty Trust, Inc. with and into Merger Sub I in accordance with the terms of the merger agreement, and the other transactions contemplated by the merger agreement.
For detailed information regarding this proposal, see the information about the mergers and the merger agreement throughout this proxy statement, including the information set forth under “The Mergers” and “The Merger Agreement.” A copy of the merger agreement is attached as Annex A to this proxy statement.
Approval of the merger proposal requires the affirmative vote of the holders of our common stock entitled to cast a majority of all of the votes entitled to be cast on the matter at the special meeting. If you properly authorize your proxy by mail, by telephone or through the Internet, but do not indicate instructions to vote your shares “FOR,” “AGAINST” or “ABSTAIN” on this Proposal 1, your shares will be voted in accordance with the recommendation of our board of directors, which is “FOR” this Proposal 1. Because the required vote for this proposal is based on the number of votes our common stockholders are entitled to cast rather than on the number of votes cast, failure to vote your shares (including failure to give voting instructions to your broker, bank or other nominee) and abstentions will have the same effect as voting “AGAINST” the merger proposal.
Approval of this proposal is a condition to the completion of the mergers. In the event this proposal is not approved, the mergers cannot be completed.
Recommendation of the Board of Directors
Our board of directors unanimously recommends that our common stockholders vote “FOR” the merger proposal.

PROPOSAL 2
ADVISORY COMPENSATION PROPOSAL
Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Rule 14a-21(c) under the Exchange Act, we are asking our common stockholders to vote at the special meeting on an advisory basis regarding the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the mergers. Information intended to comply with Item 402(t) of Regulation S-K concerning this compensation, subject to certain assumptions described therein (including that each named executive officer incurs a severance-qualifying termination immediately following the merger effective time), is presented under “The Mergers — Interests of Our Directors and Executive Officers in the Mergers — Quantification of Potential Payments to Our Named Executive Officers in Connection with the Mergers.”
The stockholder vote on this advisory compensation proposal is an advisory vote only, and it is not binding on us or our board of directors. Further, the underlying arrangements are contractual in nature and not, by their terms, subject to stockholder approval. Accordingly, regardless of the outcome of the advisory vote, if the mergers are completed, our named executive officers will be eligible to receive the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the mergers. Approval of this proposal is not a condition to the completion of the mergers.
We are asking our common stockholders to vote “FOR” the following resolution:
“RESOLVED, that QTS Realty Trust, Inc.’s common stockholders approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to the named executive officers of QTS Realty Trust, Inc. that is based on or otherwise relates to the merger, as disclosed pursuant to Item 402(t) of Regulation S-K under “The Mergers — Interests of Our Directors and Executive Officers in the Mergers — Quantification of Potential Payments to Our Named Executive Officers in Connection with the Mergers” beginning on page 69 (which disclosure includes the Golden Parachute Compensation Table required pursuant to Item 402(t) of Regulation S-K).”
Adoption of the above resolution, on a non-binding, advisory basis, requires the affirmative vote of a majority of the votes cast on the proposal. If you properly authorize your proxy by mail, by telephone or through the Internet, but do not indicate instructions to vote your shares “FOR,” “AGAINST” or “ABSTAIN” on this Proposal 2, your shares will be voted in accordance with the recommendation of our board of directors, which is “FOR” this Proposal 2. An abstention or failure to vote on this proposal will have no effect on the approval of this proposal.
Recommendation of the Board of Directors
Our board of directors unanimously recommends that our common stockholders vote “FOR” the advisory compensation proposal.

PROPOSAL 3
ADJOURNMENT PROPOSAL
We are asking our common stockholders to vote on a proposal to approve any adjournments of the special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to approve the merger proposal.
Approval of the adjournment proposal requires the affirmative vote of a majority of the votes cast on the proposal. Approval of this proposal is not a condition to the completion of the mergers. If you properly authorize your proxy by mail, by telephone or through the Internet, but do not indicate instructions to vote your shares “FOR,” “AGAINST” or “ABSTAIN” on this Proposal 3, your shares will be voted in accordance with the recommendation of our board of directors, which is “FOR” this Proposal 3. An abstention or failure to vote on this proposal will have no effect on the approval of this proposal.
Recommendation of the Board of Directors
Our board of directors unanimously recommends that our common stockholders vote “FOR” the adjournment proposal.

THE PARTIES TO THE MERGERS
QTS Realty Trust, Inc.
12851 Foster Street
Overland Park, Kansas 66213
(913) 814-9988
We were formed as a Maryland corporation on May 17, 2013 and elected to be taxed as a REIT under the Code commencing with the taxable year ended December 31, 2013. We are a leading provider of data center solutions to the world’s largest and most sophisticated hyperscale technology companies, enterprises and government agencies. Through our technology-enabled platform, delivered across mega scale data center infrastructure, we offer a comprehensive portfolio of secure and compliant IT solutions. Our data centers are facilities that power and support our customers’ IT infrastructure equipment and provide seamless access and connectivity to a range of communications and IT services providers. Across our broad footprint of strategically-located data centers, we provide flexible, scalable, and secure IT solutions including data center space, power and cooling, connectivity and value-add managed services for more than 1,200 customers in the financial services, healthcare, retail, government, technology and other industries. We build out our data center facilities depending on the needs of our customers to accommodate both multi-tenant environments (hybrid colocation) and customers that require significant amounts of space and power (hyperscale), including federal customers. We operate a portfolio of 28 data centers located throughout the United States, Canada and Europe.
QTS Realty Trust, Inc.’s Class A common stock is listed on the NYSE and trades under the symbol “QTS.”
QualityTech, LP
12851 Foster Street
Overland Park, Kansas 66213
(913) 814-9988
The Partnership is a Delaware limited partnership formed on August 5, 2009 and was our historical predecessor prior to our initial public offering on October 15, 2013, having operated the Company’s business until the initial public offering.
As of July 15, 2021, we owned approximately 92.3% of the ownership interest in the Partnership. Substantially all of our assets are held by, and all of our operations are conducted through, the Partnership. Our interest in the Partnership entitles us to share in cash distributions from, and in the profits and losses of, the Partnership in proportion to our percentage ownership. As the sole general partner of the Partnership, we generally have the exclusive power under the partnership agreement of the Partnership to manage and conduct the Partnership’s business, and our board of directors manages the Partnership and the Company’s business and affairs.
Volt Upper Holdings LLC
c/o The Blackstone Group Inc.
345 Park Avenue
New York, New York 10154
(212) 583-5000
Parent is a Delaware limited liability company and an affiliate of BIP and BREIT OP. Parent was formed solely for the purpose of acquiring us and has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the merger agreement. BIP and BREIT OP are affiliates of Blackstone.
Blackstone is a global leader in real estate and infrastructure investing. Blackstone’s real estate business was founded in 1991 and has approximately $196 billion in investor capital under management. Blackstone is one of the largest property owners in the world through its multiple real estate funds, owning and operating assets across every major geography and sector, including logistics, multifamily and single-family rental housing, office, hospitality, retail and data centers. Multiple long-term perpetual capital vehicles managed by Blackstone are participating in this acquisition, including BREIT and BIP. BREIT is a perpetual-life, institutional quality real estate investment platform that brings private real estate to income focused investors with total asset value of approximately $48 billion. BREIT invests primarily in stabilized, income-generating U.S. commercial real estate across key property types and to a lesser extent in real estate-related securities. BIP is the infrastructure fund of Blackstone and is among the largest infrastructure funds globally. Formed in 2017 with $14 billion of committed capital, BIP has an open-ended, permanent capital structure that allows for the pursuit of high-quality infrastructure assets and the ability to act as a long-term partner. BIP seeks to invest in large-scale, high-quality, stable, long-duration assets.
Volt Lower Holdings LLC
c/o The Blackstone Group Inc.
345 Park Avenue
New York, New York 10154
(212) 583-5000
Merger Sub I is a Delaware limited liability company. Parent is the sole member of Merger Sub I. Merger Sub I was formed solely for purposes of facilitating Parent’s acquisition of us and has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the merger agreement. Pursuant to the merger agreement, on the closing date, we will merge with and into Merger Sub I, and Merger Sub I will continue as the surviving entity.
Volt Acquisition LP
c/o The Blackstone Group Inc.
345 Park Avenue
New York, New York 10154
(212) 583-5000
Merger Sub II is a Delaware limited partnership. Volt Acquisition GP LLC, a Delaware limited liability company, is the sole general partner of Merger Sub II. Merger Sub II was formed solely for purposes of facilitating Parent’s acquisition of us and has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the merger agreement. Pursuant to the merger agreement, on the closing date, Merger Sub II will merge with and into the Partnership, and the Partnership will continue as the Surviving Partnership.

THE SPECIAL MEETING
Date, Time and Purpose of the Special Meeting
This proxy statement is being furnished to our stockholders in connection with the solicitation of proxies by our board of directors to be exercised at a special meeting to be held on August 26, 2021 at 9:00 a.m., Eastern Time. To access the virtual special meeting, stockholders should visit www.virtualshareholdermeeting.com/QTS2021SM. The special meeting will be held in a virtual-only meeting format. You will be required to enter a control number, included on your proxy card, voting instruction form or other notice that you may receive, which will allow you to participate in the virtual meeting and vote your shares of common stock if you are a stockholder as of the record date.
The purpose of the special meeting is for you to consider and vote on the following matters:
1.
To consider and vote on a proposal to approve the merger of QTS Realty Trust, Inc. with and into Volt Lower Holdings LLC pursuant to the terms of the Agreement and Plan of Merger, dated as of June 7, 2021, as it may be amended from time to time, among QTS Realty Trust, Inc., QualityTech, LP, Volt Upper Holdings LLC, Volt Lower Holdings LLC, and Volt Acquisition LP, and the other transactions contemplated by the merger agreement;

2.
To consider and vote on a proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the merger; and

3.
To consider and vote on a proposal to approve any adjournment of the special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to approve the merger proposal.

Pursuant to our bylaws, only the matters set forth in the notice of special meeting may be brought before the special meeting. The affirmative vote of the holders of our common stock entitled to cast a majority of all of the votes entitled to be cast on the matter at the special meeting is required to approve the merger proposal and for the mergers to occur. A copy of the merger agreement is attached as Annex A to this proxy statement, which we encourage you to read carefully in its entirety.
Record Date, Notice and Quorum
All holders of record of our common stock as of the record date, which was the close of business on July 15, 2021, are entitled to receive notice of and attend and vote at the virtual special meeting or any postponement or adjournment of the virtual special meeting. Each holder of Class A common stock is entitled to one vote on each matter presented at the special meeting for each share of Class A common stock that such holder owned as of the record date. Each holder of Class B common stock is entitled to 50 votes on each matter presented at the special meeting for each share of Class B common stock that such holder owned as of the record date. On the record date, our outstanding voting securities consisted of 76,969,583 shares of Class A common stock and 124,481 shares of Class B common stock. All holders of record of our preferred stock at the close of business on the record date are entitled to notice of, but may not vote at, the virtual special meeting.
The presence in person or by proxy of our common stockholders entitled to cast a majority of all of the votes entitled to be cast at the special meeting will constitute a quorum for purposes of the special meeting. Virtual attendance at the special meeting constitutes presence in person for quorum purposes at the special meeting. A quorum is necessary to transact business at the special meeting. Abstentions will be counted as shares present for the purposes of determining the presence of a quorum.
Required Vote
Completion of the mergers requires approval of the merger proposal by the affirmative vote of the holders of our common stock entitled to cast a majority of all of the votes entitled to be cast on the matter at the special meeting. Each holder of Class A common stock is entitled to one vote on each matter presented at the special meeting for each share of Class A common stock that such holder owned as of the record date. Each holder of Class B common stock is entitled to 50 votes on each matter presented at the special meeting for each share of Class B common stock that such holder owned as of the record date. Because the required vote for the merger proposal is based on the number of votes our common stockholders are entitled to cast rather than on the number of votes cast, if you fail to authorize a proxy to vote your shares or vote at the virtual special meeting (including by abstaining), or fail to instruct your broker on how to vote, such failure will have the same effect as voting against merger proposal.
In addition, the approval of the advisory compensation proposal and the adjournment proposal each requires the affirmative vote of a majority of the votes cast on the proposal. Approval of these proposals is not a condition to completion of the mergers. For the purpose of each of these proposals, if you fail to authorize a proxy to vote your shares or vote at the virtual special meeting, or fail to instruct your broker on how to vote, it will not have any effect on the outcome of such proposals. Abstentions are not considered votes cast and therefore will have no effect on the outcome of these proposals.
Accordingly, in order for your shares to be voted, if you are a stockholder of record, you must either return the enclosed proxy card, authorize your proxy or voting instructions by telephone or through the Internet or vote at the virtual special meeting. The vote of the holders of our preferred stock is not required to approve any of the proposals at the special meeting and is not being solicited.
As of the record date, our directors and executive officers owned and are entitled to vote an aggregate of approximately 498,573 shares of our Class A common stock and 124,481 shares of our Class B common stock, entitling them to exercise approximately 8.1% of the total combined voting power of our common stock at the special meeting. Chad L. Williams, our Chairman, President and Chief Executive Officer, and the other CW parties, entered into a support agreement with Parent pursuant to which the CW parties agreed, among other things, to vote their respective shares of Class A common stock, shares of Class B common stock and units of the Partnership in favor of the adoption of the merger agreement and the approval of the merger or partnership merger, as applicable. As of the date of the support agreement, the CW parties beneficially owned 248,912 shares of Class A common stock and 124,481 shares of Class B common stock, which represent approximately 7.8% of the total combined voting power of our common stock at the special meeting. For additional information regarding the support agreement, see “The Merger Agreement — Support Agreement.” Our other directors and executive officers have informed us that they intend to vote the shares of our common stock that they own in favor of the merger proposal, in favor of the advisory compensation proposal and in favor of the adjournment proposal, although they have no obligation to do so.
Votes cast by proxy or at the virtual special meeting will be counted by the person appointed by us to act as inspector of election for the special meeting. The inspector of election will also determine the number of shares of common stock represented at the special meeting, virtually or by proxy.
How to Authorize a Proxy
Holders of record of our common stock may vote or cause their shares to be voted by proxy using one of the following methods:
•
mark, sign, date and return the enclosed proxy card by mail;

•
authorize your proxy or voting instructions by telephone or through the Internet by following the instructions included with your proxy card; or

•
attend the virtual special meeting and vote during the live webcast.

Regardless of whether you plan to attend the virtual special meeting, we request that you authorize a proxy for your shares as described above as promptly as possible.
Under NYSE rules, all of the proposals in this proxy statement are non-routine matters, so there can be no broker non-votes at the special meeting. A broker non-vote occurs when shares held by a bank, broker, trust or other nominee are represented at a meeting, but the bank, broker, trust or other nominee has not received voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares on a particular proposal but has discretionary voting power on other proposals at such meeting. Accordingly, if you own common stock through a broker, bank or other nominee (i.e., in “street name”), you must provide voting instructions in accordance with the instructions on the voting instruction card that your broker, bank or other nominee provides to you, as brokers, banks and other nominees do not have discretionary voting authority with respect to any of the three proposals described in this proxy statement. You should instruct your broker, bank or other nominee as to how to vote your shares following the directions contained in such voting instruction card. If you have not received such voting instructions or require further information regarding such voting instructions, contact your broker, bank or other nominee who can give you directions on how to vote your shares. If you hold your shares through a broker, bank or other nominee you may also vote at the virtual special meeting. Because the merger proposal requires the affirmative vote of the holders of our common stock entitled to cast a majority of all of the votes entitled to be cast on the matter at the special meeting, the failure to provide your bank, broker, trust or other nominee with voting instructions will have the same effect as a vote “AGAINST” the merger proposal. Because the approval of the advisory compensation proposal and the adjournment proposal each requires the affirmative vote of a majority of the votes cast on such proposal, and because your bank, broker, trust or other nominee does not have discretionary authority to vote on either proposal, the failure to provide your bank, broker, trust or other nominee with voting instructions will have no effect on approval of either proposal, assuming a quorum is present.
Proxies and Revocation
If you authorize a proxy, your shares will be voted at the special meeting as you indicate on your proxy. If no instructions are indicated when you authorize your proxy, your shares will be voted in accordance with the recommendations of our board of directors. Our board of directors recommends that you vote “FOR” the merger proposal, “FOR” the advisory compensation proposal and “FOR” the adjournment proposal.
You may revoke your proxy at any time, but only before the proxy is voted at the virtual special meeting, in any of three ways:
•
by delivering, prior to the date of the special meeting, a written revocation of your proxy dated after the date of the proxy that is being revoked to our Corporate Secretary at 12851 Foster Street, Overland Park, Kansas 66213;

•
by delivering to our Corporate Secretary a later-dated, duly executed proxy or by authorizing your proxy by telephone or by Internet at a date after the date of the previously authorized proxy relating to the same shares of common stock; or

•
by attending and voting at the virtual special meeting.

Attendance at the virtual special meeting will not, in itself, constitute revocation of a previously granted proxy. If you own common stock in “street name,” you may revoke or change previously granted voting instructions by following the instructions provided by the broker, bank or other nominee that is the registered owner of the shares or by attending and voting at the virtual special meeting.
Pursuant to our bylaws, only the matters set forth in the notice of special meeting may be brought before the special meeting.
Solicitation of Proxies
We will bear the cost of solicitation of proxies for the special meeting. In addition to the use of mail, proxies may be solicited by personal interview, telephone, facsimile, e-mail or otherwise, by our officers, directors and other employees, for which they will not receive additional compensation. We have engaged MacKenzie Partners to assist in the solicitation of proxies for a fee of up to $75,000, plus reimbursement of out-of-pocket expenses, and we have agreed to indemnify MacKenzie Partners against certain losses, costs and expenses. We also will request persons, firms and corporations holding shares in their names, or in the names of their nominees, that are beneficially owned by others to send or cause to be sent proxy materials to, and obtain proxies from, such beneficial owners and will reimburse such holders for their reasonable expenses in so doing.
Adjournments
If a quorum is not present at the special meeting, the stockholders entitled to vote at the special meeting, present virtually or by proxy, may adjourn the special meeting. In addition, our bylaws permit the chair of the special meeting, acting in his or her own discretion and without any action by our stockholders, to adjourn the special meeting to a later date and time and at a place announced at the special meeting. In either case, the adjourned meeting may take place without further notice other than by an announcement made at the special meeting unless the adjournment is for more than 120 days after the original record date or if, after the adjournment, a new record date is fixed for the adjourned meeting, in which case a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the special meeting (subject to certain restrictions in the merger agreement, including that the special meeting generally may not be held, without Parent’s consent, on a date that is more than 30 days after the date on which the special meeting was originally scheduled).
Postponements
At any time prior to convening the special meeting, we may postpone the special meeting for any reason without the approval of our common stockholders to a date not more than 120 days after the original record date (subject to certain restrictions in the merger agreement, including that the special meeting generally may not be held, without Parent’s consent, on a date that is more than 30 days after the date on which the special meeting was originally scheduled).

THE MERGERS
General Description of the Mergers
Under the terms of the merger agreement, affiliates of Blackstone will acquire us and our subsidiaries, including the Partnership, through the merger of us with and into Merger Sub I and the merger of Merger Sub II with and into the Partnership. Pursuant to the terms of the merger agreement, Merger Sub II will merge with and into the Partnership, with the Partnership continuing as the Surviving Partnership. Immediately following the partnership merger effective time, we will merge with and into Merger Sub I, with Merger Sub I continuing as the Surviving Company.
This proxy statement does not constitute any solicitation of consents in respect of the partnership merger, and does not constitute an offer to exchange or retain any Class A partnership units that you may own.
Background of the Mergers
Building and managing data centers is an inherently capital-intensive business. The industry is characterized by rapidly changing technology, evolving industry standards, frequent new service introductions, shifting distribution channels and expanding and changing customer demands and customer make-up, which, among other things, create a frequent need for capital investment. To support successful signed leasing activity from 2019 through March 2021 and the resulting growth in our booked-not-billed backlog, we expect the Company’s capital expenditures, including acquisitions, to approximate $1 billion in 2021.
Since our initial public offering, the Company has funded its capital needs primarily from the equity and debt capital markets and our operations. More specifically, to fund our data center development activity while maintaining our mid- to high-5x target range of net debt to last quarter annualized adjusted EBITDA leverage as previously stated on our earnings calls, we have frequently raised equity, including through issuances under our at-the-market equity offering programs. Since the beginning of 2020, the Company has raised approximately $860 million of gross proceeds through equity issuances and has been active in the market issuing equity during nearly 70% of the months from January 2020 through April 2021. At times, we have faced, and could face in the future, periods of market volatility that make equity offerings less attractive, as well as other risks, such as rising interests rates, that could increase our cost of capital. Also because capital is deployed in some instances well before the associated revenue commences on a signed lease, equity offerings for development activities can put increased pressure on the Company’s near-term Operating Funds from Operations (“OFFO”) per share performance. This dynamic makes it especially challenging for OFFO guidance provided by public companies in the data center industry to meet investors’ expectations. These considerations and challenges, among others, have been routinely discussed among our board of directors and management in recent years, including at board meetings leading up to consideration and approval of the proposed transaction with Blackstone, as part of the regular review of performance, prospects, opportunities and challenges undertaken by the Company’s board of directors and management.
In order to address these capital needs, over the years, the Company has actively explored private capital funding alternatives. In 2018, with the oversight of the Company’s board of directors, the Company initiated a process to build relationships and explore potential capital funding opportunities. During this process, the Company, in coordination with Jefferies and another investment bank, contacted approximately 30 parties, including private equity firms, asset managers, real estate and infrastructure investment firms, pension funds and other institutional investors (including domestic and foreign capital providers). The Company ultimately engaged in discussions with approximately 18 of the contacted parties to introduce them to the Company, discuss potential asset-level joint venture opportunities and learn more about the contacted parties. Blackstone was one of the parties contacted during this process. As part of this process, Alinda Capital Partners, an infrastructure investment firm, which we refer to as “Alinda,” was the only party that expressed an interest in moving forward with a potential asset-level joint venture opportunity on terms acceptable to the Company. This process culminated in the announcement in February 2019 of a joint venture between the Partnership and Alinda pursuant to which the Partnership contributed a hyperscale data center under development in Manassas, Virginia in exchange for cash and a 50% interest in the unconsolidated entity. As part of this joint venture arrangement, the Company gave Alinda the opportunity to partner with the Company and contribute equity capital for specific future data center development projects.
During the course of the negotiations with Alinda, the Company, with the oversight of the Company’s board of directors, began to expand the scope of its discussions with possible third-party capital providers from investment opportunities focused mainly on asset-based joint ventures to a wider range of possible investment opportunities, including potential funding at the corporate level, such as through potential private investment in public equity transactions, which we refer to as “PIPE” transactions, to support the Company’s need for capital to fund its development plan and to fund potential build-to-suit opportunities and potential acquisitions of data centers or other companies. From late 2018 through early 2021, the Company’s management, often in coordination with Jefferies, contacted and engaged in periodic discussions with approximately 30 potential third-party capital providers (a number of which were different firms from the 30 parties contacted in 2018 as part of the Company’s outreach regarding potential asset-level joint venture opportunities described above), which generally involved the Company providing preliminary materials and engaging in introductory discussions and, in some cases, entering into non-disclosure agreements and providing additional information on the Company. Blackstone was one of the third-party capital providers contacted early on during these efforts and, on December 11, 2018, representatives of Blackstone and the Company had a meeting to discuss the Company’s business and potential capital funding opportunities. The discussions with Blackstone were similar to other introductory conversations with potential third-party capital providers and did not address specific capital needs or structures or any particular transaction, but focused primarily on developing relationships. In February 2019, representatives of Blackstone and the Company had a follow-up call, but these initial discussions did not progress further or result in the pursuit of any capital funding opportunities by Blackstone until the Company and Blackstone re-engaged in September 2020. Though a number of the other parties contacted by the Company or Jefferies as part of this effort expressed some level of interest in pursuing capital funding opportunities with the Company, discussions did not progress with most parties because the third-party capital providers that had some level of interest were generally either more interested in a stabilized asset-based joint venture that would be dilutive to the Company’s stockholders instead of corporate-level investment opportunities or lacked the size and scale that the Company believed would be necessary for larger corporate-level investments. However, during these outreach efforts, between late 2019 and early 2021, the Company entered into non-disclosure agreements with three parties (including Blackstone), which agreements contained customary standstill restrictions, and shared information and engaged in additional discussions with two others, as discussed further below.
As part of this wider effort, in late 2019, the Company’s management team had a discussion with representatives of a global private equity firm, which we refer to as “Party A,” to introduce the firm to the Company, its business and potential capital needs. The discussion was similar to other introductory conversations with potential third-party capital providers and did not address specific capital needs or structures or any particular transaction, but focused on developing relationships. Discussions between the Company and Party A continued periodically into 2020, and in March 2020, the Company entered into a non-disclosure agreement with Party A. Over the next several months, Party A engaged in due diligence and discussions with representatives of the Company to understand the Company, its business and potential capital funding opportunities. On or about September 24, 2020, members of the Company’s management team met with representatives of Party A and discussed potential investment and funding opportunities for potential acquisitions by the Company, although no specific transactions were discussed. Discussions continued periodically through the fall of 2020, and on or about November 5, 2020, members of the Company’s management team and representatives of Party A met to review financial information provided by the Company. On or about November 30, 2020, Party A informed the Company that it was not interested in pursuing an investment opportunity with the Company because it did not believe it could invest in the Company at a valuation that would be attractive to the Company.
In addition to these discussions, beginning in early March 2020, the Company had discussions with an infrastructure investment manager, which we refer to as “Party B,” regarding potential capital funding opportunities. The discussion was similar to other introductory conversations with potential third-party capital providers and did not address specific capital needs or structures or any particular transaction, but focused on developing relationships. Later in March 2020, the Company entered into a non-disclosure agreement with Party B. Party B engaged in due diligence and the parties continued to have discussions regarding the Company and its business and potential future opportunities for joint ventures, PIPE transactions, and build-to-suit investments, as well as funding opportunities for potential acquisitions by the Company. Based on the capital limitations communicated by Party B, discussions between the parties ended by the summer of 2020 without resulting in any investment transaction.
In September 2020, the Company, following a recommendation from Jefferies, engaged in discussions with Blackstone regarding potential capital funding opportunities similar to the discussions with the other potential capital providers in which the Company had engaged. On September 10, 2020, Jeffrey H. Berson, the Chief Financial Officer of the Company, had a call with representatives of Blackstone regarding potential capital funding opportunities. On September 24, 2020, Chad L. Williams, the Chief Executive Officer of the Company, and Mr. Berson met with representatives of Blackstone in Connecticut and engaged in a high-level discussion focused on the Company’s desire to build relationships with potential capital providers. Messrs. Williams and Berson noted that future opportunities could include potential joint ventures at the asset-level, as well as PIPE transactions and build-to-suit investments, although no specific transactions were discussed. In connection with such discussions, on September 25, 2020, the Company provided a draft non-disclosure agreement to Blackstone. Representatives of the Company and Blackstone subsequently negotiated the terms of the non-disclosure agreement, which was executed on November 13, 2020.
On November 19, 2020, members of the Company’s management team, including Messrs. Williams and Berson, met with representatives of Blackstone to discuss the Company, its business, operations and activities and various potential capital funding scenarios, including potential joint ventures, build-to-suit financing and other capital funding opportunities. During the meeting, the Company provided due diligence materials for such potential capital funding opportunities.
Over the next several weeks, Blackstone and its advisors engaged in due diligence with representatives of the Company regarding potential capital funding opportunities with the Company. On December 21, 2020, members of the Company’s management team and representatives of Blackstone had a call to review the Company’s five-year projections for 2021 through 2025. As part of this due diligence review, which continued through February 2021, the parties and their representatives engaged in various discussions regarding the Company, its business, operations, activities and financial information, as well as potential capital funding opportunities.
Also as part of this wider effort, in early 2021 the Company contacted two pension funds, which we refer to as “Party C” and “Party D,” respectively, whose size and investment experience demonstrated they might be potential partners for asset-based joint ventures or corporate-level investments. On January 20, 2021, representatives of the Company and Jefferies met with representatives of Party C and subsequently the Company provided financial information regarding the Company to Party C, which was reviewed by the parties’ representatives during a meeting on February 5, 2021. Party C continued its due diligence over the next few days, but on February 9, 2021, informed the Company that it was no longer interested in pursuing a corporate-level investment because it did not believe it could invest in the Company at a valuation that would be attractive to the Company. Representatives of the Company and Jefferies had a meeting with representatives of Party D on January 26, 2021 to introduce them to the Company and discuss potential asset-level joint venture and corporate-level investment opportunities. Following this meeting, Party D declined to have further discussions with the Company regarding investment opportunities.
Also during February 2021, following a request by Blackstone, representatives of the Company hosted representatives of Blackstone for visits at several data centers of the Company and held meetings to discuss due diligence and potential capital funding opportunities. No potential transaction between Blackstone and the Company was discussed during any of these meetings until March 2, 2021, when representatives of Blackstone called representatives of Jefferies, on behalf of the Company, and expressed on a preliminary basis that Blackstone would be interested in exploring opportunities beyond the potential capital funding structures that had been discussed to date and requested that the Company expand the scope of permitted due diligence to permit a more in-depth review on a full-company basis. The conversation between Blackstone and Jefferies was high level and no specific terms were discussed. Representatives of Jefferies relayed the discussion to the Company’s management team.
On March 4, 2021, the Company’s board of directors held a regularly scheduled quarterly telephonic meeting, with members of the Company’s management team in attendance. Mr. Williams and Philip P.

Trahanas, the Company’s lead independent director, provided an update to the Company’s board of directors regarding capital funding discussions with various third parties, including recent discussions with Blackstone. The directors engaged in discussions with members of the Company’s management team regarding, among other things, Blackstone’s desire for expanded due diligence review in order to explore opportunities beyond capital funding structures, timing considerations and overall process to continue discussions with Blackstone. After discussion, the Company’s board of directors approved providing additional due diligence materials to Blackstone and designated Mr. Trahanas as the board representative to work with management on maintaining communications and dialogue with Blackstone regarding its due diligence review and interest in the Company. However, the board of directors also instructed the Company’s management team to expedite Blackstone’s diligence efforts to avoid a lengthy process so as not to disrupt the Company and its business.
Throughout March and April 2021, members of the Company’s management team had multiple meetings and discussions with representatives of Blackstone regarding Blackstone’s due diligence review of the Company. The Company opened a virtual data room on March 9, 2021 and continued to provide additional financial and other due diligence information to Blackstone, including the Company’s updated five-year projections for 2021 through 2025, reflecting the 2021 budget and 2020 actual data, which we refer to as the “financial projections” (discussed in more detail under “— Unaudited Prospective Financial Information”). Members of the Company’s management team reviewed the financial projections with representatives of Blackstone on March 28, 2021. Also during this time, the Company’s management team updated Mr. Trahanas on the discussions with Blackstone, and Mr. Trahanas separately kept the other directors apprised of developments in the process. On or about April 28, 2021, representatives of Blackstone orally communicated to representatives of Jefferies that Blackstone had substantially completed its business due diligence, had concluded that it was interested in presenting a proposal to acquire the Company and had internal approvals to do so. Representatives of Jefferies relayed this information to members of the Company’s management team, who then informed Mr. Trahanas. Mr. Berson subsequently informed Blackstone about the upcoming, regularly scheduled quarterly meeting of the Company’s board of directors and that management would discuss Blackstone’s message with the board of directors. On April 29, 2021, Mr. Trahanas relayed this information to other members of the Company’s board of directors. Also in early April 2021, the Company’s management team contacted representatives of Morgan Stanley, which had a long-standing relationship with the Company, about potentially engaging Morgan Stanley in connection with Blackstone’s due diligence, and on April 30, 2021, Mr. Trahanas contacted a representative of Morgan Stanley to discuss the potential engagement of Morgan Stanley as a financial advisor to the Company to assist in connection with a potential transaction with Blackstone, subject to conflict clearance.
On May 5, 2021, the Company’s board of directors held a regularly scheduled quarterly meeting, with members of the Company’s management team in attendance. Mr. Trahanas summarized the Company’s ongoing discussions with Blackstone, Blackstone’s expanded due diligence review, and that Blackstone had recently signaled interest in pursuing a possible acquisition of the Company. The board of directors was then joined by representatives from the Company’s outside legal counsel Hogan Lovells US LLP, which we refer to as “Hogan Lovells,” and Paul, Weiss, Rifkind, Wharton & Garrison LLP, which we refer to as “Paul Weiss.” Representatives of Paul Weiss reviewed the directors’ duties under Maryland law in connection with a potential acquisition of the Company and provided an overview of the potential process for the possible transaction, certain legal, timing and board oversight considerations, and next steps including a potential meeting with Blackstone and the Company’s management team and Mr. Trahanas, on behalf of the Company, to discuss and assess Blackstone’s interest. The Company’s board of directors discussed the potential process of such a transaction, including the directors’ concerns regarding the significant risks to the Company and its business posed by contacting other potential bidders before announcing a transaction. These potential risks and considerations included: the impediments to raising necessary capital during a lengthy, non-public sale process (which would continue to be required during such a lengthy process due to the Company’s funding needs); concerns about market leaks and rumors regarding a potential transaction disrupting customer relationships, jeopardizing customer deals currently in the pipeline and risking customer attrition and employee turnover, as well as leading to turnover in the Company’s stockholder base and potential stock price volatility; negative effects experienced by another data center company that had recently explored a sale process that was ultimately unsuccessful, which the board of directors believed had resulted in a number of the above-described negative impacts on that company; the limited universe of potential third parties with the financial ability to acquire the Company in light of the size of the Company (including relative to its peers) and the geographic footprint and strategic focus of the Company as compared to other companies in the industry; the fact that leverage constraints could impact the price that public company bidders may be able to pay; and that the Company had not been able to secure additional private capital on an accretive basis during the more than two years since its entry into the joint venture with Alinda described above. As a result, the directors determined that expediting the transaction process would be critical to minimizing risks to the Company, protecting its business and maximizing stockholder value.
During this May 5, 2021 meeting, the Company’s board of directors also discussed with outside legal counsel the Company’s contemplated engagement of Morgan Stanley and Jefferies as financial advisors, and representatives of Paul Weiss noted that they had met with both financial advisors to discuss their respective relationships with Blackstone. Outside legal counsel were then excused from the meeting. A discussion ensued during which the directors discussed Blackstone’s interest in the Company and the appropriate way for management to approach the May 6, 2021 meeting. During this discussion, it was agreed that neither Mr. Williams nor any other members of the management team should have any discussions with Blackstone regarding the roles or compensation, if any, of management following the closing of a negotiated transaction, or have any separate discussions with Blackstone regarding Mr. Williams’ units in the Partnership or existing arrangements in connection therewith, in each case, unless and only after the Company’s board of directors decided to pursue a potential transaction and reached agreement on price and other material terms of a transaction with Blackstone. After discussion, the Company’s board of directors authorized Mr. Trahanas, the lead independent director, and Messrs. Williams and Berson to continue dialog with Blackstone regarding a potential transaction and attend a dinner meeting with the representatives of Blackstone. After considering the overall reputation, experience and qualifications of each of Jefferies and Morgan Stanley, as well as their knowledge of the data center industry and broader real estate market and the Company and its business and operations in particular, and information provided by each of them with respect to their respective relationships with Blackstone as discussed under “— Opinions of Our Financial Advisors,” the board of directors also unanimously approved the engagement of Jefferies and Morgan Stanley as the Company’s financial advisors with respect to the potential process and transaction.
On May 6, 2021, Messrs. Trahanas, Williams and Berson met with representatives of Blackstone in New York over dinner. During the discussion, representatives of Blackstone noted that Blackstone was prepared to make a proposal to acquire the Company, that any acquisition would be funded from long-term perpetual capital vehicles managed by Blackstone that have a competitive cost of capital, which would enhance Blackstone’s ability to pay a compelling price to stockholders, that it was largely finished with due diligence on the Company and that it was prepared to move quickly to complete its confirmatory due diligence and negotiate and finalize a merger agreement within three weeks. They also discussed that Blackstone had received internal approvals to make its proposal.
On May 7, 2021, Mr. Berson called representatives of Blackstone to inform them that any proposal it was prepared to make should be made in writing to the Company. Later on May 7, 2021, the Company received a written proposal from Blackstone for an all-cash acquisition of the Company at a proposed purchase price of $75.00 per share of common stock that assumed the Company would not declare any further dividends on its common stock and that Blackstone would proceed without any financing contingency. The written proposal stated that the proposed price represented a 19% premium to the $63.10 per share closing price of the Company’s Class A common stock on May 6, 2021 and a 19% premium to the trailing 90-day VWAP over such period. The written proposal also indicated that the transaction would be funded with existing discretionary capital from Blackstone’s Infrastructure and Real Estate investment platforms, noting Blackstone Infrastructure has $14 billion of committed capital and Blackstone Real Estate manages a $368 billion global real estate portfolio. The proposal was distributed to the Company’s board of directors. On May 7, 2021, the closing price of the Company’s Class A common stock on the NYSE was $63.58 per share.
On May 8, 2021, Mr. Berson informed Blackstone that the Company would be back in touch after discussing the proposal with the Company’s board of directors. On May 10, 2021, representatives of Jefferies and Morgan Stanley had a discussion with representatives of Blackstone to clarify the scope of Blackstone’s remaining due diligence requirements.
On May 12, 2021, the Company’s board of directors held a meeting, with members of the Company’s management team and representatives from Hogan Lovells and Paul Weiss in attendance. During the meeting,

representatives of Paul Weiss reviewed the directors’ duties under Maryland law in connection with a potential acquisition of the Company, and the board of directors received an update on the discussions with Blackstone since the last meeting of the board of directors on May 5, 2021, and Blackstone’s written proposal. The Company’s management also reviewed with the board of directors the Company’s financial projections. Representatives of Jefferies and Morgan Stanley were then invited to join the meeting. Representatives of Jefferies and Morgan Stanley led a discussion of the data center industry, their respective views regarding the Company’s recent share price and financial matters related to the Company, and strategic options and alternatives that might be available to the Company, including the standalone case as an independent public company, and risks and considerations related to each. A discussion ensued among the directors, management and the Company’s outside legal counsel and financial advisors regarding, among other things, the Company’s need to frequently raise capital due to the capital-intensive nature of the Company’s business, the difficulty and cost of obtaining capital, challenges of acquiring data center real estate assets on an accretive basis, and reasons why a private bidder might be able to realize more value from the business than a public company bidder and thereby pay a higher price to acquire the Company, including the ability of private companies to use higher leverage to pursue growth that is more accretive, to absorb near-term dilution from capital expenditures in favor of longer-term growth and to fund developments without having to rely on the volatility of equity capital markets.
The Company’s board of directors, management and advisors then discussed the best process for maximizing stockholder value if the Company were to be sold. The group reviewed and discussed the significant risks to the Company and its business posed by contacting other potential bidders before announcing a transaction with Blackstone. These potential risks and considerations included: the impediments to raising necessary capital during a lengthy, non-public sale process (which would continue to be required during such a lengthy process due to the Company’s funding needs); concerns about market leaks and rumors regarding a potential transaction disrupting customer relationships, jeopardizing customer deals currently in the pipeline and risking customer attrition and employee turnover, as well as leading to turnover in the Company’s stockholder base and potential stock price volatility; negative effects experienced by another data center company that had recently explored a sale process that was ultimately unsuccessful, which the board of directors believed had resulted in a number of the above-described negative impacts on that company; the limited universe of potential third parties with the financial ability to acquire the Company in light of the size of the Company (including relative to its peers) and the geographic footprint and strategic focus of the Company as compared to other companies in the industry; the fact that leverage constraints could impact the price that public company bidders may be able to pay; and that the Company had not been able to secure additional private capital on an accretive basis during the more than two years since its entry into the joint venture with Alinda described above. As a result, the directors continued to be of the view that expediting the transaction process would be critical to minimizing risks to the Company and protecting its business and maximizing stockholder value. The group then discussed the benefits of a “go-shop” provision or other mechanisms that would permit the Company to entertain potentially superior proposals from other bidders while having a binding contract with Blackstone in the event that a merger agreement was ultimately executed with Blackstone, the impact of future regular quarterly dividend payments on a potential acquiror’s purchase price, an illustrative timeline if the board of directors were to determine to proceed with further discussions with Blackstone, as well as possible ways to respond to Blackstone’s written proposal. After discussing the best path forward to maximizing value for the Company’s common stockholders, the Company’s board of directors instructed Mr. Trahanas and the Company’s financial advisors to request that Blackstone revise its proposal to improve its price and permit the Company to continue paying regular quarterly dividends through closing, and to inform Blackstone that the Company would require any merger agreement to include a go-shop provision.
Following the May 12, 2021 meeting of the board of directors, Mr. Trahanas, together with representatives from Jefferies and Morgan Stanley, informed Blackstone that its proposed price was not sufficient, but that the board of directors would consider further engagement with Blackstone if Blackstone improved its price and revised its proposal to permit the Company to continue paying regular quarterly dividends through closing and agreed to include a go-shop provision in any merger agreement.
Following that discussion, the Company provided representatives of Blackstone a draft amended and restated non-disclosure agreement in respect of anticipated additional discussions between the parties regarding a proposed transaction. Among other things, the amended and restated non-disclosure agreement, which was executed on May 13, 2021, extended the term of the agreement and the standstill provision through May 13, 2022.
Later that day, on May 12, 2021, representatives of Blackstone orally communicated to representatives of Jefferies and Morgan Stanley that Blackstone was prepared to increase its purchase price from $75.00 to $75.75 per share (representing a 22% premium to the $62.09 per share closing price of the Company’s Class A common stock on May 12, 2021 and a 20.5% premium to the trailing 90-day VWAP over such period) and agreed to payment of one additional quarterly dividend by the Company of $0.50 per share. Blackstone did not agree to a go-shop provision but instead proposed the Company would be subject to customary prohibitions on soliciting alternative proposals with a two-tier termination fee (equal to 2.5% of the Company’s equity value if the Company terminated the merger agreement to accept a superior proposal during the first 30 days after signing the merger agreement with Blackstone, increasing to 3.5% of the Company’s equity value thereafter), along with matching rights if any superior proposal were received and a substantial reverse termination fee payable by Blackstone in certain circumstances as an exclusive remedy with no specific performance. Representatives of Blackstone also communicated that they expected to complete their confirmatory due diligence in three weeks or less.
On May 13, 2021, the Company’s board of directors held a meeting, with members of the Company’s management team and representatives from Jefferies, Morgan Stanley, Hogan Lovells and Paul Weiss in attendance. During the meeting, the Company’s board of directors received an update regarding the discussions with Blackstone since the meeting of our board of directors the prior day, including the terms of Blackstone’s latest proposal. The directors discussed with the Company’s management team and the Company’s financial advisors and outside legal counsel the revised proposal, including the increase in price, Blackstone’s willingness to permit one additional quarterly dividend of $0.50 per share, the risks associated with a reverse termination fee versus a right of specific performance that would enable the Company to require Blackstone to complete the mergers if all closing conditions had otherwise been satisfied, and the differences between Blackstone’s proposed non-solicitation provision and a go-shop provision. During this discussion, the directors discussed the performance of the Company’s business and its prospects as an independent public company, as well as the importance of moving quickly to minimize potential disruptions to the Company, its business and its customer relationships in the event of rumors or leaks that had been discussed at prior meetings of the board of directors. The directors also discussed the appropriate manner in which to respond to Blackstone’s latest proposal, including the benefits and considerations associated with proposing a price to Blackstone, and whether to respond only as to price or also as to other deal terms proposed by Blackstone. Following further discussion, the Company’s board of directors agreed that the next response to Blackstone should focus only on price and not on other terms at this stage. The board of directors directed Mr. Trahanas and the Company’s financial advisors to revert to Blackstone and indicate that Blackstone would need to increase its proposal to $78.00 per share and allow the Company the ability to continue paying regular quarterly dividends through closing in order to continue discussions, in which case the Company would permit Blackstone to contact a limited number of banks regarding financing for the proposed transaction (on a non-exclusive basis), and to inform Blackstone that there would still need to be a discussion of the other deal terms previously raised by Blackstone in its acquisition proposal prior to further substantive engagement.
On May 14, 2021, Mr. Trahanas, together with representatives of Jefferies and Morgan Stanley, orally communicated to representatives of Blackstone the Company’s response to Blackstone’s latest proposal. In response, later in the day on May 14, 2021, representatives of Blackstone orally communicated a revised proposal including: an increase in the acquisition price to $78.00 per share (representing a 24.5% premium to the $62.64 per share closing price of the Company’s Class A common stock on May 14, 2021 and a 24% premium to the trailing 90-day VWAP over such period); agreement that the Company would be permitted to pay regular quarterly dividends through the closing; that the merger agreement would not contain a go-shop provision but would contain non-solicitation provisions restricting the Company from seeking alternative acquisition proposals, subject to a two-tier termination fee structure (1.75% of the Company’s equity value (representing approximately 1.3% of the Company’s enterprise value) if the Company terminated the merger agreement to accept a superior proposal during the first 30 days after signing the merger agreement with Blackstone, increasing to 3% of the Company’s equity value (representing approximately 2.2% of the Company’s enterprise value) thereafter); and that the Company’s sole and exclusive remedy for

Blackstone’s failure to complete the proposed transaction would be a termination fee payable by Blackstone equal to 9% of the Company’s equity value. Blackstone also reiterated its willingness to work to complete a definitive agreement within two to three weeks. Blackstone also requested that it be permitted to speak with four banks (on a non-exclusive basis) regarding potential financing for the proposed transaction.
On May 15, 2021, the Company’s board of directors held a meeting, with members of the Company’s management team and representatives from Jefferies, Morgan Stanley, Hogan Lovells and Paul Weiss in attendance. During the meeting, the board of directors received an update regarding discussions with Blackstone since the May 13, 2021 board meeting, including the terms of Blackstone’s latest proposal. Representatives of Hogan Lovells and Paul Weiss reviewed the non-economic terms proposed by Blackstone, including the non-solicitation provisions and the reverse termination fee as the sole recourse against Blackstone (rather than a specific performance remedy). The Company’s board of directors then discussed with the Company’s outside legal counsel and financial advisors the non-economic terms proposed by Blackstone, including the risks and considerations with respect to Blackstone’s proposed non-solicitation construct compared to a go-shop provision, as well as the risks associated with Blackstone’s proposed termination fee proposal compared to a specific performance remedy. The board of directors also discussed the appropriate manner in which to respond to Blackstone’s latest proposal. Following discussion, the board of directors directed Mr. Trahanas and the Company’s financial advisors to revert to Blackstone and indicate that the proposed price was acceptable, but any agreement must include a go-shop construct that included a two-tiered termination fee structure of 1% and 3% of the Company’s equity value and a specific performance remedy structure.
On May 16, 2021, representatives of Blackstone orally communicated to representatives of Morgan Stanley that Blackstone was prepared to agree to a go-shop construct that included a two-tiered termination fee structure of 1.75% and 3% of the Company’s equity value, but that Blackstone was not willing to agree to a specific performance remedy. However, the representatives of Blackstone communicated that Blackstone would agree to increase the size of the termination fee payable by Blackstone to 11% of the Company’s equity value, which equated to more than $800 million based on Blackstone’s proposed acquisition price.
Later in the day on May 16, 2021, the Company’s board of directors held a meeting, with members of the Company’s management team and representatives from Jefferies, Morgan Stanley, Hogan Lovells and Paul Weiss in attendance. During the meeting, the board of directors received an update regarding the discussions with Blackstone since the May 15, 2021 board meeting, including the terms of Blackstone’s latest proposal. Following discussion, the board of directors concluded that it was in the best interests of the Company and its stockholders for the Company’s management team and advisors to continue negotiations with Blackstone toward a definitive agreement for the proposed transaction with Blackstone on the terms of Blackstone’s latest proposal. The board of directors also authorized management and the Company’s financial advisors to notify Blackstone that it could contact three banks on a non-exclusive basis and that it was the Company’s desire to work to complete a definitive agreement within the next two to three weeks.
Throughout the remainder of May and early June 2021, the Company’s management team uploaded to a virtual data room additional confirmatory due diligence information regarding the Company and responded to due diligence requests by Blackstone and its advisors. Also during this time and until the transaction was announced, Mr. Trahanas received frequent updates from and had frequent discussions with the Company’s management team and separately kept the other directors apprised of developments in the process.
On May 21, 2021, a draft of a merger agreement prepared by the Company’s outside legal counsel, Paul Weiss and Hogan Lovells, was sent to Blackstone’s outside legal counsel, Simpson Thacher & Bartlett LLP, which we refer to as “Simpson Thacher.” The draft merger agreement contemplated that, among other things: the Company would merge with and into a wholly owned subsidiary of an affiliate of Blackstone and another wholly owned subsidiary of an affiliate of Blackstone would merge with and into the Partnership, with the respective holders of shares of the Company’s common stock and units in the Partnership to receive the same cash consideration; the Company would be able to solicit proposals during a 45-day go-shop period; the termination fee payable by the Company would be 1.75% of the Company’s equity value if the Company terminated the agreement to enter into a superior proposal during the 45-day go-shop period (or during the subsequent 15-day period to enter into a superior proposal with a bidder who made a qualified proposal during the go-shop period, subject to certain extensions) and the termination fee would otherwise be 3% of the Company’s equity value; the reverse termination fee payable by Blackstone for failure to close would be 11% of the Company’s equity value; and, subject to exceptions, the Company would be permitted flexibility to continue to operate in the ordinary course of business prior to closing.
On May 25, 2021, Simpson Thacher, on behalf of Blackstone, sent a revised draft merger agreement to Hogan Lovells and Paul Weiss, on behalf of the Company. Among other things, the revised draft merger agreement limited the go-shop solicitation period to 40 days after signing and provided that the termination fee payable by the Company would be 1.75% of the Company’s equity value if the Company terminated the agreement to enter into a superior proposal during the 40-day go-shop period (or during the subsequent 10-day period to enter into a superior proposal with a bidder who made a qualified proposal during the go-shop period), the termination fee payable by the Company would otherwise be 3% of the Company’s equity value and the reverse termination fee payable by Blackstone for failure to close would be 11% of the Company’s equity value. The revised draft merger agreement noted Blackstone’s desire to discuss a potential rollover of partnership units into equity of the Surviving Partnership.
Representatives of Simpson Thacher subsequently communicated Blackstone’s desire that unitholders of the Partnership would have the right to elect to receive the same cash consideration as the holders of Class A common stock or to retain their Class A partnership units, with the right to subsequently exchange those units for units in BREIT Operating Partnership L.P., which would be exchangeable for shares in Blackstone Real Estate Income Trust, Inc., a non-traded public real estate investment trust controlled by Blackstone with total asset value of approximately $48 billion. Representatives of Hogan Lovells and Paul Weiss responded that the Company would defer discussion of the merger consideration alternatives to be offered to holders of partnership units until the material terms of the proposed transaction between the Company and Blackstone were otherwise agreed.
Over the course of the following days, the Company, with the assistance of Hogan Lovells and Paul Weiss, and Blackstone, with the assistance of Simpson Thacher, negotiated the terms of the merger agreement and related documentation. The negotiations covered various aspects of the transaction, including, among other things: the duration of the go-shop, the treatment of the Series A preferred stock and Series B preferred stock, the representations and warranties to be made by the parties, the restriction on the conduct of the Company’s business until completion of the transaction, the conditions to completion of the mergers, the Company’s ability to participate in discussions and negotiations with third parties relating to unsolicited proposals, the right of the Company’s board of directors to change its recommendation that stockholders approve the merger in response to a superior proposal or otherwise, the Company’s right to terminate the merger agreement to accept a superior proposal under certain conditions, the other termination provisions and the triggers of the termination fee payable by the Company, the Company’s obligations to cooperate with Blackstone’s debt financing efforts and the provisions regarding the Company’s equity awards, employee benefit plans, severance and other compensation matters.
On May 31, 2021, Simpson Thacher, on behalf of Blackstone, sent a draft support agreement, a draft form of equity commitment letter and a draft form of the limited guaranty to Hogan Lovells and Paul Weiss, on behalf of the Company. The draft support agreement contemplated that Mr. Williams and certain affiliated entities would vote their shares of common stock and partnership units in favor of the proposed transaction, not transfer such shares or partnership units, and not engage in solicitation of alternative acquisition proposals to the extent prohibited by the merger agreement.
Throughout the first week of June 2021, the parties, with the assistance of their outside legal counsel and financial advisors, continued discussions and made significant progress in finalizing the merger agreement and other transaction documents and completing due diligence.
On June 2, 2021, Simpson Thacher, on behalf of Blackstone, sent Hogan Lovells and Paul Weiss, on behalf of the Company, a draft amendment to the fifth amended and restated agreement of limited partnership of the Partnership, which we refer to as the “partnership agreement,” setting forth certain amendments to the partnership agreement to be adopted upon the partnership merger relevant to those unitholders of the Partnership who elect to retain their Class A partnership units (as further discussed below under “The Merger Agreement — Treatment of Interests in the Partnership”). The parties did not engage in any discussion regarding any proposed amendments to the partnership agreement or the number of Class A partnership units to be retained by any unitholder until after market close on June 4, 2021, as discussed further below.

The purchase price and other material terms of the proposed transaction between the Company and Blackstone were agreed as of June 3, 2021. Blackstone had indicated, however, that prior to proceeding to signing, it would need to discuss and reach an agreement with Mr. Williams that he and his affiliated entities would retain a substantial portion of the Class A partnership units owned by them and that the proposed transaction would not trigger any rights under Mr. Williams’ existing tax protection agreement with respect to such retained Class A partnership units.
Upon request by Mr. Williams, Mr. Trahanas, as the Company’s lead independent director and on behalf of the board of directors, authorized Mr. Williams to meet with and listen to representatives of Blackstone on June 3, 2021, provided that he not engage in any discussions about any individual arrangements until after market close on June 4, 2021. Later on June 3, 2021, representatives of Blackstone met with Mr. Williams and his legal counsel and Mr. Berson over dinner in New York. Prior to this meeting, Mr. Williams had not engaged in discussions with, or entered into any agreement, arrangement or understanding with, Blackstone concerning specific terms of Mr. Williams’ equity, tax protection, employment or role with the Company’s business following the closing of the proposed transaction, and at this meeting, Mr. Williams only listened to the representatives of Blackstone on these matters and did not engage in discussions or negotiations. At this meeting, representatives of Blackstone expressed their desire that Mr. Williams and other senior executives continue to lead the Company following the closing of the proposed transaction and outlined the parameters of the types of equity compensation arrangements that Blackstone typically establishes for investments of this type. They also described the opportunity for Mr. Williams and the other holders of Class A partnership units to elect to retain their Class A partnership units, which could, after a period of time, be exchanged for units in BREIT Operating Partnership L.P. They indicated Mr. Williams and his affiliated entities would be required to retain a substantial portion of their Class A partnership units and to agree that the proposed transaction would not trigger any rights under Mr. Williams’ existing tax protection agreement with respect to such retained Class A partnership units. They also explained that, in order to pay a portion of the merger consideration to the holders of Class A common stock, Blackstone anticipated the Partnership distributing, immediately following the partnership merger, some of the proceeds of its financing to the Company and the other holders of Class A partnership units who elect to retain their units, on a pro rata basis. Given the number of Class A partnership units that Mr. Williams and certain affiliated entities agreed to retain and assuming no other holders of Class A partnership units elect to retain Class A units, Blackstone has indicated that Mr. Williams and his affiliated entities are expected to receive a distribution of approximately $140 million to $150 million (as further described below under “— Interests of Our Directors and Executive Officers in the Mergers — Treatment of Interests in the Partnership”).
At approximately 4:30 p.m., Eastern Time, on June 4, 2021, Mr. Williams and his legal counsel and representatives of Blackstone and Simpson Thacher reconvened to discuss the matters raised at the dinner the prior evening, which discussions continued through the afternoon of June 6, 2021. During such period, Mr. Williams and his legal counsel and representatives of Blackstone and Simpson Thacher negotiated the terms of the support agreement and a separate letter agreement, pursuant to which, among other things, Mr. Williams and certain affiliated entities agreed to elect to retain 5,489,898 Class A partnership units and to receive cash consideration in respect of 609,989 Class A partnership units, the Surviving Partnership agreed to make a payment estimated to be approximately $10 million (based on current tax laws and values as of December 31, 2020, as adjusted to reflect the actual protected gain) pursuant to the terms of the existing tax protection agreement solely with respect to such 609,989 Class A partnership units, Mr. Williams and certain affiliated entities agreed that the proposed transaction would not trigger any rights under the existing tax protection agreement with respect to the retained Class A partnership units and the tax protection period under the tax protection agreement was extended from January 1, 2026 to October 1, 2033, each as further discussed below under “— Interests of Our Directors and Executive Officers in the Mergers — Williams Letter Agreement.”
On June 6, 2021, the Company’s board of directors held a meeting, with members of the Company’s management team and representatives from Jefferies, Morgan Stanley, Hogan Lovells and Paul Weiss in attendance. The board of directors received an update on the status of negotiations of the merger agreement with Blackstone. The board of directors asked questions and engaged in discussion. Representatives of Jefferies and Morgan Stanley presented to the Company’s board of directors their financial analysis of the merger consideration to be received by holders of the Company’s Class A common stock. Representatives of

Paul Weiss and Hogan Lovells then reminded the members of the board of directors of their duties under Maryland law and noted that both Jefferies and Morgan Stanley had provided letters to the Company that had identified relationships between the applicable advisor and Blackstone, copies of which had been provided to the directors prior to this meeting, and provided a summary of the final merger agreement and a proposed amendment to the Company’s bylaws that would make specified state and federal courts in Maryland the sole and exclusive forum for litigation relating to the Company’s internal affairs, including stockholder derivative suits and alleged breaches of duties owed to stockholders, and the federal district courts in the United States the sole and exclusive forum for litigation arising under the Securities Act of 1933, as amended. The Company’s board of directors asked questions and engaged in discussion. The board of directors then met in executive session, without members of the Company’s management present, during which representatives of Paul Weiss and Hogan Lovells briefed the directors on and discussed the proposed terms of the support agreement and retention of Class A partnership units that Blackstone was requiring Mr. Williams to agree to in order to proceed with the proposed transaction, including the fact that Mr. Williams would agree to retain 90% of the existing units in the Partnership held by him and his affiliates (with the remainder being cashed out in the transaction) and that Mr. Williams and any other unitholders in the Partnership who elect to retain their units would participate in the distribution by the Partnership, immediately following the partnership merger, of some of the proceeds of Blackstone’s financing to the Company and such unitholders, on a pro rata basis. Following this executive session, representatives of Morgan Stanley and Jefferies each separately delivered to the Company’s board of directors an oral opinion, which was subsequently confirmed by delivery of separate written opinions each dated June 6, 2021, to the effect that as of such date, and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by each financial advisor as set forth in their respective written opinions, the merger consideration to be received by holders of the shares of Class A common stock pursuant to the merger agreement was fair, from a financial point of view, to the holders of such shares of Class A common stock (other than Parent and its affiliates). Matt Thomson, the Company’s general counsel, then reviewed the proposed resolutions prepared for the proposed transaction. Following these presentations and discussions, and other discussions by the Company’s board of directors concerning, among other things, the matters described below under “— The Mergers — Reasons for the Mergers,” the Company’s board of directors, by the unanimous vote of all directors, determined the mergers advisable and approved the mergers on the terms and conditions set forth in the merger agreement and unanimously recommended the approval of the mergers by Company’s stockholders.
Following the Company’s board meeting, the Company contacted representatives of Blackstone to advise them that the Company’s board of directors had unanimously approved the proposed transaction.
During the early morning on June 7, 2021, the Company, affiliates of Blackstone and the other parties thereto executed and delivered the merger agreement, and Mr. Williams, certain affiliated entities and affiliates of Blackstone executed and delivered the support agreement and the letter agreement. The Company and Blackstone arranged for issuance of a joint press release publicly announcing the mergers and execution of the merger agreement before the opening of the market on June 7, 2021.
On June 7, 2021, representatives of Morgan Stanley and Jefferies began contacting potential counterparties that might consider entering into an alternative transaction with the Company in connection with the go-shop period.
During the go-shop period, Morgan Stanley and Jefferies contacted seven potential counterparties and received an inbound inquiry from one additional potential counterparty, consisting of two strategic parties and six financial sponsor parties. Of these parties, one entered into a non-disclosure agreement with the Company, which did not contain standstill restrictions (as permitted under the merger agreement), and received non-public due diligence information about the Company. However, none of these parties made an acquisition proposal with respect to the Company. During the go-shop period, Morgan Stanley and Jefferies provided regular updates regarding the go-shop process to the Company.
The go-shop period expired at 11:59 p.m., New York City time, on July 17, 2021.
Reasons for the Mergers
In reaching its decision to approve the merger agreement, declare the merger agreement and the transactions contemplated by the merger agreement, including the merger, to be advisable and in the best interests of the Company and our stockholders and to recommend approval of the merger and the other transactions contemplated by the merger agreement to our common stockholders, the Company’s board of directors consulted with the Company’s management team, as well as our financial advisors and outside legal counsel, and considered a number of factors, including the following material factors which the board of directors viewed as supporting its decision to approve the merger agreement, to declare the merger agreement and the transactions contemplated by the merger agreement, including the merger, to be advisable and in the best interests of the Company and our stockholders and to recommend approval of the merger and the other transactions contemplated by the merger agreement to our common stockholders:
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the current and historical trading prices of our shares of common stock, and the fact that the merger consideration of $78.00 per share in cash represents a premium of approximately 21% to the closing price of our Class A common stock as of June 4, 2021, the last trading day prior to the public announcement of the merger agreement, and a premium of approximately 24% over the 90-day volume weighted average share price ended June 4, 2021;

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the risks and uncertainties of remaining as an independent public company, including the Company’s need to frequently raise capital due to the capital-intensive nature of the Company’s business, the difficulty and cost of obtaining capital and challenges of acquiring data center real estate assets on an accretive basis;

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that a private bidder might be able to realize more value from the business than a public company bidder and thereby pay a higher price to acquire the Company, including the ability of private companies to use higher leverage to pursue growth that is more accretive, to absorb near-term dilution from capital expenditures in favor of longer-term growth and to fund developments without having to rely on the volatility of equity capital markets;

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the fact that the merger consideration was the result of arm’s-length negotiations and that we negotiated two price increases by Blackstone from its initial proposed price of $75.00 per share and the board of directors’ belief that the merger consideration was the maximum price that Blackstone was willing to pay;

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the board of directors’ belief that, in light of Blackstone’s strategic focus on acquiring data center real estate assets and substantial available capital, Blackstone was the possible acquiror likely to offer the highest price for the Company;

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the board of directors’ beliefs that contacting other potential bidders before announcing a transaction, would result in significant risks to the Company and its business, including: the impediments to raising necessary capital during a lengthy, non-public sale process (which would continue to be required during such a lengthy process due to the Company’s funding needs); concerns about market leaks and rumors regarding a potential transaction disrupting customer relationships, jeopardizing customer deals currently in the pipeline and risking customer attrition and employee turnover, as well as leading to turnover in the Company’s stockholder base and potential stock price volatility; negative effects experienced by another data center company that had recently explored a sale process that was ultimately unsuccessful, which the board of directors believed had resulted in a number of the above-described negative impacts on that company; the limited universe of potential third parties with the financial ability to acquire the Company in light of the size of the Company (including relative to its peers) and the geographic footprint and strategic focus of the Company as compared to other companies in the industry; and the fact that leverage constraints could impact the price that public company bidders may be able to pay; and that the Company had not been able to secure additional private capital on an accretive basis during the more than two years since its entry into the previously described joint venture with Alinda;

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the Company’s right under the merger agreement, during a 40-day “go shop” period, whereby the Company may actively solicit additional acquisition proposals from, and furnish information to and conduct negotiations with, third parties providing an opportunity to determine if a third party is willing to pay a higher value per share than Blackstone;

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the Company’s right under the merger agreement, in response to unsolicited acquisition proposals, to furnish information to and conduct negotiations with third parties in certain circumstances;

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the board of directors’ right, under the merger agreement, to withhold, withdraw, modify or qualify its recommendation that our stockholders vote to approve the merger and the other transactions contemplated by the merger agreement under certain circumstances, subject to payment of a termination fee if Parent elects to terminate the merger agreement in such circumstances;

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the Company’s right to terminate the merger agreement, under certain circumstances, in order to enter into a definitive agreement providing for the implementation of a superior proposal if the board of directors determines in good faith, after consultation with outside legal counsel and financial advisors, taking into account any changes to the merger agreement proposed in writing by Parent, that the superior proposal continues to constitute a superior proposal, upon payment of a termination fee;

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the fact that in certain circumstances a lower termination fee of $128 million (representing approximately 1.75% of the Company’s equity value and approximately 1.3% of the Company’s enterprise value) will be payable by the Company, and that the lower termination fee of $128 million and the termination fee of $220 million (representing approximately 3% of the Company’s equity value and approximately 2.2% of the Company’s enterprise value) were viewed by the board of directors, after consultation with our outside legal counsel and financial advisors, as reasonable under the circumstances and not likely to preclude any other party from making a competing acquisition proposal;

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the fact that the merger consideration is a fixed cash amount, providing our stockholders with certainty of value and liquidity immediately upon the closing of the merger, in comparison to the risks, uncertainties and longer potential timeline for realizing equivalent value from the Company’s standalone business plan or possible strategic alternatives involving transactions in which all or a portion of the consideration would be payable in equity or involving portfolio transactions;

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the Company’s ability to continue declaring and paying its regular quarterly cash dividends on the Company’s common stock and preferred stock without a reduction in the merger consideration;

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the belief that the merger is more favorable to the Company’s stockholders than other strategic alternatives available to the Company, including remaining as an independent public company, the feasibility of such alternatives and the significant risks and uncertainties associated with pursuing such alternatives;

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the belief that conditions for a sale transaction in the real estate market are generally favorable, with prices for data center real estate assets being at or near historical highs while interest rates are or near historical lows, and the possibility that interest rates may rise in the future, which may result in less favorable conditions for sale transactions in the real estate markets;

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the high probability that the mergers would be completed based on, among other things, Blackstone’s proven ability to complete large acquisition transactions, Blackstone’s extensive experience in the real estate industry, the absence of a financing contingency and the $805 million reverse termination fee, payable to the Company if the merger agreement is terminated in certain circumstances, which payment is guaranteed by the Sponsors;

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the financial analysis of Morgan Stanley, reviewed and discussed with our board of directors, and its oral opinion subsequently confirmed in writing, that, as of June 6, 2021 and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth in its written opinion, the merger consideration to be received by the holders of shares of Class A common stock pursuant to the merger agreement was fair from a financial point of view to such holders of shares of Class A common stock (other than Parent and its affiliates) (for more information, see “— Opinions of Our Financial Advisors — Opinion of Morgan Stanley & Co. LLC”);

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the financial analysis of Jeffries, reviewed and discussed with our board of directors, and its opinion, dated June 6, 2021, to our board of directors as to the fairness, from a financial point of view and as of such date, of the merger consideration to be received by holders of Class A common stock (other than Parent, Merger Sub I, Merger Sub II and their respective affiliates) pursuant to the merger agreement, which opinion was based on and subject to various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken as further described under “— Opinions of Our Financial Advisors — Opinion of Jefferies LLC”;
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the terms and conditions of the merger agreement, which were reviewed by the board of directors with our outside legal counsel and financial advisors, and the fact that such terms were the product of arm’s-length negotiations between the parties; and

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the fact that the merger would be subject to the approval of our common stockholders, and our common stockholders would be free to reject the merger by voting against the merger for any reason, including if a higher offer were to be made prior to the stockholders’ meeting (in certain cases subject to payment by the Company of a $220 million termination fee if the Company subsequently were to enter into a definitive agreement relating to, or to consummate, an acquisition proposal).

The Company’s board of directors also considered a variety of risk and other potential negative factors in its consideration of the merger agreement and the merger, including the following material potentially negative factors:
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our inability, after 11:59 p.m. (New York City time) on July 17, 2021, to solicit competing acquisition proposals and the possibility that the $220 million termination fee (or $128 million termination fee under certain circumstances) payable by us upon the termination of the merger agreement under certain circumstances could discourage other potential bidders from making a competing bid to acquire us;

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the fact that, following the merger, the Company will no longer exist as an independent public company and our existing stockholders will not participate in any future earnings or growth;

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the fact that the mergers might not be consummated in a timely manner or at all, due to a failure of certain conditions to the closing of the mergers;

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the fact that if any of Parent, Merger Sub I or Merger Sub II fails, or threatens to fail, to satisfy its obligations under the merger agreement, we are not entitled to specifically enforce the merger agreement or the equity commitment letters, and that our exclusive remedy, available if the merger agreement is terminated in certain circumstances, would be limited to a reverse termination fee payable by Parent in the amount of $805 million (the payment of which is guaranteed by the Sponsors);

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the restrictions on the conduct of our business prior to the completion of the mergers, which could delay or prevent us from undertaking business opportunities that may arise pending completion of the mergers;

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the fact that an all-cash merger would be taxable to our stockholders for U.S. federal income tax purposes;

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the fact that, under Maryland law, our stockholders are not entitled to appraisal rights, dissenters’ rights or similar rights of an objecting stockholder in connection with the merger;

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the significant costs involved in connection with entering into the merger agreement and completing the mergers and the substantial time and effort of management required to consummate the mergers and related disruptions to the operation of our business; and

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the fact that the announcement and pendency of the transactions contemplated by the merger agreement, the failure to complete the mergers, and/or actions that the Company may be required, or Blackstone may be permitted, to take under the merger agreement could have an adverse impact on our existing and prospective business relationships with customers and other third parties and on our employees.

In addition, the board of directors was aware of and considered the fact that some of our directors and executive officers have interests in the mergers that are different from, or in addition to, our stockholders generally, including those interests that are a result of employment and compensation arrangements with the Company. For more information, see “— Interests of Our Directors and Executive Officers in the Mergers.”
The foregoing discussion of the factors considered by the Company’s board of directors is not intended to be exhaustive and is not provided in any specific order or ranking, but rather includes the material factors considered by the board of directors. In reaching its decision to approve the merger agreement, to declare the merger agreement and the transactions contemplated by the merger agreement, including the merger, to be advisable and in the best interests of the Company and our stockholders and to recommend approval of the merger and the other transactions contemplated by the merger agreement to our common stockholders, the board of directors did not quantify, rank or otherwise assign any relative weights to, and did not make specific assessments of, the factors considered, and individual directors may have given different weights to different factors. The board of directors did not reach any specific conclusion with respect to any of the factors or reasons considered, but determined that, in the aggregate, the potential benefits considered outweighed the potential risks or possible negative consequences of approving the merger, the merger agreement, and the other transactions contemplated by the merger agreement. The explanation of the factors and reasoning set forth above contain forward-looking statements and should be read in conjunction with the information under “Cautionary Statement Regarding Forward-Looking Statements.”
Recommendation of Our Board of Directors
Our board of directors has unanimously approved the merger agreement and determined the merger agreement and the transactions contemplated by the merger agreement, including the mergers, to be advisable and in the best interests of the Company and our stockholders and the Partnership and its limited partners and the Company’s other subsidiaries. Our board of directors recommends that you vote “FOR” the merger proposal, “FOR” the advisory compensation proposal and “FOR” the adjournment proposal.
Unaudited Prospective Financial Information
As a matter of general practice, due to the unpredictability of the underlying assumptions and estimates inherent in preparing financial projections, we do not publicly disclose detailed projections as to our anticipated financial position or results of operations, other than providing, from time to time, estimated ranges for the then-current fiscal year of certain expected financial results and operational metrics in our regular earnings press releases and other investor materials.
However, in connection with the evaluation of a possible transaction, our management prepared certain unaudited prospective financial information for the Company on a consolidated basis for fiscal years ending December 31, 2021 through December 31, 2025 (which we refer to as the “financial projections”), which is summarized below. Such financial projections were provided to our board of directors, and to Morgan Stanley and Jefferies for use in connection with their financial analyses and fairness opinions. The financial projections also were provided to Blackstone in connection with its due diligence review.
These financial projections were not intended for public disclosure, and, accordingly, do not necessarily comply with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts or generally accepted accounting principles, or GAAP. Neither our independent registered public accounting firm nor any other independent accountants have audited, compiled or performed any procedures with respect to the projections nor expressed an opinion or any form of assurance on the financial projections or their achievability, and they assume no responsibility for, and disclaim any association with, such financial projections. A summary of the financial projections is included in this proxy statement only because the financial projections were made available to our board of directors, Morgan Stanley, Jefferies, and Blackstone as described in this proxy statement. The inclusion of the financial projections in this proxy statement does not constitute an admission or representation by us that the information is material.
In the view of our management, the financial projections were prepared on a reasonable basis reflecting management’s best available estimates and judgments regarding our future financial performance at the time they were prepared. The financial projections have been included only to reflect information made available at the time of certain events and decisions to our board of directors, Morgan Stanley, Jefferies, and Blackstone, are not facts and should not be relied upon as indicative of actual future results, and you are cautioned not to rely on the financial projections. Some or all of the assumptions that have been made in connection with the preparation of the financial projections may have changed since the date the financial projections were prepared. None of the Company, Blackstone nor any of our or their respective affiliates, advisors or other representatives assumes any responsibility for the validity, reasonableness, accuracy or completeness of the financial projections. None of the Company, Blackstone nor any of their respective affiliates has or intends to, and each of them disclaims any obligation to, update, revise or correct the financial projections if any or all of them have become or become inaccurate (even in the short term) since the time of their preparation. These considerations should be taken into account in reviewing the financial projections, which were prepared as of an earlier date.
The financial projections do not reflect changes in general business or economic conditions since the time they were prepared, changes in our businesses or prospects since the time they were prepared, or any other transaction or event that has occurred or that may occur and that was not anticipated at the time the financial projections were prepared, and the financial projections are not necessarily indicative of current values or future performance, which may be significantly more favorable or less favorable than as set forth below and should not be regarded as a representation that the financial forecasts will be achieved. The projections also reflect assumptions as to certain business decisions that are subject to change. In addition, our future financial performance may be affected by our ability to successfully implement a number of initiatives to improve our operations and financial performance and our ability to achieve strategic goals, objectives and targets over the applicable periods.
Because the financial projections reflect subjective judgment in many respects, they are susceptible to multiple interpretations and frequent revisions based on actual experience and business developments. The financial projections also cover multiple years, and such information by its nature becomes less predictive with each succeeding year. The financial projections constitute forward-looking information and are subject to a wide variety of significant risks and uncertainties that could cause the actual results to differ materially from the projected results. For additional information on factors that may cause our future financial results to materially vary from the projected results summarized below, see “Cautionary Statement Regarding Forward-Looking Statements,” beginning on page 23. Accordingly, there can be no assurance that the projected results summarized below will be realized or that actual results will not differ materially from the projected results summarized below, and the financial projections cannot be considered a guarantee of future operating results and should not be relied upon as such. Neither we nor our affiliates or advisors or any other person has made any representation to any of our stockholders or any other person regarding our actual performance compared to the results included in the financial projections. We have not made any representation to Blackstone or its affiliates, in the merger agreement or otherwise, concerning the projections.
The financial projections should be evaluated, if at all, in conjunction with the historical financial statements and other information contained in our public filings with the SEC. The financial projections do not take into account any circumstances or events occurring after the date they were prepared, including the mergers. Further, the financial projections do not take into account the effect of any failure of the mergers to be consummated and should not be viewed as accurate or continuing in that context.
Financial Projections
The following table summarizes the financial projections of the Company that were provided to our board of directors in connection with the evaluation of a possible transaction. The following financial projections were also provided to Morgan Stanley and Jefferies by us for use in connection with their financial analyses and the fairness opinions rendered to our board of directors (summarized under “— Opinions of Our Financial Advisors — Opinion of Morgan Stanley & Co. LLC” beginning on page 50 of this proxy statement and “— Opinions of Our Financial Advisors — Opinion of Jefferies LLC” beginning on page 58 of this proxy statement). A subset of the following financial projections, which included revenue, adjusted EBITDA, capital expenditures and operating funds from operations per diluted share, was provided to Blackstone in connection with the evaluation of a possible transaction.
The Company’s management made various assumptions when preparing the financial projections. These assumptions include annual revenue growth of approximately 14% on average from fiscal year end 2020 to fiscal year end 2025, annual adjusted EBITDA growth of approximately 14% on average from fiscal year end 2020 to fiscal year end 2025, annual adjusted EBITDA margin expansion of approximately 40 basis points on average from fiscal year end 2020 to fiscal year end 2025, and annual operating funds from operations per diluted share growth of approximately 6% on average from fiscal year end 2020 to fiscal year end 2025.

(in millions, except for per share amounts)	2021E	2022E	2023E	2024E	2025E
Revenue	628	708	809	913	1,019
Adjusted EBITDA(1)	346	396	456	520	586
Capital Expenditures	1,193	996	1,004	990	900
Unlevered Free Cash Flows(2)	(851)	(596)	(570)	(507)	(355)
Operating Funds from Operations (OFFO) Per Share – Diluted(3)	$3.02	$3.16	$3.34	$3.56	$3.79
Adjusted Funds from Operations (AFFO) Per Share – Diluted (4)	$2.60	$2.85	$3.10	$3.36	$3.62

(1)
Adjusted EBITDA is a non-GAAP financial measure and should not be considered as an alternative to net income as a measure of operating performance or cash flow from operating activities or as a measure of liquidity. Adjusted EBITDA was calculated as net income adjusted to exclude gains (or losses) from sales of depreciated property related to our primary business, income tax expense (or benefit), interest expense, depreciation and amortization, impairments of depreciated property related to our primary business, similar adjustments for unconsolidated entities, certain nonroutine charges, write off of unamortized deferred financing costs, gains (losses) on extinguishment of debt, restructuring costs, and transaction and integration costs, as well as the Company’s pro-rata share of each of those respective expenses associated with the unconsolidated entity, and certain non-cash recurring costs such as equity-based compensation.

(2)
Unlevered Free Cash Flows is a non-GAAP financial measure and should not be considered as an alternative to net income as a measure of operating performance or cash flow from operating activities or as a measure of liquidity. Unlevered Free Cash Flow was calculated as Adjusted EBITDA less stock-based compensation, capital expenditures, and changes in net working capital.

(3)
Operating Funds from Operations (“OFFO”) is a non-GAAP financial measure and should not be considered as an alternative to net income as a measure of operating performance or cash flow from operating activities or as a measure of liquidity. OFFO was calculated as funds from operations (“FFO”) excluding certain non-routine charges and gains and losses that management believes are not indicative of the results of the Company’s operating real estate portfolio. FFO represents net income (loss) (computed in accordance with GAAP), adjusted to exclude gains (or losses) from sales of depreciable real estate related to our primary business, impairment write-downs of depreciable real estate related to our primary business, real estate-related depreciation and amortization, and similar adjustments for unconsolidated entities. To the extent we incur gains or losses from the sale of assets that are incidental to our primary business, or incur impairment write-downs associated with assets that are incidental to our primary business, we include such amounts in our calculation of FFO. OFFO per share was calculated by dividing OFFO by the weighted average fully diluted shares outstanding. The Company’s calculation of OFFO may differ from methodologies utilized by other REITs for similar performance measurements and, accordingly, may not be comparable to those of other REITs.

(4)
Adjusted Funds from Operations (“AFFO”) is a non-GAAP financial measure and should not be considered as an alternative to net income as a measure of operating performance or cash flow from operating activities or as a measure of liquidity. AFFO was calculated by adding or subtracting from OFFO items such as: maintenance capital investment, paid leasing commissions, amortization of deferred financing costs, non-real estate depreciation and amortization, straight-line rent adjustments, income taxes, equity-based compensation and similar adjustments for unconsolidated entities. AFFO per share was calculated by dividing AFFO by the weighted average fully diluted shares outstanding. The Company’s calculation of AFFO may differ from methodologies utilized by other REITs for similar performance measurements and, accordingly, may not be comparable to those of other REITs.

Opinions of Our Financial Advisors
Opinion of Morgan Stanley & Co. LLC
We retained Morgan Stanley to provide us with financial advisory services in connection with the proposed mergers. We selected Morgan Stanley to act as our financial advisor based on Morgan Stanley’s qualifications, expertise and reputation, and its knowledge of the business and affairs of the Company. As part of this engagement, our board of directors requested that Morgan Stanley evaluate the fairness from a financial point of view of the merger consideration to be received by the holders of shares of Class A common stock pursuant to the merger agreement. On June 6, 2021, at a meeting of our board of directors, Morgan Stanley rendered its oral opinion, subsequently confirmed in writing by delivery of a written opinion to our board of directors dated June 6, 2021, that, as of that date and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth in the written opinion, the merger consideration to be received by the holders of shares of Class A common stock pursuant to the merger agreement was fair from a financial point of view to such holders of shares of Class A common stock (other than Parent and its affiliates).

The full text of the written opinion of Morgan Stanley, dated as of June 6, 2021, is attached to this proxy statement as Annex B and is hereby incorporated into this proxy statement by reference in its entirety. You should read the opinion in its entirety for a discussion of the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Morgan Stanley in rendering its opinion. We encourage you to read the entire opinion and the summary of Morgan Stanley’s opinion below carefully and in their entirety. This summary of the opinion of Morgan Stanley set forth in this proxy statement is qualified in its entirety by reference to the full text of the opinion. Morgan Stanley’s opinion is directed to our board of directors, in its capacity as such, addresses only the fairness of the merger consideration to be received by the holders of shares of Class A common stock (other than Parent and its affiliates) pursuant to the merger agreement from a financial point of view to such holders as of the date of the opinion and does not address any other aspects or implications of the mergers. Morgan Stanley’s opinion was not intended to, and does not, constitute a recommendation to any holder of shares of Class A common stock as to how to vote at the special meeting to be held in connection with the mergers or whether to take any other action with respect to the mergers. Morgan Stanley was not requested to opine as to, and its opinion did not in any manner address the relative merits of, the transactions contemplated by the merger agreement as compared to other business or financial strategies that might be available to the Company, nor did it address the underlying business decision of the Company to enter into the merger agreement or proceed with any other transaction contemplated by the merger agreement.
In connection with rendering its opinion, Morgan Stanley, among other things:
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reviewed certain publicly available financial statements and other business and financial information of the Company;

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reviewed certain internal financial statements and other financial and operating data concerning the Company;

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reviewed certain financial projections prepared by the management of the Company;

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discussed the past and current operations and financial condition and the prospects of the Company with senior executives of the Company;

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reviewed the reported prices and trading activity for the Class A common stock;

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compared the financial performance of the Company and the prices and trading activity of the Class A common stock with that of certain other publicly-traded companies comparable with the Company and their securities;

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reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

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participated in certain discussions and negotiations among representatives of the Company and Parent and their financial and legal advisors;

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reviewed the merger agreement and certain related documents; and

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performed such other analyses, reviewed such other information and considered such other factors as Morgan Stanley deemed appropriate.

In arriving at its opinion, Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to it by the Company, and formed a substantial basis for its opinion. With respect to the financial projections, Morgan Stanley assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company of the future financial performance of the Company. In addition, Morgan Stanley assumed that the mergers will be consummated in accordance with the terms set forth in the merger agreement without any waiver, amendment or delay of any terms or conditions, including, among other things, that the definitive merger agreement would not differ in any material respect from the draft thereof furnished to Morgan Stanley. Morgan Stanley was advised by the Company that the Company has operated in conformity with the requirements for qualification as a REIT for U.S. federal income tax purposes since its formation as a REIT and Morgan Stanley assumed that the mergers will not adversely affect such status or operations of the Company. Morgan Stanley assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed mergers, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed mergers. Morgan Stanley did not express any view on, and its opinion did not address, any other term or aspect of the merger agreement or the transactions contemplated thereby or any term or aspect of any other agreement or instrument contemplated by the merger agreement. Morgan Stanley is not a legal, tax or regulatory advisor. Morgan Stanley is a financial advisor only and relied upon, without independent verification, the assessment of the Company and its legal, tax or regulatory advisors with respect to legal, tax or regulatory matters. Morgan Stanley expressed no opinion with respect to the fairness of the amount or nature of the compensation to any of the Company’s officers, directors or employees, or any class of such persons, relative to the merger consideration to be received by the holders of shares of Class A common stock pursuant to the merger agreement. Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of the Company, nor was it furnished with any such valuations or appraisals. Morgan Stanley’s opinion was necessarily based on financial, economic, market, tax and other conditions as in effect on, and the information made available to it as of, the date of its opinion. Events occurring after such date may affect Morgan Stanley’s opinion and the assumptions used in preparing it, and Morgan Stanley did not assume any obligation to update, revise or reaffirm its opinion. Morgan Stanley also expressed no opinion as to the relative fairness of any portion of the merger consideration to be paid pursuant to the merger agreement to holders of any series of common or preferred stock of the Company or any other holder of equity securities of an affiliate of the Company.
Morgan Stanley noted that in arriving at its opinion, Morgan Stanley was not authorized to solicit, and did not solicit, interest from any party with respect to the acquisition, business combination or other extraordinary transaction, involving the Company.
Summary of Financial Analyses of Morgan Stanley
The following is a summary of the material financial analyses performed by Morgan Stanley in connection with its oral opinion and the preparation of its written opinion letter to our board of directors dated June 6, 2021. The following summary is not a complete description of the financial analyses performed and factors considered by Morgan Stanley in connection with its opinion, nor does the order of analyses described represent the relative importance or weight given to those analyses. Some of these summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. The analyses listed in the tables and described below must be considered as a whole. Assessing any portion of such analyses and of the factors reviewed, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying Morgan Stanley’s opinion. Furthermore, mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using the data referred to below.
Comparable Public Companies Analysis
Morgan Stanley reviewed and compared certain publicly available and internal financial information, publicly available and internal ratios and publicly available market multiples relating to the Company with equivalent publicly available data for companies that share similar business characteristics with the Company to derive an implied equity value reference range for the Company. Morgan Stanley reviewed the following publicly-traded companies (which are referred to as “selected companies” in this section): CoreSite Realty Corporation, CyrusOne Inc., Digital Realty Trust, Inc., Equinix, Inc. and Switch, Inc.
For purposes of this analysis, Morgan Stanley analyzed certain statistics for each of these companies for comparison purposes, including the ratios of share price to consensus Wall Street research analyst (which we refer to as “Street consensus”) estimated funds from operations, which is referred to as “FFO” in this section, for calendar years 2021 and 2022, share price to Street consensus estimated adjusted funds from operations, which is referred to as “AFFO” in this section, for calendar years 2021 and 2022, and aggregate value to Street consensus estimated earnings before interest, taxes, depreciation and amortization, which is referred to as “EBITDA” in this section, for calendar year 2021. Morgan Stanley also analyzed the premium or discount represented by the ratio of share price to Street consensus estimated net asset value, which is referred to as “NAV” in this section, and to the estimated NAV, as of June 4, 2021, published by Green

Street Advisors, an independent research and advisory firm concentrating on commercial real estate. The multiples and ratios for each of the selected companies were calculated using their respective closing prices on June 4, 2021 and were based on the most recent publicly available information and Street consensus estimates as of June 4, 2021, which represents the last closing price for the Class A common stock and the selected companies’ stock prior to the announcement of the mergers. Morgan Stanley derived a range for each metric based on its professional judgment after reviewing the selected companies’ ranges for each metric, the historical ranges of the Company for each metric (or, in the case of FFO, the historical ranges of the Company’s OFFO metric) and the business models of the selected companies as compared to the Company’s business model.
Morgan Stanley then used these multiple ranges to derive separate implied per share equity value reference ranges for the Company using each of the metrics reviewed by applying the range derived from the selected companies for each metric to the corresponding Company metrics (or, in the case of the ranges derived from the selected companies’ FFO metrics, by applying them to the Company’s corresponding OFFO metric). The following table reflects the results of this analysis:
	Range		Implied Per Share Equity Value Range
	Low	High	Low	High
Aggregate Value / 2021E EBITDA	21.0x	25.0x	$62.71	$77.48
Price / 2021E OFFO	19.0x	24.0x	$57.47	$72.60
Price / 2021E AFFO	19.0x	25.0x	$49.35	$64.93
Price / 2022E OFFO	17.5x	22.5x	$55.32	$71.13
Price / 2022E AFFO	18.0x	23.0x	$51.33	$65.59
Premium / Discount to the mean Street consensus estimated NAV	10%	25%	$66.57	$75.64
Premium / Discount to Green Street Advisor’s estimated NAV	15%	30%	$57.63	$65.15
No company utilized in the comparable company analysis is identical to the Company. In evaluating comparable companies, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, which are beyond the Company’s control, such as the impact of competition on the Company and the industry generally, industry growth, and the absence of any adverse material change in the financial condition and prospects of the Company or the industry, or in the financial markets in general.
Mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using comparable company data.
Dividend Discount Analysis
Morgan Stanley performed a dividend discount analysis, which is designed to imply a value of a company by calculating the present value of estimated future dividend payments per share and terminal value of the company. Morgan Stanley calculated ranges of implied equity values per share of Class A common stock, based on a dividend discount analysis utilizing Company management projections of cash flows, dividends per share and expected capital structure from June 30, 2021 through December 31, 2024.
The dividends per share from June 30, 2021 to December 31, 2024 were discounted to present value as of June 30, 2021 using a range of discount rates from 5.5% to 7.5% representing the Company’s cost of equity. The cost of equity was determined utilizing the capital asset pricing model.
Morgan Stanley then calculated an implied terminal value of the Company as of December 31, 2024 by applying a range of multiples of 19.0x to 25.0x derived based on its professional judgment to calendar year 2025 estimated AFFO per share of $3.62 and discounting by a range of discount rates from 5.5% to 7.5% representing the Company’s cost of equity. This present value of the implied terminal value of the Company was then added to the implied present value of the estimated future dividend payments per share.
This analysis implied the following range for the shares of Class A common stock, as compared to the merger consideration of $78.00 per share:

Implied Per Share Equity Value Reference Range	Per Share Merger Consideration
$60.21 to $82.07	$78.00
Premiums Paid Analysis
Using publicly available information, Morgan Stanley reviewed the terms of selected public company precedent transactions announced between February 28, 2011 to April 29, 2021, in which the targets were REITs and the transaction value was at least $4.0 billion (but excluding affiliated company mergers and acquisitions, merger of equals and acquisitions of non-traded or private REITs). All transactions that Morgan Stanley found that satisfied the foregoing criteria were included in the premiums paid analysis.
Selected Precedent Transactions
Transaction Announcement Date	Target	Acquiror
April 29, 2021	VEREIT, Inc.	Realty Income Corporation
April 15, 2021	Weingarten Realty Investors	Kimco Realty Corporation
February 10, 2020	Taubman Centers, Inc.	Simon Property Group, L.P.
October 27, 2019	Liberty Property Trust	Prologis, L.P.
September 6, 2018	LaSalle Hotel Properties	Pebblebrook Hotel Trust
July 31, 2018	Forest City Realty Trust, Inc.	Brookfield Asset Management Inc.
June 25, 2018	Education Realty Trust, Inc.	Greystar Investment Group
May 7, 2018	Gramercy Property Trust	Blackstone Real Estate Partners VIII, L.P.
April 29, 2018	DCT Industrial Trust Inc.	Prologis, Inc.
November 13, 2017	GGP Inc.	Brookfield Property Partners L.P.
June 9, 2017	DuPont Fabros Technology, Inc.	Digital Realty Trust, Inc.
November 14, 2016	Equity One, Inc.	Regency Centers Corporation
August 15, 2016	Post Properties, Inc.	Mid-America Apartment Communities, Inc.
November 8, 2015	Plum Creek Timber Co. Inc.	Weyerhaeuser Company
October 8, 2015	BioMed Realty Trust Inc.	Blackstone Real Estate Partners VIII, L.P.
September 8, 2015	Strategic Hotels & Resorts, Inc.	Blackstone Real Estate Partners VIII, L.P.
June 22, 2015	Home Properties Inc.	Lone Star Funds
September 16, 2014	Glimcher Realty Trust	Washington Prime Group Inc.
December 19, 2013	BRE Properties Inc.	Essex Property Trust, Inc.
October 23, 2013	Cole Real Estate Investments, Inc.	American Realty Capital Properties, Inc.
February 28, 2011	Nationwide Health Properties	Ventas, Inc.
Morgan Stanley calculated the premiums paid in these transactions over the applicable unaffected stock price of the acquired company (i.e., the amount by which the price that the purchaser paid for the shares of the target exceeded the unaffected market price of such shares), which represents the volume weighted average stock price for the ten trading days ending five trading days prior to the announcement of such precedent transactions. Morgan Stanley noted that the mean of the premium paid in these precedent transactions was 19.9%.
Based on the results of this analysis and the premiums paid in precedent transactions as outlined above, Morgan Stanley applied a premium range of 14.0% to 22.5% based on the observed fourth quartile and first quartile, respectively, to the last unaffected price for the shares of Class A common stock of $62.81, calculated as the ten day volume weighted average price of the Class A common stock for the period ended May 28, 2021 (the date five business days prior to announcement of the mergers, so as to be comparable to the above definition of unaffected price for the selected precedent transactions), which resulted in the following implied value range of the shares of Class A common stock, as compared to the merger consideration of $78.00 per share:
Implied Per Share of Class A Common Stock Reference Range	Per Share Merger Consideration
$71.58 to $76.95	$78.00
No company or transaction utilized in the premiums paid analysis is identical to the Company or the mergers. The fact that points in the range of implied value per share of Class A common stock derived from the valuation of premiums paid in precedent transactions were less than or greater than the consideration is not necessarily dispositive in connection with Morgan Stanley’s analysis of the merger consideration, but is one of many factors Morgan Stanley considered.
Multiples Paid Analysis
Using publicly available information, Morgan Stanley reviewed the terms of selected public company precedent transactions announced after 2014 to May 19, 2021, in which the targets were data centers and the transaction value was at least $1.0 billion. Based upon the application of its professional judgment, Morgan Stanley selected two transactions that satisfied the foregoing criteria and were included in the multiples paid analysis.
Selected Precedent Transactions
Transaction Announcement Date	Target	Acquiror
October 29, 2019	InterXion Holding N.V.	Digital Realty Trust, Inc.
June 9, 2017	DuPont Fabros Technology, Inc.	Digital Realty Trust, Inc.
For each of the transactions listed above, Morgan Stanley reviewed, among other things, the implied fully-diluted enterprise value of the target company as a multiple of analyst estimates of the next-twelve-months EBITDA of the target company. Based on the analysis of such metrics for the transactions noted above, Morgan Stanley selected a representative range of 20.0x to 23.0x based on its professional judgment that was applied to management’s next-twelve-months EBITDA to arrive at implied fully-diluted enterprise values. Morgan Stanley then subtracted net debt and Series A preferred stock balances to arrive at implied fully-diluted equity values. Morgan Stanley then divided the implied fully-diluted equity values by the number of fully-diluted shares (as provided by the Company), which resulted in the following implied per share equity value range of the shares of Class A common stock, as compared to the merger consideration of $78.00 per share:
Implied Per Share of Class A Common Stock Reference Range	Per Share Merger Consideration
$61.35 to $72.77	$78.00
No company or transaction utilized in the multiples paid analysis is identical to the Company or the mergers. The fact that points in the range of implied value per share of Class A common stock derived from the valuation of multiples paid in precedent transactions were less than or greater than the consideration is not necessarily dispositive in connection with Morgan Stanley’s analysis of the merger consideration, but is one of many factors Morgan Stanley considered.
Certain Additional Information
Morgan Stanley observed certain additional information, discussed below, that was not considered part of Morgan Stanley’s financial analysis with respect to its opinion but was noted for reference purposes.
Historical Stock Price
Morgan Stanley reviewed our stock price performance during the 52 weeks ending on June 4, 2021 (the last trading day before the announcement of the mergers). The following table lists the high and low trading stock price for that period, as compared to the merger consideration of $78.00 per share:

52 Weeks Ending June 4, 2021	Per Share Merger Consideration
$55.91 to $72.60	$78.00
Research Analyst Price Targets and NAV Targets
Morgan Stanley reviewed available public market trading price targets for the Class A common stock by equity research analysts that provided a price target for the Company prior to June 6, 2021 (the day that Morgan Stanley delivered its fairness opinion). Morgan Stanley reviewed the most recent price target published by the 20 analysts prior to such date. These targets reflect each analyst’s estimate of the future public market trading price of the Class A common stock at the time the price target was published. Based on this review, Morgan Stanley noted that the equity research analysts had the following range of price targets, as compared to the merger consideration of $78.00 per share:
Research Analyst Price Targets	Per Share Merger Consideration
$60.00 to $85.00	$78.00
The public market trading price targets per share published by equity research analysts do not necessarily reflect current market trading prices for shares of Class A common stock and these targets are subject to uncertainties, including the future financial performance of the Company and future financial market conditions.
Morgan Stanley also reviewed available equity research analyst estimates of NAV per share of Class A common stock prior to June 6, 2021. Based on this review, Morgan Stanley noted that the equity research analysts had the following range of estimates of NAV per share of Class A common stock, as compared to the merger consideration of $78.00 per share:
Research Analyst NAV Per Share Estimates	Per Share Merger Consideration
$48.19 to $67.00	$78.00
The public market estimates of NAV per share published by equity research analysts do not necessarily reflect current market trading prices for the shares of Class A common stock and these estimates are subject to uncertainties, including the future financial performance of the Company and future financial market conditions.
Forward Stock Price
Morgan Stanley performed a forward share price analysis using management’s quarterly projections of AFFO per share and a range of AFFO multiples of 18.4x to 24.5x based on its professional judgment to project the closing price of the Class A common stock forward to June 30, 2022, and then calculated the present values of those prices back to June 30, 2021 using a discount rate of 6.5%, which represented the mid-point of the Company’s cost of equity utilizing the capital asset pricing model. This resulted in the following implied value range of the shares of Class A common stock, as compared to the merger consideration of $78.00 per share:
Implied Per Share of Class A Common Stock Reference Range	Per Share Merger Consideration
$52.12 to $69.39	$78.00
General
Morgan Stanley performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a financial opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor it considered. Morgan Stanley believes that selecting any portion of these analyses, without considering all analyses as a whole, would create an incomplete view of the process underlying its analyses and opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions.

As a result, the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley’s view of the actual value of the Company.
In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business, regulatory, economic, market and financial conditions and other matters. These include, among other things, the impact of competition on the businesses of the Company and the industry generally, industry growth, and the absence of any adverse material change in the financial condition and prospects of the Company, or the industry, or in the financial markets in general. Many of these assumptions are beyond the control of the Company. Any estimates contained in Morgan Stanley’s analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates.
Morgan Stanley conducted the analyses described above solely as part of its analysis of the fairness from a financial point of view of the merger consideration to be received by the holders of shares of Class A common stock pursuant to the merger agreement, and in connection with the delivery of its opinion as of June 6, 2021 to our board of directors. These analyses do not purport to be appraisals or to reflect the prices at which shares of Class A common stock might actually trade.
The merger consideration was determined through arm’s-length negotiations between the Company and Blackstone and was unanimously approved by our board of directors. Morgan Stanley did not recommend any specific form or amount of merger consideration to us or our board of directors, or that any specific merger consideration constituted the only appropriate consideration for the merger. Morgan Stanley was not requested to opine as to, and its opinion does not in any manner address, the underlying business decision of the Company to proceed with or effect the mergers or the likelihood of consummation of the mergers, nor does it address the relative merits of the mergers as compared to any other alternative business transaction, or other alternatives, or whether or not such alternatives could be achieved or are available. Morgan Stanley’s opinion was not intended to, and does not, express an opinion or a recommendation as to how any holder of shares of Class A common stock should vote at the special meeting to be held in connection with the mergers, or as to any other action that a holder of our shares of common stock should take relating to the mergers.
Morgan Stanley’s opinion and presentation to our board of directors was one of many factors taken into consideration by our board of directors in deciding to approve the mergers and other transactions contemplated by the merger agreement. Consequently, the analyses as described above should not be viewed as determinative of the opinion of our board of directors with respect to the merger consideration or of whether our board of directors would have been willing to agree to a different merger consideration.
Morgan Stanley’s opinion was approved by a committee of Morgan Stanley investment banking and other professionals in accordance with its customary practice. Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Its securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of its customers, in debt or equity securities or loans of Parent, the Company, any of their respective affiliates or any other company, or any currency or commodity, that may be involved in this transaction, or any related derivative instrument. In addition, Morgan Stanley, its affiliates, directors and officers, including the individuals working with the Company in connection with the mergers, may have committed and may commit in the future to invest in private equity funds managed by Blackstone or its affiliates.
Under the terms of its engagement letter, Morgan Stanley provided our board of directors with financial advisory services and a financial opinion in connection with the mergers, and we have agreed to pay Morgan Stanley a fee of $1.5 million, which was payable upon delivery of Morgan Stanley’s opinion to our board of directors, and an aggregate fee equal to $25 million (against which the opinion fee will be credited), payable upon the closing of the mergers. We have also agreed to reimburse Morgan Stanley for certain expenses, including certain fees of outside counsel and other professional advisors, incurred in performing its services. In addition, we have agreed to indemnify Morgan Stanley and its affiliates, their respective officers, directors, employees and agents and each person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities and expenses, including certain liabilities under the federal securities laws, relating to, arising out of or in connection with Morgan Stanley’s engagement.
Morgan Stanley has provided financial advisory and financing services to the Company and its affiliates and, in the 30 months prior to May 7, 2021, has received fees of approximately $2 million to $5 million in the aggregate in connection with such services. Morgan Stanley has provided financial advisory and financing services to Blackstone and its affiliates (including certain majority-controlled affiliates and majority-controlled portfolio companies of Blackstone identified by Morgan Stanley and disclosed to us) and, in the 24 months prior to May 7, 2021, received fees of approximately $250 million to $300 million in connection with such services (the majority of which fees were received for financing services). Morgan Stanley has advised us that it was providing, and may also seek in the future to provide, financial advisory and financing services to the Company unrelated to the mergers and transactions contemplated by the merger agreement, Blackstone or their respective affiliates (including portfolio companies of Blackstone and its affiliates) and would expect to receive fees for the rendering of those services. The information disclosed in this paragraph is based upon information provided to us by Morgan Stanley.
Opinion of Jefferies LLC
The Company retained Jefferies to provide certain financial advisory services to our board of directors in connection with the mergers. In connection with this engagement, our board of directors requested that Jefferies evaluate the fairness, from a financial point of view, of merger consideration to be received by holders of Class A common stock (other than Parent, Merger Sub I, Merger Sub II and their respective affiliates) pursuant to the merger agreement. At a meeting of our board of directors held on June 6, 2021 to evaluate the mergers, Jefferies rendered an oral opinion, confirmed by delivery of a written opinion dated June 6, 2021, to our board of directors to the effect that, as of that date and based on and subject to various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken as described in its opinion, the merger consideration to be received by holders of shares of Class A common stock (other than Parent, Merger Sub I, Merger Sub II and their respective affiliates) pursuant to the merger agreement was fair, from a financial point of view, to such holders.
The full text of Jefferies’ opinion, which describes various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by Jefferies, is attached as Annex C to this proxy statement and is incorporated herein by reference. Jefferies’ opinion was provided for the use and benefit of our board of directors (in its capacity as such) in its evaluation of the merger consideration from a financial point of view and did not address any other aspect of the mergers or any other matter. Jefferies’ opinion did not address the relative merits of the mergers or other transactions contemplated by the merger agreement as compared to any alternative transaction or opportunity that might be available to the Company, nor did it address the underlying business decision by the Company to engage in the mergers. Jefferies’ opinion did not constitute a recommendation as to how our board of directors, and does not constitute a recommendation as to how any stockholder, should vote or act with respect to the mergers or any other matter. The following summary is qualified in its entirety by reference to the full text of Jefferies’ opinion.
In arriving at its opinion, Jefferies, among other things:
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reviewed a draft, dated June 5, 2021, of the merger agreement;

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reviewed certain publicly available financial and other information about the Company;

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reviewed certain information furnished to Jefferies by the Company’s management, including financial forecasts and analyses, relating to the business, operations and prospects of the Company;

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held discussions with members of senior management of the Company concerning the matters described in the second and third bullets immediately above;

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reviewed the share trading price history and valuation multiples for the Class A common stock and compared them with those of certain publicly traded companies that Jefferies deemed relevant;

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compared the proposed financial terms of the mergers with the financial terms of certain other transactions that Jefferies deemed relevant; and

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conducted such other financial studies, analyses and investigations as Jefferies deemed appropriate.

In its review and analysis and in rendering its opinion, Jefferies assumed and relied upon, but did not assume any responsibility to independently investigate or verify, the accuracy and completeness of all financial and other information that was supplied or otherwise made available by the Company or that was publicly available to Jefferies (including, without limitation, the information described above) or that was otherwise reviewed by Jefferies. Jefferies relied on assurances of the management of the Company that it is not aware of any facts or circumstances that would make such information inaccurate or misleading. In its review, Jefferies did not obtain any independent evaluation or appraisal of any of the assets or liabilities of, nor did Jefferies conduct a physical inspection of any of the properties or facilities of, the Company, nor was Jefferies furnished with any such evaluations or appraisals, nor did Jefferies assume any responsibility to obtain any such evaluations or appraisals.
With respect to the financial forecasts provided to and examined by Jefferies, Jefferies noted that projecting future results of any company is inherently subject to uncertainty. The Company informed Jefferies, however, and Jefferies assumed, that such financial forecasts were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of the Company as to the future financial performance of the Company. Jefferies expressed no opinion as to the Company’s financial forecasts or the assumptions on which they were made.
Jefferies’ opinion was based on economic, monetary, regulatory, market and other conditions existing, and which could be evaluated, as of June 6, 2021. Jefferies expressly disclaimed any undertaking or obligation to advise any person of any change in any fact or matter affecting its opinion of which Jefferies becomes aware after June 6, 2021.
Jefferies made no independent investigation of any legal or accounting matters affecting the Company, and Jefferies assumed the correctness in all respects material to its analysis of all legal and accounting advice given to the Company and our board of directors, including, without limitation, advice as to the legal, accounting and tax consequences of the terms of, and transactions contemplated by, the merger agreement to the Company and its stockholders. In addition, in preparing its opinion, Jefferies did not take into account any tax consequences of the transaction to any holders of shares of Class A common stock. Jefferies assumed that the final form of the merger agreement was substantially similar to the last draft reviewed by Jefferies. Jefferies also assumed that in the course of obtaining the necessary regulatory or third party approvals, consents and releases for the mergers, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on the Company, Parent or the contemplated benefits of the mergers.
Jefferies’ opinion did not address the relative merits of the mergers or other transactions contemplated by the merger agreement as compared to any alternative transaction or opportunity that might be available to the Company, nor did it address the underlying business decision by the Company to engage in the mergers or the terms of the merger agreement or the documents referred to therein, including the form or structure of the merger consideration or the mergers or any term, aspect or implication of any voting agreement or other agreements, arrangements or understandings entered into in connection with, or contemplated by or resulting from, the mergers or otherwise. Jefferies’ opinion was limited to the fairness, from a financial point of view, of the merger consideration to holders of shares of Class A common stock (to the extent expressly specified in such opinion) without regard to individual circumstances of specific holders (whether by virtue of control, voting, liquidity, contractual arrangements or otherwise) which may distinguish such holders or the securities of the Company held by such holders, and Jefferies’ opinion did not in any way address proportionate allocation or relative fairness. In addition, Jefferies was not asked to, and Jefferies’ opinion did not, address the fairness, financial or otherwise, of any consideration to the holders of any class of securities, creditors or other constituencies of the Company or any other party other than the holders of shares of Class A common stock. Furthermore, Jefferies did not express any view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation or other consideration payable to or to be received by any officers, directors or employees, or any class of such persons, in connection with the mergers relative to the merger consideration or otherwise. Jefferies also expressed no view or opinion as to the prices at which shares of Class A common stock or any other securities may trade or otherwise be transferable at any time, including following the announcement or consummation of the mergers. The issuance of Jefferies’ opinion was authorized by Jefferies’ fairness committee.

In connection with rendering its opinion to our board of directors, Jefferies performed a variety of financial and comparative analyses, including those described below. The following summary is not a complete description of all analyses performed and factors considered by Jefferies in connection with its opinion. The preparation of a financial opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description. With respect to the selected public companies and selected precedent transactions analyses summarized below, no company or transaction used as a comparison was identical or directly comparable to the Company or the mergers. These analyses necessarily involved complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the public trading, acquisition or other values of the companies or transactions concerned.
Jefferies believes that its analyses and the summary below must be considered as a whole and in context and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying Jefferies’ analyses and opinion. Jefferies did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis for purposes of its opinion, but rather arrived at its ultimate opinion based on the results of all analyses undertaken by it and assessed as a whole.
The estimates of the future performance of the Company in or underlying Jefferies’ analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than those estimates. In performing its analyses, Jefferies considered industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company. Estimates of the financial value of companies or businesses do not purport to be appraisals or necessarily reflect the prices at which companies, businesses or securities actually may be sold or acquired. Accordingly, the estimates used in, and the implied reference ranges resulting from, any particular analysis described below are inherently subject to substantial uncertainty and should not be taken as Jefferies’ view of the actual value of the Company or its business or securities.
The merger consideration was determined through negotiations between the Company and Blackstone, and the decision of the Company to enter into the merger agreement was solely that of our board of directors. Jefferies’ opinion and financial analyses were only one of many factors considered by our board of directors in its evaluation of the merger consideration and should not be viewed as determinative of the views of our board of directors or our management with respect to the mergers or the consideration payable in the mergers or whether our board of directors would have been willing to agree to different consideration in the mergers.
Financial Analyses
The summary of the financial analyses described under “— Financial Analyses” is a summary of the material financial analyses reviewed with our board of directors and performed by Jefferies in connection with its opinion. The financial analyses summarized below include information presented in tabular format. In order to fully understand Jefferies’ financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Jefferies’ financial analyses. The order in which the financial analyses summarized below appear does not necessarily reflect the relative importance or weight given to such analyses.
Selected Public Companies Analysis.    Jefferies reviewed publicly available financial, stock market and operating information relating to the Company and the following five selected publicly traded data center companies that Jefferies considered generally relevant for purposes of an analysis of the Company, collectively referred to as the “selected companies” in this section:
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CoreSite Realty Corporation

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CyrusOne Inc.

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Digital Realty Trust, Inc.

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Equinix, Inc.

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Switch, Inc.

Jefferies reviewed, among other information, aggregate value to Street consensus estimated adjusted earnings before interest, taxes, depreciation and amortization, which is referred to as “adjusted EBITDA” in this section, for calendar year 2021, estimated operating funds from operations, which is referred to as “OFFO” in this section, for calendar years 2021 and 2022, and share price to Street consensus estimated adjusted funds from operations, which is referred to as “AFFO” in this section, for calendar years 2021 and 2022. Financial data of the selected companies were based on publicly available research analysts’ estimates, public filings and other publicly available information. Financial data of the Company was based on the financial projections (as defined under “— Unaudited Prospective Financial Information”) of the Company.
The overall low to high calendar year 2021 estimated adjusted EBITDA multiples observed for the selected companies were 20.5x to 26.6x (with a median of 22.9x). The overall low to high calendar year 2021 and calendar year 2022 estimated OFFO multiples observed for the selected companies were 18.9x to 41.0x (with a median of 23.3x) and 17.7x to 35.3x (with a median of 21.8x), respectively. The overall low to high calendar year 2021 and calendar year 2022 estimated AFFO multiples observed for the selected companies were 19.3x to 28.8x (with a median of 24.2x) and 18.4x to 26.3x (with a median of 22.3x), respectively.
Jefferies then applied selected ranges of calendar year 2021 estimated adjusted EBITDA multiples of 21.0x to 25.0x derived from the selected companies based on Jefferies’ professional judgment to corresponding data of the Company based on the financial projections of the Company. Jefferies then applied selected ranges of calendar year 2021 and calendar year 2022 estimated OFFO multiples of 21.0x to 25.0x and 20.0x to 24.0x, respectively, derived from the selected companies to corresponding data of the Company based on the financial projections of the Company. Jefferies then applied selected ranges of calendar year 2021 and calendar year 2022 estimated AFFO multiples of 22.0x to 26.0x and 20.0x to 24.0x, respectively, derived from the selected companies to corresponding data of the Company based on the financial projections of the Company. This analysis indicated the following approximate implied per share ranges of Class A common stock, as compared to the merger consideration of $78.00 per share of Class A common stock:
	Range		Implied Per Share Equity Value Range
	Low	High	Low	High
Total Enterprise Value / 2021E Adjusted EBITDA	21.0x	25.0x	$62.71	$77.48
Price / 2021E OFFO	21.0x	25.0x	$63.52	$75.62
Price / 2021E AFFO	22.0x	26.0x	$57.14	$67.53
Price / 2022E OFFO	20.0x	24.0x	$63.22	$75.87
Price / 2022E AFFO	20.0x	24.0x	$57.03	$68.44
Selected Precedent Transactions Analysis.    Jefferies reviewed, among other things, financial information for the following 15 selected transactions announced since January 1, 2015 with targets in the data center sector and transaction value was at least $1.0 billion that Jefferies considered generally relevant for purposes of analysis, collectively referred to as the “selected transactions” in this section:

Announced	Acquiror	Target
May 19, 2021	MapleTree Industrial Trust	Sila Realty Trust, Inc. Data Centers
August 19, 2020	EQT Infrastructure	EdgeConneX, Inc.
January 10, 2020	Macquaire Infrastructure and Real Assets	AirTrunk Operating Pty Ltd
October 29, 2019	Digital Realty Trust, Inc.	InterXion Holding N.V.
September 24, 2018	Digital Realty Trust, Inc. and Brookfield Infrastructure Partners	Ascenty
June 21, 2018	Brookfield Infrastructure Partners	AT&T Data Centers
December 11, 2017	Iron Mountain Incorporated	IO Data Centers LLC Data Centers
June 13, 2017	Peak 10 Inc.	ViaWest, Inc.
June 9, 2017	Digital Realty Trust, Inc.	DuPont Fabros Technology, Inc
February 2, 2017	StonePeak Infrastructure Partners	Cologix Inc.
January 26, 2017	Digital Colony; PSP Investment Board	Vantage Data Centers
December 6, 2016	Equinix, Inc.	Verizon Data Centers
November 4, 2016	BC Partners; Medina Capital Advisors	CenturyLink Data Centers
July 14, 2015	Digital Realty Trust, Inc.	Telx
May 29, 2015	Equinix, Inc.	TelecityGroup
Jefferies reviewed transaction values of the selected transactions, calculated as the consideration paid or proposed to be paid in the selected transactions, as a multiple of the target companies’ or division’s last 12 months adjusted EBITDA as reported prior to or as of the applicable announcement dates of such transactions. Financial data of the selected transactions and the Company were based on public filings and other publicly available information.
The overall low to high last 12 months adjusted EBITDA multiples observed for the selected transactions were 9.5x to 33.3x (with a post-2017 median of 20.3x). Jefferies then applied a selected range of last 12 months adjusted EBITDA multiples derived from the selected transactions based on its professional judgment of 20.0x to 24.0x to the Company’s last 12 months adjusted EBITDA as of March 31, 2021. This analysis indicated an approximate implied per share of Class A common stock reference range of $52.34 to $65.76, as compared to the merger consideration of $78.00 per share of Class A common stock.
Discounted Cash Flow Analysis.   Jefferies performed a discounted cash flow analysis of the Company by calculating the estimated present value of the stand-alone unlevered, after-tax free cash flows that the Company was forecasted to generate during the fiscal years ending December 31, 2021 through December 31, 2025 based on the financial projections of the Company. For purposes of this analysis, stock-based compensation was treated as a cash expense. Implied terminal values of the Company were derived by applying to the Company’s terminal year estimated EBITDA a selected range of multiples of 21.0x to 25.0x based on its professional judgment. The present values (as of July 1, 2021) of the cash flows and terminal values were then calculated using a selected discount rate range of 5.6% to 7.6% representing the Company’s weighted average cost of capital as determined utilizing the capital asset pricing model. This analysis indicated an approximate implied per share equity value reference range for the Company of $57.66 to $84.77, as compared to the implied merger consideration of $78.00.
Dividend Discount Model Analysis.   Jefferies performed a dividend discount model analysis of the Company by calculating the present value of estimated future dividend payments per share and terminal value of the company. Jefferies calculated ranges of implied equity values per share of Class A common stock, based on a dividend discount analysis utilizing Company management projections of cash flows, dividends per share and expected capital structure from June 30, 2021 through December 31, 2025. The dividends per share from June 30, 2021 to December 31, 2025 were discounted to present values (as of July 1, 2021) using a range of discount rates from 6.7% to 8.7% representing the Company’s cost of equity as determined utilizing the capital asset pricing model. Implied terminal values of the Company were derived by applying to the Company’s terminal year estimated EBITDA a selected range of multiples of 21.0x to 25.0x. The present value of the implied terminal value of the Company was then added to the implied present value of the estimated future dividend payments per share. This analysis indicated an approximate implied per share equity value reference range for the Company of $58.82 to $77.97, as compared to the merger consideration of $78.00.
Certain Additional Information
Jefferies observed certain additional information that was not considered part of Jefferies’ financial analysis with respect to its opinion but was noted for informational purposes, including the following:
•
the historical trading performance of the shares of Class A common stock during the 52-week period ended June 4, 2021 (the last trading day prior to the announcement of the mergers), which indicated low and high closing prices for the shares of Class A common stock during such 52-week period of  $55.91 per share and $72.60 per share, respectively (compared to the merger consideration of $78.00);

•
publicly available stock price targets for the shares of Class A common stock of 20 research analysts, which indicated a stock price target range of  $60.00 to $85.00 per share; and

•
implied premiums paid or proposed to be paid in selected mergers and acquisition transactions announced from February 28, 2011 through April 29, 2021 involving publicly traded REITs with transaction values of at least $4.0 billion (but excluding affiliated company mergers and acquisitions, merger of equals and acquisitions of non-traded or private REITs) based on the closing stock prices of the target companies involved in such transactions one trading day and 20 trading days prior to public announcement of such transactions; applying the implied premiums derived from the overall 25th and 75th percentiles of the one-day premiums observed from such transactions to the closing price of the Class A common stock of $64.49 on June 4, 2021 (the last trading day prior to the announcement of the mergers) and the implied premiums derived from the overall 25th and 75th percentiles of the 20-day premiums observed from such transactions to the closing price of the Class A common stock on May 7, 2021 (20 trading days prior to the announcement of the mergers) of $63.58 per share resulted in an overall approximate implied equity value reference range of  $72.62 to $79.71 per share of Class A common stock.

Miscellaneous
The Company has agreed to pay Jefferies for its financial advisory services with respect to its opinion to our board of directors a fee of  $1.5 million, which was payable upon delivery of Jefferies’ opinion to our board of directors, and an aggregate fee (to which the foregoing fee will be credited) equal to $25 million, payable upon the closing of the mergers. In addition, the Company agreed to reimburse Jefferies for certain expenses incurred in connection with Jefferies’ engagement, and to indemnify Jefferies and related parties against liabilities, including liabilities under federal securities laws, arising from Jefferies’ engagement.
As our board of directors was aware, Jefferies and its affiliates provided financial advisory or financing services to the Company during the two-year period prior to the date of Jefferies’ opinion for which Jefferies and its affiliates received compensation of approximately $1.8 million in the aggregate in connection with such services, and financial advisory or financing services to Blackstone (including portfolio companies of Blackstone and its affiliates) during the two-year period prior to the date of Jefferies’ opinion for which Jefferies and its affiliates received compensation of approximately $37.7 million in the aggregate in connection with such services. In addition, Jefferies and its affiliates may in the future provide such services to the Company, Blackstone and/or their respective affiliates (including portfolio companies of Blackstone and its affiliates), for which services Jefferies and its affiliates would expect to receive compensation. In the ordinary course of business, Jefferies and its affiliates may trade or hold securities or financial instruments (including loans and other obligations) of the Company, Blackstone and/or their respective affiliates for

Jefferies’ own account and for the accounts of Jefferies’ customers and, accordingly, may at any time hold long or short positions or otherwise effect transactions in those securities or financial instruments. The information disclosed in this paragraph is based upon information provided to us by Jefferies.
Jefferies was selected as a financial advisor to our board of directors in connection with the mergers because, among other things, Jefferies is an internationally recognized investment banking firm with substantial experience in merger and acquisition transactions and based on its familiarity with the Company’s businesses and industry. Jefferies is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities and private placements.
Financing
In connection with the closing of the mergers, Parent will cause an aggregate of approximately $6.2 billion to be paid to the holders of our common stock, including holders of Company equity awards, and the minority limited partners (assuming none of the minority limited partners elects to retain Class A partnership units in the Surviving Partnership, other than Chad L. Williams and certain of his affiliates who have agreed to retain 5,489,898 Class A partnership units, as described in “— Interests of Our Directors and Executive Officers in the Mergers — Williams Letter Agreement”). As described under “The Merger Agreement — Treatment of Common Stock, Preferred Stock and Equity Awards,” Parent will also cause approximately $107 million (plus accrued and unpaid dividends to and including the closing date) to be paid to the holders of our Series A preferred stock. In addition, Parent has informed us that in connection with the closing of the mergers, Parent expects to cause our outstanding unsecured senior notes to be redeemed, and our term loans and the outstanding indebtedness under our revolving credit facility to be prepaid in full. Parent has also informed us that it expects our finance leases to be repaid or remain outstanding and that it expects our unconsolidated joint venture secured credit facility to remain outstanding at the closing of the mergers. As of March 31, 2021, we had approximately $1.8 billion in aggregate principal amount of consolidated indebtedness under our unsecured senior notes, term loans and revolving credit facility and $43 million in aggregate principal amount of consolidated indebtedness under our finance leases. As of March 31, 2021, our share of unconsolidated joint venture secured debt was approximately $46.8 million.
Parent has informed us that it has received, in connection with the mergers, (i) a debt commitment letter from Citigroup Global Markets Inc., Barclays Capital Real Estate Inc., Deutsche Bank AG, New York Branch and Goldman Sachs Bank USA providing for debt financing in an aggregate amount of up to approximately $5.0 billion to be funded at the closing of the mergers and up to $800 million which Parent may draw upon following the closing subject to certain conditions (which we refer to collectively as the “property financing”) and (ii) an amended and restated debt commitment letter from Citigroup Global Markets Inc., Citibank, N.A., Barclays Bank plc, Deutsche Bank Securities Inc., Deutsche Bank AG, New York Branch, Goldman Sachs Bank USA and JPMorgan Chase Bank, N.A. providing for a revolving facility in an aggregate amount of $900 million (which we refer to as the “revolving credit facility”) and that it may seek to obtain additional debt financing in connection with the mergers. In addition, it is expected that the Sponsors and their affiliates will contribute equity to Parent for the purpose of funding the acquisition costs (including the merger consideration) that are not covered by such debt financing.
Parent has informed us that in addition to the payment of the merger consideration, the funds to be obtained from the debt and equity financing may be used for purposes such as reserves, the refinancing of certain of our existing debt, paying carrying costs with respect to the properties, funding working capital requirements, and for other costs and expenses related to the financing and the mergers. Parent has informed us that it currently believes that the funds to be borrowed under the debt financing would be secured by, among other things, (i) with respect to the property financing, a mortgage lien on certain properties which are wholly owned and/or ground leased by us, certain escrows and reserves and such other pledges and security required by the lenders to secure and perfect their interests in the applicable collateral and (ii) with respect to the revolving credit facility, subject to customary exceptions, a pledge of 100% of the capital stock of material first-tier subsidiaries that directly or indirectly own unencumbered real estate assets or land, in each case, located in the United States, and that such debt financings would be conditioned on the mergers being completed and other customary conditions for similar financings.

The merger agreement does not contain a financing condition or a “market MAC” condition to the closing of the mergers. For more information, see “The Merger Agreement — Financing Cooperation” and “The Merger Agreement — Conditions to the Mergers.”
Interests of Our Directors and Executive Officers in the Mergers
In considering the recommendation of our board of directors to approve the merger and the other transactions contemplated by the merger agreement, our stockholders should be aware that our directors and executive officers have certain interests, including financial interests, in the mergers that are different from, or in addition to, the interests of our stockholders generally. These interests may create potential conflicts of interest. Our board of directors was aware of these interests, which are described below, and considered them, among other matters, in reaching its decision to approve the merger and the other transactions contemplated by the merger agreement.
Although Ms. Goza and Mr. Greaves are no longer executive officers of the Company (and Ms. Goza is no longer employed by the Company), we have included in this section information with respect to Ms. Goza and Mr. Greaves because they are named executive officers. For a description regarding compensation and benefits to be provided to our employees generally following the merger effective time, see “The Merger Agreement — Employee Benefits.”
Treatment of Equity Awards
Company Options.   Immediately prior to the merger effective time, each Company option that is outstanding immediately prior to the merger effective time will be cancelled in exchange for a cash payment in an amount equal to (1) the number of shares of common stock subject to the Company option immediately prior to the merger effective time multiplied by (2) the excess (if any) of the merger consideration over the per share exercise price applicable to the Company option (less any applicable income and employment withholding taxes). However, if the exercise price of a Company option exceeds the merger consideration, then such Company option will be cancelled for no consideration.
Restricted Share Awards.   Immediately prior to the merger effective time, each Company restricted share award that is outstanding immediately prior to the merger effective time will be cancelled in exchange for a cash payment in an amount equal to (1) the number of shares of common stock subject to the Company restricted share award immediately prior to the merger effective time multiplied by (2) the merger consideration (less any applicable income and employment withholding taxes).
Performance Units.   Immediately prior to the merger effective time, each Company performance unit that is outstanding will automatically become earned and vested with respect to that number of shares of Class A common stock subject to such Company performance units (including any related accrued dividend equivalents awarded with respect to Company performance units that were deemed reinvested in additional shares of Class A common stock in accordance with the applicable award agreement governing such units) determined in accordance with the terms of the applicable award agreement, which, in the case of performance units that vest based on attainment of TSR goals, is based on the achievement of the applicable performance goals as measured from the beginning of the applicable performance period through the date immediately prior to the closing date, and, in the case of Company performance units that vest based upon the attainment of operating funds from operations goals, is deemed earned at the target number of shares subject to the award (each such earned and vested Company performance unit (including any related dividend equivalents) we refer to as an “earned unit”); provided, however, (i) the Company performance units that vest based upon the attainment of operating funds from operations goals granted in 2020 that are outstanding as of immediately prior to the merger effective time will become earned and vest at the maximum level of performance (unless, prior to the merger effective time, Parent and the Company determine, in good faith and taking into account the effects of the occurrence of the transactions contemplated by the merger agreement, that, on a pro forma basis, the applicable performance goals would be satisfied at less than maximum performance, in which case such Company performance units will vest based on such actual pro forma performance achievement (but in no event less than target performance)), (ii) any Company performance units (including any related dividend equivalents) for which the level of performance has previously been determined and certified prior to the date of the merger agreement and that remain subject to service-based vesting conditions will, effective immediately prior to the merger effective time, automatically vest and be treated for purposes of the merger agreement as an earned unit and (iii) the Company performance units granted to Chad L. Williams that vest based on attainment of TSR goals pursuant to his award agreement that are outstanding as of immediately prior to the merger effective time will be earned and vested at the greater of (x) target level or (y) the level of actual achievement of the applicable performance goals set forth in the applicable award agreement as measured from the beginning of the applicable performance period through the date immediately prior to the closing date. At the merger effective time, the earned units will be cancelled in exchange for a cash payment (without interest) in an amount equal to (1) the number of earned units multiplied by (2) the merger consideration (less any applicable income and employment withholding taxes). Any Company performance units that do not become earned will be cancelled for no consideration immediately prior to the merger effective time.
Deferred Share Units.   All Company deferred share units and any accrued dividend equivalents in participant accounts under the deferred compensation plan, will become vested and, at the merger effective time, all Company deferred share units will be adjusted and converted into a right of the holder to have allocated to the holder’s account under the deferred compensation plan an amount denominated in cash equal to the product of (1) the number of Company deferred share units and (2) the merger consideration, and will no longer represent a right to receive a number of shares of common stock or cash equal to or based on the value of a number of shares of common stock.
LTIP Units.   As required by the merger agreement, we will exercise our right to convert each vested LTIP unit into a number of Class A partnership units determined in accordance with the partnership agreement, effective immediately prior to the partnership merger effective time, and each such Class A partnership unit will be treated as a Class A partnership unit as described below.
Value of Payments.   For an estimate of the value of the payments described above that would become payable to each of our named executive officers, see “— Quantification of Potential Payments to Our Named Executive Officers in Connection with the Mergers” below. The estimated value of the payments that will be made to our current executive officers, Ms. Goza and Mr. Greaves at the merger effective time in respect of their outstanding Company options, Company restricted share awards and Company performance units is $100,990,864, which is based on the number of outstanding awards held by the current executive officers, Ms. Goza and Mr. Greaves as of July 15, 2021. The estimated value of the payments that will be made to our non-employee directors at the merger effective time in respect of their outstanding Company options, Company restricted share awards and Company deferred share units is $37,886,362, which is based on the number of outstanding awards held by the non-employee directors as of July 15, 2021. These estimated values assume (a) that Company performance units that vest based on operating funds from operations goals will be earned at target performance levels, except that Company performance units that vest based on operating funds from operations goals granted in 2020 will be earned at maximum performance levels, (b) that Company performance units that vest based on TSR goals will be earned based on achievement of applicable performance goals as measured from the beginning of the applicable performance period through the date immediately prior to the closing date, except that with respect to Mr. Williams, Company performance units that vest based on attainment of TSR goals will be measured based on the greater of (i) the target level of performance and (ii) the actual achievement of applicable performance, and, solely for purposes of this clause (b), actual achievement of applicable performance is measured based upon a per common share price of $78.00 for the Company as compared to the MSCI U.S. REIT Index as of July 15, 2021, the latest practicable date prior to the date of this filing, and (c) all Company restricted share awards, Company performance units, and Company options held by each of our current executive officers, Ms. Goza, Mr. Greaves, and our non-employee directors, as applicable, as of July 15, 2021, the latest practicable date prior to the date of this filing, remain outstanding as of the merger effective time and each of them does not receive any additional equity awards between such date and the merger effective time.
Treatment of Interests in the Partnership
Pursuant to the terms and conditions of the merger agreement, at the partnership merger effective time, each outstanding Class A partnership unit (including each LTIP unit that will be converted, prior to the partnership merger effective time, into a Class A partnership unit as described above), other than Class A partnership units held by the Company or any of the Company’s wholly-owned subsidiaries or Parent, Merger Sub II or any of their respective wholly-owned subsidiaries immediately prior to the partnership merger effective time, that is issued and outstanding immediately prior to the partnership merger effective time will automatically be converted into, and will be cancelled in exchange for, the right to receive an amount in cash equal to the merger consideration, without interest. Alternatively, in lieu of receiving the merger consideration, each minority limited partner may elect to retain such Class A partnership unit in the Surviving Partnership for each Class A partnership unit of such holder.
Value of Payments.   As of July 15, 2021, Messrs. Williams, Barter, Grabe, Marino, Miller, Trahanas and Mses. Goza and Kinney beneficially owned 6,099,887, 4,000, 58,440, 14,000, 6,591, 23,665, 10,000, and 5,135 Class A partnership units (including LTIP units that will be converted, prior to the partnership merger effective time, into Class A partnership units), respectively. As described below, pursuant to the terms and conditions of the Williams letter agreement, Mr. Williams and certain of his affiliates have agreed to elect to retain a total of 5,489,898 Class A partnership units in the partnership merger and to receive aggregate merger consideration of $47,579,142 in respect of a total of 609,989 Class A partnership units in the partnership merger. For additional information regarding the Williams letter agreement, see “— Williams Letter Agreement” below. If Messrs. Barter, Grabe, Marino, Miller, Trahanas and Mses. Goza and Kinney do not elect to retain any of their Class A partnership units, they will receive aggregate consideration of approximately $312,000, $4,558,320, $1,092,000, $514,098, $1,845,870, $780,000, and $400,530, respectively, with respect to such Class A partnership units in the partnership merger. Instead, Messrs. Barter, Grabe, Marino, Miller, Trahanas and Mses. Goza and Kinney may elect to retain some or all of their Class A partnership units in connection with the partnership merger. It is intended that holders of Class A partnership units who retain such Class A partnership units in the Surviving Partnership will generally be permitted to defer potential taxable gain they would otherwise recognize if they were to receive a cash payment in exchange for such Class A partnership units. For a more complete discussion of the treatment of the Class A partnership units, see “The Merger Agreement — Treatment of Interests in the Partnership.”
In order to pay a portion of the merger consideration to the holders of shares of Class A common stock, Parent anticipates distributing, immediately following the partnership merger, some of the proceeds of its financing to the Company and the other holders of Class A partnership units who elect to retain their units, on a pro rata basis, which is expected to be received on a tax-deferred basis. Based on the number of Class A partnership units that Mr. Williams and certain of his affiliates have agreed to retain and assuming no other holders of Class A partnership units elect to retain Class A partnership units, Parent has indicated that Mr. Williams and his affiliates are expected to receive a distribution of approximately $140 million to $150 million.
For more information regarding the beneficial ownership of our securities by our directors and executive officers, see “Security Ownership of Certain Beneficial Owners and Management.”
Executive Severance Benefits
Arrangements.   We are party to employment agreements with each of Messrs. Williams, Berson, Robey, Bloom, Thomson, and Greaves that provide for the severance benefits described below upon a severance-qualifying termination of employment. The severance benefits payable to each of Messrs. Williams, Berson, Robey, Bloom, Thomson, and Greaves will be subject to the executive officer’s execution and non-revocation of a release of claims against the Company and compliance with restrictive covenants (described below).
Mr. Williams.   If we terminate Mr. Williams’ employment without “cause” (including our nonrenewal of Mr. Williams’ employment agreement upon expiration) or Mr. Williams terminates his employment for “good reason,” as those terms are defined in the employment agreement, in either case within two years following the merger effective time, Mr. Williams will be eligible to receive the following payments and benefits in addition to his "accrued obligations," as defined in the employment agreement: (1) any performance or discretionary bonus that has been earned or declared for a bonus period ending before the termination date that has not yet been paid; (2) full vesting of any equity awards; (3) three times Mr. Williams’ annual salary on the date of termination or date of change in control, whichever is higher, payable in a lump sum; (4) three times Mr. Williams’ annual bonus on the date of termination or date of change in control, whichever is higher, calculated based on target bonus assuming all performance goals are met at 100% achievement level, payable in a lump sum; (5) continued coverage of Mr. Williams and his family members under our health insurance plans for up to two years following termination (or, if the same is not permitted by law or the terms of the plan, reimbursement of the cost of substantially similar coverage), subject to reimbursement by Mr. Williams of the cost of such participation by his extended family members; and (6) one year of outplacement services and support.
Messrs. Berson, Robey, Bloom, Thomson and Greaves.   If the employment of each of Messrs. Berson, Robey, Bloom, Thomson or Greaves is terminated by the Company without “cause” (including nonrenewal by the Company of the agreement upon expiration) or by the executive for “good reason,” as those terms are defined in their respective employment agreements, in either case within two years following the merger effective time, each executive will be eligible to receive the following benefits in addition to his then "accrued obligations," as defined in the employment agreement:
•
an amount equal to the sum of (A) two times the annual base salary in effect on the date of the change in control or the date of the termination, whichever is higher, and (B) two times his annual bonus on the date of termination or date of change in control, whichever is higher, calculated based on the maximum bonus available assuming all performance goals are satisfied at a 100% achievement level, payable in a lump sum;

•
reimbursement of the cost of health, disability and accidental death, and dismemberment insurance in an amount not less than that provided at the time of the executive’s termination or, if greater, on the date on which the change in control occurred, until the earlier of (x) the date on which the executive becomes eligible to receive substantially the same or greater benefits from another employer or (y) the second anniversary of the date of the termination; and

•
one year of outplacement services and support.

Golden Parachute Excise Tax.   The employment agreements with each of Messrs. Williams, Berson, Robey, Bloom, Thomson and Greaves provide that if the payments and benefits provided to the executive officer in connection with the mergers would be subject to an excise tax by reason of Sections 4999 and 280G of the Code, such benefits and payments will be reduced to the extent necessary to prevent any portion of the executive officer’s merger-related payments and benefits from becoming subject to such excise tax, but only if, by reason of that reduction, the net after-tax benefit received by the executive officer exceeds the net after-tax benefit the executive officer would receive if no reduction was made (which we refer to as the “280G net best reduction provision”).
Restrictive Covenants.    Messrs. Williams, Berson, Robey, Bloom, Thomson and Greaves are each subject to a one-year post-termination non-competition covenant, one-year post-termination non-solicitation covenant and one-year no-hire covenant (except the no-hire covenant does not apply for Mr. Williams) with respect to employees and a one-year post-termination non-solicitation covenant with respect to customers, and indefinite (or, in the case of Mr. Williams, during employment and for one year thereafter) confidentiality, non-disparagement (which, in the case of Mr. Williams, applies only during employment unless his employment is terminated for “cause” or by Mr. Williams without “good reason,” each as defined in his employment agreement), and intellectual property assignment obligations. Ms. Goza is obligated to continue to comply with the non-competition covenant and non-solicitation covenant contained in her Employment Agreement with the Company, effective as of April 3, 2017, until March 6, 2023.
Value of Payments.   For an estimate of the value of the severance payments and benefits described above that would become payable to each of our named executive officers upon a severance-qualifying termination, see “— Quantification of Potential Payments to Our Named Executive Officers in Connection with the Mergers” below. The estimated value of the severance payments and benefits described above that would be payable upon a severance-qualifying termination to Messrs. Bloom and Thomson are $1,124,400 and $960,346, respectively.
Indemnification of Our Directors and Officers
The merger agreement provides that from and after the merger effective time, Parent shall, and shall cause the Surviving Company and the Surviving Partnership to, to the fullest extent permitted by applicable law, indemnify, defend and hold harmless each of our and our subsidiaries’ current or former directors or officers and each fiduciary under our or our subsidiaries’ benefit plans (which persons we refer to as the “indemnified persons”), against all losses, expenses (including reasonable attorneys’ fees and expenses), judgments, fines, claims, actions, suits, damages or liabilities or, subject to certain exceptions, amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of actions or omissions occurring at or prior to the merger effective time (whether asserted or claimed prior to, at or after the merger effective time), including in connection with the consideration, negotiation and approval of the merger agreement, to the extent that such actions or omissions are based on or arise out of the fact that such indemnified person is or was a director, officer or fiduciary under benefit plans, including any payment by the Surviving Company or Surviving Partnership on behalf of or advancement to such indemnified person of any expenses incurred by such indemnified person in connection with enforcing any rights with respect to such indemnification and/or advancement (we refer to the foregoing as the “indemnified liabilities”). In addition, Parent shall, and shall cause the Surviving Company and the Surviving Partnership to, to the fullest extent permitted by applicable law, indemnify, defend and hold harmless each indemnified person against all indemnified liabilities to the extent they are based on or arise out of or pertain to the transactions contemplated by the merger agreement (whether asserted or claimed prior to, at or after the merger effective time).
The parties have agreed not to terminate or modify the obligations described above regarding indemnification of directors, officers and fiduciaries under benefit plans in such a manner as to adversely affect such indemnified persons, and such obligations must be assumed by any successor entity to the Surviving Company as a result of any consolidation, merger, dissolution or transfer of all or substantially all of its properties and assets.
The merger agreement also requires that Parent cause the Surviving Company to maintain our officers’ and directors’ liability insurance policies in effect on the date of the merger agreement for at least six years after the closing of the mergers (or substitute policies with at least the same coverage and amounts as our existing policies, and subject to certain other restrictions set forth in the merger agreement). This requirement is subject to a maximum cost of 300% of our current annual premium paid for such insurance (which we refer to as the “maximum cost”). If the cost to maintain or procure such insurance coverage exceeds the maximum cost, Parent and the Surviving Company shall maintain or procure for such six-year period the most advantageous policies as can be reasonably obtained for the maximum cost. Additionally, the Surviving Company and the Surviving Partnership shall provide to the indemnified persons the same rights to exculpation, indemnification and advancement of expenses that are provided to the indemnified persons under our and our subsidiaries’ organizational documents in effect as of the date of the merger agreement, and the Surviving Company and the Surviving Partnership shall assume the contractual indemnification rights with any of our or our subsidiaries’ current or former directors, officers or employees pursuant to specified agreements in effect as of the date of the merger agreement.
Quantification of Potential Payments to Our Named Executive Officers in Connection with the Mergers
The information set forth in the table below is intended to comply with Item 402(t) of Regulation S-K, which requires disclosure of information about certain compensation for each of our named executive officers that is based on or otherwise relates to the mergers. Solely for purposes of the table below, it is assumed that each named executive officer incurs a severance-qualifying termination immediately following the merger effective time. For additional details regarding the terms of the payments described below, see the discussion under “— Interests of Our Directors and Executive Officers in the Mergers” above.
The following table sets forth the amount of payments and benefits that may be paid or become payable to each of the named executive officers in connection with the mergers pursuant to all applicable compensation plans or agreements, assuming that the merger effective time occurred on July 15, 2021, which is the latest practicable date prior to the date of this filing and the assumed date of the merger effective time solely for purposes of this merger-related compensation disclosure and that each named executive officer incurs a severance-qualifying termination immediately following the merger effective time. The amounts in the following table do not reflect any reduction in payments pursuant to the 280G net best reduction provision described above.

Golden Parachute Compensation
Name	Cash ($)(1)	Equity ($)(2)	Perquisites/ Benefits ($)(3)	Total ($)
Chad L. Williams	4,860,000	32,823,145	57,426	37,740,571
Chairman, President and Chief Executive Officer
Jeffrey H. Berson	1,700,000	13,569,832	90,355	15,360,187
Chief Financial Officer
David S. Robey	1,400,000	4,935,564	86,998	6,422,562
Chief Operations Officer
Jon D. Greaves	900,000	5,150,972	81,635	6,132,607
Former Chief Technology Officer
Shirley E. Goza(4)	—	2,813,542	—	2,813,542
Former General Counsel, Vice President and Secretary

(1)
Cash severance consists of the following components, all of which are “double-trigger” benefits contingent upon the occurrence of a termination of the named executive officer’s employment without cause or the named executive officer’s resignation for good reason during the two years following the merger effective time:

(a)
For Mr. Williams, a lump sum cash payment equal to the sum of (i) any performance or discretionary bonus that has been earned or declared for a bonus period ending before the termination date that has not yet been paid, (ii) three times Mr. Williams’ annual salary on the date of termination or date of change in control, whichever is higher, and (iii) three times Mr. Williams’ annual bonus on the date of termination or date of change in control, whichever is higher, calculated based on target bonus assuming all performance goals are met at 100% achievement level; and

(b)
For Messrs. Berson, Robey and Greaves, a lump sum cash payment equal to the sum of (i) two times the annual base salary in effect on the date of the change in control or the date of the termination, whichever is higher, and (ii) two times his annual bonus on the date of termination or date of change in control, whichever is higher, calculated based on the maximum bonus available assuming all performance goals are satisfied at a 100% achievement level.

The amounts set forth in the table above are based on compensation levels as of July 15, 2021 and assume that there are no bonus amounts which have been earned but not yet paid to the named executive officer prior to the date of the named executive officer’s termination. For further details regarding the cash severance, see “— Executive Severance Benefits” above.
(2)
For all named executive officers, the treatment of equity awards at the merger effective time is a “single-trigger” benefit contingent upon the occurrence of the merger. The amounts set forth in the table above and the table below are estimates of the value each named executive officer will receive in respect of his or her outstanding equity awards. These estimates assume (a) that Company performance units that vest based on operating funds from operations goals will be earned at target performance levels, except that Company performance units that vest based on operating funds from operations goals granted in 2020 will be earned at maximum performance levels, (b) that Company performance units that vest based on TSR goals will be earned based on achievement of applicable performance goals as measured from the beginning of the applicable performance period through the date immediately prior to the closing date, except that with respect to Mr. Williams, Company performance units that vest based on attainment of TSR goals will be measured based on the greater of (i) the target level of performance and (ii) the actual achievement of applicable performance, and, solely for purposes of this clause (b), actual achievement of applicable performance is measured based upon a per common share price of $78.00 for the Company as compared to the MSCI U.S. REIT Index as of July 15, 2021, the latest practicable date prior to the date of this filing, and (c) all Company restricted share awards and Company performance units held by each named executive officer as of July 15, 2021, the latest practicable date prior to the date of this filing, remain outstanding as of the merger effective time and each named executive officer does not receive any additional equity awards between such date and the merger effective time.

Named Executive Officer	Value of Company Restricted Share Awards ($)	Value of Company Performance Units ($)	Total ($)
Chad L. Williams	5,926,128	26,897,017	32,823,145
Jeffrey H. Berson	4,086,732	9,483,100	13,569,832
David S. Robey	1,637,766	3,297,798	4,935,564
Jon D. Greaves	1,325,142	3,825,830	5,150,972
Shirley E. Goza	493,428	2,320,114	2,813,542
For further details regarding the value of accelerated equity awards, see “— Treatment of Equity Awards” above.
(3)
Perquisites/Benefits.   Messrs. Williams, Berson, Robey, and Greaves are each entitled to receive one year of outplacement services and support. Messrs. Berson, Robey and Greaves are each entitled to reimbursement of the cost of health, disability and accidental death, and dismemberment insurance in an amount not less than that provided at the time of the named executive officer’s termination or, if greater, on the date on which the change in control occurred, until the earlier of (x) the date on which the named executive officer becomes eligible to receive substantially the same or greater benefits from another employer or (y) the second anniversary of the date of the termination. Mr. Williams is entitled to receive continued coverage of Mr. Williams and his family members under our health insurance plans for up to two years following termination (or, if the same is not permitted by law or the terms of the plan, reimbursement of the cost of substantially similar coverage), subject to reimbursement by Mr. Williams of the cost of such participation by his extended family members. The value of the perquisites/benefits reported in this column are “double-trigger” benefits contingent upon the occurrence of a termination of the named executive officer’s employment without cause or the named executive officer’s resignation for good reason during the two years following the merger effective time. For further details regarding the perquisites and benefits, see “— Executive Severance Benefits” above.
(4)
On December 31, 2020, Ms. Goza, our former General Counsel, Vice President and Secretary, retired from the Company and her employment agreement was terminated. However, Ms. Goza is entitled to continued vesting of certain equity awards previously granted before her retirement pusuant to her Retirement and Transition Agreement and Release of All Claims, dated June 30, 2020.

Williams Letter Agreement
On June 7, 2021, Chad L. Williams, the Chairman, President and Chief Executive Officer of the Company, and the other CW parties entered into a letter agreement, which we refer to as the “Williams letter agreement,” with Parent, Merger Sub I and Merger Sub II in connection with the merger agreement and with respect to certain provisions of (a) the Tax Protection Agreement, dated as of October 15, 2013 (as amended, restated, supplemented or otherwise modified from time to time, which we refer to as the “tax protection agreement”), by and among the Company, the Partnership and the signatories party thereto, and (b) the Employment Agreement entered into on April 11, 2017 and effective as of April 3, 2017 (as amended June 23, 2017) by and among the Company, the Partnership, Quality Technology Services, LLC, a Delaware limited liability company and an affiliate of the Partnership, which we refer to as the “employer,” and Mr. Williams, which we refer to as the “Williams employment agreement,” pursuant to which the employer employs Mr. Williams and Mr. Williams serves as Chief Executive Officer of the Company, the Partnership and the employer.
Pursuant to the Williams letter agreement and subject to the terms and conditions of the merger agreement, the CW parties agreed, among other things, to irrevocably and unconditionally elect to (a) retain in the partnership merger, in lieu of the per partnership unit merger consideration (as defined in the merger agreement) to which the CW parties would otherwise be entitled, a total of 5,489,898 Class A partnership units, which we refer to as the “retained Class A partnership units,” and (b) receive in the partnership merger the per partnership unit merger consideration in respect of a total of 609,989 Class A partnership units, which we refer to as the “cash-out Class A partnership units” and, together with the retained Class A partnership units, the “owned units.” In addition, the CW parties agreed not to transfer (as defined in the Williams letter agreement) any of the owned units from the date of the merger agreement through the partnership merger effective time.
The Williams letter agreement provides that the Partnership will make a payment, solely with respect to cash-out Class A partnership units, to each CW party who is a tax protected party (as defined in the Williams letter agreement) pursuant to the terms of the tax protection agreement and with such amounts calculated in accordance with the terms of the Williams letter agreement. With respect to such cash-out Class A partnership units, the total payment under the tax protection agreement is estimated to be approximately $10 million, based on current tax laws and values as of December 31, 2020, as adjusted to reflect the actual protected gain as of the partnership merger effective time. The Williams letter agreement also provides that (a) all of the restrictions in the tax protection agreement will continue to apply with respect to any tax protected party that holds retained Class A partnership units after the closing of the mergers, (b) the Surviving Company and the Surviving Partnership will be bound by the tax protection agreement and (c) the tax protection period (as defined in the tax protection agreement) will be extended from 12.01 a.m. on January 1, 2026 to 12:01 a.m. on October 1, 2033.
In addition, the Williams letter agreement provides that in the event Mr. Williams’ employment is terminated without cause (as defined in the Williams employment agreement) or by Mr. Williams for good reason (as defined in the Williams employment agreement, as amended by the Williams letter agreement) upon or following the closing of the mergers, the CW parties will be entitled to exercise an exchange right to exchange the retained Class A partnership units for Class I units of BREIT OP subject to the terms and conditions set forth in the Surviving Partnership’s partnership agreement (other than with respect to limitations on the number of retained Class A partnership units that may be subject to the exchange right during certain 12-month and 24-month periods), as expected to be amended in connection with the closing of the mergers. In addition, the Williams letter agreement provides that (a) effective as of the closing of the mergers, the definition of “Good Reason” in the Williams employment agreement will be modified so it no longer includes an adverse change in Mr. Williams’ title as Chairman of the board of the Company (including failure of Mr. Williams to be elected Chairman of the board at any annual meeting of the Company’s stockholders), or failure to nominate Mr. Williams for election as Chairman of the board at any annual meeting of the Company’s stockholders, and (b) a termination of Mr. Williams’ employment as a result of the employer’s delivery, within two years following the closing of the mergers, of notice that the Williams employment agreement will not be renewed, will constitute a triggering event under the Williams employment agreement. The Williams letter agreement will terminate upon the termination of the merger agreement.
Regulatory Matters
We are unaware of any material federal, state or foreign regulatory requirements or approvals that are required for the execution of the merger agreement or the completion of either the merger or the partnership merger, other than the acceptance for record of the articles of merger with respect to the merger by the State Department of Assessments and Taxation of Maryland, and the filing of the certificates of merger with respect to each of the merger and the partnership merger with the Secretary of State of the State of Delaware.
Litigation Related to the Mergers
Two putative stockholder lawsuits, captioned Stein v. QTS Realty Trust, Inc., et al. (filed July 9, 2021, Southern District of New York) and Waterman v. QTS Realty Trust, Inc. et al., (filed July 15, 2021, Southern District of New York), have been filed against the Company and the individual members of the Company’s board. The complaints assert claims for violation of Section 14(a) and Rule 14a-9 promulgated under the Exchange Act based on allegations that the preliminary proxy statement on Schedule 14A filed by the Company with the SEC on July 8, 2021 omits certain material information. The complaints also assert control person claims under Section 20(a) of the Exchange Act against the Company’s board.
Among other remedies, the plaintiffs in such matters are seeking to enjoin the mergers. The results of complex legal proceedings are difficult to predict, and could delay or prevent the mergers from becoming effective in a timely manner. Although the ultimate outcome of these matters cannot be predicted with certainty, the Company believes that these lawsuits are without merit and intends to defend against these actions vigorously.
Material U.S. Federal Income Tax Consequences
The following is a discussion of the material U.S. federal income tax consequences of the merger to holders of our common stock and preferred stock whose shares are surrendered in the merger in exchange for the merger consideration pursuant to the merger agreement.
This discussion is based upon the Code, as amended, applicable U.S. Treasury regulations promulgated under the Code, referred to as the “Treasury Regulations,” judicial decisions and published administrative rulings, all as currently in effect and all of which are subject to change, possibly with retroactive effect. Any such change could affect the accuracy of the statements and conclusions set forth in this discussion. We have not requested, and do not plan to request, any rulings from the Internal Revenue Service of the United States, which we refer to in this Proxy Statement as the “IRS,” concerning our tax treatment or the tax treatment of the merger, and the statements in this proxy statement are not binding on the IRS or any court. We can provide no assurance that the tax consequences contained in this discussion will not be challenged by the IRS, or if challenged, will be sustained by a court.
This discussion does not address (i) U.S. federal taxes other than income taxes, (ii) state, local or non-U.S. taxes or (iii) tax reporting requirements, in each case, as applicable to the merger. This summary assumes that shares of our common stock are held as capital assets within the meaning of Section 1221 of the

Code and does not address all aspects of taxation that may be relevant to particular holders in light of their personal investment or tax circumstances, and it does not address the tax consequences of the merger to holders of restricted stock awards, earned units or OP Units. In addition, this discussion does not address U.S. federal income tax considerations applicable to holders that are subject to special treatment under U.S. federal income tax law, including, for example:
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financial institutions;

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pass-through entities (such as entities treated as partnerships for U.S. federal income tax purposes);

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persons acting as nominees or otherwise not as beneficial owners;

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insurance companies;

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broker-dealers;

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tax-exempt organizations;

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dealers in securities or currencies;

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traders in securities that elect to use a mark to market method of accounting;

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persons that hold shares of our common stock as part of a straddle, hedge, constructive sale, conversion transaction, or other integrated transaction for U.S. federal income tax purposes;

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regulated investment companies;

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REITs;

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certain U.S. expatriates;

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foreign (non-U.S.) governments;

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non-U.S. holders (as defined below) who own or who have owned (actually or constructively) more than 10% of shares of any class of our stock (except to the extent specifically set forth below);

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U.S. holders whose “functional currency” is not the U.S. dollar;

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holders that are subject to “applicable financial statement rules” under Section 451(b) of the Code;

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persons who acquired shares of our common stock through the exercise of stock options or otherwise in connection with compensation;

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“controlled foreign corporations,” “passive foreign investment companies,” or corporations that accumulate earnings to avoid U.S. federal income tax; and

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persons who do not hold shares of our common stock as capital assets within the meaning of Section 1221 of the Code.

For purposes of this discussion, a “U.S. holder” means a beneficial owner of shares of our common stock that is:
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an individual who is a citizen or resident of the United States for U.S. income tax purposes;

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a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any political subdivision thereof;

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an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

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a trust that (A) is subject to the supervision of a court within the United States and the control of one or more U.S. persons or (B) has a valid election in place under the Treasury Regulations to be treated as a U.S. person.

For purposes of this discussion, a “non-U.S. holder” means a beneficial owner of shares of our common stock that, for U.S. federal income tax purposes, is an individual, corporation, estate or trust and is not a U.S. holder as described in the bullets above.
If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of our stock, the tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. Any partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes, and the partners in such partnership (as determined for U.S. federal income tax purposes), should consult their tax advisors.
This discussion of material U.S. federal income tax considerations is not binding on the IRS. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any described herein.
THE U.S. FEDERAL INCOME TAX RULES APPLICABLE TO THE MERGER, HOLDING AND DISPOSING OF SHARES OF OUR STOCK, AND TO REITS GENERALLY ARE HIGHLY TECHNICAL AND COMPLEX. HOLDERS OF OUR STOCK ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF U.S. FEDERAL, STATE, LOCAL AND NON-U.S. INCOME AND OTHER TAX LAWS, AND POTENTIAL CHANGES IN APPLICABLE TAX LAWS, IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.
Consequences to Us of the Merger
For U.S. federal income tax purposes, we will treat the merger as if we had (a) sold a portion of our assets to Merger Sub I in exchange for (i) an assumption of all of our liabilities, (ii) the merger consideration payable with respect to our shares of common stock, and (iii) the merger consideration payable with respect to our Series A preferred stock, (b) contributed the remaining portion of our assets to Merger Sub I in a non-taxable exchange for Series A preferred units of the Surviving Company, and then (c) made a taxable liquidating distribution of (x) the merger consideration to our stockholders in exchange for their shares of our common stock and our Series A preferred stock and (y) the Series A preferred units of the Surviving Company to holders of our Series B preferred stock in accordance with the terms of the merger agreement (which will cause us to recognize the gain deferred on the contribution of the remaining portion of our assets to Merger Sub I in the non-taxable exchange for Series A preferred units of the Surviving Company described in clause (b) above). As a REIT, we are generally entitled to receive a deduction for liquidating distributions, and we anticipate that our deemed liquidating distribution will exceed our taxable income recognized as a result of the merger (together with any other undistributed taxable income recognized in the taxable year of the merger). Accordingly, we anticipate that we will not be subject to U.S. federal income tax on any gain that we recognize in connection with the REIT merger and the other transactions contemplated by the merger agreement.
Consequences of the Merger to U.S. Holders of Shares of our Common Stock
General.    The receipt of cash by U.S. holders in exchange for their shares of common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder of shares of our common stock will recognize gain or loss for U.S. federal income tax purposes equal to the difference between:
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the amount of cash received in exchange for their shares of our common stock; and

•
the U.S. holder’s adjusted tax basis in their shares of our common stock.

Gain or loss will be calculated separately for each block of shares of stock, with a block consisting of shares acquired at the same cost in a single transaction. Assuming that the shares constitute capital assets in the hands of the U.S. holder, this gain or loss will generally be capital gain or loss and will be long-term capital gain or loss if at the time of the merger the stock has been held for more than one year. An individual U.S. holder will be subject to tax on net capital gain at a maximum U.S. federal income tax rate of 20% (under current law, which as noted below may change and which change may have a retroactive effective date). In addition, a 3.8% Medicare unearned contribution tax will apply to all or a portion of the gain recognized by individuals, trusts and estates whose income exceeds certain threshold levels. Capital gains of corporate U.S. holders generally are taxable at the regular tax rates applicable to corporations. The deductibility of a capital loss recognized in the exchange is subject to limitations under the Code. In addition, the IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a tax rate of 25% to a portion of capital gain realized by a non-corporate stockholder on the sale of REIT stock that would correspond to the REIT’s “unrecaptured Section 1250 gain.”

Special Rule for U.S. Holders Who Have Held Shares of Our Common Stock Less than Six Months.   A U.S. holder who has held shares of our common stock for less than six months at the time of the merger, taking into account the holding period rules of Section 246(c)(3) and (4) of the Code, and who recognizes a loss on the exchange of our common stock in the merger, will be treated as recognizing a long-term capital loss to the extent of any capital gain dividends received from us, or such holder’s share of any designated retained capital gains, with respect to such common stock.
Consequences of the Merger to Non-U.S. Holders of Shares of our Common Stock
General.   The U.S. federal income tax consequences of the merger to a non-U.S. holder of our common stock will depend on various factors, including whether the receipt of the merger consideration is treated as a distribution from us to our stockholders that is attributable to gain from the sale of “United States real property interests.” The IRS announced in Notice 2007-55 that it intends to take the position that under current law, unless an exception applies, a non-U.S. holder’s receipt of a liquidating distribution from a REIT (including the receipt of the merger consideration in exchange for shares of our common stock in the merger, which as noted, will be treated as a deemed liquidation of the Company for U.S. federal income tax purposes) is generally subject to tax under FIRPTA as a distribution to the extent attributable to gain from the sale of United States real property interests. Although legislation effectively overriding Notice 2007-55 has been proposed, it is not possible to say if or when any such legislation will be enacted.
Accordingly, we intend at present to take the position that the merger consideration received in exchange for shares of our common stock in the merger will be subject to tax in accordance with Notice 2007-55, subject to the 10% Exception (as discussed in more detail below). In general, the provisions governing the taxation of distributions by REITs can be less favorable to non-U.S. holders than the taxation of sales or exchanges of REIT stock by non-U.S. holders, and non-U.S. holders should consult their tax advisors regarding the application of these provisions.
Distribution of Gain from the Disposition of U.S. Real Property Interests.   As noted above, we intend at present to take the position that the merger consideration received in exchange for shares of our common stock in the merger will be subject to tax in accordance with Notice 2007-55.
To the extent the tax treatment set forth in Notice 2007-55 applies, and the 10% Exception described in the next paragraph below does not apply, the cash received by a non-U.S. holder in the merger is treated as a distribution attributable to gain from the deemed or actual sale of our United States real property interests (which we expect to be a substantial portion of such cash). Such amount will be treated as income effectively connected with a U.S. trade or business of the non-U.S. holder, and generally will be subject to U.S. federal income tax on a net basis. A corporate non-U.S. holder will also be subject to the 30% branch profits tax (or such lower rate as may be specified by an applicable income tax treaty). In addition, 21% (or 20% to the extent provided in the Treasury Regulations) of any such amounts paid to a non-U.S. holder will be withheld and remitted to the IRS.
Notwithstanding the foregoing, if our common shares are considered “regularly traded” (within the meaning of the applicable Treasury Regulations) on an established securities market located in the United States (and the non-U.S. holder did not hold more than 10% of such class of stock at any time during the one year period ending on the date of the merger, which we refer to as the “10% Exception”), the tax treatment and consequences described above would not apply, and non-U.S. holders would instead be subject to the rules described below under “— Taxable Sale of Shares of our Common Stock.” We believe that shares of our common stock are, and will be at the effective time of the merger, considered regularly traded on an established securities market located in the United States within the meaning of the applicable Treasury Regulations. Non-U.S. holders should consult their tax advisors regarding tax consequences of the merger to them.
Taxable Sale of Shares of our Common Stock.   If both (A) the tax treatment set forth in Notice 2007-55 were not to apply to a non-U.S. holder’s receipt of merger consideration in the merger (and the receipt of merger consideration were instead considered a sale of our common stock), and (B) either (1) the “publicly traded exception” (as described below) applies or (2) we are a “domestically controlled qualified investment entity” (as described below), then non-U.S. holders should not be subject to tax on the disposition of common stock unless: (a) the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States, or, if an applicable income tax treaty applies, the gain is attributable to a permanent establishment maintained by the non-U.S. holder in the United States; or (b) the non-U.S. holder is an individual present in the United States for 183 days or more in the taxable year of the merger and certain other requirements are met.
The “publicly traded exception” applies to a non-U.S. holder if our common stock is “regularly traded,” as defined by the applicable Treasury Regulations, and the non-U.S. holder has held 10% or less of our common stock at all times during the 5-year period ending on the merger date. We believe that shares of our common stock are, and will be at the effective time of the merger, considered regularly traded on an established securities market located in the United States within the meaning of the applicable Treasury Regulations.
Assuming we qualify as a REIT, we will be a “domestically controlled qualified investment entity” at the time of the merger if non-U.S. holders held directly or indirectly less than 50% in value of shares of our stock at all times during the five-year period ending with the sale/merger. While we believe that we have been and currently are domestically controlled as of the date of this Proxy Statement, no assurances can be given that the actual ownership of our stock has been or will be sufficient for us to qualify as a “domestically controlled qualified investment entity” at the time of the merger.
A non-U.S. holder whose gain is effectively connected with the conduct of a trade or business in the United States (or, if an applicable income tax treaty applies, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States) will generally be subject to U.S. federal income tax on such gain on a net basis in the same manner as a U.S. holder. In addition, a non-U.S. holder that is a corporation may be subject to the 30% branch profits tax on such effectively connected gain described above.
A non-U.S. holder who is an individual present in the United States for 183 days or more in the taxable year of the sale and who meets certain other requirements will be subject to a flat 30% tax on the gain recognized on the sale, which may be offset by U.S. source capital losses. In addition, the non-U.S. holder may be subject to applicable alternative minimum taxes.
If a non-U.S. holder’s common stock constitutes a United States real property interest under FIRPTA, any gain recognized by such holder on a sale of such stock will be treated as income effectively connected with a U.S. trade or business of the non-U.S. holder and generally will be subject to U.S. federal income tax on a net basis in the same manner as a U.S. holder.
Income Tax Treaties.   If a non-U.S. holder is eligible for treaty benefits under an income tax treaty with the United States, the non-U.S. holder may be able to mitigate certain of the U.S. federal income tax consequences discussed above, such as the branch profits tax. Non-U.S. holders should consult their tax advisor regarding possible relief under an applicable income tax treaty.
U.S. Withholding Tax.   As described above, it is not entirely clear whether the receipt of the merger consideration by a non-U.S. holder will be treated as a sale or exchange of shares of our common stock (if Notice 2007-55 does not apply) or as a distribution from us that is attributable to gain from the deemed sale of our United States real property interests in the merger (if Notice 2007-55 does apply and the holder does not qualify for the 10% Exception described above). Accordingly, we intend to withhold U.S. federal income tax at a rate of 21%, or the then-applicable rate if different (or 20%, or the then-applicable rate if different, to the extent provided in the applicable Treasury Regulations) from the portion of the merger consideration that is, or is treated as, attributable to gain from the sale of United States real property interests and paid to a non-U.S. holder unless such holder qualifies for the 10% Exception described above.
A non-U.S. holder may be entitled to a refund or credit against the holder’s U.S. federal income tax liability, if any, with respect to any amount withheld pursuant to FIRPTA, provided that the required information is furnished to the IRS on a timely basis. Non-U.S. holders should consult their tax advisor regarding tax and withholding considerations.
Consequences of the Merger to Holders of our Preferred Stock
The redemption of the shares of our Series A preferred stock and the conversion of our shares of Series B preferred stock into Series A preferred units of the Surviving Company both will be treated as a taxable transaction for the holders of such shares. The U.S. federal income tax consequences of the redemption to holders of our shares of Series A preferred stock or of the conversion of our shares of Series B preferred stock into Series A preferred units of the Surviving Company generally will be the same as the consequences to holders of our common stock described above with respect to the merger, except that the capital gain or loss recognized by a holder of our preferred stock will be measured by the difference between the amount of cash the holder of Series A preferred stock receives in connection with the redemption of that stock or the value of the Series A preferred units of the Surviving Company that the holder of Series B preferred stock receives in connection with the conversion and such holder’s adjusted tax basis in our preferred stock. Consistent with IRS Notice 2007-55 (described above), and without limiting any of the above discussion, 21% (or 20% to the extent provided in the applicable Treasury Regulations) of any cash received by a non-U.S. holder in the redemption, that is treated as a distribution attributable to gain from the deemed or actual sale of our United States real property interests (which we expect to be a substantial portion of such cash), will be withheld and remitted to the IRS unless such holder qualifies for the 10% Exception discussed above. Any Series A preferred units of the Surviving Company received by a non-U.S. holder of our Series B preferred stock will also be subject to withholding unless such holder qualifies for the 10% Exception discussed above.
Information Reporting and Backup Withholding
Backup withholding, currently at a rate of 24%, and information reporting, may apply to the merger consideration received in the merger. Backup withholding will not apply, however, to a holder who:
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in the case of a U.S. holder, furnishes a correct taxpayer identification number and certifies that it is not subject to backup withholding on an IRS Form W-9 or successor form;

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in the case of a non-U.S. holder, furnishes an applicable IRS Form W-8 or successor form; or

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is otherwise exempt from backup withholding and complies with other applicable rules and certification requirements.

Backup withholding is not an additional tax and any amount withheld under these rules may be credited against the holder’s U.S. federal income tax liability and may entitle the holder to a refund if required information is timely furnished to the IRS.
Additional Withholding Tax on Payments Made to Foreign Accounts
Withholding taxes may be imposed under Sections 1471 through 1474 of the Code (such Sections commonly referred to as FATCA) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. The application of FATCA to the payment of the merger consideration made to a non-U.S. holder with respect to shares of our common stock pursuant to the merger is not entirely clear. We urge you to consult your tax advisor regarding FATCA and the application of these rules to such payment.
Possible Legislative Changes — Possible Change in Tax Rates
This discussion is based upon the provisions of the Code, the Treasury Regulations and administrative and judicial interpretations thereof, all as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income tax consequences (including applicable tax rates) different from those summarized above. We cannot assure you that a change in law, including the possibility of major tax legislation in 2021, possibly with retroactive application, will not alter significantly the tax considerations (including applicable tax rates) that we describe herein. We have not sought and do not plan to seek any ruling from the IRS, with respect to statements made and the conclusions reached in the above discussion, and there can be no assurance that the IRS or a court will agree with our statements and conclusions.
THE FOREGOING DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OF THE POTENTIAL TAX CONSIDERATIONS RELATING TO THE MERGER AND IS NOT TAX ADVICE. THEREFORE, HOLDERS OF SHARES OF OUR STOCK ARE STRONGLY URGED TO CONSULT THEIR TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE

MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF U.S. FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS IN THEIR PARTICULAR CIRCUMSTANCES.
Delisting and Deregistration of Our Class A Common Stock and Preferred Stock
If the merger is completed, our Class A common stock and preferred stock will no longer be traded on the NYSE and will be deregistered under the Exchange Act.

THE MERGER AGREEMENT
The following summarizes the material provisions of the merger agreement. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. The summary of the material terms of the merger agreement below and elsewhere in this proxy statement is qualified in its entirety by reference to the merger agreement, a copy of which is attached to this proxy statement as Annex A and which we incorporate by reference into this proxy statement. We recommend that you read the merger agreement attached to this proxy statement as Annex A carefully and in its entirety, as the rights and obligations of the parties are governed by the express terms of the merger agreement and not by this summary or any other information contained in this proxy statement.
The merger agreement contains representations and warranties made by, and to, us, the Partnership, Parent, Merger Sub I and Merger Sub II. These representations and warranties, which are set forth in the copy of the merger agreement attached to this proxy statement as Annex A, were made for the purposes of negotiating and entering into the merger agreement between the parties, or may have been used for the purpose of allocating risk between the parties instead of establishing such matters as facts. In addition, these representations and warranties may be subject to important qualifications and limitations agreed by the parties in connection with negotiating the terms of the merger agreement, were made as of specified dates, and may be subject to standards of materiality different from what may be viewed as material to our stockholders. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the merger agreement and subsequent developments or new information qualifying a representation or warranty may have been included in this proxy statement. You should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company or its affiliates.
Structure
The Partnership Merger
At the partnership merger effective time, Merger Sub II will be merged with and into the Partnership, the separate existence of Merger Sub II will cease, and the Partnership will be the Surviving Partnership in the partnership merger. At the partnership merger effective time, all the properties, rights, privileges, powers and franchises of the Partnership and Merger Sub II will vest in the Surviving Partnership, and all debts, liabilities, duties and obligations of the Partnership and Merger Sub II will become the debts, liabilities, duties and obligations of the Surviving Partnership.
The Merger
At the merger effective time, the Company will be merged with and into Merger Sub I, the separate existence of the Company will cease and Merger Sub I will be the surviving entity in the merger, such that immediately following the merger, Parent will be the sole holder of common units of the Surviving Company. At the merger effective time, all the properties, rights, privileges, powers and franchises of the Company and Merger Sub I will vest in the Surviving Company, and all debts, liabilities, duties and obligations of the Company and Merger Sub I will become the debts, liabilities, duties and obligations of the Surviving Company. Following the completion of the merger, our Class A common stock and preferred stock will no longer be traded on the NYSE and will be deregistered under the Exchange Act.
Effective Times; Closing Date
On the closing date, the Partnership will file a certificate of merger with the Secretary of State of the State of Delaware. The partnership merger will become effective at such time as the certificate of merger with respect to the partnership merger has been filed with the Secretary of State of the State of Delaware or on such other date and time as may be mutually agreed by us and Parent and specified in the partnership merger certificate.
On the closing date, Merger Sub I and the Company will file articles of merger with the State Department of Assessments and Taxation of Maryland and Merger Sub I will file a certificate of merger with the Secretary of State of the State of Delaware. The merger will become effective upon the later of the acceptance for record of the articles of merger with respect to the merger by the State Department of Assessments and Taxation of Maryland, the filing of the certificate of merger with respect to the merger with the Secretary of State of the State of Delaware, or on such other date and time (not to exceed 30 days from the date the articles of merger with respect to the merger are accepted for record by the State Department of Assessments and Taxation of Maryland) as may be mutually agreed by us and Parent and specified in the articles of merger and certificate of merger.
Unless otherwise agreed in writing by the parties to the merger agreement, the partnership merger effective time and the merger effective time will occur on the closing date, with the merger effective time occurring immediately after the partnership merger effective time.
In this proxy statement, we refer to the date on which the closing of the mergers occurs as the “closing date.” The closing of the mergers will take place on the third business day after satisfaction or waiver of the conditions to the mergers described under “— Conditions to the Mergers” (other than those conditions that by their nature are to be satisfied or waived at the closing of the mergers, but subject to the satisfaction or waiver of such conditions) or at such other date as may be mutually agreed to in writing by the parties to the merger agreement.
Organizational Documents
At the merger effective time, the certificate of formation, as amended by the certificate of merger to change the name of the Surviving Company, and the limited liability company agreement of Merger Sub I, as in effect immediately prior to the merger effective time, will be the certificate of formation and the limited liability company agreement, respectively, of the Surviving Company, until further amended in accordance with their respective terms or applicable law. The certificate of limited partnership of the Partnership, as amended and as in effect immediately prior to the partnership merger effective time, will be the certificate of limited partnership of the Surviving Partnership until amended on the closing date following the merger effective time in accordance with its terms and applicable law. The fifth amended and restated agreement of limited partnership of the Partnership, as amended, shall be amended by Amendment No. 4 in the form attached to the merger agreement (and any other terms determined by Parent that are implemented in compliance with the partnership agreement as if the terms in Amendment No. 4 were in effect immediately prior to such implementation) at the partnership merger effective time (which, as so amended, we refer to as the “partnership agreement”), and the partnership agreement will be the limited partnership agreement of the Surviving Partnership until further amended in accordance with its terms and applicable law.
Officers; General Partner and Limited Partners
Following the partnership merger effective time and prior to the merger effective time, we will be the sole general partner and a limited partner of the Surviving Partnership. In the event that any of the holders of Class A partnership units elect to retain all or a portion of such holders’ Class A partnership units, such holders of Class A partnership units will continue to be limited partners of the Surviving Partnership immediately following the partnership merger effective time.
Following the merger effective time, the Surviving Company will be the sole general partner of the Surviving Partnership, and Parent will be the sole holder of common units of the Surviving Company. The officers of the Company immediately prior to the merger effective time will be the initial officers of the Surviving Company from and after the merger effective time.
Treatment of Common Stock, Preferred Stock and Equity Awards
Common Stock
The merger agreement provides that, at the merger effective time, each of our shares of common stock (other than any excluded common shares) issued and outstanding immediately prior to the merger effective time will automatically be converted into the right to receive the merger consideration. Excluded common shares will automatically be cancelled and retired and will cease to exist with no consideration being delivered or deliverable in exchange therefor. If we declare a distribution reasonably necessary to maintain our status as a REIT under the Code or to avoid the payment of income or excise tax under the Code as permitted under the merger agreement, the merger consideration will be decreased by an amount equal to the per share amount of such distribution.
Series A Preferred Stock
Promptly following Parent’s request after the date the proxy statement is mailed to stockholders, the Company will provide a notice or notices of special optional redemption to each holder of record of Series A preferred stock in accordance with the Company’s articles supplementary establishing the terms of the Series A preferred stock and the merger agreement. At the merger effective time, each share of Series A preferred stock (other than excluded Series A preferred shares) issued and outstanding immediately prior to the merger effective time will be automatically converted into the right to receive the redemption price per share equal to an amount in cash equal to $25.00 plus accrued and unpaid dividends, if any, to and including the closing date, without interest. Excluded Series A preferred shares will automatically be cancelled and retired and will cease to exist with no consideration being delivered in exchange therefor.
Series B Preferred Stock
No later than 20 business days prior to the anticipated closing date (as determined in good faith by our board of directors), the Company will provide a notice of fundamental change to each holder of record of Series B preferred stock in accordance with the Company’s articles supplementary establishing the terms of the Series B preferred stock and the merger agreement. At the merger effective time, each share of Series B preferred stock (other than excluded Series B preferred shares) issued and outstanding immediately prior to the merger effective time, subject to the terms and conditions set forth in the merger agreement, will be automatically converted into one Series A preferred unit of the Surviving Company. Such Series A preferred units will have terms materially the same as the Series B preferred stock, with changes to such terms as are required pursuant to and made in compliance with the Company’s articles supplementary establishing the terms of the Series B preferred stock. Excluded Series B preferred shares will automatically be cancelled and retired and will cease to exist with no consideration being delivered in exchange therefor.
Company Options
Immediately prior to the merger effective time, each Company option that is outstanding immediately prior to the merger effective time will be cancelled in exchange for a cash payment in an amount equal to (1) the number of shares of common stock subject to the Company option immediately prior to the merger effective time multiplied by (2) the excess (if any) of the merger consideration over the per share exercise price applicable to the Company option (less any applicable income and employment withholding taxes). However, if the exercise price of a Company option exceeds the merger consideration, then such Company option will be cancelled for no consideration.
Restricted Share Awards
Immediately prior to the merger effective time, each Company restricted share award that is outstanding immediately prior to the merger effective time will be cancelled in exchange for a cash payment in an amount equal to (1) the number of shares of common stock subject to the Company restricted share award immediately prior to the merger effective time multiplied by (2) the merger consideration (less any applicable income and employment withholding taxes).
Performance Units
Immediately prior to the merger effective time, each Company performance unit that is outstanding immediately prior to the merger effective time will automatically become earned and vested with respect to that number of shares of Class A common stock subject to such Company performance units (including any related accrued dividend equivalents awarded with respect to Company performance units that were deemed reinvested in additional Class A shares of common stock in accordance with the applicable award agreement governing such units) determined in accordance with the terms of the applicable award agreement, which, in the case of performance units that vest based on attainment of TSR goals, is based on the achievement of the applicable performance goals as measured from the beginning of the applicable performance period through the date immediately prior to the closing date, and, in the case of Company performance units that vest based upon the attainment of operating funds from operations goals, is deemed earned at the target number of shares subject to the award (each such earned and vested Company performance unit (including any related dividend equivalents) we refer to as an “earned unit”); provided, however, (i) the Company performance units that vest based upon the attainment of operating funds from operations goals granted in 2020 that are outstanding as of immediately prior to the merger effective time will become earned and vest at the maximum level of performance (unless, prior to the merger effective time, Parent and the Company determine, in good faith and taking into account the effects of the occurrence of the transactions contemplated by the merger agreement, that, on a pro forma basis, the applicable performance goals would be satisfied at less than maximum performance, in which case such Company performance units will vest based on such actual pro forma performance achievement (but in no event less than target performance)), (ii) any Company performance units (including any related dividend equivalents) for which the level of performance has previously been determined and certified prior to the date of the merger agreement and that remain subject to service-based vesting conditions will, effective immediately prior to the merger effective time, automatically vest and be treated for purposes of the merger agreement as an earned unit and (iii) the Company performance units granted to Chad L. Williams that vest based on attainment of TSR goals pursuant to his award agreement that are outstanding as of immediately prior to the merger effective time will be earned and vested at the greater of (x) target level or (y) the level of actual achievement of the applicable performance goals set forth in the applicable award agreement as measured from the beginning of the applicable performance period through the date immediately prior to the closing date. At the merger effective time, the earned units will be cancelled in exchange for a cash payment (without interest) in an amount equal to (1) the number of earned units multiplied by (2) the merger consideration (less any applicable income and employment withholding taxes). Any Company performance units that do not become an earned unit will be cancelled for no consideration immediately prior to the merger effective time.
Deferred Share Units
All Company deferred share units, and any accrued dividend equivalents in participant accounts under the deferred compensation plan, will become vested and, at the merger effective time, all Company deferred share units will be adjusted and converted into a right of the holder to have allocated to the holder’s account under the deferred compensation plan an amount denominated in cash equal to the product of (1) the number of Company deferred share units and (2) the merger consideration, and will no longer represent a right to receive a number of shares of common stock or cash equal to or based on the value of a number of shares of common stock.
Employee Stock Purchase Plan
Pursuant to the merger agreement and effective as of June 7, 2021, the offering period that was in effect under the ESPP was suspended and amounts credited to the accounts of ESPP participants were refunded. The ESPP will terminate immediately prior to the merger effective time, contingent upon the consummation of the mergers.
LTIP Units
With respect to each LTIP unit that has vested in accordance with the terms of the relevant award agreement prior to the partnership merger effective time (each such unit we refer to as a “vested LTIP unit”), the Company, as the general partner of the Partnership, will exercise its right to cause a Class O LTIP unit mandatory conversion (as defined in the partnership agreement) with respect to each vested LTIP unit, such that as of immediately prior to the partnership merger effective time, each vested LTIP unit shall be converted into a number of Class A partnership units pursuant to the terms of the partnership agreement including, for the avoidance of doubt, that such conversion shall be determined taking into account any allocations that would be deemed to occur pursuant to the terms of the partnership agreement if a Class A unit transaction (as defined in the partnership agreement) were considered to occur immediately prior to and in conjunction with such conversion, with the result that the Class O unit economic capital account balance (as defined in the partnership agreement) of a holder of vested LTIP units is adjusted to give effect to any allocations that would occur in connection therewith.

Treatment of Interests in the Partnership
In connection with the partnership merger, each Class A partnership unit (including each LTIP unit, which will be converted, prior to the partnership merger effective time, into a Class A partnership unit as described above) issued and outstanding immediately prior to the partnership merger effective time (other than (1) Class A partnership units owned by the Company or any wholly-owned subsidiary of the Company, which Class A partnership units will be unaffected by the partnership merger and will remain outstanding as partnership units of the Surviving Partnership held by the Company or the relevant wholly-owned subsidiary, and (2) Class A partnership units owned by Parent, Merger Sub II or any of their respective wholly-owned subsidiaries, which will automatically be cancelled and will cease to exist with no consideration being delivered or deliverable in exchange therefor) will automatically be converted into, and cancelled in exchange for, the right to receive the merger consideration. As discussed above, if we declare a distribution reasonably necessary to maintain our status as a REIT under the Code, or to avoid the payment of income or excise tax as permitted under the merger agreement, the merger consideration will be decreased by an amount equal to the per share amount of such distribution
Each minority limited partner may elect to retain all or a portion of such minority limited partner’s Class A partnership units (including LTIP units, which will be converted prior to the partnership merger effective time into Class A partnership units as described above), on the terms to be described in election materials that will be separately sent to the minority limited partners. Minority limited partners will only be eligible to elect to retain their Class A partnership units (including LTIP units, which will be converted prior to the partnership merger effective time into Class A partnership units as described above) if they (1) make a valid and timely election to retain their Class A partnership units pursuant to the election materials that will be separately sent to such minority limited partners and (2) agree to be bound by the terms of a new limited partnership agreement of the Surviving Partnership, which we refer to as the “new partnership agreement.” Minority limited partners who do not meet any of the requirements described above will only be entitled to receive the cash merger consideration in respect of their Class A partnership units (including LTIP units, which will be converted prior to the partnership merger effective time into Class A partnership units as described above). As described above under “The Mergers — Interests of Our Directors and Executive Officers in the Mergers,” certain of our directors and executive officers beneficially own Class A partnership units and will be offered the opportunity to participate in this election. This proxy statement does not constitute any solicitation of consents in respect of the partnership merger, and does not constitute an offer to exchange or retain the Class A partnership units (including the LTIP units, which will be converted prior to the partnership merger effective time into Class A partnership units as described above).
In general, Class A partnership units in the Surviving Partnership will, after giving effect to certain amendments to the partnership agreement, which will be implemented in connection with the partnership merger, have the following terms:
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distributions will be payable on the Class A partnership units on a pro rata basis when, as and if authorized by the general partner of the Partnership in its sole discretion;

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commencing on the fifth anniversary of the closing date, which we refer to herein as the “lock-up expiry date,” each holder of Class A partnership units will have the right to exchange one or more of its Class A partnership units for Class I Units in BREIT OP, which we refer to herein as “BREIT OP units,” subject to certain limitations, including on exchanging (i) more than 40% of the Class A partnership units such holder held immediately following the closing date for the first 12-month period following the lock-up expiry date and (ii) more than 70% of the Class A partnership units such holder held immediately following the closing date for the first 24-month period following the lock-up expiry date. Upon certain public offerings by Parent or any of its direct or indirect subsidiaries, holders of Class A partnership units will cease to have the right to exchange such Class A partnership units for BREIT OP units and the general partner of the Partnership will amend the exchange provisions of the new partnership agreement to provide holders of Class A partnership units, in lieu of such exchange right, the right to exchange their Class A partnership units for common shares (or other comparable equity interests) of such public entity. If Blackstone beneficially owns less than 50% of the Class A partnership units, holders of Class A partnership units will also cease to have the right to exchange such Class A partnership units for BREIT OP units;

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holders of Class A partnership units will generally not have the right to transfer their Class A partnership units without the consent of the general partner of the Partnership in its sole and absolute discretion, subject to certain exceptions (including affiliate transfers); such transfer restrictions will terminate upon certain public offerings by Parent or any of its direct or indirect subsidiaries (and the expiration of related lockup provisions);

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subject to certain exceptions, each holder of Class A partnership units will have a pro rata tag along right on certain transfers by Blackstone of Class A partnership units beneficially owned by Blackstone to an unaffiliated third party;

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Blackstone will also have the right to drag along the holders of Class A partnership units in (a) sales or transfers to an unaffiliated third party of all or substantially all of the assets of the Surviving Partnership or beneficial ownership of a majority of the Class A partnership units or (b) a merger, consolidation or similar business combination of the Surviving Partnership or one of its parent entities with an unaffiliated third party; and

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holders of Class A partnership units will have no voting rights or other consent rights in the Surviving Partnership, except that holders of a majority of the outstanding Class A partnership units will be required to approve certain amendments to the new partnership agreement.

No Further Ownership Rights
At the merger effective time and the partnership merger effective time, as applicable, holders of our common stock and the holders of Class A partnership units, respectively, will cease to be, and will have no rights as, our stockholders or limited partners of the Partnership, as applicable, other than the right to receive the merger consideration, without interest, or in the case of holders of Class A partnership units that elect to retain such Class A partnership units, such Class A partnership units. The merger consideration paid and delivered upon the surrender for exchange of certificates representing shares of common stock or Class A partnership units, if applicable, will be deemed to have been paid or delivered, as the case may be, in full satisfaction of all rights and privileges pertaining to the shares of common stock or Class A partnership units exchanged therefor.
Exchange and Payment Procedures
On or before the partnership merger effective time, Parent will deposit, or cause to be deposited, with a paying agent reasonably satisfactory to us, for the benefit of the holders of our common stock, Series A preferred stock, Series B preferred stock and the Class A partnership units not subject to a valid and unrevoked retention election, the merger consideration, less the merger consideration to be paid in respect of Company options, Company restricted share awards and earned units, which amounts in respect of Company options, Company restricted share awards and earned units will be paid or delivered directly to the Surviving Company. As soon as practicable after the closing date (but in any event within five business days), the paying agent will mail to each holder of record of a certificate or certificates that, immediately prior to the merger effective time, represented outstanding common stock or preferred stock or that, immediately prior to the partnership merger effective time, represented applicable Class A partnership units, a letter of transmittal and instructions for use in effecting the surrender of the certificates or applicable Class A partnership units in exchange for the merger consideration to which the holder thereof is entitled. The letter of transmittal and instructions will tell you how to surrender your certificates representing shares of common stock or preferred stock and any applicable Class A partnership units, as applicable, in exchange for the merger consideration.
Holders of book-entry common stock, book-entry preferred stock or book-entry Class A partnership units will not receive a letter of transmittal for their common stock, preferred stock or Class A partnership units from the paying agent. Instead, holders of such book-entry common stock, book-entry preferred stock or book-entry Class A partnership units will automatically be entitled to receive in exchange therefor the merger consideration to which the holder thereof is entitled.
Upon surrender of a certificate that previously represented common stock, preferred stock or applicable Class A partnership units to the paying agent, together with a letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may be reasonably be required by the paying agent, the holder of such certificate will be entitled to receive the merger consideration payable in respect of the shares of our common stock, preferred stock or applicable Class A partnership units previously represented by such certificate. The merger consideration may be paid to a person other than the person in whose name the certificate so surrendered is registered in our and the Partnership’s transfer records, if any such certificate is properly endorsed or otherwise in proper form for transfer and the person requesting such payment pays any transfer or other taxes or establishes to the reasonable satisfaction of Parent that such tax has been paid or is not applicable.
No interest will be paid or will accrue on any cash payable upon surrender of any certificate. The Company, the Surviving Company, the Partnership, the Surviving Partnership, Parent, Merger Sub I, Merger Sub II, or the paying agent, as applicable, will be entitled to deduct and withhold from any amounts otherwise payable pursuant to the merger agreement to any person such amounts as it is required to deduct and withhold with respect to the making of such payment (and, with respect to the Company options, restricted share awards, Company performance units or LTIP units, the vesting and cancellation of such Company options, the vesting of such restricted share awards, the vesting and cancellation of such Company performance units or the treatment of such LTIP units as set forth in the merger agreement) under the Code, and the rules and regulations promulgated thereunder, or any provision of state, local or foreign tax law, and such amounts deducted or withheld shall be treated as having been paid to the person in respect of which deduction or withholding was made.
On the closing date, the share transfer books of the Company and the unit transfer books of the Partnership will be closed and thereafter there will be no further registration of transfers of common stock, preferred stock or Class A partnership units.
None of Parent, Merger Sub I, the Surviving Company, the Partnership, Merger Sub II, the Surviving Partnership, the Company or the paying agent, or any employee, officer, trustee, director, agent or affiliate thereof, will be liable to any person in respect of any merger consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.
Any portion of the merger consideration which remains undistributed to the holders of the certificates or the holders of any common stock, preferred stock or Class A partnership units held in book-entry for twelve months after the closing date will be delivered to the Surviving Company, and any holders of our shares of common stock, shares of preferred stock or Class A partnership units prior to the merger effective time or partnership merger effective time, as applicable, who have not theretofore complied with the exchange and payment procedures contained in the merger agreement must look only to the Surviving Company and only as general creditors thereof for payment of the merger consideration.
If any certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed to the reasonable satisfaction of Parent and the paying agent and the taking of such other actions as may be reasonably requested by the paying agent, the paying agent will issue, in exchange for such lost, stolen or destroyed certificate, the merger consideration.
Representations and Warranties
We and the Partnership, jointly and severally, have made customary representations and warranties in the merger agreement that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement or in the disclosure schedules delivered in connection therewith. These representations and warranties relate to, among other things:
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the organization, valid existence, good standing, qualification to do business and power and authority to own, lease and operate its properties and assets and to carry on the businesses of each of us, the Partnership and our subsidiaries;

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our charter and bylaws and the similar organizational documents of the Partnership;

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the capital structure and indebtedness of, and the absence of restrictions or encumbrances with respect to the equity interests of each of us, the Partnership and our subsidiaries;

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our and the Partnership’s power and authority to execute and deliver the merger agreement, and, subject to the approval of our common stockholders, to consummate the transactions contemplated by the merger agreement;

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the enforceability of the merger agreement against us and the Partnership;

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the absence of conflicts with, or violations of, laws or organizational documents and the absence of any consents under, conflicts with or defaults under contracts to which we, the Partnership or any of our subsidiaries is a party, in each case as a result of us executing, delivering and performing under or consummating the transactions contemplated by, the merger agreement;

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approvals of, filings with, or notices to, governmental entities required in connection with entering into, performing under or consummating the transactions contemplated by, the merger agreement;

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our and the Partnership’s SEC filings since January 1, 2019 and the financial statements contained in those filings;

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our internal controls over financial reporting and the disclosure controls and procedures;

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the accuracy of the information supplied by us in this proxy statement;

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the absence of any material adverse effect (as discussed below) and certain other changes and events since December 31, 2020;

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the absence of liabilities required to be recorded on a balance sheet under GAAP since March 31, 2021;

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possession of all permits necessary for us and our subsidiaries to own, lease and operate our and our subsidiaries’ properties and assets and to carry on and operate our and our subsidiaries’ businesses as currently conducted, the absence of a failure by us or our subsidiaries to comply with such permits, and the conduct by us and our subsidiaries of our and our subsidiaries’ businesses in compliance with applicable laws;

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our and our subsidiaries’ compliance with laws, including the Foreign Corrupt Practices Act of 1977 and the rules and regulations thereunder;

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the absence of any suit, claim, action, investigation or proceeding against us or our subsidiaries;

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our and our subsidiaries’ employee benefit plans;

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labor matters affecting us and our subsidiaries;

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tax matters affecting us and our subsidiaries;

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real property owned and leased by us and our subsidiaries; our and our subsidiaries’ ground leases, leases, space leases, development projects, participation agreements, infrastructure agreements; and maintenance and operations;

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environmental matters affecting us and our subsidiaries;

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intellectual property used by, owned by or licensed by us and our subsidiaries;

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our and our subsidiaries’ material contracts and the absence of any breach of or default under the terms of any material contract;

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the receipt by our board of directors of fairness opinions from Morgan Stanley and Jefferies, to the effect that, as of the date of such fairness opinion, the merger consideration to be received by the holders of our Class A common stock is fair, from a financial point of view, to such holders;

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the exemption of the mergers and the merger agreement from the requirements of any moratorium, control share, fair price, affiliate transaction, business combination or other takeover laws and regulations, including in the Maryland General Corporation Law or the Delaware Revised Uniform Limited Partnership Act;

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the vote of our common stockholders required in connection with the approval of the merger proposal and the approval of us as the general partner of the Partnership;

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our and our subsidiaries’ insurance policies;

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our and our subsidiaries’ status under the Investment Company Act of 1940; and

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the absence of any broker’s or finder’s fees, other than those payable to our financial advisors, in connection with the transactions contemplated by the merger agreement.

Many of our representations and warranties are qualified by the concept of a “material adverse effect.” Under the terms of the merger agreement, a material adverse effect means any change, event, state of facts or development that has had or would reasonably be expected to have a material adverse effect on (1) the business, financial condition, assets or continuing results of operations of us and our subsidiaries, taken as a whole, or (2) the ability of us or the Partnership to consummate the mergers before December 7, 2021; provided, however, that in the case of clause (1), no change, event, state of facts or development resulting from any of the following shall be deemed to be or taken into account in determining whether there has been or will be, a “material adverse effect”:
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the entry into or the announcement, pendency or performance of the merger agreement or the transactions contemplated by the merger agreement, including (i) the identity of Parent and its affiliates, (ii) by reason of any communication by Parent or any of its affiliates regarding the plans or intentions of Parent with respect to the conduct of our and our subsidiaries’ business following the merger effective time, (iii) the failure to obtain any third party consent in connection with the transactions contemplated thereby and (iv) the impact of any of the foregoing on any relationships with customers, suppliers, vendors, business partners, employees or any other person;

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any change, event or development in or affecting financial, economic, social or political conditions generally or the securities, credit or financial markets in general, including interest rates or exchange rates, or any changes therein, in the United States or other countries in which we or our subsidiaries conduct operations or any change, event or development generally affecting the industries in which we and our subsidiaries operate;

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any change in the market price or trading volume of our equity securities or of our or our subsidiaries’ equity or credit ratings or our or our subsidiaries’ ratings outlook by any applicable rating agency; provided, however, that the exception in this bullet point shall not prevent the underlying facts giving rise or contributing to such change, if not otherwise excluded from the definition of material adverse effect, from being taken into account in determining whether a material adverse effect has occurred;

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the suspension of trading in securities generally on the New York Stock Exchange;

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any adoption, implementation, proposal or change after the date of the merger agreement in any applicable law or GAAP or interpretation of any of the foregoing;

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any action taken or not taken to which Parent has consented in writing;

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any action expressly required to be taken by the merger agreement or taken at the request of Parent;

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the failure of us or our subsidiaries to meet any internal or public projections, budgets, forecasts or estimates of revenues, earnings or other financial results for any period ending on or after the date of the merger agreement; provided, however, that the exception in this bullet point shall not prevent the underlying facts giving rise or contributing to such failure, if not otherwise excluded from the definition of material adverse effect, from being taken into account in determining whether a material adverse effect has occurred; and provided, further, that this bullet point shall not be construed as implying that we are making any representation or warranty with respect to any internal or public projections, budgets, forecasts or estimates of revenues, earnings or other financial results for any period;

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the commencement, occurrence, continuation or escalation of any war (whether or not declared), civil disobedience, sabotage, armed hostilities, military or para-military actions or acts of terrorism (including cyberattacks);

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any actions or claims made or brought by any of our or our subsidiaries’ current or former stockholders or equityholders (or on their behalf or on behalf of us or our subsidiaries, but in any event only in their capacities as current or former stockholders or equityholders) arising out of the merger agreement or the mergers; or
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the existence, occurrence or continuation of any force majeure events, including any earthquakes, floods, hurricanes, tropical storms, fires or other natural disasters, any national, international or regional calamity or any outbreak of illness, epidemic, pandemic or other public health event (including COVID-19) or any COVID-19 measures or other restrictions to the extent relating to, or arising out of, any outbreak of illness, epidemic, pandemic or other public health event (including COVID-19) or any material worsening of any of the foregoing;

provided, that (1) with respect to the exceptions set forth in the second, fifth, ninth and eleventh bullet points above, such changes, events, state of facts or developments may be taken into account to the extent they disproportionately adversely affect us and our subsidiaries, taken as a whole, compared to other companies operating in the United States in the industries in which we and our subsidiaries operate and (2) the first bullet point above does not apply to the references to material adverse effect in certain representations and warranties.
The merger agreement also contains customary representations and warranties made, jointly and severally, by Parent, Merger Sub I and Merger Sub II that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement. These representations and warranties relate to, among other things:
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their organization, valid existence, good standing, qualification to do business and power and authority to own, lease and operate its properties and assets and to carry on their businesses;

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their power and authority to execute and deliver the merger agreement and to consummate the transactions contemplated by the merger agreement;

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the enforceability of the merger agreement against them;

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the absence of conflicts with, or violations of, laws or organizational or governing documents and the absence of any consents under, conflicts with or defaults under contracts to which they are a party, in each case as a result of them executing, delivering and performing under or consummating the transactions contemplated by, the merger agreement;

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approvals of, filings with, or notices to, governmental entities required in connection with entering into, performing under or consummating the transactions contemplated by, the merger agreement;

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the absence of any suit, claim, action or proceeding against them which would reasonably be expected to prevent, materially delay or materially impair the consummation of the transactions contemplated by the merger agreement;

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no broker, finder or investment banker being entitled to any brokerage, finder’s or other fee or commission payable by us or any of our affiliates or us or our affiliates’ respective stockholders in connection with the mergers based upon arrangements made by and on behalf of them;

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the accuracy of the information supplied by them in this proxy statement;

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the ownership of Merger Sub I and Merger Sub II and absence of prior conduct of activities or business of Merger Sub I and Merger Sub II;

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the equity commitment letters made available by Parent to us (including the enforceability thereof) and, assuming that the equity funding is provided in accordance with the equity commitment letters, the accuracy of the representations and warranties under the merger agreement and the performance by us and the Partnership in all material respects of our obligations under the merger agreement, that at the closing, Parent will have sufficient cash on hand to consummate the transactions contemplated by the merger agreement and satisfy all of its obligations under the merger agreement including the payment of the merger consideration, any fees and expenses, any payments in respect of equity compensation obligations required to be made in connection with, or as a result of, the mergers and any repayment or refinancing of any outstanding indebtedness of Parent, the Company and their respective subsidiaries required in connection therewith;

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the guaranties executed by the Sponsors;

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the solvency of the Surviving Company and each of its subsidiaries, including the Surviving Partnership, immediately following the merger effective time and after giving effect to all of the transactions contemplated by the merger agreement;

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the absence of any contract with any bank or investment bank or other potential provider of debt or equity financing on an exclusive basis in connection with any transaction involving us or the Partnership (or otherwise on terms that would prohibit such provider from providing or seeking to provide such financing to any third party in connection with a transaction relating to us or our subsidiaries); and

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their status as a non-“foreign person” under the Defense Production Act of 1950.

The representations and warranties of each of the parties to the merger agreement will expire upon the closing of the mergers.
Conduct of Our Business Pending the Mergers
Under the merger agreement, we have agreed that, subject to certain exceptions in the merger agreement and the disclosure schedules delivered in connection therewith and as required by law or to comply with COVID-19 measures (after using commercially reasonable efforts to provide advance notice to and consult with Parent if reasonably practicable), between the date of the merger agreement and the earlier of the closing date and the termination of the merger agreement in accordance with its terms (which period we refer to as the “interim period”), we will, and will cause our subsidiaries to, in all material respects, use commercially reasonable efforts:
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to carry on our and our subsidiaries’ respective businesses in the ordinary course of business, consistent with the certain budgets that we have provided to Parent and past practice;

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to maintain and preserve substantially intact our and our subsidiaries’ current business organizations;

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to retain the services of our and our subsidiaries’ respective current officers and key employees;

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to preserve our and our subsidiaries’ goodwill and relationships with tenants, customers and others having business dealings with us and our subsidiaries; and

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to preserve our and our subsidiaries’ assets and properties in good repair and condition (normal wear and tear excepted).

We have also agreed that during the interim period, subject to certain exceptions set forth in the merger agreement and the disclosure schedules delivered in connection therewith or unless Parent consents in writing (which consent may not be unreasonably withheld, delayed or conditioned), we and our subsidiaries will not, among other things:
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amend our or the Partnership’s organizational or governance documents, or amend the organizational or governance documents of any of our subsidiaries, other than in the ordinary course of business consistent with past practice;

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authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver any shares of any class, partnership interests or any equity equivalents (including any share options or share appreciation rights) or any other securities convertible into or exchangeable for any shares, partnership interests or any equity equivalents (including any share options or share appreciation rights), except for the issuance or sale of our common stock (1) pursuant to the exercise, settlement or vesting of certain forward sale contracts outstanding on the date of the merger agreement or of certain derivative securities outstanding on the date of the merger agreement, (2) upon the conversion of preferred stock or Class B common stock, (3) pursuant to the terms of the deferred compensation plan or pursuant to awards granted under our Amended and Restated 2013 Equity Incentive Plan or the QualityTech, LP 2010 Equity Incentive Plan, in each case, that are outstanding as of the date of the merger agreement, or (4) issuable upon exchange or redemption of units of partnership interest in the Partnership (including upon conversion of LTIP units) in accordance with the terms of the partnership agreement or issuable upon conversion of LTIP units;

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split, combine or reclassify any of our or any of our subsidiaries’ share capital, partnership interests or other equity interests;

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authorize, declare, set aside or pay any dividend or other distribution in respect of our or our subsidiaries’ share capital, partnership interests or other equity interests or make any actual, constructive or deemed distribution in respect of any shares of our or our subsidiaries’ share capital, partnership interests or other equity interests or otherwise make any payments to equityholders in their capacity as such, except (1) for distributions reasonably necessary to maintain our status as a REIT under the Code or to avoid the payment of income or excise tax, which distributions will result in a reduction of the merger consideration as described under “— Treatment of Common Stock, Preferred Stock and Equity Awards — Common Stock,” (2) for the payment of dividends or distributions declared prior to the date of the merger agreement, (3) for the declaration and payment in the ordinary course of business of regular quarterly cash dividends or other distributions on the common stock (including shares subject to Company restricted share awards), Class A partnership units, Series A preferred stock, the Series B preferred stock, and partnership preferred units provided, that, we ensure that (x) the record date with respect to any such quarterly dividend or distribution shall be consistent with historical record dates from fiscal year 2020 or if such date is not a business day, the next day that is a business day and (y) any such individual quarterly dividend or distribution on (a) the common stock shall not exceed $0.50 per share, (b) the Class A partnership units shall not exceed $0.50 per unit, (c) the Series A preferred stock shall not exceed $0.4453125 per share, (d) the Series B preferred stock shall not exceed $1.625 per share, (e) the Series A preferred partnership units shall not exceed the corresponding dividend on the Series A preferred stock and (f) the Series B preferred partnership units shall not exceed the corresponding dividend on the Series B preferred stock, (4) dividends accruing on equity awards outstanding as of the date of the merger agreement in accordance with the terms of our Amended and Restated 2013 Equity Incentive Plan, the QualityTech, LP 2010 Equity Incentive Plan, or the deferred compensation plan, as applicable, and/or such awards granted thereunder, (5) in transactions between us and one or more of our wholly-owned subsidiaries or solely between our wholly-owned subsidiaries, or (6) for dividends or distributions by any of our subsidiaries that is not wholly owned, directly or indirectly, by us, in accordance with the requirements of the organizational or governing documents of such subsidiary;

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redeem, repurchase or otherwise acquire, directly or indirectly, any of our or our subsidiaries’ securities or any securities of any of our or our subsidiaries’ subsidiaries, except as may be required by our charter or the partnership agreement (including any redemption of Class A partnership units or preferred partnership units in accordance with the partnership agreement) or the retention or acquisition of any shares tendered by current or former employees or directors in order to pay the exercise price of any options or taxes in connection with the exercise or vesting of Company options, Company restricted share awards, or Company performance units pursuant to the terms of our applicable equity plan, as may be reasonably necessary for us to maintain our status as a REIT under the Code or avoid the payment of any income or excise tax, or as may be requested by Parent to redeem any of the outstanding senior notes issued pursuant to that certain indenture dated as of October 7, 2020, among the Company, the Partnership, QTS Finance Corporation, certain subsidiaries of the Partnership and Deutsche Bank Trust Company Americas;

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enter into any contract with respect to the voting or registration of any capital share or equity interest of us or our subsidiaries;

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authorize, recommend, propose or announce an intention to adopt or effect, or adopt or effect a plan of complete or partial liquidation, dissolution, merger, consolidation, conversion, restructuring, recapitalization or other reorganization;

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incur, assume, or guarantee any indebtedness for borrowed money or issue any debt securities, or assume or guarantee any indebtedness for borrowed money of any person, except (1) intercompany indebtedness among us and/or any of our wholly-owned subsidiaries, (2) for borrowings and guarantees under existing loan documents in the ordinary course of business consistent with past practice (including borrowings necessary for capital expenditures and to pay dividends permitted by the merger agreement), (3) in connection with certain allowed acquisitions of any interest in any person or any assets, real property, personal property, equipment, business or other rights (subject to certain requirements, as described below), provided that any indebtedness shall be prepayable at any time without penalty or premium, or (4) indebtedness in an amount not to exceed $10 million in the aggregate and that is not secured, directly or indirectly, by any of our real property, provided that any indebtedness shall be prepayable at any time without penalty or premium;
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prepay, refinance or amend any indebtedness, except for (1) intercompany indebtedness among us and/or any of our wholly-owned subsidiaries, (2) repayments under our existing loan documents in the ordinary course of business consistent with past practice (specifically excluding the loans secured, directly or indirectly, by any of our real property), and (3) mandatory payments under the terms of any indebtedness in accordance with its terms;

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make loans, advances or capital contributions to or investments in any person (other than as required or permitted in the ordinary course of business consistent with past practice by certain joint venture agreements or as otherwise permitted under the merger agreement);

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create or suffer to exist any material lien (other than certain permitted liens) on shares of stock, partnership interests or other equity interests of any of our subsidiaries held by us or another one of our subsidiaries;

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enter into, adopt, amend in any material respect or terminate any company employee benefit plan;

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enter into, adopt, amend or terminate any agreement, arrangement, plan or policy between us or any of our subsidiaries and one or more of our or our subsidiaries’ directors or executive officers;

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increase in any manner the compensation or fringe benefits of any employee, officer or director, except for increases or payments in the ordinary course of business consistent with past practice with respect to any employee who is not an executive officer;

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grant to any officer, trustee, director or employee the right to receive any new severance, change of control or termination pay or termination benefits or any increase in the right to receive any severance, change of control or termination pay or termination benefits;

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enter into any new employment, loan, retention, consulting, indemnification, change-in-control, termination or similar agreement, except in the ordinary course of business consistent with past practice with respect to any employee who is not an executive officer;

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grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or company employee benefit plan (including the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units, restricted stock, or long-term incentive units);

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hire any new executive officer or any new employee who is not an executive officer other than with respect to a non-executive officer employee with a prospective base salary of not more than $300,000;

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take any action to fund, accelerate or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or company employee benefit plan;

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other than in the ordinary course of business consistent with past practice, sell, transfer, assign, dispose of, pledge or encumber (other than certain permitted liens) any of our or our subsidiaries’ material personal property, equipment or assets (other than as provided in the merger agreement);

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sell, transfer, pledge, dispose of, lease, ground lease, license or encumber (other than certain permitted liens) any real property (including our real property), other than execution of easements, covenants, rights of way, restrictions and other similar instruments in the ordinary course of business consistent with past practice that, individually or in the aggregate, would not reasonably be expected to materially impair the existing use, operation or value of, the property or asset affected by the applicable instrument except in connection with the incurrence of any indebtedness permitted to be incurred by the Company pursuant to the merger agreement;

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make any material change to any financial accounting policies or financial accounting procedures that would materially affect the consolidated assets, liabilities or results of operations of us or any of our subsidiaries, except as may be required as a result of a change in law or in GAAP or statutory or regulatory accounting rules or interpretations with respect thereto or any governmental entity or quasi-governmental entity;

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acquire any interest in any person (or equity interests thereof) or any assets, real property, personal property, equipment, business or other rights, other than (1) acquisitions of personal property and equipment in the ordinary course of business consistent with past practice for consideration that does not individually or in the aggregate exceed $5 million, (2) pursuant to existing contractual obligations under certain specified contracts, (3) any other acquisitions of assets or businesses (excluding purchases of real property or a ground lease interest therein) pursuant to certain specified contracts; and (4) any acquisitions of real property (or a ground lease therein) pursuant to certain specified contracts;

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(1) file any material tax return that is materially inconsistent with a previously filed tax return of the same type for a prior taxable period (taking into account any amendments), (2) make or change any material tax election, (3) settle or compromise any tax claim or assessment by any governmental entity for an amount in excess of $5 million individually, or $7 million in the aggregate, (4) change any accounting method with respect to taxes, (5) enter into any material closing agreement with a taxing authority, (6) surrender any right to claim a refund of an amount of taxes in excess of $5 million individually, or $7 million in the aggregate or (7) request any extension or waiver of the limitation period applicable to any material tax claim or assessment other than in the ordinary course of business consistent with past practice (except, in each case, unless we reasonably determine, after prior consultation with Parent, that such action is required by law or necessary to preserve our status as a REIT or to preserve the status of any of our subsidiaries as a REIT, partnership, disregarded entity, taxable REIT subsidiary or qualified REIT subsidiary for U.S. federal income tax purposes);

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settle or compromise any claim, suit or proceeding against us or any of our subsidiaries (or for which we or any of our subsidiaries would be financially responsible) (other than claims, suits or proceedings with respect to taxes), except for (1) settlements or compromises providing solely for payment of amounts less than $5 million individually, or $7 million in the aggregate, or (2) claims, suits or proceedings arising from the ordinary course of our operations involving collection matters (to the extent the Company is the defendant) or personal injury which are fully covered by adequate insurance (subject to customary deductibles);

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enter into any new line of business;

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(1) amend in any material respect or terminate (except as may be required under the terms thereof), or waive compliance with the material terms of or material breaches under, or assign, or renew or extend (except as may be required under the terms thereof), any material space lease or material company lease, (2) amend or terminate, or waive compliance with the terms of or breaches under, or assign, or renew or extend (except as may be required by the terms thereof) any other material contract or (3) enter into any new material contract, agreement or arrangement (except as otherwise permitted under the merger agreement), provided that Parent shall be deemed to have given its written consent to such actions (subject to certain specified exceptions) if Parent fails to respond to our written request for approval of any such action within 48 hours of receipt of any such request;

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make, enter into any contract for, or otherwise commit to any capital expenditures (which does not include acquisitions) on, relating to, or adjacent to any of our real property, except for (1) capital expenditures required by law, (2) emergency capital expenditures in any amount that we determine is necessary in our reasonable judgment to maintain our ability to operate our businesses in the ordinary course, (3) capital expenditures up to certain specified thresholds subject to a budget, and (4) capital expenditures in any amount not exceeding $3 million in the aggregate;

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(1) initiate or consent to any material zoning reclassification of any of our real property or any material change to any approved site plan (in each case, that is material to our real property or plan, as applicable), special use permit or other land use entitlement affecting any of our material real property, in each case, in a manner that would (x) materially inhibit the Company’s ability to develop our real property as a data center or ability to use our real property for data center operations or (y) impose material obligations on the Company in connection with the development or use of such real property or (2) amend, modify or terminate, or authorize any person to amend, modify, terminate or allow to lapse, any material permit;

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fail to use commercially reasonable efforts to maintain in full force and effect our or our subsidiaries’ existing insurance policies or to replace our insurance policies with comparable insurance policies covering us and our subsidiaries and our and our subsidiaries’ respective properties, assets and businesses (including real property);
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agree to any material condemnation or payment of material condemnation proceeds;

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enter into, amend or modify any tax protection agreement, or take any action or fail to take any action that would violate or be inconsistent with any tax protection agreement or otherwise give rise to a material liability with respect thereto;

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except as may be required as a result of a change in applicable law, change (1) any posted privacy policy in any manner that is materially adverse to the rights or obligations of us or our subsidiaries under such policy or (2) materially diminish the standards of data and system security used for any of our material IT assets;

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apply for or receive any relief under the CARES Act; and

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authorize or enter into any contract or arrangement to do any of the actions described in the foregoing bullet points.

None of the actions in the bullet points above are prohibited between us and one or more of our wholly-owned subsidiaries or between any of our wholly-owned subsidiaries.
Stockholders’ Meeting
Under the merger agreement, we are required, as soon as reasonably practicable following the date that this proxy statement is cleared by the SEC for mailing to our common stockholders, to duly call, give notice of, convene and hold a meeting of the holders of our common stock for the purpose of seeking stockholder approval of the merger proposal, which we refer to as the “special meeting”; provided that we will not be required to convene and hold the special meeting prior to the no-shop period start date.
We are required to (1) through our board of directors, recommend to holders of our common stock that they approve the merger proposal and (2) use our reasonable best efforts to solicit approval of the merger proposal by our common stockholders (including by soliciting proxies from our stockholders), except in each case to the extent that our board of directors has effected an adverse recommendation change, as permitted by and determined in accordance with the provisions described below under “— Company Acquisition Proposals and Obligations of the Board of Directors with Respect to Its Recommendation — The “No-Shop” Period: No Solicitation of Company Acquisition Proposals.” Unless the merger agreement is terminated in accordance with its terms, we are prohibited from submitting to the vote of our stockholders any Company acquisition proposal.
For purposes of the merger agreement, “Company acquisition proposal” means any inquiry, offer or proposal from any person or “group” (as defined in Section 13(d)(3) of the Exchange Act) regarding any of the following (other than the mergers) involving any of us, the Partnership or our respective subsidiaries:
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any merger, consolidation, share exchange, recapitalization, dissolution, liquidation, business combination or other similar transaction involving us or the Partnership;

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any sale, lease, exchange, mortgage, pledge, transfer or other disposition, directly or indirectly, by merger, consolidation, sale of equity interests, share exchange, joint venture, business combination or otherwise, of 15% or more of the consolidated assets of us, the Partnership and our other subsidiaries, taken as a whole (as determined on a book-value basis (including indebtedness secured solely by such assets)), in a single transaction or series of related transactions;

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any issue, sale or other disposition (including by way of merger, consolidation, sale of equity interests, share exchange, joint venture, business combination or otherwise) of securities (or options, rights or warrants to purchase, or securities convertible into, such securities) representing 15% or more of our voting power or 15% or more of the equity interests or general partner interests in the Partnership;

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any tender offer or exchange offer for 15% or more of any class of our equity securities or 15% or more of the equity interests or general partner interests in the Partnership or the filing of a registration statement under the Securities Act in connection therewith;

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any other transaction or series of related transactions pursuant to which any third party proposes to acquire control of our or the Partnership’s and our respective subsidiaries’ assets having a fair market value equal to or greater than 15% of the fair market value of all of our, the Partnership’s and our respective subsidiaries’ assets, taken as a whole, immediately prior to such transaction; or

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any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

Notwithstanding anything to the contrary contained in the merger agreement, we may adjourn or postpone the special meeting:
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after consultation with Parent, to the extent necessary to ensure that any required supplement or amendment to this proxy statement is provided to our stockholders within a reasonable amount of time in advance of a vote on the merger proposal;

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after consultation with Parent, if additional time is reasonably required to solicit proxies in favor of the approval of the merger, provided that, in the case of this second bullet point, without the written consent of Parent, in no event will the special meeting (as so postponed or adjourned) be held on a date that is more than 30 days after the date for which the special meeting was originally scheduled; or

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after consultation with Parent, if there are insufficient shares of common stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the special meeting, provided that, in the case of this third bullet point, without the written consent of Parent, in no event will the special meeting (as so postponed or adjourned) be held on a date that is more than 30 days after the date for which the special meeting was originally scheduled.

Under the merger agreement, we must call, give notice of, convene and hold the special meeting and mail this proxy statement to our stockholders without regard to an adverse recommendation change, unless the merger agreement has been terminated in accordance with its terms.
Agreement to Take Certain Actions
Subject to the terms and conditions of the merger agreement, each party to the merger agreement has agreed to use its reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to consummate the mergers and to cause to be satisfied all conditions precedent to its obligations under the merger agreement, including, consistent with the foregoing,
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preparing and filing as promptly as practicable with the objective of being in a position to consummate the mergers as promptly as practicable following the date of the special meeting, all documentation to effect all necessary or advisable applications, notices, petitions, filings, and other documents and to obtain as promptly as practicable all consents, waivers, licenses, orders, registrations, approvals, permits, rulings, authorizations and clearances necessary or advisable to be obtained from any governmental entity or third party in connection with the transactions contemplated by the merger agreement, including any that are required to be obtained under any federal, state or local law or contract to which we or our subsidiaries are a party or by which any of our or our subsidiaries’ properties or assets are bound;

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contesting, litigating, and defending all lawsuits or other legal proceedings against us or our affiliates relating to or challenging the merger agreement or the consummation of the mergers; and

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effecting all necessary or advisable registrations and other filings required under the Exchange Act or any other federal, state or local law relating to the mergers.

Neither we nor our subsidiaries will be permitted to pay or commit to pay to any non-governmental third party any cash or other consideration, make any commitment or incur any liability or other obligation in connection with obtaining any required consent in connection with the transactions contemplated by the merger agreement from any such non-governmental third party unless Parent has provided its prior written consent. Neither we, nor Partnership, nor Parent, nor any of their respective affiliates will be required to pay or commit to pay to such non-governmental third party whose approval or consent is being solicited in connection with the transactions contemplated by the merger agreement any cash or other consideration, make any commitment or incur any liability or other obligations in connection with obtaining any approval or consent from any such non-governmental third party, except in each case, if the payment, commitment or obligation is conditioned upon the closing of the mergers.
In addition, in the event that any party fails to obtain any non-governmental third-party consent, the parties to the merger agreement will use commercially reasonable efforts to minimize any adverse effect upon us and Parent and our and their respective affiliates and businesses resulting, or which would reasonably be expected to result, after the partnership merger effective time, from the failure to obtain such non-governmental third-party consent.
Parent is required to, and will cause its subsidiaries to, take any and all actions to avoid the entry of, and resist, vacate, modify, reverse, suspend, prevent, eliminate or remove any actual, anticipated or threatened temporary, preliminary or permanent injunction or other order, decree, decision, determination or judgment entered or issued, or that becomes reasonably foreseeable to be entered or issued, in any proceeding or inquiry of any kind, in each case that would reasonably be expected to delay, restrain, prevent, enjoin or otherwise prohibit or make unlawful the consummation of the mergers, including becoming subject to, consenting to, or offering or agreeing to, or otherwise taking any action with respect to, any requirement, condition, limitation, contract or order to (i) sell, license, assign, transfer, divest, hold separate or otherwise dispose of any assets, business or portion of business of us, the Surviving Company, the Partnership, the Surviving Partnership, Parent or any of their respective subsidiaries, (ii) conduct, restrict, operate, invest or otherwise change the assets, business or portion of business of us, the Surviving Company, the Partnership, the Surviving Partnership, Parent or any of their respective subsidiaries in any manner or (iii) impose any restriction, requirement or limitation on the operation of the business or portion of the business of us, the Surviving Company, the Partnership, the Surviving Partnership or any of their respective subsidiaries; provided, however, that none of the Company, the Surviving Company, the Partnership, the Surviving Partnership, Parent or any of their respective affiliates shall be required to take any of the actions set forth in clauses (i) through (iii) unless the effectiveness of such action is conditioned upon the closing of the mergers; provided, further, that, nothing in the merger agreement will require any of Parent or its affiliates to agree or otherwise be required to, take any action, including any action contemplated in clauses (i) through (iii) above with respect to Parent or any of its affiliates (including Blackstone and any investment funds or investment vehicles affiliated with, or managed or advised by, Blackstone or any portfolio company (as such term is commonly understood in the private equity industry) or investment of Blackstone or of any such investment fund or investment vehicle), or any interest therein, other than with respect to us. In no event will we, Surviving Company, the Partnership, the Surviving Partnership or any of their respective affiliates negotiate, effect or agree to any action contemplated by clauses (i) through (iii) above without the prior written consent of Parent.
Parent, Merger Sub I and Merger Sub will not, and will not permit any of their subsidiaries to, take or agree to take any action, including acquiring or agreeing to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in or otherwise making any investment in, or by any other manner, any person or portion thereof, or otherwise acquiring or agreeing to acquire or make any investment in any assets, or agreeing to any commercial or strategic relationship with any person, if the entering into of a definitive agreement relating to or the consummation of such acquisition, merger, consolidation, investment or commercial or strategic relationship would reasonably be expected to (i) impose any material delay in the obtaining of, or materially increase the risk of not obtaining, any consent, approval, authorization, declaration, waiver, license, franchise, permit, certificate or order of any governmental entity necessary to consummate the transactions contemplated hereby or the expiration or termination of any applicable waiting period, (ii) materially increase the risk of any governmental entity entering an order prohibiting the consummation of the transactions contemplated by the merger agreement or (iii) materially delay the consummation of the transactions contemplated by the merger agreement.
Each party to the merger agreement has agreed to keep the other parties reasonably informed regarding any lawsuit or other legal proceeding relating to or challenging the merger agreement or the consummation of the mergers unless doing so would, in the reasonable judgment of such party, jeopardize any of our or our subsidiaries’ privilege with respect thereto. We will promptly advise Parent in writing of the initiation of and any material developments regarding, and will reasonably consult with and permit Parent and its representatives to participate in the defense, negotiations or settlement of, any such lawsuit or other such legal proceeding, and we will give consideration to Parent’s advice with respect to such lawsuit or other such legal proceeding. We will not, and will not permit any of our subsidiaries nor any of our or our subsidiaries’ representatives to, compromise or settle any such lawsuit or other legal proceeding or consent thereto unless Parent otherwise consents in writing (which will not be unreasonably withheld, conditioned or delayed).
Company Acquisition Proposals and Obligations of the Board of Directors with Respect to Its Recommendation
The “Go-Shop” Period: Solicitation of Company Acquisition Proposals
Until 11:59 p.m. (New York City time) on July 17, 2021, which we refer to as the “no-shop period start date,” we, along with our subsidiaries and our and our subsidiaries’ officers and directors, our subsidiaries’ partners, managers, employees, consultants, advisors (including counsel, accountants, investment bankers, experts, consultants and financial advisors), agents and other representatives to, had the right to:
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solicit, initiate, encourage or facilitate any inquiry, including by providing information (including non-public information and data) regarding, and affording access to the business, properties, assets, books, records and personnel of, us and our subsidiaries to any person (and its representatives, including potential financing sources) pursuant to an acceptable confidentiality agreement; provided that we provide to Parent, Merger Sub I and Merger Sub II any non-public information or data that is provided to any person given such access that was not previously made available to Parent, Merger Sub I and Merger Sub II prior to or substantially concurrently with the time it is provided to such person (and in event within 48 hours thereafter); and

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engage in any discussions or negotiations with any persons (and their respective representatives, including potential financing sources) with respect to a Company acquisition proposal or potential Company acquisition proposal or interest or potential interest with respect thereto, or otherwise cooperate with, assist or participate in, or facilitate any inquiries.

Within one business day after the no-shop period start date, we were required to:
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notify Parent in writing of the identity of each person from whom we received a Company acquisition proposal after the execution of the merger agreement and prior to the no-shop period start date;

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provide Parent a list identifying excluded parties as of the no-shop period start date; and

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provide to Parent (A) a copy of any Company acquisition proposal made in writing and any other written terms or proposals provided (including financing commitments) to us or any of our subsidiaries in connection with any Company acquisition proposal and any modifications to the financial and other material terms thereof (which may be redacted to the extent necessary to protect confidential information of the business or operations of the person making such Company acquisition proposal) and (B) a written summary of the material terms and conditions of any Company acquisition proposal not made in writing (including any material terms and conditions proposed orally or supplementally and any modifications to the financial and other material terms thereof).

Promptly after the no-shop period start date (and, in any event, within 24 hours thereafter), we were required to:
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request each person (other than Parent, its affiliates and their respective representatives) that has executed a confidentiality agreement in connection with any inquiry, Company acquisition proposal or its consideration of any Company acquisition proposal to promptly return or destroy all non-public information furnished to such Person by or on behalf of us or any of our subsidiaries prior to the no-shop period start date; and

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terminate any data room or other diligence access to each such person (and its representatives); provided, that we will not be required to take any action under this bullet or the above bullet in respect of any excluded party unless and until such person or group ceases to be an excluded party (in which case all references in this sentence to the no-shop period start date will be read as the date on which such person or group ceases to be an excluded party).

An “excluded party” is a person or group of persons from whom we or any of our representatives have received a written bona fide Company acquisition proposal after the date of the merger agreement and prior to the no-shop period start date that our board of directors determined in good faith prior to the no-shop period start date (after consultation with its outside counsel and its financial advisor) constitutes or could reasonably be expected to lead to a superior proposal. We refer to such Company acquisition proposal as a “qualified proposal.” In order to continue to be deemed an excluded party after 11:59 p.m. (New York City time) on July 27, 2021, we have to commence, at or prior to such time, a notice of change period with respect to our intention to terminate the agreement pursuant to the first bullet point under “— Termination of the Merger Agreement — Termination by the Company” to enter into a definitive agreement providing for the implementation of such qualified proposal that our board of directors has determined in accordance with the procedures described under “— Obligation of the Board of Directors with Respect to Its Recommendation” constitutes a superior proposal.
However, any such person or group of persons will immediately cease to be an excluded party upon the earliest to occur of the following:
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such time as such person’s or group of person’s Company acquisition proposal expires, is withdrawn, terminated (it being understood that any amendment, modification or replacement of such Company acquisition proposal shall not, in and of itself, be deemed a withdrawal of such Company acquisition proposal);

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in the case of a group, if the persons in such group as of the time such group submitted the qualified proposal that most recently rendered such group an excluded party cease to constitute in the aggregate at least 75% of the equity financing (measured by voting power or value) of such group, unless the remainder of such equity financing is to be provided by persons who were themselves in a group of persons that was an excluded party prior to the no-shop period start date; or

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11:59 p.m. (New York City time) on July 27, 2021, however this date will be extended to (i) 11:59 p.m. (New York City time) on the last day of the immediately following notice of change period with respect to such qualified proposal if July 27, 2021 is during a notice of change period or (ii) 11:59 p.m. (New York City time) on the last day of the second following notice of change period with respect to such qualified proposal if July 27, 2021 is during an excluded party notice period, such period in clauses (i) and (ii), we refer to as “the final cut-off notice of change period”; provided, that if Parent fails to submit its proposed changes, if any, to the merger agreement in response to the notice of change of recommendation by 3:00 p.m. (New York City time) on the last day of the applicable final cut-off notice of change period, then such date will be 3:00 p.m. (New York City time) on the calendar day immediately following the last day of the applicable final cut-off notice of change period. We refer to such date as may be extended as the “cut-off time.”

An “excluded party notice period” means, with respect to an excluded party, a period of three business days ending at 11:59 p.m. (New York City time) on such third business day commencing upon the expiration of the first notice of change period with respect to our intention to undertake an excluded party termination with respect to a qualified proposal that was submitted by such excluded party and that our board of directors has determined constitutes a superior proposal in accordance with the procedures described under “— Obligation of the Board of Directors with Respect to Its Recommendation.” However, if any new notice of change period is commenced before the expiration of the prior excluded party notice period with respect to our intention to undertake an excluded party termination with respect to such superior proposal, as materially revised, then a new excluded party notice period of two business days ending at 11:59 p.m. (New York City time) on such second business day will commence upon the expiration of such new notice of change period (and another new excluded party notice period of two business days ending at 11:59 p.m. (New York City time) on such second business day will commence upon the expiration of any further such new notice of change period that commences at or before the expiration of the prior excluded notice period).
The “No-Shop” Period: No Solicitation of Company Acquisition Proposals
From and after the no-shop period start date, we have agreed that, except as permitted for excluded parties and by certain exceptions described below, we will, and will cause each of our subsidiaries and our and our subsidiaries’ officers and directors to, and will direct our and our subsidiaries’ partners, managers, officers, employees, consultants, advisors (including counsel, accountants, investment bankers, experts, consultants and financial advisors), agents and other representatives to, immediately cease any solicitations, discussions, negotiations or communications with any person that may be ongoing with respect to any Company acquisition proposal.
We have further agreed that, except as permitted for excluded parties and by certain exceptions described below, from the no-shop period start date until the earlier of the partnership merger effective time and the termination of the merger agreement in accordance with its terms and subject to the provisions described below, we will not, and we will cause our subsidiaries and our and our subsidiaries’ officers and directors not to, and will not authorize and will use commercially reasonable efforts to cause our and our subsidiaries’ partners, managers, officers, employees, consultants, advisors (including counsel, accountants, investment bankers, experts, consultants and financial advisors), agents and other representatives not to, directly or indirectly through another person:
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solicit, initiate, knowingly encourage or knowingly facilitate any inquiry, discussion, offer, request or proposal that constitutes, or could reasonably be expected to lead to, a Company acquisition proposal (which we refer to as an “inquiry”);

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engage in any discussions or negotiations regarding, or furnish to any third party any non-public information in connection with, or knowingly facilitate in any way any effort by, any third party in furtherance of any Company acquisition proposal or inquiry;

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approve or recommend a Company acquisition proposal;

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enter into any letter of intent, memorandum of understanding, agreement in principle, expense reimbursement agreement, acquisition agreement, merger agreement, share purchase agreement, asset purchase agreement, share exchange agreement, option agreement or other similar definitive agreement providing for or relating to a Company acquisition proposal or requiring us or the Partnership to abandon, terminate or fail to consummate the transactions contemplated by the merger agreement (other than an acceptable confidentiality agreement); or

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propose or agree to do any of the foregoing.

On or after the no-shop period start date and prior to the approval of the merger proposal by our common stockholders, if we receive an unsolicited written bona fide Company acquisition proposal after the date of the merger agreement by a third party (including any person or group of persons that ceased to be an excluded party after such person or group has ceased to be an excluded party) that did not result from a breach of the obligations described above under “— The “No-Shop” Period: No Solicitation of Company Acquisition Proposals,” if in the good faith determination of our board of directors, after consultation with its outside legal counsel and financial advisors, such Company acquisition proposal constitutes or could reasonably be expected to lead to a superior proposal, we or our subsidiaries may:
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furnish non-public information to such third party (and such third party’s representatives, including potential financing sources), provided however, that prior to furnishing such information, we receive from the third party an executed confidentiality agreement (which we refer to as an “acceptable confidentiality agreement”) on customary terms no more favorable in any material respect to such persons than our existing confidentiality agreement with Blackstone, it being understood that such confidentiality agreement need not contain any “standstill” or similar provisions that would prohibit the making or amendment of any non-public Company acquisition proposal to our board of directors, and any non-public information concerning us or our subsidiaries that is provided to such third party (or its representatives) shall, to the extent not previously provided to Parent, be provided to Parent as promptly as practicable after providing it to such third party (and in any event within 48 hours thereafter); and

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engage in, enter into or otherwise participate in discussions or negotiations with such third party (and such third party’s representatives) with respect to the Company acquisition proposal.

From and after the no-shop period start date, we will notify Parent promptly (but in no event later than 48 hours) after receipt of any Company acquisition proposal or any request for non-public information regarding us or any of our subsidiaries by any third party that informs us that it is considering making, or has made, a Company acquisition proposal, or any other inquiry from any person seeking to have discussions or negotiations with us regarding a possible Company acquisition proposal. Such notice will be made in writing and shall identify the person making such Company acquisition proposal or inquiry and indicate the material terms and conditions of any Company acquisition proposals or inquiries, to the extent known (including, if applicable, providing copies of any written Company acquisition proposals or inquiries and any proposed agreements related thereto, which may be redacted to the extent necessary to protect confidential information of the business or operations of the person making such Company acquisition proposal or inquiry). We will also promptly, and in any event within 48 hours, notify Parent in writing if we enter into discussions or negotiations concerning any Company acquisition proposal or provide nonpublic information to any person, notify Parent of any change to the financial and other material terms and conditions of any Company acquisition proposal and otherwise keep Parent reasonably informed of the status and terms of any Company acquisition proposal or inquiry on a reasonably current basis, including by providing a copy of all written proposals, offers, drafts of proposed agreements or correspondence relating thereto (which may be redacted to the extent necessary to protect confidential information of the business or operations of the person making such Company acquisition proposal or inquiry). Neither we nor any of our subsidiaries may, after the date of the merger agreement, enter into any confidentiality or similar agreement that would prohibit us from providing such information to Parent.
For purposes of the merger agreement, “superior proposal” means a bona fide written Company acquisition proposal (except that each reference to “15%” in the definition of “Company acquisition proposal” will be replaced by “50%”) made by a third party on terms that our board of directors determines in good faith, after consultation with our outside legal counsel and financial advisors, (1) would result, if consummated, in a transaction that is more favorable to our stockholders (solely in their capacity as such) from a financial point of view than the merger and (2) is reasonably likely to be consummated, after taking into account the financial, legal, regulatory and any other aspects of such proposal, the likelihood and timing of consummation (as compared to the merger) and any changes to the terms of the merger agreement proposed by Parent and any other information provided by Parent.
In addition, the merger agreement provides that we may not, nor may we permit any of our subsidiaries to, terminate, waive, amend or modify any provision of any standstill or confidentiality agreement to which we or any of our subsidiaries is a party, except solely to allow the applicable party to make a non-public Company acquisition proposal to our board of directors or to allow the disclosure of information to financing sources and/or teaming arrangements. The merger agreement also provides that, other than in connection with the consummation of the mergers or the other transactions contemplated by the merger agreement, neither we nor our board of directors will take any actions to exempt any person from the “Common Stock Ownership Limit” or the “Preferred Stock Ownership Limit” or establish or increase an “Excepted Holder Limit,” as such terms are defined in our charter, unless such actions are taken concurrently with the termination of the merger agreement in accordance with the provisions described in the first bullet point of the section below under “— Termination of the Merger Agreement — Termination by the Company.”
Obligation of the Board of Directors with Respect to Its Recommendation
Except in the circumstances and pursuant to the procedures described below, neither our board of directors nor any committee thereof will:
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withhold, withdraw, modify or qualify in any manner adverse to Parent (or publicly propose to withhold, withdraw, modify or qualify in a manner adverse to Parent) our board of directors’ recommendation with respect to the merger;

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approve, adopt or recommend (or publicly propose to approve, adopt or recommend) any Company acquisition proposal;

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fail to include our board of directors’ recommendation with respect to the merger in this proxy statement; or

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approve, adopt, declare advisable or recommend (or agree to, resolve or propose to approve, adopt, declare advisable or recommend), or cause or permit us or any of our subsidiaries to enter into, any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, share purchase agreement, asset purchase agreement, share exchange agreement, option agreement or other similar definitive agreement providing for or relating to a Company acquisition proposal or requiring us or the Partnership to abandon, terminate or fail to consummate the transactions contemplated by the merger agreement (other than an acceptable confidentiality agreement).
We refer to any action described in the first three bullet points above as an “adverse recommendation change.”
Prior to the approval of the merger proposal by our common stockholders, our board of directors may effect an adverse recommendation change and/or terminate the merger agreement to enter into a definitive agreement providing for the implementation of a superior proposal:
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if an intervening event has occurred and our board of directors determines in good faith, after consultation with outside legal counsel, that the failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties under applicable law, or if our board of directors has received an unsolicited written bona fide Company acquisition proposal (and we have not breached the provisions described under “— Obligation of the Board of Directors with Respect to Its Recommendation” (other than, in the case of the match right provisions below, any breach that has a de minimis effect) or the provisions described above under “— Company Acquisition Proposals and Obligations of the Board of Directors with Respect to Its Recommendation — The “No-Shop” Period: No Solicitation of Company Acquisition Proposals” in any material respect) that did not result from a breach of the provisions described above under “— Company Acquisition Proposals and Obligations of the Board of Directors with Respect to Its Recommendation — The “No-Shop” Period: No Solicitation of Company Acquisition Proposals” and “ — Obligation of the Board of Directors with Respect to Its Recommendation,” and, in the good faith determination of our board of directors, after consultation with outside legal counsel and financial advisors, constitutes a superior proposal, after having complied (other than any non-compliance that has a de minimis effect) with, and giving effect to all of the adjustments to the merger agreement which may be offered by Parent, and such Company acquisition proposal is not withdrawn;

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if we provide prior written notice to Parent of our intention to effect an adverse recommendation change and/or terminate the merger agreement, as applicable (which we refer to as a “notice of change of recommendation”), identifying the person making the superior proposal and describing the material terms and conditions of the superior proposal or intervening event, as applicable, that is the basis for effecting an adverse recommendation change and/or terminating the merger agreement, as applicable, including, if applicable, copies of any written proposals or offers and any proposed written agreements related to a superior proposal (it being agreed that the delivery of such notice will not constitute an adverse recommendation change);

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if we negotiate with Parent in good faith for a period of three business days (ending at 11:59 p.m. (New York City time) on such third business day) following Parent’s receipt of the notice of change of recommendation described in the second bullet point above (which we refer to as a “notice of change period”) to make such adjustments in the terms and conditions of the merger agreement, so that, in the case of a superior proposal, such superior proposal ceases to constitute a superior proposal, or in the case of an intervening event, in order to obviate the need to make such adverse recommendation change; and

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if our board of directors, following the end of the notice of change period after Parent’s receipt of the notice of change of recommendation, has determined in good faith, after consultation with outside legal counsel and financial advisors, taking into account any changes to the merger agreement proposed in writing by Parent in response to the notice of change of recommendation or otherwise, that (1) the superior proposal giving rise to the notice of change of recommendation continues to constitute a superior proposal or (2) in the case of an intervening event, the failure of the board to effect an adverse recommendation change would reasonably be expected to be inconsistent with its fiduciary duties under applicable law.

For purposes of the merger agreement, “intervening event” means a material event, development or change in circumstances with respect to us and our subsidiaries, taken as a whole, that occurred or arose after the date of the merger agreement, which was unknown to, nor reasonably foreseeable by, our board of directors as of or prior to the date of the merger agreement, and first becomes known to or by our board of directors prior to the approval of the merger proposal by our common stockholders. Notwithstanding the foregoing, none of the following will constitute, or be considered in determining whether there has been, an intervening event:
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the receipt, existence of or terms of an inquiry or a Company acquisition proposal or any matter relating thereto or consequence thereof; and

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changes in the market price or trading volume of our Class A common stock or the fact that we meet or exceed internal or published projections, budgets, forecasts or estimates of revenues, earnings or other financial results for any period, provided, however, that the underlying causes of such change or fact will not be excluded by the provision described in this bullet point.

Any amendment to the financial terms or any other material amendment of such a superior proposal will require a new notice of change of recommendation, and we will be required to comply again with the requirements described above, except that the notice of change period will be reduced to two business days (ending at 11:59 p.m. (New York City time) on such second business day) following receipt by Parent of any such new notice of change of recommendation.
Nothing contained in the merger agreement will prohibit us or our board of directors from taking and disclosing to our stockholders a position contemplated by Rule 14e-2(a) or Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act or from making any disclosure to our stockholders that is required by applicable law or if our board of directors determines in good faith, after consultation with outside legal counsel, that the failure to make such disclosure would reasonably be expected to be inconsistent with its fiduciary duties under applicable law, provided, however, that neither we nor our board of directors will be permitted to recommend that our stockholders tender any securities in connection with any tender offer or exchange offer that is a Company acquisition proposal or otherwise effect an adverse recommendation change with respect thereto, except as permitted by the provisions described above.
Employee Benefits
From and after the merger effective time, for a period ending on the first anniversary of the merger effective time (or, if shorter, during any applicable period of employment), each of our and our subsidiaries’ employees who is employed immediately prior to the merger effective time and who continues employment with the Surviving Company or any subsidiary of the Surviving Company following the merger effective time, each of which we refer to as a “company employee,” will be entitled to receive (1) a base salary or wage at a rate, as applicable, that is no less favorable than the base salary or wage rate in effect with respect to such company employee immediately prior to the merger effective time, (2) an annual cash bonus opportunity that is no less favorable than the annual cash bonus opportunity provided to such company employee immediately prior to the merger effective time, and (3) other compensation and benefits (including severance benefits, paid time off, health insurance, and equity-based compensation but excluding other long-term incentive compensation; provided, that such equity-based compensation may be subject to performance-vesting terms with respect to a percentage thereof that is the same as (or lower than) the percentage of equity-based compensation provided to such company employee in the immediately preceding year that was subject to performance-vesting terms) that are substantially comparable, in the aggregate, to the other compensation and benefits provided to such company employee immediately prior to the merger effective time.
Service with the Company or any subsidiary of the Company and the predecessor of any of them shall be treated as service with Parent or any of its subsidiaries, including the Surviving Company and the Surviving Partnership, for purposes of determining eligibility to participate, vesting (if applicable) and entitlement to benefits including any paid time off and severance plans (but not for accrual of or entitlement to pension benefits, post-employment welfare benefits, special or early retirement programs, window separation programs, or similar plans which may be in effect from time to time), under each benefit plan, program, policy or arrangement maintained by Parent or its subsidiaries, including the Surviving Company and the Surviving Partnership, following the Closing and in which any of the company employees participate, to the extent such service was recognized by the Company or any subsidiary (except to the extent necessary to avoid duplication of benefits). After the merger effective time, company employees will continue to be credited with the unused paid time off with which they were credited through the merger effective time under the applicable Company paid time off policies (subject to the same forfeiture conditions and accrual limits as applicable prior to the merger effective time).
All limitations as to preexisting conditions, exclusions, actively at work requirements, waiting periods or any other restriction that would prevent immediate or full participation of company employees under Parent’s or any of its subsidiaries’ health and welfare plans applicable to such company employee with respect to participation and coverage requirements applicable to all company employees and their dependents under any plan of Parent that is a welfare plan that such company employee may be eligible to participate in after the closing date will be waived by Parent and its subsidiaries, other than limitations, exclusions, actively at work requirements, waiting periods or other restrictions that are already in effect with respect to such company employees and that have not been satisfied as of the closing date under any company employee benefit plan. Any and all evidence of insurability requirements with respect to such company employees to the extent such evidence of insurability requirements were not applicable to the company employees under the comparable company benefit plan immediately prior to the closing of the mergers will be waived by Parent and its subsidiaries. Additionally, each company employee and his or her dependents will be provided with full credit for any co-payments and deductibles satisfied prior to the closing date for the plan year within which the merger effective time occurs in order to satisfy any applicable deductible or out-of-pocket requirements, and for any lifetime maximums, under any welfare plans that such company employees are eligible to participate in after the closing date.
On and after the closing date, Parent will cause the Surviving Company and the Surviving Partnership to honor all Company employee benefit plans and compensation arrangements and agreements in accordance with their terms as in effect immediately prior to the merger effective time (subject to any rights to terminate, amend or modify such company employee benefit plans and compensation arrangements and agreements in accordance with their terms).
The merger agreement provides that, if the merger effective time occurs prior to the date on which the Company pays annual bonuses for the 2021 performance year, then Parent or the Surviving Company will pay a bonus to each company employee who is otherwise eligible to receive an annual bonus for 2021 at the same time that such annual bonuses are typically paid in the ordinary course of business, with such payout (i) to be based on the 2021 bonus plan and targets in effect as of immediately prior to the merger effective time, and (ii) determined reasonably and in good faith by the Company (or, following the merger effective time, Parent or the Surviving Company) in the ordinary course of business; provided, that the Company and Parent will cooperate in good faith to determine the appropriate treatment of the operating funds from operations performance metrics.
The merger agreement further provides that, in connection with the mergers, we may implement transaction bonus plans or arrangements with employees who are not executive officers with an aggregate value of up to $3 million.
Financing Cooperation
The consummation of the mergers is not conditioned upon Parent’s receipt of financing. Pursuant to the merger agreement, Parent may disclose non-public information to potential debt financing sources. Parent and its affiliates and their representatives, to the extent acting on behalf of Parent, will not enter into any exclusivity, lock-up or other agreement, arrangement or understanding, whether written or oral, with any potential financing source without our prior written consent that may reasonably be expected to limit, restrict, restrain or otherwise impair in any manner, directly or indirectly, the ability of such potential financing source to provide financing or other assistance to any other person in connection with a Company acquisition proposal.
Subject to applicable law, prior to the closing of the mergers, we will, and will cause our subsidiaries to, and will use commercially reasonable efforts to cause our and our subsidiaries’ representatives to, provide all cooperation reasonably requested in writing by Parent in connection with Parent arranging financing with respect to us, our subsidiaries or our or any of our subsidiaries’ real properties (which we refer to as the “financing”), including by using commercially reasonable efforts to:

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furnish to Parent and its financing sources such financial, statistical and other pertinent information and projections relating to us and our subsidiaries as may be reasonably requested by Parent, within our and our subsidiaries’ control and reasonably available thereto or prepared by or for us or our subsidiaries in the ordinary course of business;

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make our and our subsidiaries’ appropriate officers available at reasonable times for a reasonable number of due diligence meetings and for participation in a reasonable number of meetings, presentations, road shows and sessions with rating agencies and prospective sources of financing;

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assist Parent and its financing sources with the preparation of materials for rating agency presentations, offering documents, private placement memoranda, bank information memoranda, prospectuses and similar documents necessary, proper or advisable in connection with the financing;

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reasonably cooperate with the marketing efforts of Parent and its financing sources for any financing to be raised by Parent to complete the mergers and the other transactions contemplated by the merger agreement;

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provide and execute documents as may be reasonably requested by Parent in connection with such financing, including all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations (provided, that neither we nor any of our subsidiaries will be required to enter into any agreement related to any financing that is not effective as of or immediately prior to or conditioned on the occurrence of the partnership merger effective time);

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to the extent reasonably requested by Parent, following the approval of the merger proposal by our common stockholders, form new direct or indirect subsidiaries pursuant to documentation reasonably satisfactory to Parent and us;

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to the extent reasonably requested by Parent, following the approval of the merger proposal and provided such actions would not adversely affect the tax status of us or any of our subsidiaries or cause us to be subject to additional taxes that are not indemnified by Parent, transfer or otherwise restructure our ownership of existing subsidiaries, properties or other assets, in each case, pursuant to documentation reasonably satisfactory to Parent and us;

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provide timely access to diligence materials, appropriate personnel and properties during normal business hours and on reasonable advance notice to allow sources of financing and their representatives to complete all reasonable due diligence;

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provide reasonable assistance with respect to the review and delivery of guarantees and granting of mortgages, pledges and security interests in collateral for the financing, and using commercially reasonable efforts to obtain any consents associated therewith;

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to the extent reasonably requested by a financing source, using commercially reasonably efforts to obtain estoppels and certificates from tenants, lenders, managers, franchisors, ground lessors and counterparties to reciprocal easement agreements in form and substance reasonably satisfactory to any potential financing source;

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cooperate in connection with the repayment or defeasance of any of our and our subsidiaries’ existing indebtedness as of the partnership merger effective time and the release of related liens, including delivering such payoff, defeasance or similar notices under any of our and our subsidiaries’ existing loans as reasonably requested by Parent;

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to the extent requested by Parent, obtain accountants’ comfort letters and consents to the use of accountants’ audit reports relating to us and our subsidiaries;

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provide any rating agency the representations required under Rule 17g-5 of the Exchange Act and assist Parent in complying therewith and, to the extent required in accordance with Rule 15Ga-2 of the Exchange Act, file any third-party due diligence reports on Form ABS-15G; and

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to the extent reasonably requested by a financing source, permit Parent and its representatives to conduct appraisal and environmental and engineering inspections of each real estate property owned and, subject to obtaining required third-party consents with respect thereto (which we will use reasonable efforts to obtain), leased by us or any of our subsidiaries (provided, however, that (1) neither Parent nor its representatives will have the right to take and analyze any samples of any environmental media (including soil, groundwater, surface water, air or sediment) or any building material or to perform any invasive testing procedure on any such property, (2) Parent will schedule and coordinate all inspections with us upon reasonable advance notice, and (3) we will be entitled to have representatives present at all times during any such inspection).
Nothing in the merger agreement will, however, require such cooperation to the extent it would:
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unreasonably interfere with our or our subsidiaries’ business or operations or require us to agree to pay any fees, reimburse any expenses, or incur any liability or give any indemnities prior to the partnership merger effective time (except those fees and expenses for which we are reimbursed by Parent);

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cause us or our subsidiaries to be an issuer or other obligor under the financing prior to the partnership merger effective time;

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contravene any applicable law or conflict with or violate our or any of our subsidiaries’ organizational documents;

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result in any breach or violation of or constitute a default by us or any of our subsidiaries, or give to others any right of termination, amendment, acceleration or cancellation of any material contract to which we or any of our subsidiaries is a party or by which we or any of our subsidiaries or their respective properties or assets is bound; and

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require us or any of our subsidiaries to disclose information subject to any attorney-client, attorney work product or other legal privilege (provided that we will use commercially reasonable efforts to allow the disclosure of such information (or as much of it as reasonably possible) in a manner that does not result in a loss of attorney client (or other legal) privilege).

Parent will, promptly upon our request, reimburse us for all reasonable out-of-pocket costs incurred by us or our subsidiaries (including reasonable legal fees and disbursements) in connection with our or our subsidiaries’ performance of these obligations.
Pre-Closing Transactions
In addition, the merger agreement requires that we use commercially reasonable efforts to provide such cooperation and assistance as Parent may reasonably request to (1) convert any of our wholly-owned subsidiaries organized as a corporation or limited partnership into a limited liability company on the basis of organizational documents as reasonably requested by Parent, (2) sell or cause to be sold stock, partnership interests or limited liability interests owned, directly or indirectly, by us in any wholly-owned subsidiary on terms designated by Parent, (3) exercise any of our or our subsidiaries’ rights to terminate or cause to be terminated any contract to which we or one of our wholly-owned subsidiaries is a party, and (4) sell or cause to be sold any of our or our wholly-owned subsidiaries’ assets on terms designated by Parent.
These rights of Parent are limited, however, in that (1) Parent may not require us or any of our subsidiaries to take any action that contravenes any of our or any of our subsidiaries’ organizational documents, material contracts or applicable law, (2) any such conversions, exercises of any rights of termination or other terminations, sales or transactions must be contingent upon all conditions to the mergers under the merger agreement having been satisfied or waived and our receipt of a written notice from Parent stating that Parent, Merger Sub I and Merger Sub II are prepared to proceed immediately with the closing of the mergers and irrevocably waiving any right to claim that certain of the conditions to their obligations to consummate the mergers have not been satisfied, together with any other evidence reasonably requested by us that the closing of the mergers will occur, (3) these actions (or the inability to complete them) will not affect or modify the obligations of Parent, Merger Sub I and Merger Sub II under the merger agreement, including the amount of or timing of the payment of the merger consideration or the obligation to complete the mergers in accordance with the terms of the merger agreement, (4) we and our subsidiaries will not be required to take any action that could adversely affect our classification, or the classification of any of our subsidiaries that is classified as a REIT within the meaning of the Code or that could subject us or any such subsidiary to any “prohibited transactions” taxes or certain other material taxes under the Code (or other material entry-level taxes), (5) we and our subsidiaries will not be required to take any such action that could result in any tax being imposed on, or any material adverse tax consequences to, the limited partners of the Partnership, any of our stockholders or other equity interest holders (in such person’s capacity as a stockholders or other equity interest holder), that are incrementally greater or more adverse, as the case may be, than the taxes or other material adverse consequences that would be imposed on such party in connection with the consummation of the merger agreement in the absence of such action taken, and (6) neither us nor any of our subsidiaries will be required to provide any material non-public information to a third party other than Parent and its affiliates or their respective representatives. Parent will, promptly upon our request, reimburse us for all reasonable out-of-pocket costs incurred by us or our subsidiaries in connection with our or our subsidiaries’ performance of these obligations.
Certain Other Covenants
The merger agreement contains certain other covenants of the parties to the merger agreement relating to, among other things:
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giving Parent and its authorized representatives reasonable access to our and our subsidiaries’ properties, facilities, personnel and books and records;

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the filing of this proxy statement with the SEC, and cooperation in preparing this proxy statement and in responding to any comments received from the SEC on this proxy statement;

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actions necessary to exempt the merger agreement and the transactions contemplated by the merger agreement from, or mitigate, the effect of any applicable anti-takeover statutes;

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the consultation regarding any press releases or other public statements with respect to the merger agreement or the mergers;

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the indemnification of our and our subsidiaries’ directors and officers;

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notification of certain matters;

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certain tax matters; and

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the termination of offering periods with respect to our 2020 employee stock purchase plan.

Conditions to the Mergers
The obligations of the parties to complete the mergers are subject to the satisfaction or waiver of the following mutual conditions:
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the merger proposal must be approved by the affirmative vote of the holders of our common stock entitled to cast a majority of all of the votes entitled to be cast on the matter; and

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no governmental entity of competent jurisdiction has enacted, issued, promulgated, enforced or entered any law or order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the mergers illegal or otherwise restricting, preventing or prohibiting the consummation of the mergers.

The obligations of Parent, Merger Sub I and Merger Sub II to complete the mergers are further subject to the satisfaction or waiver of the following conditions:
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our and the Partnership’s representations and warranties must be true and correct (determined without regard to any materiality or material adverse effect qualifications therein) as of the closing date as though made on and as of the closing date (except to the extent a representation or warranty is made as of a specific date, in which case such representation or warranty must be true and correct at and as of such date, without regard to any such qualifications therein), except where the failure of such representations and warranties to be true and correct has not had, or would not, individually or in the aggregate, reasonably be expected to have a material adverse effect, except for (1) certain of our and the Partnership’s representations and warranties regarding our, the Partnership’s and our other subsidiaries’ capitalization, which must be true and correct in all material respects and (2) our and the Partnership’s representations and warranties regarding the absence of a material adverse effect, which must be true and correct in all respects;
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we and the Partnership must have performed and complied, in all material respects, with all of our and its obligations, agreements and covenants required by the merger agreement to be performed or complied with on or prior to the closing date;

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Parent and Merger Sub I must have received a tax opinion of our counsel, Hogan Lovells US LLP or Paul, Weiss, Rifkind, Wharton & Garrison LLP, or such other law firm as may be reasonably approved by Parent, dated as of the closing date, concluding (subject to customary assumptions, qualifications and representations, including representations made by us and our subsidiaries in a tax representation letter provided by us in connection with the issuance of such opinion) that we (and our historical predecessor prior to our initial public offering) have been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code for all taxable periods commencing with our taxable year ended December 31, 2009 through and including the taxable year that ends on the closing date of the merger;

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from the date of the merger agreement through the closing date, there must not have occurred a change, event, state of facts or development which has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect; and

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Parent will have received a certificate signed on behalf of us, by an executive of us, dated as of the closing date of the merger, certifying that the conditions specified in the first and second bullet points above are satisfied.

Our and the Partnership’s obligations to complete the mergers are further subject to the satisfaction or waiver of the following conditions:
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the representations and warranties of Parent, Merger Sub I and Merger Sub II must be true and correct in all material respects as of the closing date as though made on and as of the closing date (except to the extent a representation or warranty is made as of a specific date, in which case such representation or warranty must be true and correct at and as of such date, without regard to any such qualifications therein);

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each of Parent, Merger Sub I and Merger Sub II must have performed and complied, in all material respects, with all of their obligations, agreements and covenants required by the merger agreement to be performed or complied with on or prior to the closing date; and

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we will have received a certificate signed on behalf of Parent, Merger Sub I and Merger Sub II, by an executive of Parent, Merger Sub I and Merger Sub II, dated as of the closing date of the merger, certifying that the conditions specified in the first and second bullet points above are satisfied.

Termination of the Merger Agreement
We and Parent may mutually agree to terminate and abandon the merger agreement at any time prior to the closing date, even after we have obtained the requisite vote of our common stockholders to approve the merger proposal.
Termination by either the Company or Parent
In addition, we, on the one hand, or Parent, on the other hand, may terminate and abandon the merger agreement by written notice to the other at any time prior to the closing date, even after we have obtained the requisite vote of our common stockholders to approve the merger proposal, if:
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any governmental entity of competent authority has issued an order, decree or ruling or taken any other action in each case permanently restraining, enjoining or otherwise prohibiting the mergers substantially on the terms contemplated by the merger agreement and such order, decree, ruling or other action has become final and non-appealable, provided, that the right to terminate the merger agreement pursuant to this bullet point is not available to a party if the issuance of such final, non-appealable order, decree or ruling or taking of such other action was primarily due to the failure of us or the Partnership, in the case of termination by us, or Parent, Merger Sub I or Merger Sub II, in the case of termination by Parent, to perform any of its obligations under the merger agreement;
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the mergers have not been consummated on or before December 7, 2021, provided that the right to terminate the merger agreement under this bullet point is not available to us, if the Company or the Partnership, or to Parent, if Parent, Merger Sub I or Merger Sub II, as applicable, has breached in any material respect its obligations under the merger agreement in any manner that has caused or resulted in the failure to consummate the mergers on or before December 7, 2021; or

•
the requisite vote of our common stockholders to approve the merger proposal has not been obtained at the duly held special meeting or any adjournment or postponement thereof at which the merger is voted on.

Termination by the Company
We may also terminate and abandon the merger agreement by written notice to Parent at any time prior to the closing date, even after we have obtained the requisite vote of our common stockholders to approve the merger proposal, if:
•
prior to obtaining the requisite vote of our common stockholders to approve the merger proposal, our board of directors effects an adverse recommendation change in accordance with the requirements described under “— Obligation of the Board of Directors with Respect to Its Recommendation” and has approved, and concurrently with the termination under the provision described in this bullet point, we enter into, a definitive agreement providing for the implementation of a superior proposal that did not result from a breach of our obligations described under “— Company Acquisition Proposals and Obligations of the Board of Directors with Respect to Its Recommendation — The “No-Shop” Period: No Solicitation of Company Acquisition Proposals,” provided that we will have previously or concurrently paid the Company termination fee and such termination will not be effective until we have paid the Company termination fee (as described below);

•
Parent, Merger Sub I or Merger Sub II has breached or failed to perform any of its representations, warranties, covenants or other agreements contained in the merger agreement such that a closing condition relating to its representations, warranties, covenants or agreements would be incapable of being satisfied by December 7, 2021, provided that neither we nor the Partnership have breached or failed to perform any of our or its representations, warranties, covenants or other agreements contained in the merger agreement in any material respect; or

•
all of the following requirements are satisfied:

•
all of the mutual conditions to the parties’ obligations to effect the mergers and the additional conditions to the obligations of Parent, Merger Sub I and Merger Sub II to effect the mergers have been satisfied or waived by Parent (other than those conditions that by their nature are to be satisfied at the closing of the mergers, provided that such conditions to be satisfied at the closing of the mergers would be satisfied as of the date of the notice referenced in the immediately following bullet point if the closing of the mergers were to occur on the date of such notice);

•
on or after the date the closing of the mergers should have occurred pursuant to the merger agreement, we have delivered written notice to Parent to the effect that all of the mutual conditions to the parties’ obligations to effect the mergers and the additional conditions to the obligations of Parent, Merger Sub I and Merger Sub II to effect the mergers have been satisfied or waived by Parent (other than those conditions that by their nature are to be satisfied at the closing of the mergers, provided that such conditions to be satisfied at the closing of the mergers would be satisfied as of the date of such notice if the closing of the mergers were to occur on the date of such notice) and we and the Partnership are prepared to consummate the closing of the mergers; and

•
Parent, Merger Sub I and Merger Sub II fail to consummate the closing of the mergers on or before the third business day after delivery of the notice referenced in the immediately preceding bullet point, and we and the Partnership were prepared to consummate the closing of the mergers during such three business day period.

Termination by Parent
Parent may also terminate and abandon the merger agreement by written notice to us at any time prior to the closing date, even after we have obtained the requisite vote of our common stockholders to approve the merger proposal, if:
•
we or the Partnership have breached or failed to perform any of our or the Partnership’s representations, warranties, covenants or other agreements contained in the merger agreement such that the closing conditions relating to our and the Partnership’s representations, warranties, covenants or agreements would be incapable of being satisfied by December 7, 2021, provided that neither Parent, Merger Sub I nor Merger Sub II has breached or failed to perform any of its representations, warranties, covenants or other agreements contained in the merger agreement in any material respect; or

•
(1) our board of directors has effected, or resolved to effect, an adverse recommendation change, (2) we have failed to publicly recommend against any tender offer or exchange offer subject to Regulation 14D under the Exchange Act that constitutes a Company acquisition proposal (including, for these purposes, by taking no position with respect to the acceptance of such tender offer or exchange offer by the Company’s stockholders) within ten business days after the commencement of such tender offer or exchange offer, (3) our board of directors has failed to publicly reaffirm its recommendation to our common stockholders to approve the merger proposal within ten business days after the date a Company acquisition proposal shall have been publicly announced (or if the special meeting is scheduled to be held within ten business days from the date a Company acquisition proposal is publicly announced, promptly and in any event prior to the date on which the special meeting is scheduled to be held) or (4) we enter into a letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, share purchase agreement, asset purchase agreement, share exchange agreement, option agreement or other similar definitive agreement providing for or relating to a Company acquisition proposal or requiring us or the Partnership to abandon, terminate or fail to consummate the transactions contemplated by the merger agreement (other than an acceptable confidentiality agreement).

Termination Fees
Termination Fee Payable by the Company
We have agreed to pay a termination fee as directed by Parent of $220 million if:
•
Parent terminates the merger agreement pursuant to the provision described in the second bullet point under “— Termination of the Merger Agreement — Termination by Parent”;

•
we terminate the merger agreement pursuant to the provision described in the first bullet point under “— Termination of the Merger Agreement — Termination by the Company”; or

•
all of the following requirements are satisfied:

•
we or Parent terminate the merger agreement pursuant to the provisions described in the second bullet point or the third bullet point under “— Termination of the Merger Agreement — Termination by either the Company or Parent” or Parent terminates the merger agreement pursuant to the provision described in the first bullet point under “— Termination of the Merger Agreement — Termination by Parent”; and

•
(1) a Company acquisition proposal has been received by us or our representatives or any person has publicly proposed or publicly announced an intention (whether or not conditional) to make a Company acquisition proposal (and, in the case of a termination pursuant to the provision described in the third bullet point under “— Termination of the Merger Agreement — Termination by either the Company or Parent,” such Company acquisition proposal or publicly proposed or announced intention was made prior to the special meeting) and (2) within twelve months after a termination referred to in the immediately preceding sub-bullet point we enter into a definitive agreement relating to, or consummate, any Company acquisition proposal (with, for purposes of this clause (2), the references to “15%” in the definition of “Company acquisition proposal” being deemed to be references to “50%”).
However, the Company termination fee will equal $128 million if the merger agreement is terminated by us pursuant to the provisions described in the first bullet point under “— Termination of the Merger Agreement — Termination by the Company” prior to the cut-off time in order to enter into a definitive agreement with an excluded party providing for the implementation of a superior proposal (which we refer to as an “excluded party termination”).
Termination Fee Payable by Parent
Parent has agreed to pay to us a termination fee of $805 million, which we refer to as the “Parent termination fee,” if we terminate the merger agreement pursuant to the provisions described in the second or third bullet point under “— Termination of the Merger Agreement — Termination by the Company,” or in the event that Parent terminates the merger agreement if the mergers have not been consummated on or before December 7, 2021, and we were then entitled to terminate the merger agreement pursuant to the second or third bullet point under “— Termination of the Merger Agreement — Termination by the Company.”
Guaranty and Remedies
In connection with the merger agreement, the Sponsors entered into guaranties in our favor to guarantee Parent’s payment obligations with respect to the Parent termination fee and certain expense reimbursement and indemnification obligations of Parent under the merger agreement, subject to the terms and limitations set forth in the guaranties.
The maximum aggregate liability of each Sponsor under its respective the guaranty will not exceed $402.5 million, plus all reasonable and documented third party costs and out-of-pocket expenses (including reasonable fees of counsel) actually incurred by us relating to any litigation or other proceeding brought by us to enforce our rights under the guaranty, if we prevail in such litigation or proceeding.
We and the Partnership cannot seek specific performance to require Parent, Merger Sub I or Merger Sub II to complete the mergers and, subject to limited exceptions, including with respect to enforcing confidentiality provisions and certain expense reimbursement and indemnification obligations of Parent, our sole and exclusive remedy against Parent, Merger Sub I or Merger Sub II relating to any breach of the merger agreement or otherwise will be the right to receive the Parent termination fee under the conditions described under “— Termination Fees — Termination Fee Payable by Parent.” Parent, Merger Sub I and Merger Sub II may, however, seek specific performance to require us and the Partnership to complete the mergers.
Amendment and Waiver
The merger agreement may be amended by action taken by the parties at any time before or after our common stockholders have approved the merger proposal but, after such approval, no amendment may be made which requires the approval of any such stockholders under applicable law without obtaining such further approvals. The merger agreement also provides that, at any time prior to the closing date, each party may extend the time for the performance of any of the obligations or other acts of the other parties, waive any breaches or inaccuracies in the representations and warranties of the other parties, or waive compliance by the other parties with any of the agreements or conditions contained in the merger agreement.
Support Agreement
On June 7, 2021, Chad L. Williams, in his capacities as a stockholder of the Company and a unitholder of the Partnership, and the other CW parties entered into a support agreement with Parent pursuant to which the CW parties agreed, among other things, (i) to have counted as present for purposes of establishing a quorum and to vote their respective shares of Class A common stock, shares of Class B common stock and units of the Partnership in favor of the adoption of the merger agreement and the approval of the merger or partnership merger, as applicable, (ii) to have counted as present for purposes of establishing a quorum and to vote against any Company acquisition proposal and any other action that could reasonably be expected to impede, interfere with, delay, postpone or adversely affect the mergers or other transactions contemplated by the merger agreement or result in a breach of any covenant, representation or warranty or other obligation or agreement of the Company or the Partnership under the merger agreement or of such CW party under the support agreement, and (iii) not to transfer their respective shares of Class A common stock, shares of Class B common stock and units of the Partnership. The support agreement shall automatically terminate upon the earliest of (i) the merger effective time, (ii) the termination of the merger agreement in accordance with its terms, and (iii) any amendment to the merger agreement effected without the consent of the CW parties that is an adverse amendment (as defined in the support agreement).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information as of July 15, 2021, the latest practicable date prior to the date of this filing, regarding the beneficial ownership of our common stock, Class A partnership units, LTIP units and Series A preferred stock by (1) each of our directors, (2) each of our named executive officers, (3) all of our directors and executive officers as a group and (4) each person known by us to be a holder of five percent or more of our common stock. The extent to which a person holds Class A partnership units or LTIP units as opposed to common stock is described in the footnotes below. None of our directors or officers beneficially own any shares of the Series B preferred stock.
The SEC has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or investment power over such security. A stockholder is also deemed to be, as of any date, the beneficial owner of all securities that such stockholder has the right to acquire within 60 days after that date through (a) the exercise of any option, warrant or right, (b) the conversion of a security, (c) the power to revoke a trust, discretionary account or similar arrangement, or (d) the automatic termination of a trust, discretionary account or similar arrangement. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, common stock subject to options or other rights (as set forth above) held by that person that are currently exercisable or will become exercisable within 60 days thereafter are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person. Each person named in the table has sole voting and investment power with respect to all of the common stock, Class A partnership units, LTIP units and Series A preferred stock shown as beneficially owned by such person, except as otherwise indicated in the table or footnotes below. When vested, LTIP units are convertible by the holder into Class A partnership units on the terms set forth in the Partnership’s partnership agreement. All LTIP units were vested as of December 31, 2020. Class A partnership units are redeemable for cash or, at our election, shares of our Class A common stock on a one-for-one basis.
Unless otherwise indicated, the address of each named person is c/o QTS Realty Trust, Inc., 12851 Foster Street, Overland Park, Kansas 66213. To our knowledge, no shares beneficially owned by any executive officer or director have been pledged as security.
Beneficial Owner	Number of shares of common stock and Class A partnership units	Percentage of all shares of common stock(1)	Percentage of all shares of common stock and Class A partnership units(2)	Number of shares of Series A preferred stock	Percentage of Series A preferred stock(3)
Directors and Executive Officers
Chad L. Williams(4)	7,118,409	8.5%	8.5%	—	—
Jeffrey H. Berson(5)	271,347	*	*	—	—
David S. Robey(6)	66,947	*	*	—	—
Jon D. Greaves(7)	120,264	*	*	—	—
Shirley E. Goza(8)	37,077	*	*	—	—
John W. Barter(9)	107,180	*	*	—	—
Joan A. Dempsey(10)	2,053	*	*	—	—
Catherine R. Kinney(11)	131,921	*	*	—	—
Peter A. Marino(12)	160,896	*	*	—	—
Scott D. Miller(13)	90,606	*	*	—	—
Mazen Rawashdeh(14)	33,436	*	*	—	—
Wayne M. Rehberger(15)	23,650	*	*	1,200	*
Philip P. Trahanas(16)	199,379	*	*	—	—
Stephen E. Westhead(17)	53,988	*	*	—	—
All directors and executive officers as a group (16 persons)	8,504,234	10.0%	10.0%	1,200	*
Other 5% Stockholders
BlackRock, Inc.(18)	7,885,071	10.2%	9.4%	—	—
The Vanguard Group(19)	8,953,154	11.6%	10.7%	—	—

*
Less than 1.0%.

(1)
Assumes a total of 76,969,583 shares of Class A common stock and 124,481 shares of Class B common stock are outstanding. In addition, amounts for individuals and directors and executive officers as a group assume that the “in the money” value of LTIP units are converted into Class A partnership units and all Class A partnership units held by such persons are exchanged for our common stock. The total number of shares of common stock outstanding used in calculating this percentage assumes that none of the Class A partnership units or LTIP units held by other persons are exchanged for our common stock.

(2)
Assumes a total of 76,969,583 shares of Class A common stock, 124,481 shares of Class B common stock and 6,439,691 Class A partnership units are outstanding, in addition to each individual’s Class A partnership units that would be received upon conversion of LTIP units.

(3)
Assumes a total of 4,280,000 shares of Series A preferred stock are outstanding.

(4)
Consists of shares of 169,170 Class A common stock, 75,976 restricted shares of Class A common stock, 124,481 shares of Class B common stock, 648,895 options to purchase Class A common stock exercisable within 60 days and 6,099,887 Class A partnership units (1,194,000 of which are held in various family trusts of which Mr. Williams is the trustee).

(5)
Consists of 54,548 shares of Class A common stock, 52,394 restricted shares of Class A common stock and 164,405 options to purchase Class A common stock exercisable within 60 days.

(6)
Consists of 18,739 shares of Class A common stock, 20,997 restricted shares of Class A common stock and 27,211 options to purchase Class A common stock exercisable within 60 days.

(7)
Consists of 27,222 shares of Class A common stock, 16,989 restricted shares of Class A common stock and 76,053 options to purchase Class A common stock exercisable within 60 days.

(8)
Consists of 20,751 shares of Class A common stock, 6,326 restricted shares of Class A common stock, and 10,000 Class A partnership units. On December 31, 2020, Ms. Goza, our former General Counsel, Vice President and Secretary, retired from the Company, her employment agreement was terminated and her Retirement and Transition Agreement and Release of All Claims, dated June 30, 2020, continued in effect.

(9)
Consists of 11,342 shares of Class A common stock, 1,355 restricted shares of Class A common stock, 90,483 options to purchase Class A common stock exercisable within 60 days, and 4,000 Class A partnership units.

(10)
Consists of 2,053 restricted shares of Class A common stock.

(11)
Consists of 17,026 shares of Class A common stock, 2,159 restricted shares of Class A common stock, 107,601 options to purchase Class A common stock exercisable within 60 days and 5,135 Class A partnership units. 10,328 shares of Class A common stock were deferred pursuant to our Director Deferred Compensation Plan and converted into stock-settled deferred share units. The deferred share units will be settled in shares of Class A common stock following the director’s departure from the board of directors.

(12)
Consists of 16,354 shares of Class A common stock, 1,355 restricted shares of Class A common stock, 129,187 options to purchase Class A common stock exercisable within 60 days and 14,000 Class A partnership units.

(13)
Consists of 12,046 shares of Class A common stock, 74,022 options to purchase Class A common stock exercisable within 60 days, and 6,591 Class A partnership units that would be received upon conversion of LTIP units. All shares of Class A common stock are deferred pursuant to our Director Deferred Compensation Plan and converted into stock-settled deferred share units. The deferred share units will be settled in shares of Class A common stock upon the director’s departure from the board of directors.

(14)
Consists of 6,984 shares of Class A common stock and 28,505 options to purchase Class A common stock exercisable within 60 days. 4,187 shares of Class A common stock were deferred pursuant to our Director Deferred Compensation Plan and converted into stock-settled deferred share units. The deferred share units will be settled in shares of Class A common stock upon the director’s departure from the board of directors.

(15)
Consists of 5,809 shares of Class A common stock, 19,196 options to purchase Class A common stock exercisable within 60 days, and 1,200 shares of 7.125% Series A Preferred Shares. 2,763 shares of Class A common stock were deferred pursuant to our Director Deferred Compensation Plan and converted into stock-settled deferred share units. The deferred share units will be settled in shares of Class A common stock upon the director’s departure from the board of directors.

(16)
Consists of 21,287 shares of Class A common stock, 157,200 options to purchase Class A common stock exercisable within 60 days, and 23,665 Class A partnership units that would be received upon conversion of LTIP units. 15,193 shares of Class A common stock were deferred pursuant to our Director Deferred Compensation Plan and converted into stock-settled deferred share units. The deferred share units will be settled in shares of Class A common stock upon the director’s departure from the board of directors.

(17)
Consists of 9,682 shares of Class A common stock, 1,355 restricted shares of Class A common stock, and 44,306 options to purchase Class A common stock exercisable within 60 days. All shares of Class A common stock were deferred pursuant to our Director Deferred Compensation Plan and converted into stock-settled deferred share units. The deferred share units will be settled in shares of Class A common stock upon the director’s departure from the board of directors.

(18)
Based on Information provided in a Schedule 13G/A filed on February 5, 2021 that indicated that BlackRock, Inc. is a parent holding company or control person that beneficially owns 7,885,071 shares and has the sole voting power with respect to 7,619,016 of such shares and the sole dispositive power with respect to 7,885,071 of such shares. The Schedule 13G/A further indicated that the following subsidiaries of Blackrock, Inc. acquired the shares reported on the Schedule 13G/A: BlackRock

Life Limited, BlackRock International Limited, BlackRock (Netherlands) B.V., BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Asset Management Schweiz AG, BlackRock Financial Management, Inc., BlackRock (Luxembourg) S.A., BlackRock Fund Advisors, BlackRock Fund Managers Ltd, BlackRock Institutional Trust Company, N.A., BlackRock Investment Management (Australia) Limited, BlackRock Investment Management (UK) Ltd, BlackRock Investment Management, LLC and BlackRock Japan Co Ltd. The address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.
(19)
Based on Information provided in a Schedule 13G/A filed on February 10, 2021 by The Vanguard Group, which we refer to as “Vanguard.” According to the Schedule 13G/A, Vanguard beneficially owns 8,953,154 shares and has sole voting power with respect to 0 of such shares, shared voting power with respect to 282,604 of such shares, sole dispositive power with respect to 8,620,006 of such shares and shared dispositive power with respect to 333,148 of such shares. The Schedule 13G/A further indicated that the following subsidiaries of Blackrock acquired the shares reported on the Schedule 13G/A: Vanguard Asset Management, Limited, Vanguard Fiduciary Trust Company, Vanguard Global Advisors, LLC, Vanguard Group (Ireland) Limited, Vanguard Investments Australia Ltd., Vanguard Investments Canada Inc., Vanguard Investments Hong Kong Limited, Vanguard Investments UK, Limited. According to the Schedule 13G/A, VFTC and VIA are wholly-owned subsidiaries of Vanguard. The address of Vanguard is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

NO DISSENTERS’ RIGHTS OF APPRAISAL
We are organized as a corporation under Maryland law. Our charter provides that holders of our stock may not exercise any appraisal rights, dissenters’ rights or the rights of an objecting stockholder to receive the fair value of their shares in connection with the merger unless our board of directors, upon the affirmative vote of a majority of the board, determines that the rights apply. Our board of directors has made no such determination. In addition, because shares of our Class A common stock were listed on the NYSE on the record date for determining stockholders entitled to vote at the special meeting, our common stockholders who object to the merger do not have any appraisal rights, dissenters’ rights or the rights of an objecting stockholder under the Maryland General Corporation Law in connection with the merger.
STOCKHOLDER PROPOSALS
We intend to hold an annual meeting of stockholders in 2022 only if the mergers are not completed. If we hold such an annual meeting, any proposal of a stockholder intended to be included in our proxy statement for the 2022 annual meeting of stockholders, which we refer to as the “2022 annual meeting,” pursuant to Rule 14a-8 of the Exchange Act must be received by us no later than November 18, 2021 unless the date of our 2022 annual meeting is more than 30 days before or after May 4, 2022, in which case the proposal must be received a reasonable time before we begin to print and mail our proxy materials. All proposals should be directed to our Corporate Secretary, at 12851 Foster Street, Overland Park, Kansas 66213.
In addition, any stockholder who wishes to propose a nominee to the board of directors or propose any other business to be considered by the stockholders (other than a stockholder proposal included in our proxy materials pursuant to Rule 14a-8 of the Exchange Act) must comply with the advance notice provisions and other requirements of Article II, Section 12 of our bylaws, which are on file with the SEC and may be obtained from Investor Relations upon request. These notice provisions require that nominations of persons for election to the board of directors and the proposal of business to be considered by the stockholders for the 2022 annual meeting must be received no earlier than October 19, 2021 and no later than 5:00 p.m., Eastern Time, on November 18, 2021. However, in the event that the 2022 annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the 2022 annual meeting, notice by the stockholder to be timely must be received no earlier than the 150th day prior to the date of the meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of the meeting or the tenth day following the date of the first public announcement of the meeting.
HOUSEHOLDING OF PROXY MATERIALS
If you and other residents at your mailing address own shares of common stock in street name, your broker or bank may have sent you a notice that your household will receive only one annual report and proxy statement for each company in which you hold shares through that broker or bank. This practice of sending only one copy of proxy materials is known as “householding.” If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. If the foregoing procedures apply to you, your broker has sent one copy of this proxy statement to your address. You may revoke your consent to householding at any time by sending your name, the name of your brokerage firm and your account number to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717 (telephone number: 1-800-542-1061). The revocation of your consent to householding will be effective 30 days following its receipt. In any event, if you did not receive an individual copy of this proxy statement, we will promptly send a copy to you if you address your written request to or call QTS Realty Trust, Inc., 12851 Foster Street, Overland Park, Kansas 66213, Attention: Investor Relations at (678) 835-4443 or ir@qtsdatacenters.com. If you are receiving multiple copies of this proxy statement, you can request householding by contacting Investor Relations in the same manner.
OTHER MATTERS
Pursuant to our bylaws, only the matters set forth in the notice of special meeting may be brought before the virtual special meeting.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. We make our SEC filings available free of charge at the “Investors Relations” section of our website at www.qtsdatacenters.com as soon as reasonably practicable after such materials are filed with or furnished to the SEC. Information contained on our website is not incorporated by reference into this proxy statement, and you should not consider information contained on our website to be part of this proxy statement. Our SEC filings are also available to the public at the SEC’s website at http://www.sec.gov. Our reference to the SEC’s website is intended to be an inactive textual reference only.
SEC rules allow us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is an important part of this proxy statement. The incorporated documents contain significant information about us, our business and our finances. Any information contained in this proxy statement or in any document incorporated or deemed to be incorporated by reference in this proxy statement will be deemed to have been modified or superseded to the extent that a statement contained in this proxy statement, or in any other document we subsequently file with the SEC that also is incorporated or deemed to be incorporated by reference in this proxy statement, modifies or supersedes the original statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this proxy statement. We incorporate by reference the following documents we filed with the SEC:
•
our Annual Report on Form 10-K for the year ended December 31, 2020;

•
our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021;

•
our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 18, 2021;

•
our Current Report on Form 8-K filed with the SEC on January 13, 2021;

•
our Current Report on Form 8-K filed with the SEC on March 3, 2021;

•
our Current Report on Form 8-K filed with the SEC on March 5, 2021;

•
our Current Report on Form 8-K filed with the SEC on May 7, 2021;

•
our Current Report on Form 8-K filed with the SEC on June 7, 2021; and

•
all documents filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and prior to the date of the virtual special meeting.

To the extent that any information contained in any Current Report on Form 8-K, or any exhibit thereto, is or was furnished to, rather than filed with, the SEC, such information or exhibit is specifically not incorporated by reference in this proxy statement.
We will provide without charge to each person, including any beneficial owner of our common stock, to whom a proxy statement is delivered, on written or oral request of that person, a copy of any or all of the documents we are incorporating by reference into this proxy statement, other than exhibits to those documents unless those exhibits are specifically incorporated by reference into those documents. A request should be addressed to QTS Realty Trust, Inc., 12851 Foster Street, Overland Park, Kansas 66213, Attention: Investor Relations or by telephone at (678) 835-4443.
If you have any questions about this proxy statement, the virtual special meeting or the mergers, or if you would like additional copies of this proxy statement, please contact us at:
QTS Realty Trust, Inc.
12851 Foster Street
Overland Park, Kansas 66213
Attention: Investor Relations
(678) 835-4443

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM, OR IN ADDITION TO, WHAT IS CONTAINED IN THIS PROXY STATEMENT OR IN ANY OF THE MATERIALS THAT ARE INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED July 21, 2021. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, UNLESS THE INFORMATION SPECIFICALLY INDICATES THAT ANOTHER DATE APPLIES, AND THE MAILING OF THIS PROXY STATEMENT TO COMPANY STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

ANNEX A
Execution Version

AGREEMENT AND PLAN OF MERGER

DATED AS OF JUNE 7, 2021

BY AND AMONG

QTS REALTY TRUST, INC.,

QUALITYTECH, LP,

VOLT UPPER HOLDINGS LLC,

VOLT LOWER HOLDINGS LLC

AND

VOLT ACQUISITION LP

A-i

A-ii

A-iii

AGREEMENT AND PLAN OF MERGER
THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of June 7, 2021 is by and among QTS Realty Trust, Inc., a Maryland corporation (the “Company”), Volt Upper Holdings LLC, a Delaware limited liability company (“Parent”), Volt Lower Holdings LLC, a Delaware limited liability company (“Merger Sub I”), Volt Acquisition LP, a Delaware limited partnership (“Merger Sub II”), and QualityTech, LP, a Delaware limited partnership (the “Partnership”).
W I T N E S S E T H:
WHEREAS, the parties wish to effect a business combination through (i) a merger of Merger Sub II with and into the Partnership, with the Partnership being the surviving entity (the “Partnership Merger”), on the terms and subject to the conditions set forth in this Agreement and in accordance with the Delaware Revised Uniform Limited Partnership Act (the “DRULPA”) and (ii) immediately following the consummation of the Partnership Merger, a merger of the Company with and into Merger Sub I, with Merger Sub I being the surviving entity (the “Company Merger” and, together with the Partnership Merger, the “Mergers”), on the terms and subject to the conditions set forth in this Agreement and in accordance with the Delaware Limited Liability Company Act (“DLLCA”) and the Maryland General Corporation Law (the “MGCL”);
WHEREAS, the Company is the sole general partner of the Partnership through which the Company operates its business, and, as of the date hereof, the Company owns approximately 91.5% of the outstanding Class A Units of the Partnership (the “Class A Partnership Units” and, together with the Company LTIP Units, the “Partnership Units”), 100% of the outstanding Series A Preferred Partnership Units of the Partnership (the “Series A Preferred Partnership Units”) and 100% of the outstanding Series B Preferred Partnership Units of the Partnership (the “Series B Preferred Partnership Units” and, together with the Series A Preferred Partnership Units, the “Preferred Partnership Units”);
WHEREAS, the Board of Directors of the Company (the “Company Board”) has declared the Company Merger advisable, and approved this Agreement, the Company Merger and the other transactions contemplated hereby, on substantially the terms and subject to the conditions set forth herein;
WHEREAS, Parent, as the sole member of Merger Sub I, has approved this Agreement and the Company Merger and determined that it is advisable and in the best interests of Merger Sub I to enter into this Agreement and to consummate the Company Merger on the terms and subject to the conditions set forth herein;
WHEREAS, the Company, as the sole general partner of the Partnership, has approved this Agreement and the Partnership Merger and determined that it is advisable and in the best interests of the Partnership and the limited partners of the Partnership for the Partnership to enter into this Agreement and to consummate the Partnership Merger on the terms and subject to the conditions set forth herein;
WHEREAS, Volt Acquisition GP LLC, a Delaware limited liability company (“Merger Sub II GP”), as the sole general partner of Merger Sub II, has approved this Agreement and the Partnership Merger and determined that it is advisable and in the best interests of Merger Sub II and its limited partner for Merger Sub II to enter into this Agreement and to consummate the Partnership Merger on the terms and subject to the conditions set forth herein;
WHEREAS, the Minority Limited Partners may elect to receive in the Partnership Merger, on the terms and conditions specified herein, in exchange for Class A Partnership Units, Retained Class A Partnership Units in the Surviving Partnership (each such Minority Limited Partner who validly makes a Retention Election, on and subject to the terms and conditions specified herein, a “Roll-Over Limited Partner”) in an amount described in Section 2.2(a). In the Partnership Merger, any Class A Partnership Units held by any Minority Limited Partners that do not elect for such Class A Partnership Units to be exchanged for Retained Class A Partnership Units will be converted into the right to receive cash per Class A Partnership Unit in an amount as described in Section 2.2(a);
WHEREAS, as an inducement to the Company and the Partnership entering into this Agreement, Blackstone Infrastructure Partners L.P. and BREIT Operating Partnership L.P. (each, a “Guarantor”) are each entering into a guaranty with the Company (together, the “Guaranties”), pursuant to which the Guarantors are guaranteeing certain obligations of Parent and Merger Sub I under this Agreement; and
WHEREAS, Parent, the Partnership, Merger Sub I, Merger Sub II and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Mergers as set forth herein.
NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
THE MERGERS
Section 1.1   The Mergers.
(a)   Subject to the terms and conditions of this Agreement, and in accordance with the DRULPA, at the Partnership Merger Effective Time, Merger Sub II and the Partnership shall consummate the Partnership Merger, pursuant to which (i) Merger Sub II shall be merged with and into the Partnership and the separate existence of Merger Sub II shall thereupon cease and (ii) the Partnership shall be the surviving partnership in the Partnership Merger (the “Surviving Partnership”). The Partnership Merger shall have the effects provided in this Agreement and as specified in the DRULPA.
(b)   Subject to the terms and conditions of this Agreement, and in accordance with the DLLCA and the MGCL, at the Company Merger Effective Time, the Company and Merger Sub I shall consummate the Company Merger, pursuant to which (i) the Company shall be merged with and into Merger Sub I and the separate existence of the Company shall thereupon cease and (ii) Merger Sub I shall survive the Company Merger (the “Surviving Company”), such that, immediately following the Company Merger, Parent shall be the sole holder of common units of the Surviving Company. The Company Merger shall have the effects provided in this Agreement and as specified in the DLLCA and the MGCL.
Section 1.2   Governing Documents.
(a)   At the Company Merger Effective Time, the name of the Surviving Company shall be “QTS Realty Trust, LLC”. At the Company Merger Effective Time, the certificate of formation of Merger Sub I, as in effect immediately prior to the Company Merger Effective Time, as amended by the Company Merger Certificate to change the name of the Surviving Company, shall be the certificate of formation of the Surviving Company until thereafter amended as provided in the limited liability company agreement of Merger Sub I or by applicable Law. The limited liability company agreement of Merger Sub I, as in effect immediately prior to the Company Merger Effective Time, shall be the limited liability company agreement of the Surviving Company until thereafter amended as provided therein or by applicable Law.
(b)   At the Partnership Merger Effective Time, the certificate of limited partnership of the Partnership, as in effect immediately prior to the Partnership Merger Effective Time (the “Certificate of Limited Partnership”), shall be the certificate of limited partnership of the Surviving Partnership until thereafter amended as provided below. At the Partnership Merger Effective Time, the Partnership Agreement as in effect immediately prior to the Partnership Merger Effective Time shall be amended by Amendment No. 4 thereto in the form attached hereto as Exhibit C (and any other terms determined by Parent that are implemented in compliance with the Partnership Agreement as if the terms set forth in Exhibit C were in effect immediately prior to such implementation) (collectively, the “Partnership Agreement Amendments”). At the Partnership Merger Effective Time, the Partnership Agreement as in effect immediately prior to the Partnership Merger Effective Time, as amended by the Partnership Agreement Amendments, shall be the limited partnership agreement of the Surviving Partnership until thereafter amended as provided therein or by applicable Law (the “Amended Partnership Agreement”). On the Closing Date, following the Company Merger Effective Time, the Surviving Company shall file a certificate of amendment to the Certificate of Limited Partnership to reflect the Surviving Company’s admission to the Surviving Partnership as the new sole general partner of the Surviving Partnership. From and after the Company Merger Effective Time, the Certificate of Limited Partnership, as so amended, shall be the certificate of limited partnership of the Surviving Partnership until thereafter amended as provided therein or by applicable Law. Promptly following the Company Merger Effective Time, the Surviving Company shall execute and deliver to the Surviving Partnership such documents or instruments as may be required to effect its admission as the successor sole general partner of the Surviving Partnership and as a limited partner of the Surviving Partnership, and it shall be admitted to the Surviving Partnership as the successor sole general partner and a limited partner of the Surviving Partnership at the Company Merger Effective Time and shall carry on the business of the Surviving Partnership without dissolution as provided in the Amended Partnership Agreement.
Section 1.3   Officers, General Partner and Limited Partners of the Surviving Entities.
(a)   Parent shall be the sole holder of common units of the Surviving Company following the Company Merger Effective Time, entitling Parent to such rights, duties and obligations as are more fully set forth in the limited liability company agreement of the Surviving Company.
(b)   The officers of the Company immediately prior to the Company Merger Effective Time shall be the officers of the Surviving Company from and after the Company Merger Effective Time, until such time as their resignation or removal or such time as their successors shall be duly elected and qualified.
(c)   The Company shall be the sole general partner and a limited partner of the Surviving Partnership following the Partnership Merger Effective Time and prior to the Company Merger Effective Time, entitling the Company to such rights, duties and obligations as are more fully set forth in the Amended Partnership Agreement. In the event that there are any Roll-Over Limited Partners, such Roll-Over Limited Partners shall be additional limited partners of the Surviving Partnership immediately following the Partnership Merger Effective Time.
(d)   The Surviving Company shall be the sole general partner of the Surviving Partnership following the Company Merger Effective Time, entitling the Surviving Company to such rights, duties and obligations as are more fully set forth in the Amended Partnership Agreement (as may be further amended to reflect the Surviving Company as the sole general partner of the Surviving Partnership following the Company Merger Effective Time).
Section 1.4   Effective Times.
(a)   On the Closing Date, the Partnership shall duly execute and file a certificate of merger (the “Partnership Merger Certificate”) with the Secretary of State of the State of Delaware (the “DSOS”) in accordance with the Laws of the State of Delaware. The Partnership Merger shall become effective upon the filing of the Partnership Merger Certificate with the DSOS or on such other date and time as may be mutually agreed to by the Company and Parent and specified in the Partnership Merger Certificate in accordance with the DRULPA (the “Partnership Merger Effective Time”).
(b)   On the Closing Date, (i) Merger Sub I and the Company shall duly execute and file articles of merger (the “Company Merger Articles of Merger”) with the State Department of Assessments and Taxation of Maryland (the “SDAT”) in accordance with the Laws of the State of Maryland, (ii) Merger Sub I shall duly execute and file a certificate of merger (the “Company Merger Certificate”) with the DSOS in accordance with the Laws of the State of Delaware and (iii) Merger Sub I and the Company shall make any other filings, recordings or publications required to be made by the Company or Merger Sub I under the MGCL and the DLLCA in connection with the Company Merger. The Company Merger shall become effective upon the later of the acceptance for record of the Company Merger Articles of Merger by the SDAT, the filing of the Company Merger Certificate with the DSOS or on such other date and time (not to exceed thirty (30) days from the date the Company Merger Articles of Merger are accepted for record by the SDAT) as may be mutually agreed to by the Company and Parent and specified in the Company Merger Articles of Merger and the Company Merger Certificate in accordance with the MGCL and the DLLCA (such date and time being hereinafter referred to as the “Company Merger Effective Time”), it being understood and agreed that the parties shall cause the Company Merger Effective Time to occur immediately after the Partnership Merger Effective Time.

(c)   Unless otherwise agreed in writing, the parties shall cause the Company Merger Effective Time and the Partnership Merger Effective Time to occur on the Closing Date, with the Company Merger Effective Time occurring immediately after the Partnership Merger Effective Time.
Section 1.5   Closing of the Mergers.   The closing of the Mergers (the “Closing”) shall take place at a time to be specified by the parties on the third Business Day after satisfaction or waiver of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied or waived at the Closing, but subject to the satisfaction or waiver of such conditions), at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York 10019 or remotely by exchange of documents and signatures (or their electronic counterparts), or at such other time, date and place as may be mutually agreed to in writing by the parties hereto (the “Closing Date”).
Section 1.6   Effects of the Mergers.
(a)   The Company Merger shall have the effects set forth in the DLLCA and the MGCL. Without limiting the generality of the foregoing, and subject thereto, at the Company Merger Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Merger Sub I shall vest in the Surviving Company, and all debts, liabilities, duties and obligations of the Company and Merger Sub I shall become the debts, liabilities, duties and obligations of the Surviving Company.
(b)   The Partnership Merger shall have the effects set forth in the DRULPA. Without limiting the generality of the foregoing, and subject thereto, at the Partnership Merger Effective Time, all the properties, rights, privileges, powers and franchises of the Partnership and Merger Sub II shall vest in the Surviving Partnership, and all debts, liabilities, duties and obligations of the Partnership and Merger Sub II shall become the debts, liabilities, duties and obligations of the Surviving Partnership.
Section 1.7   Tax Consequences.   The parties intend that for U.S. federal, and applicable state and local, income tax purposes (a) the Company Merger shall be treated as (i) a taxable sale by the Company of a portion of the Company’s assets to Merger Sub I in exchange for the Company Share Merger Consideration, the Series A Preferred Share Merger Consideration and the assumption of all of the Company’s liabilities and (ii) a contribution of the remaining portion of the Company’s assets to Merger Sub I in exchange for Series A Preferred Units of the Surviving Company in a non-taxable transaction under Section 721 of the Code, followed by (iii) a distribution of the Company Share Merger Consideration, the Series A Preferred Share Merger Consideration and Series A Preferred Units of the Surviving Company to the shareholders of the Company in liquidation of the Company pursuant to Section 331 and Section 562 of the Code, and that this Agreement be, and is hereby adopted as, a “plan of liquidation” of the Company for U.S. federal income tax purposes, and (b) the Partnership Merger shall be treated as (i) a taxable sale of the Partnership Units by Minority Limited Partners that have not made a Retention Election in exchange for the Partnership Unit Merger Consideration and (ii) a contribution of the Class A Partnership Units by the Roll- Over Limited Partners to the Surviving Partnership in exchange for Retained Class A Partnership Units in the Surviving Partnership in a non-taxable transaction under Section 721 of the Code. In connection with the Partnership Merger, the capital accounts of the partners of the Partnership will be adjusted to reflect a reevaluation of the Partnership property in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(f). The parties hereto agree not to take any position on any Tax Return that is inconsistent with the foregoing for all U.S. federal, and, if applicable, state and local tax purposes unless otherwise required by a final determination as defined in Section 1313 of the Code.
ARTICLE II
MERGER CONSIDERATION; COMPANY SHARES; COMPANY PREFERRED SHARES; PARTNERSHIP UNITS
Section 2.1   Effect on Company Shares; Effect on Company Preferred Shares.
(a)   Limited Liability Company Interests of Merger Sub I.   At the Company Merger Effective Time, by virtue of the Company Merger and without any action on the part of any holder thereof, each limited liability company interest in Merger Sub I issued and outstanding immediately prior to the

Company Merger Effective Time shall remain as one issued and outstanding limited liability company interest in the Surviving Company.
(b)   Company Share Merger Consideration; Conversion of Company Shares.    At the Company Merger Effective Time, by virtue of the Company Merger and without any action on the part of any holder thereof, each share of Class A Common Stock (each, a “Company Class A Share”) and each share of Class B Common Stock (each, a “Company Class B Share” and together with the Company Class A Shares, the “Company Shares” and individually each, a “Company Share”) (other than any Excluded Shares) issued and outstanding immediately prior to the Company Merger Effective Time, subject to the terms and conditions set forth herein, shall automatically be converted into the right to receive an amount in cash equal to seventy-eight dollars ($78.00), without interest (the “Per Company Share Merger Consideration”). The aggregate amount of cash payable to holders of Company Shares as the Per Company Share Merger Consideration is hereinafter referred to as the “Company Share Merger Consideration.” The Per Company Share Merger Consideration shall be subject to adjustments as contemplated by Section 2.8 and Section 5.11.
(c)   Series A Preferred Share Merger Consideration; Series B Preferred Share Merger Consideration.   At the Company Merger Effective Time, by virtue of the Company Merger and without any action on the part of any holder thereof, each share of Series A Preferred Stock (each, a “Company Series A Preferred Share”) (other than any Excluded Shares) issued and outstanding immediately prior to the Company Merger Effective Time shall be, subject to the terms and conditions set forth herein, automatically converted into the right to receive an amount in cash equal to the Per Series A Preferred Share Redemption Price (such amount, the “Per Company Series A Preferred Share Merger Consideration”). At the Company Merger Effective Time, by virtue of the Company Merger and without any action on the part of any holder thereof, each share of Series B Preferred Stock (each, a “Company Series B Preferred Share” and, together with the Company Series A Preferred Shares, the “Company Preferred Shares”) (other than any Excluded Shares) issued and outstanding immediately prior to the Company Merger Effective Time shall be, subject to the terms and conditions set forth herein, automatically converted into one Series A Preferred Unit of the Surviving Company. Such Series A Preferred Units shall have terms materially the same as the Series B Preferred Stock, with changes to such terms as are required pursuant to and made in compliance with the Series B Articles Supplementary (each such unit, the “Per Company Series B Preferred Share Merger Consideration”), and each holder of Company Series B Preferred Shares (other than any Excluded Shares) shall, upon compliance with the procedures set forth in Section 2.5 following the Company Merger Effective Time, be admitted as a member of the Surviving Company. The aggregate amount of cash payable to holders of Company Series A Preferred Shares as the Per Company Series A Preferred Share Merger Consideration is hereinafter referred to as the “Series A Preferred Share Merger Consideration” and the aggregate number of Series A Preferred Units of the Surviving Company payable to holders of Company Series B Preferred Shares as the Per Company Series B Preferred Share Merger Consideration is hereinafter referred to as the “Series B Preferred Share Merger Consideration”.
(d)   Cancellation of Company Shares and Company Preferred Shares Owned by Parent, the Company or Merger Sub I.   At the Company Merger Effective Time, each issued and outstanding Company Share and Company Preferred Share that is owned by Parent or Merger Sub I or any Subsidiary of Parent, the Company or Merger Sub I immediately prior to the Company Merger Effective Time (collectively, the “Excluded Shares”), if any, shall automatically be canceled and retired and shall cease to exist, and no cash, Per Company Share Merger Consideration, Per Company Series A Preferred Share Merger Consideration, Per Company Series B Preferred Share Merger Consideration or other consideration shall be delivered or deliverable in exchange therefor.
(e)   Cancellation of Company Shares and Company Preferred Shares.   As of the Company Merger Effective Time, all Company Shares and Company Preferred Shares issued and outstanding immediately prior to the Company Merger Effective Time shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a Company Share or Company Preferred Share (other than Excluded Shares, if any) shall cease to have any rights with respect to such interest, except the right to receive the Per Company Share Merger Consideration, the Per Company Series A Preferred Share Merger Consideration or the Per Company Series B Preferred Share Merger Consideration, as the case may be.

Section 2.2   Partnership Unit Merger Consideration; Effect on Partnership Units.
(a)   Partnership Unit Merger Consideration; Conversion of Class A Partnership Units.   At the Partnership Merger Effective Time, by virtue of the Partnership Merger and without any action on the part of any holder thereof, each Class A Partnership Unit, other than Excluded Units, issued and outstanding immediately prior to the Partnership Merger Effective Time, subject to the terms and conditions set forth herein, shall be converted into, and shall be canceled in exchange for, the right to receive an amount in cash equal to the Per Company Share Merger Consideration, without interest (the “Per Partnership Unit Merger Consideration”); provided, that in lieu of the right to receive the Per Partnership Unit Merger Consideration, each Class A Partnership Unit subject to a Retention Election shall remain outstanding as one fully paid Class A Partnership Unit of the Surviving Partnership (the “Retained Class A Partnership Units”) and subject to the terms of the Amended Partnership Agreement, but if and only if the applicable Minority Limited Partner that holds such Class A Partnership Unit has effectively made and not revoked a valid Retention Election pursuant to Section 2.2(b) to retain such Class A Partnership Units. The aggregate amount of cash payable to holders of Class A Partnership Units as the Per Partnership Unit Merger Consideration is herein referred to as the “Partnership Unit Merger Consideration,” and together with the Company Share Merger Consideration, the Series A Preferred Share Merger Consideration, the Series B Preferred Share Merger Consideration, the aggregate Per Company Share Merger Consideration payable in respect of the Company Options pursuant to Section 2.3(a), the Company Restricted Share Awards pursuant to Section 2.3(b) and the Earned Units pursuant to Section 2.3(c), is herein referred to as the “Merger Consideration”.
(b)   Retention Election.   Subject to Section 2.2(b)(iv) and in accordance with Section 2.2(a), each eligible Minority Limited Partner shall be entitled, with respect to all or a portion of the Class A Partnership Units held immediately prior to the Partnership Merger Effective Time by such Minority Limited Partner (and as and to the extent specified by such Minority Limited Partner in the Minority Limited Partner’s Form of Election), to make an unconditional election, on or prior to the Election Date, to retain in the Partnership Merger, in lieu of the Per Partnership Unit Merger Consideration to which such Minority Limited Partner would otherwise be entitled, such Class A Partnership Units (a “Retention Election”), as follows:
(i)   Parent shall prepare and deliver to the Partnership, as promptly as practicable following the date the Proxy Statement is first mailed to the shareholders of the Company and, in any event, not later than five (5) Business Days after the date on which the Proxy Statement is first mailed to the shareholders of the Company, and the Partnership shall mail to the Minority Limited Partners, a form of election, which form shall be subject to the reasonable approval of the Company (the “Form of Election”). The Form of Election may be used by each eligible Minority Limited Partner to designate such Minority Limited Partner’s Retention Election(s). Any such Minority Limited Partner’s Retention Election shall be deemed to have been properly made only if Parent shall have received at its principal executive office, not later than 5:00 p.m., New York City time, on the date that is five (5) Business Days before the scheduled date of the Company Shareholders’ Meeting (the “Election Date”), a Form of Election specifying that such Minority Limited Partner exercises the Retention Election with respect to the Class A Partnership Units specified by such Minority Limited Partner in the Minority Limited Partner’s Form of Election and otherwise properly completed and signed. The Form of Election shall state therein the date that constitutes the Election Date.
(ii)   A Form of Election may be revoked by any Minority Limited Partner only by written notice received by Parent prior to 5:00 p.m., New York City time, on the Election Date. In addition, all Forms of Election shall be automatically revoked if the Partnership Merger has been abandoned.
(iii)   The reasonable determination of Parent shall be binding as to whether or not any Retention Election has been properly made or revoked. If Parent determines that any Retention Election was not properly made, Parent shall notify the applicable Minority Limited Partner of the improper Retention Election and provide a reasonable opportunity to such Minority Limited Partner to cure the improper Retention Election. If, following such reasonable period, the improperly made Retention Election remains uncured, the Class A Partnership Units with respect to which such Retention Election was not properly made shall be automatically converted into Per Partnership Unit Merger Consideration in accordance with Section 2.2(a). Parent may, with the agreement of the Company, make such rules as are consistent with this Section 2.2(b) for the implementation of Retention Elections provided for herein as shall be necessary or desirable to fully effect such Retention Elections.
(iv)   Each eligible Minority Limited Partner, as a condition to making a Retention Election with respect to such Minority Limited Partner’s Class A Partnership Units subject to such Retention Election, shall, in the Form of Election, agree to be bound by the terms and conditions of the Amended Partnership Agreement.
(v)   The Company and the Company Subsidiaries agree to reasonably cooperate with Parent in preparing any disclosure statement or other disclosure information to accompany the Form of Election, including information applicable to an offering of securities exempt from registration under the Securities Act pursuant to Rule 506 thereunder, each of which shall be subject to the reasonable approval of the Company.
(vi)   Promptly after the Partnership Merger Effective Time, the Surviving Partnership shall deliver to each Roll- Over Limited Partner that retained Class A Partnership Units, pursuant to the terms of Section 2.2(a) and (b), a notice confirming such Roll-Over Limited Partner’s record ownership of the Retained Class A Partnership Units.
(vii)   Each Person that retains Class A Partnership Units pursuant to the terms of Section 2.2(a) and (b) shall continue as a limited partner of the Surviving Partnership at the Partnership Merger Effective Time.
(c)   Partnership Units Held by the Company and Roll-Over Limited Partners.   At the Partnership Merger Effective Time, by virtue of the Partnership Merger and without any action on the part of the holder of any partnership interest in the Partnership, (i) each Partnership Unit held by the Company or any wholly owned Subsidiary of the Company immediately prior to the Partnership Merger Effective Time (collectively, the “Continuing Units”) shall be unaffected by the Partnership Merger and shall remain outstanding as a Partnership Unit of the Surviving Partnership held by the Company or relevant wholly owned Subsidiary of the Company and (ii) the Roll-Over Limited Partners shall own the number of Retained Class A Partnership Units retained by them in the Partnership Merger.
(d)   Cancellation of Parent and Merger Sub II-Owned Partnership Units.   At the Partnership Merger Effective Time, by virtue of the Partnership Merger and without any action on the part of the holder of any partnership interest in the Partnership, each Partnership Unit held by Parent, Merger Sub II or any of their respective wholly-owned Subsidiaries immediately prior to the Partnership Merger Effective Time (collectively, the “Cancelled Units” and, together with the Continuing Units, the “Excluded Units”) shall automatically be canceled and shall cease to exist, with no consideration to be delivered or deliverable in exchange therefor.
(e)   Cancellation of Merger Sub II Interests.   At the Partnership Merger Effective Time, by virtue of the Partnership Merger and without any action on the part of any holder thereof, each partnership interest in Merger Sub II shall automatically be canceled and cease to exist, the holders thereof shall cease to have any rights with respect thereto, and no payment shall be made with respect thereto.
Section 2.3   Treatment of Equity-Based Awards.
(a)   Company Options.   Effective immediately prior to the Company Merger Effective Time, each option to purchase Company Shares (each, a “Company Option”) that is outstanding immediately prior to the Company Merger Effective Time shall automatically be cancelled, with the holder of such Company Option becoming entitled to receive, in full satisfaction of the rights of such holder with respect thereto, an amount in cash equal to (i) the number of Company Shares subject to the Company Option immediately prior to the Company Merger Effective Time multiplied by (ii) the excess (if any) of the Per Company Share Merger Consideration over the per share exercise price applicable to the Company Option (less any applicable income and employment withholding Taxes). In the event that the exercise price of a Company Option exceeds the Per Company Share Merger Consideration, such Company Option shall be cancelled for no consideration.
(b)   Company Restricted Share Awards.   Effective immediately prior to the Company Merger Effective Time, each award of restricted Company Shares (each, a “Company Restricted Share Award”) granted under a Company Share Incentive Plan that is outstanding immediately prior to the Company Merger Effective Time shall be cancelled, with the holder of each such Company Restricted Share Award becoming entitled to receive, in full satisfaction of the rights of such holder with respect thereto, an amount in cash equal to (i) the number of Company Shares subject to the Company Restricted Share Award immediately prior to the Company Merger Effective Time multiplied by (ii) the Per Company Share Merger Consideration (less any applicable income and employment withholding Taxes).
(c)   Company Performance Units.   Effective immediately prior to the Company Merger Effective Time, each outstanding award of performance units (“Company Performance Units”) shall automatically become earned and vested with respect to that number of Company Shares subject to such Company Performance Units determined (except as set forth in Section 2.3(c) of the Company Disclosure Letter) in accordance with the terms of the Company Performance Units based on the achievement of the applicable performance goals set forth in the award agreement governing such Company Performance Units, as measured from the beginning of the applicable performance period through the date immediately prior to the Closing Date; provided, however, that for each award of Company Performance Units that vests based upon the attainment of operating funds from operations goals (except as set forth in Section 2.3(c) of the Company Disclosure Letter), such award of Company Performance Units shall be deemed earned at target level of performance in accordance with the terms of the award agreement governing such award (each such earned and vested Company Performance Unit, an “Earned Unit”). Each outstanding Company Performance Unit for which the level of performance has previously been determined and certified prior to the date of this Agreement and that remains subject to service-based vesting conditions shall, effective immediately prior to the Company Merger Effective Time, automatically vest and shall be treated for purposes of this Agreement as an Earned Unit. For the avoidance of doubt, Company Performance Units subject to this Section 2.3(c) shall include accrued dividend equivalents awarded with respect to Company Performance Units that were deemed reinvested in additional Company Shares in accordance with the applicable award agreement governing such Company Performance Units. At the Company Merger Effective Time, each Earned Unit shall be canceled and, in exchange therefor, Parent shall cause the Surviving Company to pay to each former holder of any such canceled Earned Unit an amount in cash (without interest, and less any applicable income and employment withholding Taxes) equal to the Per Company Share Merger Consideration for each Earned Unit. For the avoidance of doubt, each Company Performance Unit that does not become an Earned Unit in accordance with this Section 2.3(c) shall terminate without consideration immediately prior to the Company Merger Effective Time.
(d)   Deferred Share Units.   All equity-based awards deferred under, and all accounts that represent amounts notionally invested in Company Shares under, the Deferred Compensation Plan (the “Deferred Share Units”), and any accrued dividend equivalents in participant accounts under the Deferred Compensation Plan, shall, as of immediately before the Company Merger Effective Time, become vested and no longer subject to restrictions (including any holding period restrictions). All Deferred Share Units shall, at the Company Merger Effective Time, be adjusted and converted into a right of the holder to have allocated to the holder’s account under the Deferred Compensation Plan an amount denominated in cash equal to the product of (i) the number of Company Shares deemed invested under or otherwise referenced by such account immediately before the Company Merger Effective Time and (ii) the Per Company Share Merger Consideration, and shall cease to represent a right to receive a number of Company Shares or cash equal to or based on the value of a number of Company Shares. The Deferred Compensation Plan shall otherwise be administered in accordance with its terms, subject to Section 5.9(d), and the payments under the Deferred Compensation Plan shall be made in accordance with the timing set forth in Section 5.1 of the Deferred Compensation Plan and the applicable payment elections for participants in such plan.
(e)   Company LTIP Units.   With respect to each Company LTIP Unit that has vested in accordance with the terms of the relevant Award Agreement (as defined in the Partnership Agreement)

prior to the Partnership Merger Effective Time (each, a “Vested LTIP Unit”), prior to the Partnership Merger Effective Time, the Company, as the general partner of the Partnership, shall exercise its right to cause a Class O LTIP Unit Mandatory Conversion (as defined in the Partnership Agreement) with respect to each Vested LTIP Unit, such that as of immediately prior to the Partnership Merger Effective Time, each Vested LTIP Unit shall be converted into a number of Class A Partnership Units in accordance with Sections 4.9.C and 4.9F of the Partnership Agreement, including, for the avoidance of doubt, that such conversion shall be determined taking into account any allocations that would be deemed to occur pursuant to Sections 4.9.F and 6.1.F of the Partnership Agreement if a Class A Unit Transaction (as defined therein) were considered to occur immediately prior to and in conjunction with such conversion, with the result that the Class O Unit Economic Capital Account Balance (as defined in the Partnership Agreement) of a holder of Vested LTIP Units is adjusted to give effect to any allocations that would occur in connection therewith. For the avoidance of doubt, such Class A Partnership Units issued in respect of such Vested LTIP Units shall be treated as Class A Partnership Units for purposes of this Agreement and the holders of such Class A Partnership Units shall be treated as holders of Class A Partnership Units as described in Section 2.2.
(f)   Company ESPP.   The Company shall take all actions as soon as practicable following the date hereof (or the Company shall have taken all actions prior to the date hereof, as applicable) with respect to the Company ESPP to provide that (i) with respect to any offering period in effect as of the date hereof (the “Current ESPP Offering Period”), such Current ESPP Offering Period shall be cancelled effective as of the date hereof, and on or promptly following the date hereof, all amounts credited to the accounts of participants will be refunded to participants in accordance with the terms of the Company ESPP; (ii) following such cancellation of the Current ESPP Offering Period, the Company ESPP shall be suspended and no new offering period shall be commenced under the Company ESPP prior to the termination of this Agreement; and (iii) subject to the consummation of the Company Merger, the Company ESPP shall terminate immediately prior to the Company Merger Effective Time.
(g)   Prior to the Partnership Merger Effective Time, the Company shall deliver all required notices (which notices shall have been approved by Parent, in its reasonable discretion) to each holder of Company Options, Company Restricted Share Awards, Company Performance Units, Deferred Share Units or Company LTIP Units setting forth each holder’s rights pursuant to the Company Share Incentive Plan and, as applicable, the Partnership Agreement, and stating that such Company Options, Company Restricted Share Awards, Company Performance Units, Deferred Share Units and Company LTIP Units shall be treated in the manner set forth in Section 2.2 or this Section 2.3, as applicable.
(h)   Cash amounts payable to (i) employees pursuant to Section 2.3(a), Section 2.3(b) and Section 2.3(c) shall be paid through the Company’s payroll, less any applicable income and employment withholding Taxes, and (ii) non-employee directors pursuant to Section 2.3(d) shall be paid by check, less any applicable income and employment withholding Taxes, in each case within ten (10) Business Days following the Company Merger Effective Time (or, (x) in the case of Section 2.3(c), at such time as necessary to avoid a violation and/or adverse tax consequences under Section 409A of the Code and (y) in the case of Section 2.3(d), at such time as applicable pursuant to the terms of the Deferred Compensation Plan and the applicable payment elections for participants in such plan).
(i)   Prior to the Partnership Merger Effective Time, the Company shall take all actions necessary for the treatment of the Company Options, Company Restricted Share Awards, Company Performance Units, Deferred Share Units and Company LTIP Units contemplated by this Section 2.3 and to ensure that, following the transactions contemplated by this Agreement, no Company Options, Company Restricted Share Awards, Company Performance Units, Deferred Share Units or Company LTIP Units shall exist (and no holder of any rights in respect thereof shall have any further rights other than as expressly contemplated by this Section 2.3).
Section 2.4   Exchange of Certificates.
(a)   Paying Agent.   Prior to the Partnership Merger Effective Time, Parent shall appoint a bank or trust company reasonably satisfactory to the Company to act as Paying Agent (the “Paying Agent”) and enter into an agreement with the Paying Agent with respect thereto, in form and substance reasonably acceptable to the Company, for the payment or exchange in accordance with this Article II of the Merger Consideration (other than any payments in respect of Company Options, Company Restricted Share Awards and Earned Units). At or prior to the Partnership Merger Effective Time, Parent shall deposit or cause to be deposited with the Paying Agent, for the benefit of the holders of the Company Shares, the Company Series A Preferred Shares, the Company Series B Preferred Shares and the Class A Partnership Units not subject to a valid and unrevoked Retention Election, the Merger Consideration, less the Per Company Share Merger Consideration to be paid in respect of Company Options, Company Restricted Share Awards and Earned Units, which amounts in respect of Company Options, Company Restricted Share Awards and Earned Units shall be paid or delivered directly to the Surviving Company (the Merger Consideration so deposited being referred to herein as the “Exchange Fund”). The Paying Agent shall make payments of the Merger Consideration out of the Exchange Fund in accordance with this Agreement. The Exchange Fund shall not be used for any other purpose other than a purpose expressly provided for in this Agreement. Any and all interest earned on cash deposited in the Exchange Fund shall be paid to the Surviving Company.
(b)   Share and Unit Transfer Books.   On the Closing Date, the share transfer books of the Company and the unit transfer books of the Partnership shall be closed and thereafter there shall be no further registration of transfers of the Company Shares, the Company Series A Preferred Shares, the Company Series B Preferred Shares or Partnership Units (except for the transfer of Partnership Units owned by the Company in the Company Merger). From and after the Closing Date, the holders of any certificates (each such certificate, a “Certificate”) representing ownership of the Company Shares, the Company Series A Preferred Shares, the Company Series B Preferred Shares or Partnership Units outstanding immediately prior to the Company Merger Effective Time or the Partnership Merger Effective Time, as applicable, or any book-entry shares (each such book-entry share, a “Book- Entry Share”) or book-entry units (each such book-entry unit, a “Book-Entry Unit”) representing Company Shares, the Company Series A Preferred Shares, the Company Series B Preferred Shares or Partnership Units outstanding immediately prior to the Company Merger Effective Time or the Partnership Merger Effective Time, as applicable, shall cease to have rights with respect to such shares or units, as applicable, except as otherwise provided for herein. On or after the Closing Date, any Certificates, Book-Entry Shares or Book-Entry Units presented to the Paying Agent, the Surviving Company or the Surviving Partnership in accordance with this Agreement shall be exchanged for the Per Company Share Merger Consideration, the Per Company Series A Preferred Share Merger Consideration, the Per Company Series B Preferred Share Merger Consideration or the Per Partnership Unit Merger Consideration, as applicable, with respect to the Company Shares, the Company Series A Preferred Shares, the Company Series B Preferred Shares or Partnership Units formerly represented thereby.
Section 2.5   Exchange Procedures.
(a)   Procedure.   As soon as practicable after the Closing Date (but in any event within five (5) Business Days), the Surviving Company shall (i) cause the Paying Agent to mail to each holder of record of a Certificate or Certificates that, immediately prior to the Company Merger Effective Time, represented outstanding Company Shares, Company Series A Preferred Shares or the Company Series B Preferred Shares or that, immediately prior to the Partnership Merger Effective Time, represented Partnership Units, which (other than Company LTIP Units) were converted into the right to receive or be exchanged for the Per Company Share Merger Consideration, the Per Company Series A Preferred Share Merger Consideration, the Per Company Series B Preferred Share Merger Consideration or the Per Partnership Unit Merger Consideration, as applicable, pursuant to Section 2.1 and Section 2.2: (x) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass to the Paying Agent, only upon delivery of the Certificates or affidavits of loss in lieu thereof in accordance with Section 2.5(f) to the Paying Agent, and which letter shall be in such form and have such other provisions as Parent and the Company may mutually agree and specify) and (y) instructions for use in effecting the surrender of the Certificates in exchange for the Per Company Share Merger Consideration, the Per Company Series A Preferred Share Merger Consideration, the Per Company Series B Preferred Share Merger Consideration or Per Partnership Unit Merger Consideration, as applicable, to which the holder thereof is entitled, and (ii) pay (or deliver, as applicable) the Per Partnership Unit Merger Consideration to be paid or issued to holders of Class A Partnership Units that are not Retained Class A Partnership Units, less any applicable income and employment withholding Taxes. Upon surrender of a Certificate for cancellation or affidavits of loss in lieu thereof in accordance with Section 2.5(f) to the Paying Agent or to such other agent or agents reasonably satisfactory to the Company as may be appointed by Parent, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the Per Company Share Merger Consideration, the Per Company Series A Preferred Share Merger Consideration, the Per Company Series B Preferred Share Merger Consideration or the Per Partnership Unit Merger Consideration, as applicable, payable in respect of the Company Shares, Company Series A Preferred Shares, Company Series B Preferred Shares or Partnership Units, as applicable, previously represented by such Certificate pursuant to the provisions of this Article II, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Shares, Company Series A Preferred Shares, Company Series B Preferred Shares or Partnership Units to a Person that is not registered in the transfer records of the Company or Partnership, payment may be made to a Person other than the Person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such payment shall pay any transfer or other similar Taxes required by reason of the payment to a Person other than the registered holder of such Certificate or establish to the reasonable satisfaction of Parent that such Tax has been paid or is not applicable. Notwithstanding anything to the contrary contained in this Agreement, no holder of Book-Entry Shares or Book-Entry Units shall be required to deliver a Certificate or letter of transmittal or surrender such Book-Entry Shares or Book-Entry Units to the Paying Agent. In lieu thereof, the holder of such Book-Entry Shares or Book-Entry Units shall automatically upon the Company Merger Effective Time or the Partnership Merger Effective Time, as applicable, be entitled to receive in exchange therefor the Per Company Share Merger Consideration, the Per Company Series A Preferred Share Merger Consideration, the Per Company Series B Preferred Share Merger Consideration or the Per Partnership Unit Merger Consideration, as applicable, payable in respect of the Company Shares, Company Series A Preferred Shares, Company Series B Preferred Shares or Partnership Units, as applicable, previously represented by such Book-Entry Shares or Book-Entry Units pursuant to the provisions of this Article II. Until surrendered, in the case of a Certificate, or paid, in the case of a Book-Entry Share or Book-Entry Unit, in each case, as contemplated by this Section 2.5, each Certificate, Book-Entry Share or Book-Entry Unit shall be deemed at any time after the Closing Date to represent only the right to receive, upon such surrender, the Per Company Share Merger Consideration, the Per Company Series A Preferred Share Merger Consideration, the Per Company Series B Preferred Share Merger Consideration or the Per Partnership Unit Merger Consideration, as applicable, as contemplated by this Article II. No interest shall be paid or accrue for the benefit of the holders of the Certificates, Book-Entry Shares or Book-Entry Units on any cash payable hereunder.
(b)   No Further Ownership Rights in the Company Shares, Company Series A Preferred Shares, Company Series B Preferred Shares or Partnership Units.   On the Closing Date, holders of Company Shares, the Company Series A Preferred Shares, the Company Series B Preferred Shares or Partnership Units that are converted into the right to receive Per Company Share Merger Consideration, the Per Company Series A Preferred Share Merger Consideration, the Per Company Series B Preferred Share Merger Consideration or Per Partnership Unit Merger Consideration, as applicable, shall cease to be, and shall have no rights as, shareholders of the Company or limited partners of the Partnership other than the right to receive the Per Company Share Merger Consideration, the Per Company Series A Preferred Share Merger Consideration, the Per Company Series B Preferred Share Merger Consideration or the Per Partnership Unit Merger Consideration, as applicable, as provided under this Article II. The Per Company Share Merger Consideration, the Per Company Series A Preferred Share Merger Consideration, the Per Company Series B Preferred Share Merger Consideration or the Per Partnership Unit Merger Consideration, as applicable, paid or delivered or issued upon the surrender for exchange of Certificates representing Company Shares, the Company Series A Preferred Shares, the Company Series B Preferred Shares or Partnership Units, or automatically in the case of Book-Entry Shares or Book-Entry Units, in accordance with the terms of this Article II shall be deemed to have been paid, delivered or issued, as the case may be, in full satisfaction of all rights and privileges pertaining to the Company Shares, the Company Series A Preferred Shares, the Company Series B Preferred Shares or Partnership Units, as applicable, exchanged therefor.

(c)   Termination of Exchange Fund.   Any portion of the Exchange Fund that remains undistributed to the holders of the Certificates, Book-Entry Shares or Book-Entry Units for twelve (12) months after the Closing Date shall be delivered to the Surviving Company and any holders of Company Shares, the Company Series A Preferred Shares, the Company Series B Preferred Shares or Partnership Units prior to the Company Merger Effective Time or Partnership Merger Effective Time, as applicable, who have not theretofore complied with this Article II shall thereafter look only to the Surviving Company and only as general creditors thereof for payment of the Per Company Share Merger Consideration, the Per Company Series A Preferred Share Merger Consideration, the Per Company Series B Preferred Share Merger Consideration or the Per Partnership Unit Merger Consideration, as applicable, upon compliance with the procedures set forth in Section 2.5(a) and subject to Section 2.5(d).
(d)   No Liability.   None of Parent, Merger Sub I, the Surviving Company, the Partnership, Merger Sub II, the Surviving Partnership, the Company or the Paying Agent, or any employee, officer, trustee, director, agent or affiliate thereof, shall be liable to any Person in respect of Merger Consideration from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. Any amounts remaining unclaimed by holders of the Certificates, Book-Entry Shares or Book-Entry Units immediately prior to the time at which such amounts would otherwise escheat to, or become the property of, any Governmental Entity shall, to the extent permitted by applicable Law, become the property of the Surviving Company, free and clear of any claims or interest of any such holders or their successors, assigns or personal representatives previously entitled thereto.
(e)   Investment of Exchange Fund.   After the Closing Date, the Paying Agent shall invest any cash included in the Exchange Fund as directed by the Surviving Company. Any interest and other income resulting from such investments shall be paid to the Surviving Company. Until the termination of the Exchange Fund pursuant to Section 2.5(c), to the extent that there are losses with respect to such investments, or the cash portion of the Exchange Fund diminishes for other reasons below the level required to make prompt payments of the Company Share Merger Consideration, the Series A Preferred Share Merger Consideration or the cash portion of the Partnership Unit Merger Consideration as contemplated hereby, the Surviving Company shall promptly replace or restore the portion of the Exchange Fund lost through investments or other events so as to ensure that the Exchange Fund is, at all times, maintained at a level sufficient to make all such payments.
(f)   Lost Certificates.   If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed to the reasonable satisfaction of Parent and the Paying Agent and the taking of such other actions as may be reasonably requested by the Paying Agent, the Paying Agent (or, if subsequent to the termination of the Exchange Fund pursuant to, and subject to Section 2.5(c), the Surviving Company) will issue, in exchange for such lost, stolen or destroyed Certificate, the Per Company Share Merger Consideration, the Per Company Series A Preferred Share Merger Consideration, the Per Company Series B Preferred Share Merger Consideration or the Per Partnership Unit Merger Consideration, as applicable, payable in respect thereof, in accordance with this Agreement.
Section 2.6   Withholding Rights.   Each of the Company, the Surviving Company, the Partnership, the Surviving Partnership, Parent, Merger Sub I, Merger Sub II and the Paying Agent, as applicable, shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement to any Person such amounts as it is required to deduct and withhold with respect to the making of such payment (and, with respect to the Company Options, the Company Restricted Share Awards, the Company Performance Units or the Company LTIP Units, the vesting and cancellation of such Company Options, the vesting of such Company Restricted Share Awards, the vesting and cancellation of such Company Performance Units or the treatment of such Company LTIP Units as set forth in Section 2.3) under the Code, and the rules and regulations promulgated thereunder, or any provision of state, local or foreign Tax Law. To the extent that amounts are so deducted and withheld by the Company, the Surviving Company, the Partnership, the Surviving Partnership, Parent, Merger Sub I, Merger Sub II or the Paying Agent, as applicable, and paid over to the appropriate Governmental Entity, such deducted and withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

Section 2.7   Dissenters’ Rights.   No dissenters’ or appraisal rights shall be available with respect to the Mergers.
Section 2.8   Adjustment of Certain Merger Consideration.   In the event that, subsequent to the date of this Agreement but prior to the Company Merger Effective Time or the Partnership Merger Effective Time, as applicable, the Company Shares, the Company Series A Preferred Shares, the Company Series B Preferred Shares or the Partnership Units issued and outstanding shall, through a reorganization, recapitalization, reclassification, share dividend, share split, reverse share split or other similar change in the capitalization of the Company or the Partnership, as applicable, increase or decrease in number or be changed into or exchanged for a different kind or number of securities, then an appropriate and proportionate adjustment shall be made to the Per Company Share Merger Consideration, the Per Company Series A Preferred Share Merger Consideration, the Per Company Series B Preferred Share Merger Consideration and the Per Partnership Unit Merger Consideration, as applicable, to provide the holders the same economic effect as contemplated by this Agreement prior to such event; provided, however, that nothing set forth in this Section 2.8 shall be construed to supersede or in any way limit the prohibitions set forth in Section 5.1 hereof.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY PARTIES
Except (a) as disclosed in the Company SEC Documents furnished or filed prior to the date hereof (other than disclosures in the “Risk Factors” sections of any such filings and any disclosure of risks or other matters included in any “forward-looking statements” disclaimer or other statements that are cautionary, predictive or forward-looking in nature), or (b) as disclosed in the separate disclosure letter which has been delivered by the Company to Parent in connection with the execution and delivery of this Agreement, including the documents attached to or incorporated by reference in such disclosure letter (the “Company Disclosure Letter”) (it being agreed that disclosure of any item in any section or subsection of the Company Disclosure Letter shall also be deemed to be disclosed with respect to any other section or subsection in this Agreement to which the relevance of such item is reasonably apparent on the face of such disclosure), the Company and the Partnership hereby jointly and severally represent and warrant to Parent, Merger Sub I and Merger Sub II as follows:
Section 3.1   Organization and Qualification; Subsidiaries.
(a)   The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Maryland. The Partnership is a limited partnership duly formed, validly existing and in good standing under the Laws of the State of Delaware. Each other Company Subsidiary is a corporation or other legal entity duly incorporated or organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept), as applicable, under the Laws of the jurisdiction of its incorporation or organization, except where the failure to be so existing and in good standing would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. The Company and each Company Subsidiary has requisite corporate or other legal entity, as the case may be, power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted, except where the failure to have such power and authority would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. The Company and each Company Subsidiary is duly qualified to do business and is in good standing in each jurisdiction (with respect to jurisdictions that recognize such concept) where the ownership, leasing or operation of its properties or assets or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.
(b)   The Company has made available to Parent true and complete copies of (i) the charter of the Company (the “Company Charter”), (ii) the Second Amended and Restated Bylaws of the Company (the “Company Bylaws”), (iii) the Partnership Agreement and (iv) the Certificate of Limited Partnership, in each case as in effect as of the date hereof and together with all amendments thereto. Each of the Company Charter, the Company Bylaws, the Partnership Agreement and the Certificate of Limited

Partnership was duly adopted and is in full force and effect, and neither the Company nor the Partnership is in violation of any of the provisions of such documents.
(c)   Section 3.1(c) of the Company Disclosure Letter sets forth a complete list of each Company Subsidiary, together with its jurisdiction of organization or incorporation and the ownership interest (and percentage interest) of the Company or a Company Subsidiary and any other Person, as applicable, in such Company Subsidiary.
(d)   Section 3.1(d) of the Company Disclosure Letter sets forth a complete list of Persons, other than the Company Subsidiaries, in which the Company or any Company Subsidiary has an equity interest as of the date of this Agreement recorded on the Company’s most recent balance sheet in an amount in excess of $2,000,000, together with the Company’s or applicable Company Subsidiary’s ownership interests and stated percentage interests in each such entity.
Section 3.2   Capitalization.
(a)   The authorized capital stock of the Company consists of 450,000,000 shares of Class A Common Stock, par value $0.01 per share (the “Class A Common Stock”), 133,000 shares of Class B Common Stock, par value $0.01 per share (the “Class B Common Stock” and, together with the Class A Common Stock, the “Company Common Stock”) and 49,867,000 shares of Preferred Stock, par value $0.01 per share (the “Company Preferred Stock”) of which 4,600,000 shares are designated as 7.125% Series A Cumulative Redeemable Perpetual Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), and 3,162,500 shares are designated as 6.50% Series B Cumulative Convertible Perpetual Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock” and, together with the Series A Preferred Stock, the “Company Preferred Stock”). As of the close of business on June 4, 2021 (the “Capitalization Date”), (i) 68,804,148 shares of Class A Common Stock (which includes 499,212 Company Restricted Share Awards) were issued and outstanding, (ii) 124,481 shares of Class B Common Stock were issued and outstanding, (iii) 4,280,000 shares of Series A Preferred Stock were issued and outstanding and (iv) 3,162,500 shares of Series B Preferred Stock were issued and outstanding. As of the Capitalization Date, 8,172,763 shares of Class A Common Stock have been sold on a forward basis with net proceeds per share of approximately $60 (after giving effect to selling commissions and further adjustments pursuant to the terms of the relevant forward confirmations) and are expected to be settled by physical settlement prior to Closing pursuant to the agreements set forth in Section 3.17(b)(xi) of the Company Disclosure Letter. As of the date hereof, the Conversion Rate (as defined in the Series B Articles Supplementary) is 2.1436 shares of Class A Common Stock per share of Series B Preferred Stock. All of the shares of Company Common Stock and Company Preferred Stock are duly authorized, validly issued, fully paid and nonassessable, and free of preemptive rights.
(b)   As of the Capitalization Date, the Company had no shares of Company Common Stock or Company Preferred Stock reserved for issuance, except as set forth in Section 3.2(b) of the Company Disclosure Letter. As of the Capitalization Date, (i) 1,981,554 shares of Company Common Stock were subject to Company Options; (ii) 526,633 and 1,004,828 shares of Company Common Stock were subject to Company Performance Units (based on target-level and maximum-level performance, respectively); (iii) 52,844 shares of Company Common Stock were subject to Deferred Share Units; and (iv) 75,435 Company LTIP Units were outstanding, which amounts, in each case, include the amounts of accrued dividend equivalents with respect to the underlying awards at target-level and maximum-level performance, respectively, if applicable. As of the Capitalization Date, there was an aggregate amount of $200,930 of accrued dividend equivalents in participant accounts under the Deferred Compensation Plan.
(c)   The Company has provided to Parent a true and complete list of each Company Option, Company Restricted Share Award, Company Performance Unit, Deferred Share Unit, and Company LTIP Unit or award thereof outstanding as of the Capitalization Date and (i) the holder thereof, (ii) the number and class of Company Shares or Company LTIP Units subject thereto (assuming target-level and maximum-level performance, as applicable), in each case, including accrued dividend equivalents with respect to each such award, (iii) the grant date, (iv) the extent to which such award is vested as of the Capitalization Date and the times and extent to which such award is scheduled to become vested, and (v) the exercise price per Company Share, in the case of a Company Option. All Company Shares to be issued pursuant to any Company Option, Company Performance Unit or Deferred Share Unit, upon the redemption of any Company LTIP Unit or issued pursuant to the Company ESPP shall be, when issued, duly authorized, validly issued, fully paid and nonassessable, and free of preemptive rights. As of the Capitalization Date, there were accumulated payroll contributions under the then-current offering period under the Company ESPP in the amount of $206,676.47.
(d)   As of the date hereof, except as provided in Section 3.2(a) and Section 3.2(b), and except as set forth in Section 3.2(d) of the Company Disclosure Letter, there are no (i) outstanding securities of the Company or any Company Subsidiary convertible into or exchangeable for one or more shares of the share capital of, or other equity or voting interests in, the Company or any Company Subsidiary, (ii) options, warrants or other rights or securities issued or granted by the Company or any Company Subsidiary relating to or based on the value of the equity securities of the Company or any Company Subsidiary, (iii) Contracts that are binding on the Company or any Company Subsidiary that obligate the Company or any Company Subsidiary to issue, acquire, sell, redeem, exchange or convert any capital shares of, or other equity interests in, the Company or any Company Subsidiary, or (iv) outstanding restricted shares, restricted share units, share appreciation rights, performance shares, performance units, deferred share units, contingent value rights, “phantom” shares or similar rights issued or granted by the Company or any Company Subsidiary that are linked to the value of the Company Common Stock. Since the Capitalization Date through the date hereof, the Company and the Partnership have not issued any Company Shares, Company Preferred Shares, Partnership Units or other equity security (other than Company Shares or Class A Partnership Units issued in respect of Company Preferred Shares, Company Options, Company Restricted Share Awards, Company Performance Units, Deferred Share Units or Company LTIP Units outstanding prior to such date). The Company does not have a shareholder rights plan in place. Except as set forth in Section 3.2(d) of the Company Disclosure Letter, the Company has not exempted any Person from the “Common Stock Ownership Limit” or the “Preferred Stock Ownership Limit” or established or increased an “Excepted Holder Limit,” as such terms are defined in the Company Charter, which exemption or “Excepted Holder Limit” remains in effect. There are no outstanding bonds, debentures, notes or other Indebtedness of the Company or any of the Company Subsidiaries having the right to vote on any matters on which holders of capital stock or other equity interests of the Company or any of the Company Subsidiaries may vote. None of the Company Subsidiaries owns any Company Shares.
(e)   Except as provided in Section 3.2(g) and except as set forth in Section 3.2(e) of the Company Disclosure Letter, the Company or another Company Subsidiary owns, directly or indirectly, all of the issued and outstanding shares of share capital or other equity securities of each of the Company Subsidiaries, free and clear of any Liens other than transfer and other restrictions under applicable federal and state securities Laws and restrictions in the organizational documents of the Company or any Company Subsidiary, and all of such outstanding shares or other equity securities have been duly authorized and validly issued and are fully paid, nonassessable (as applicable) and free of preemptive rights. Except (i) pursuant to the Company Charter, (ii) pursuant to the Partnership Agreement, (iii) for equity securities and other instruments (including loans) in wholly owned Company Subsidiaries and (iv) as set forth in Section 3.2(e) of the Company Disclosure Letter, neither the Company nor any Company Subsidiary has any obligation to acquire any equity interest in another Person, or to make any investment (in each case, in the form of a loan, capital contribution or similar transaction) in, any other Person (including any Company Subsidiary).
(f)   Except as set forth in Section 3.2(f) of the Company Disclosure Letter and for transfer restrictions in the organizational documents of the Company or any Company Subsidiary, neither the Company nor any of the Company Subsidiaries is a party to any Contract with respect to the voting of, that restricts the transfer of or that provides registration rights in respect of, any capital shares or other voting securities or equity interests of the Company or any of the Company Subsidiaries.
(g)   The Company is the sole general partner of the Partnership. As of the Capitalization Date, the Company held 68,804,148 Class A Partnership Units, 4,280,000 Series A Preferred Partnership Units and 3,162,500 Series B Preferred Partnership Units. In addition to the Partnership Units held by the Company, as of the Capitalization Date, 6,439,691 Class A Partnership Units (excluding Company LTIP Units) were issued and outstanding and held by Persons other than the Company, and each such

Class A Partnership Unit is redeemable in accordance with the Partnership Agreement in exchange for one Company Class A Share or cash, at the Company’s election. No Class B Units (as defined in the Partnership Agreement) are outstanding and no Partnership Units are held by any Subsidiary of the Company. Section 3.2(g) of the Company Disclosure Letter sets forth a list as of the Capitalization Date of all holders of the Partnership Units (other than the Company) and the number and type of Partnership Units held by each such holder, as reflected on the Partnership Registry (as defined in the Partnership Agreement) of the Partnership. Other than the foregoing and the Company LTIP Units set forth in Section 3.2(c), as of the Capitalization Date, no other Partnership Units (as defined in the Partnership Agreement) or other equity interests in the Partnership are issued and outstanding. Since the Capitalization Date through the date hereof, the Partnership has not issued any Partnership Units or other equity security (other than Partnership Units issued in respect of Company LTIP Units outstanding prior to such date or Partnership Units issued to the Company in connection with the issuance of Company Shares pursuant to Section 3.2(d) above or issued in respect of the Series A Preferred Partnership Units or Series B Preferred Partnership Units). Except as set forth in Section 3.2(g) of the Company Disclosure Letter, there are no existing options, warrants, calls, subscriptions, convertible securities or other rights, agreements or commitments which obligate the Partnership to issue, transfer or sell any partnership interests of the Partnership or any securities convertible into or exchangeable for any partnership interests of the Partnership. Except as provided above or as set forth in Section 3.2(g) of the Company Disclosure Letter, and other than the Company LTIP Units set forth in Section 3.2(c) and Preferred Partnership Units, there are no outstanding contractual obligations of the Partnership to issue, repurchase, redeem or otherwise acquire any partnership interests of the Partnership or any other securities convertible into or exchangeable for any partnership interest in the Partnership. Except as set forth in Section 3.2(g) of the Company Disclosure Letter, the Partnership Units that are owned by the Company are free and clear of any Liens other than any transfer and other restrictions under applicable federal and state securities Laws or the Partnership Agreement.
(h)   As of the date of this Agreement, there is no outstanding Indebtedness for borrowed money of the Company and the Company Subsidiaries in excess of $10,000,000 in principal amount, other than Indebtedness in the principal amounts (rounded to the nearest one hundred thousand dollars) identified by instrument in Section 3.2(h) of the Company Disclosure Letter.
Section 3.3   Authority.
(a)   The Company has the requisite corporate power and authority to execute and deliver this Agreement and, subject to the receipt of the Company Requisite Vote, to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company Board and, other than the Company Requisite Vote, the filing of the Company Merger Articles of Merger with the SDAT and the filing of the Company Merger Certificate with the DSOS, no additional corporate proceedings on the part of the Company or any Company Subsidiary are necessary to authorize the execution, delivery and performance by the Company of this Agreement or the consummation of the transactions contemplated hereby by the Company. This Agreement has been duly executed and delivered by the Company and (assuming the due authorization, execution and delivery of this Agreement by each of Parent, Merger Sub I and Merger Sub II) constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability (i) may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar Laws of general application, now or hereafter in effect, affecting or relating to the enforcement of creditors’ rights generally and (ii) is subject to general principles of equity, whether considered in a proceeding at law or in equity (clauses (i) and (ii) collectively, the “Bankruptcy and Equity Exception”).
(b)   The Partnership has the requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Partnership and the consummation by the Partnership of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Partnership and the Company in its capacity as the sole general partner of the Partnership and, other than the filing of the Partnership Merger Certificate with the DSOS, no additional proceedings on the part of the

Partnership are necessary to authorize the execution, delivery and performance by the Partnership of this Agreement or the consummation of the transactions contemplated hereby by the Partnership. This Agreement has been duly executed and delivered by the Partnership and (assuming the due authorization, execution and delivery of this Agreement by each of Parent, Merger Sub I and Merger Sub II) constitutes the valid and binding obligation of the Partnership enforceable against the Partnership in accordance with its terms, subject to the Bankruptcy and Equity Exception.
(c)   The Company Board has unanimously (i) approved and declared advisable the Mergers and the other transactions contemplated by this Agreement, (ii) approved the execution, delivery and performance of this Agreement and, subject to obtaining the Company Requisite Vote, the consummation by the Company of the transactions contemplated hereby, including the Mergers, (iii) directed that, subject to the terms and conditions of this Agreement, the Company Merger be submitted to the shareholders of the Company for their approval and (iv) resolved, subject to the terms and conditions of this Agreement, to recommend the approval of the Company Merger by the shareholders of the Company, in each case, by resolutions duly adopted, which resolutions, except as permitted under Section 5.6, have not been subsequently rescinded, withdrawn or modified in a manner adverse to Parent.
Section 3.4   No Conflict; Required Filings and Consents.
(a)   None of the execution, delivery or performance of this Agreement by the Company or the Partnership or the consummation by the Company or the Partnership of the transactions contemplated by this Agreement will: (i) subject to obtaining the Company Requisite Vote, conflict with or violate any provision of the Company Charter, the Company Bylaws, the Certificate of Limited Partnership or the Partnership Agreement, as applicable; (ii) (A) conflict with or violate any provision of the organizational documents of any Company Subsidiary (other than the Partnership) and (B) assuming that all consents, approvals and authorizations described in Section 3.4(b) have been obtained and all filings and notifications described in Section 3.4(b) have been made and any waiting periods thereunder have terminated or expired, conflict with or violate any Law applicable to the Company or any Company Subsidiary, or any of their respective properties or assets; or (iii) require any consent, or approval under, violate, conflict with, result in any breach of, or constitute a default under (with or without notice or lapse of time, or both), or result in termination or give to others any right of termination, vesting, amendment, acceleration, cancellation, purchase or sale under or result in the triggering of any payment or creation of a Lien (other than a Permitted Lien) upon any of the respective properties or assets (including rights) of the Company or any Company Subsidiary, pursuant to, any Contract to which the Company or any Company Subsidiary is a party (or by which any of their respective properties or assets (including rights) are bound) or any Company Permit, except, with respect to clauses (ii) and (iii), (x) as set forth in Section 3.4(a) of the Company Disclosure Letter, (y) as contemplated by Section 2.3 or (z) as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.
(b)   None of the execution, delivery or performance of this Agreement by the Company or the Partnership or the consummation by the Company or the Partnership of the transactions contemplated by this Agreement will require (with or without notice or lapse of time, or both) any consent, approval, authorization or permit of, or filing or registration with or notification to, any Governmental Entity by the Company or any Company Subsidiary or with respect to any of their respective properties or assets, other than (i) the filing and acceptance for record of the Company Merger Articles of Merger with the SDAT, (ii) the filing of the Company Merger Certificate with the DSOS, (iii) the filing of the Partnership Merger Certificate with the DSOS, (iv) compliance with, and such filings as may be required under, Environmental Laws, (v) compliance with the applicable requirements of the Exchange Act, (vi) filings as may be required under the rules and regulations of the New York Stock Exchange, (vii) compliance with any applicable federal or state securities or “blue sky” Laws, (viii) such consents, approvals, authorizations, permits, filings, registrations or notifications as may be required as a result of the identity of Parent or any of its affiliates, (ix) such filings as may be required in connection with the payment of any transfer and gain taxes and (x) where the failure to obtain such consents, approvals, authorizations or permits of, or to make such filings, registrations with or notifications to, any Governmental Entity would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

Section 3.5   Company SEC Documents; Financial Statements.
(a)   Since January 1, 2019, the Company has filed with or otherwise furnished to the SEC all registration statements, prospectuses, forms, reports, definitive proxy statements, schedules and documents required to be filed or furnished by it under the Securities Act or the Exchange Act, as the case may be, together with all certifications required pursuant to the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) (such documents and any other documents filed by the Company with the SEC, as they may have been supplemented, modified or amended since the time of filing, including those filed or furnished subsequent to the date hereof, collectively, the “Company SEC Documents”). As of their respective filing (or furnishing) dates or, if supplemented, modified or amended since the time of filing, as of the date of the most recent supplement, modification or amendment, the Company SEC Documents (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading and (ii) complied in all material respects with all applicable requirements of the Exchange Act or the Securities Act, as the case may be, in each case as in effect on the date each such document was filed with or furnished to the SEC. As of the date hereof, none of the Company Subsidiaries is currently subject to the periodic reporting requirements of the Exchange Act. The Company has made available to Parent all comment letters and all material correspondence between the SEC, on the one hand, and the Company or the Partnership, on the other hand, since January 1, 2019. As of the date hereof, there are no material outstanding or unresolved comments received from the SEC with respect to any of the Company SEC Documents filed or furnished by the Company or the Partnership with the SEC and, as of the date hereof, to the Company’s knowledge, none of the Company SEC Documents is the subject of ongoing SEC review. The Company is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act and the applicable listing and corporate governance rules and regulations of the New York Stock Exchange. The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company (including, in each case, any notes and schedules thereto) and the consolidated Company Subsidiaries included in or incorporated by reference into the Company SEC Documents (collectively, the “Company Financial Statements”) (i) were prepared in accordance with generally accepted accounting principles as applied in the United States (“GAAP”) (as in effect in the United States on the date of such Company Financial Statement) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited financial statements, as permitted by SEC rules and regulations) and (ii) present fairly, in all material respects, the financial position of the Company and the consolidated Company Subsidiaries and the results of their operations and their cash flows as of the dates and for the periods referred to therein (except as may be indicated in the notes thereto or, in the case of interim financial statements, for normal year-end adjustments).
(b)   The Company has designed and maintains a system of internal control over financial reporting (as defined in Rules 13a- 15(f) and 15d-15(f) of the Exchange Act) intended to provide reasonable assurances regarding the reliability of financial reporting for the Company and the Company Subsidiaries. The Company has designed disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) to provide reasonable assurance that material information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.
Section 3.6   Information Supplied.   The Proxy Statement will not, at the time the Proxy Statement is first mailed to the Company’s shareholders, at the time of the Company Shareholders’ Meeting or at the time of any amendment or supplement thereof, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement, insofar as it relates to the Company or the Company Subsidiaries or other information supplied by the Company for inclusion or incorporation by reference therein, will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, no representation or warranty is made by the Company or the Partnership with respect to statements made or incorporated by reference therein based on information supplied by Parent, Merger Sub I, Merger Sub II or any of their Representatives specifically for inclusion (or incorporation by reference) in the Proxy Statement.
Section 3.7   Absence of Certain Changes.   Except as otherwise contemplated by this Agreement or set forth on Section 3.7 to the Company Disclosure Letter, since December 31, 2020 through the date hereof, (a) the Company, the Partnership and the Company Subsidiaries, taken as a whole, have conducted their respective businesses in all material respects in the ordinary course of business, (b) there have not been any changes, events, state of facts or developments, that, individually or in the aggregate, have had or would reasonably be expected to have a Company Material Adverse Effect and (c) except for regular quarterly cash dividends or cash distributions on the Company Shares, Company Series A Preferred Shares, Company Series B Preferred Shares, Preferred Partnership Units and Partnership Units, there has not been any declaration, setting aside for payment or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any Company Shares, Partnership Units, Company Series A Preferred Shares, Company Series B Preferred Shares or Preferred Partnership Units.
Section 3.8   Undisclosed Liabilities.   Neither the Company nor any of the Company Subsidiaries has, or is subject to, any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) of a type required by GAAP as in effect on the date hereof to be set forth on a consolidated balance sheet of the Company and the Company Subsidiaries or in the notes thereto, other than liabilities and obligations (a) disclosed, reflected, reserved against or provided for in the consolidated balance sheet of the Company as of March 31, 2021 or in the notes thereto, (b) incurred in the ordinary course of business in all material respects since March 31, 2021, (c) incurred or permitted to be incurred under this Agreement or incurred in connection with the transactions contemplated hereby, or (d) that otherwise would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.
Section 3.9   Permits; Compliance with Laws.
(a)   The Company and each Company Subsidiary is in possession of all franchises, authorizations, licenses, permits, certificates, variances, exemptions, approvals and orders of any Governmental Entity (each, a “Permit”) necessary for the Company and each Company Subsidiary to own, lease and operate its properties and assets, and to carry on and operate its businesses as currently conducted as of the date hereof (the “Company Permits”), and all such Company Permits are in full force and effect, in each case except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. No suspension or cancellation of any Company Permits is pending or, to the knowledge of the Company, threatened in writing and no such suspension or cancellation will result from the transactions contemplated by this Agreement, in each case except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.
(b)   The Company and each of the Company Subsidiaries is in compliance with all Laws applicable to the Company, the Company Subsidiaries and their respective businesses and properties or assets, in each case except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, no investigation, review or proceeding by any Governmental Entity with respect to the Company or any of the Company Subsidiaries or their operations is pending or, to the Company’s knowledge, threatened in writing, and, to the Company’s knowledge, no Governmental Entity has indicated an intention to conduct the same.
(c)   Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, neither the Company nor any of the Company Subsidiaries, nor, to the Company’s knowledge, any director, officer or employee of the Company or any of the Company Subsidiaries, has (i) knowingly used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) unlawfully offered or provided, directly or indirectly, anything of value to (or received anything of value from) any foreign or domestic government employee or official or any other Person, or (iii) taken any action, directly or indirectly, that would constitute a violation in any material respect by such Persons of the Foreign Corrupt Practices Act of 1977 and the rules and regulations thereunder (the “FCPA”), including making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA.
Section 3.10   Litigation.   Except as set forth in Section 3.10 of the Company Disclosure Letter and except for shareholder or derivative litigation that may be brought relating to this Agreement or the transactions contemplated hereby or events leading up to this Agreement, there is no suit, claim, action, investigation or proceeding which is against the Company or any Company Subsidiary (or any of their properties or assets) pending or, to the knowledge of the Company, threatened in writing that, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any Company Subsidiary is subject to any outstanding order, writ, injunction, judgment or decree of any Governmental Entity or arbitrator unrelated to this Agreement that, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect. As of immediately prior to the date of this Agreement, there is no suit, claim, action or proceeding to which the Company or any Company Subsidiary is a party pending or, to the knowledge of the Company, threatened in writing seeking to prevent, hinder, modify, delay or challenge the Mergers or any of the other transactions contemplated by this Agreement.
Section 3.11   Employee Benefits.
(a)   Section 3.11(a) of the Company Disclosure Letter sets forth a list of all material “employee benefit plans,” as defined in Section 3(3) of the Employment Retirement Income Security Act of 1974 (“ERISA”), and all other material employee benefit plans or other benefit arrangements or payroll practices including bonus plans, fringe benefits, executive compensation, consulting or other compensation agreements, change in control agreements, incentive, equity or equity-based compensation, deferred compensation arrangements, share purchase, severance pay, sick leave, vacation pay, salary continuation, hospitalization, medical benefits, life insurance, other welfare benefits, cafeteria, scholarship programs, directors’ benefit, bonus or other incentive compensation, which the Company or any Company Subsidiary or ERISA Affiliate sponsors, maintains, contributes to or has any obligation to contribute to or with respect to which the Company or any Company Subsidiary or ERISA Affiliate has any direct or indirect liability (each a “Company Employee Benefit Plan” and collectively, the “Company Employee Benefit Plans”).
(b)   None of the Company Employee Benefit Plans is or has been subject to Title IV of ERISA, or is or has been subject to Sections 4063 or 4064 of ERISA, nor is the Company, any Company Subsidiary or any ERISA Affiliate obligated to contribute (and such entities have not, in the past six (6) years, had an obligation to contribute) to a multiemployer plan, as defined in Section 3(37) of ERISA (a “Multiemployer Plan”). Neither the Company nor any ERISA Affiliate has incurred any present or contingent liability under Title IV of ERISA, nor does any condition exist which would reasonably be expected to result in any such liability.
(c)   Correct and complete copies of the following documents, with respect to each of the Company Employee Benefit Plans (other than a Multiemployer Plan, of which there are none) have been made available to Parent by the Company: (i) plan and related trust documents, and amendments thereto; (ii) the most recent Form 5500 and schedules thereto, if applicable; (iii) the most recent Internal Revenue Service (“IRS”) determination letter, if any; (iv) the current summary plan description and any material modifications thereto, if applicable; (v) the most recent financial statements and actuarial valuations, if applicable; and (vi) all material correspondence regarding the Company Employee Benefit Plan with any Governmental Entity.
(d)   Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) the Company and its ERISA Affiliates have performed all obligations required to be performed by them under all Company Employee Benefit Plans; (ii) the Company Employee Benefit Plans have been administered in compliance with their terms and the requirements of applicable Laws; (iii) all contributions and premium payments (including all employer contributions and employee salary reduction contributions) required to have been made under any of the Company Employee Benefit Plans, including to any funds or trusts established thereunder or in connection therewith, have been made by the due date thereof, or to the extent not yet due, will have been paid, or accrued in accordance with GAAP, prior to the Company Merger Effective Time; (iv) there are no actions, suits, arbitrations, investigations, audits or claims (other than routine claims for benefits) filed, or to the Company’s knowledge, threatened in writing with respect to any Company Employee Benefit Plan; (v) the Company and its ERISA Affiliates have no liability as a result of any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) for any excise Tax or civil penalty; and (vi) none of the Company Employee Benefit Plans provide for continuing post-employment health, life insurance coverage or other welfare benefits for any participant or any beneficiary of a participant, except as may be required under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), or similar state Law, or except with respect to a contractual obligation to reimburse any premiums such Person may pay in order to obtain health coverage under COBRA.
(e)   Each of the Company Employee Benefit Plans which is intended to be “qualified” within the meaning of Section 401(a) of the Code has received a favorable opinion letter or determination letter from the IRS and, to the Company’s knowledge, there is no fact which would adversely affect the qualified status of any such Company Employee Benefit Plan or the exemption of such trust.
(f)   Except as set forth in Section 3.11(f) of the Company Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation of the Mergers will (either alone or in combination with any other event) (i) result in any compensatory payment becoming due, or increase the amount of compensation due, to any current or former Service Provider; (ii) increase any benefits otherwise payable under any Company Employee Benefit Plan; or (iii) result in the acceleration of the time of payment (including the funding of a trust) or vesting of any compensation or benefits from the Company or any Company Subsidiary to any current or former Service Provider. Without limiting the generality of the foregoing, except as set forth in Section 3.11(f) of the Company Disclosure Letter, no amount payable to any current or former Service Provider (whether in cash or property or as a result of accelerated vesting) as a result of the execution of this Agreement or the consummation of the transactions contemplated by this Agreement (either alone or in combination with any other event) would be nondeductible under Section 280G of the Code. Neither the Company nor any Company Subsidiary has any obligations to gross-up, indemnify or otherwise reimburse any current or former Service Provider for any Taxes incurred by such Service Provider, including Taxes incurred under Section 409A or 4999 of the Code, or any interest or penalty related thereto.
Section 3.12   Labor Matters.
(a)   Neither the Company nor any Company Subsidiary is party to any collective bargaining agreement or similar labor agreement (excluding personal services contracts).
(b)   (i) No employees of the Company or any of the Company Subsidiaries are represented by any labor organization; (ii) no labor organization or group of employees of the Company or any of the Company Subsidiaries has made a written demand to the Company or any Company Subsidiary for recognition or certification; (iii) there are no representation or certification proceedings or petitions seeking a representation proceeding presently filed, or to the Company’s knowledge, threatened in writing to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority; (iv) to the Company’s knowledge, there are no organizing activities involving the Company or any Company Subsidiary pending with any labor organization or group of employees of the Company or any Company Subsidiary; and (v) the Company and the Company Subsidiaries are not currently materially affected and have not been materially affected in the past by any actual or threatened work stoppage, strike or other labor disturbance.
(c)   Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, there are no unfair labor practice charges, grievances or complaints filed or, to the Company’s knowledge, threatened in writing by or on behalf of any employee or group of employees of the Company or any Company Subsidiary.
(d)   Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, there are no complaints, charges or claims against the Company or any Company Subsidiary filed or, to the knowledge of the Company, threatened in writing to be brought or filed, with any Governmental Entity or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment of any individual by the Company or any Company Subsidiary.
(e)   Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) the Company and each Company Subsidiary is in compliance with all Laws relating to the employment of labor, including all such Laws relating to wages, hours, the Worker Adjustment and Retraining Notification Act and any similar state or local “mass layoff” or “plant closing” Law (“WARN”), collective bargaining, discrimination, civil rights, affirmative action, safety and health, workers’ compensation and the collection and payment of withholding and/or social security Taxes and any similar Tax; and (ii) there has been no “mass layoff” or “plant closing” as defined by WARN with respect to the Company or any Company Subsidiary within the last six (6) months.
Section 3.13   Tax Matters.
(a)   The Company and each Company Subsidiary has timely filed (taking into account any extension of time within which to file) all income and all other material Tax Returns required to be filed by it and all such filed Tax Returns are correct, complete and accurate in all material respects. All material Taxes payable by or on behalf of the Company or any Company Subsidiary (whether or not shown on a Tax Return) have been fully and timely paid or adequately provided for in accordance with GAAP, and adequate reserves or accruals for Taxes have been provided in accordance with GAAP with respect to any period for which Tax Returns have not yet been filed or for which Taxes are not yet due and owing or for which Taxes are being contested in good faith. No power of attorney with respect to any Tax matter is currently in force.
(b)   The Company (i) for all taxable years commencing with the Company’s taxable year ended December 31, 2009, through December 31, 2020, has been organized and operated in conformity for qualification and taxation as a real estate investment trust within the meaning of Section 856 of the Code (a “REIT”), (ii) has operated, and will continue to operate, in such a manner as to enable it to qualify as a REIT from January 1, 2021 through the date of the Company Merger Effective Time and (iii) has not taken or omitted to take any action which would reasonably be expected to result in the Company’s failure to qualify as a REIT, and no challenge to the Company’s status or qualification as a REIT is pending or, to the Company’s knowledge, threatened in writing.
(c)   Section 3.13(c) of the Company Disclosure Letter sets forth each Company Subsidiary and its classification for U.S. federal income tax purposes as of the date hereof. Each entity that is listed in Section 3.13(c) of the Company Disclosure Letter as a partnership, joint venture, or limited liability company has, since the later of the date of its formation and the date on which the Company acquired an interest in such an entity, been treated for U.S. federal income tax purposes as a partnership or disregarded entity, as the case may be, and not as a corporation or an association taxable as a corporation. Each entity that is listed in Section 3.13(c) of the Company Disclosure Letter as a corporation has, since the later of the date of its formation or the date on which the Company acquired an interest in such an entity, been treated for U.S. federal income tax purposes as a REIT, a “qualified REIT subsidiary” pursuant to Section 856(i) of the Code (a “QRS”) or a “taxable REIT subsidiary” pursuant to Section 856(l) of the Code (a “TRS”) as set forth on such schedule.
(d)   Neither the Company nor any Company Subsidiary holds any asset the disposition of which would be subject to rules similar to Section 1374 of the Code (or otherwise result in any “built-in gains” Tax under Section 337(d) of the Code and the applicable Treasury Regulations thereunder).
(e)   Since January 1, 2016, (i) the Company and each of the Company Subsidiaries have not incurred any liability for Taxes under Sections 857(b), 857(f), 860(c) or 4981 of the Code or Section 337(d) of the Code (and the applicable Treasury Regulations thereunder) and (ii) neither the Company nor any Company Subsidiary has incurred any other material liability for Taxes that have become due and that have not been previously paid other than in the ordinary course of business. Since January 1, 2016, neither the Company nor any Company Subsidiary (other than a TRS or any subsidiary of a TRS) has engaged at any time in any “prohibited transaction” within the meaning of Section 857(b)(6) of the Code. Since January 1, 2016, neither the Company nor any Company Subsidiary has engaged in any transaction that would give rise to “redetermined rents, redetermined deductions and excess interest” described in Section 857(b)(7) of the Code. To the knowledge of the Company, no event has occurred, and no condition or circumstance exists, which presents a material risk that any material Tax described in the preceding sentences will be imposed on the Company or any Company Subsidiary.
(f)   Section 3.13(f) of the Company Disclosure Letter sets forth the Tax Protection Agreements currently in force and there are no other Tax Protection Agreements currently in force.
(g)   Each of the Company and the Company Subsidiaries: (i) is not currently the subject of any audits, examinations, investigations or other proceedings in respect of any material Tax or Tax matter by any Governmental Entity; (ii) has not received any notice in writing from any Governmental Entity that such an audit, examination, investigation or other proceeding is contemplated or pending; (iii) has not waived any statute of limitations in respect of material Taxes or agreed to any extension of time with respect to a material Tax assessment or deficiency; (iv) has not received a request for waiver of the time to assess any material Taxes, which request is still pending; (v) is not contesting any liability for material Taxes before any Governmental Entity; (vi) to the knowledge of the Company, is not subject to a claim or deficiency for any material Tax which has not been satisfied by payment, settled or been withdrawn; (vii) to the knowledge of the Company, is not subject to a claim by a Governmental Entity in a jurisdiction where the Company or such Company Subsidiary does not file Tax Returns that the Company or such Company Subsidiary is or may be subject to material taxation by that jurisdiction; (viii) has no outstanding requests for any Tax ruling from any Governmental Entity and has not received a Tax ruling; and (ix) is not the subject of a “closing agreement” within the meaning of Section 7121 of the Code (or any comparable agreement under applicable state, local or foreign Tax Law).
(h)   The Company and the Company Subsidiaries (i) have complied in all material respects with all applicable Laws, rules and regulations relating to the payment and withholding of Taxes, (ii) have duly and timely withheld from employee salaries, wages and other compensation and have paid over to the appropriate Governmental Entity all material amounts required to be withheld and paid over on or prior to the due date thereof under all applicable Laws, (iii) have in all material respects properly completed and timely filed all IRS Forms W-2 and 1099 required thereof, and (iv) have collected and remitted to the appropriate Governmental Entity all material sales and use Taxes, or have been furnished properly completed exemption certificates and have in all material respects maintained all such records and supporting documents in a manner required by all applicable sales and use Tax statutes and regulations.
(i)   The Company has made available to Parent correct and complete copies of (i) all U.S. federal and other material Tax Returns of the Company and the material Company Subsidiaries relating to the last three (3) years which have been filed and (ii) any audit report issued within the last three (3) years relating to any Taxes due from or with respect to the Company or any material Company Subsidiaries.
(j)   Neither the Company nor any of the Company Subsidiaries: (i) has agreed to make any material adjustment pursuant to Section 481(a) of the Code, (ii) has any knowledge that the IRS has proposed, in writing, such an adjustment or a change in accounting method with respect to the Company or any Company Subsidiary or (iii) has any application pending with the IRS or any other Governmental Entity requesting permission for any change in accounting method.
(k)   Neither the Company nor any other Person on behalf of the Company or any Company Subsidiary has requested any extension of time within which to file any income Tax Return, which income Tax Return has since not been filed.
(l)   Neither the Company nor any Company Subsidiary is a party to any Tax indemnity, allocation or sharing agreement or similar agreement or arrangement, other than (i) the Tax Protection Agreements listed in Section 3.13(f) of the Company Disclosure Letter, (ii) any agreement or arrangement between the Company and any Company Subsidiary and (iii) provisions in commercial contracts not primarily relating to Taxes.

(m)   The Company has set forth in Section 3.13(m) of the Company Disclosure Letter a list of all Reportable Transactions in which the Company or any Company Subsidiary has participated. Each of the Company and the Company Subsidiaries have disclosed to the IRS on the appropriate Tax Returns any Reportable Transaction in which it has participated. Each of the Company and the Company Subsidiaries have retained all documents and other records pertaining to any Reportable Transaction in which it has participated, including documents and other records listed in Treasury Regulation Section 1.6011-4(g) and any other documents and other records which are related to any Reportable Transaction in which it has participated but not listed in Treasury Regulation Section 1.6011-4(g).
(n)   In the past two (2) years, neither the Company nor any Company Subsidiary has been a “distributing corporation” or a “controlled corporation” in a distribution in which the parties to such distribution treated the distribution as one to which Section 355 of the Code is applicable.
(o)   Neither the Company nor any Company Subsidiary: (i) is or has ever been a member of an affiliated group of corporations filing a consolidated federal income Tax Return or (ii) has any liability for the Taxes of any Person (other than the Company or any Company Subsidiary) under Treasury Regulations Section 1.1502-6 (or any similar provision of any state, local, or foreign Law), or as a transferee or successor.
(p)   Neither the Company nor any Company Subsidiary has (i) made any election to defer any payroll Taxes under the CARES Act, (ii) claimed any Tax credit pursuant to Section 7001 or 7003 of the Families First Coronavirus Response Act of 2020 or (iii) taken out any loan, received any loan assistance or received any other financial assistance, or requested any of the foregoing, including pursuant to the Paycheck Protection Program or the Economic Injury Disaster Loan Program.
Section 3.14   Real Property.
(a)   Subject to the immediately succeeding sentence, Section 3.14(a) of the Company Disclosure Letter lists the common street address or parcel number for all real property owned by the Company or any Company Subsidiary in fee as of the date hereof, and the Company Subsidiary owning such real property (such real property interests are, as the context may require, individually or collectively referred to as the “Owned Real Property”). Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company or a Company Subsidiary has good and valid fee simple title to all Owned Real Property, in each case free and clear of all Liens except for Permitted Liens.
(b)   Subject to the immediately succeeding sentence, Section 3.14(b) of the Company Disclosure Letter lists the common street address for all real property in which a Company Subsidiary holds as lessee or sublessee a ground lease or ground sublease interest in any real property (as the context may require, individually or collectively, the “Ground Leased Real Property”), and each ground lease (or ground sublease) pursuant to which the Company or any Company Subsidiary is a lessee (or sublessee) as of the date hereof, including each amendment or guaranty or any other agreement related thereto (individually, a “Ground Lease” and collectively, “Ground Leases”) and the applicable Company Subsidiary holding such leasehold interest. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company or a Company Subsidiary holds a valid leasehold or subleasehold interest in the applicable Ground Leased Real Property free and clear of all Liens except for Permitted Liens. True and complete copies of the Ground Leases have been made available to Parent.
(c)   Subject to the immediately succeeding sentence, Section 3.14(c) of the Company Disclosure Letter lists the common street address for all real property in which a Company Subsidiary holds as a lessee or sublessee a leasehold or sublease interest (excluding the Ground Leases) (as the context may require, individually or collectively, the “Company Leased Real Property”), each lease or sublease of such real property pursuant to which a Company Subsidiary holds as a lessee or sublessee a leasehold or sublease interest, including each amendment, guaranty or any other agreement relating thereto (“Company Leases”) and the applicable Company Subsidiary holding such leasehold or sublease interest. Except as would not, individually or in the aggregate, reasonably be expected to have a Company

Material Adverse Effect, the Company or a Company Subsidiary holds a valid leasehold or subleasehold interest as a lessee or sublessee in the Company Leased Real Property free and clear of all Liens except for Permitted Liens. True and complete copies of the Material Company Leases have been made available to Parent.
(d)   The operating budget set forth in Section 3.14(d)(i) of the Company Disclosure Letter (the “Operating Budget”) discloses, as of the date hereof, the budgeted operating expenses of the Company and the Company Subsidiaries for data center and office portfolios through December 31, 2021 (the “Operating Expenses”). The capital expenditure budget in Section 3.14(d)(ii) of the Company Disclosure Letter (the “Capital Expenditure Budget”) discloses, as of the date hereof, the budgeted amount of all allowances (including tenant allowances, customer capital and leasing commissions), expenditures and fundings, budgeted to be funded on a month-by-month basis by or on behalf of the Company or any Company Subsidiary, including in connection with renovations, construction projects, restorations, developments and redevelopments and any projects that are in pre-development, and including maintenance capital expenditures, in each case with respect to each project or line item. Section 3.14(d)(iii) of the Company Disclosure Letter sets forth the amount of brokerage commissions or fees that are now due or which would reasonably be expected to become due from the Company or any Company Subsidiary with respect to any individual Material Company Lease or Material Space Lease as of the date hereof.
(e)   Except for such discrepancies, errors or omissions that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (x) the rent rolls for the Company Real Properties dated as of April 30, 2021 and (y) the rent rolls with respect to booked-but-not-billed leases as of April 30, 2021 (together, the “Rent Rolls”), which have previously been made available to Parent, list each lease or sublease, master space agreement or co-location agreement to which the Company or its Subsidiaries are party as landlord or sublandlord with respect to each of the applicable Company Real Properties (such leases and subleases, master space agreements and co-location agreements, together with all amendments, modifications, addenda, renewals, extensions and guarantees related thereto, the “Company Space Leases”). To the knowledge of the Company, the Company has made available to Parent correct and complete copies of all Material Space Leases as of the date hereof. Except as set forth in Section 3.14(e) of the Company Disclosure Letter, neither the Company nor any Company Subsidiaries, on the one hand, nor, to the knowledge of the Company, any other party, on the other hand, is in default under any Material Space Lease, except for defaults that are disclosed in the Rent Rolls or that do not have or would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.
(f)   Except for those contracts or agreements set forth in Section 3.14(f) of the Company Disclosure Letter and the Company Material Contracts, neither the Company nor any Company Subsidiary has entered into any contract or agreement (collectively, the “Participation Agreements”) with any Person other than the Company or a wholly-owned Company Subsidiary (the “Participation Party”) which provides for a right of such Participation Party to participate, invest, join, partner, have any material interest in (whether characterized as a contingent fee, profits interest, equity interest or otherwise) or have the right to any of the foregoing in any proposed or anticipated investment opportunity, joint venture, partnership or any other current or future transaction or property in which the Company or any Company Subsidiary has or will have a material interest, including those transactions or properties identified, sourced, produced or developed by such Participation Party (a “Participation Interest”). Section 3.14(f) of the Company Disclosure Letter sets forth all of the Company Real Properties which are held by the Company and a Company Subsidiary in respect of which any Participation Party currently has a Participation Interest, and setting forth the Joint Venture Agreements or Participation Agreements, as the case may be, pertaining thereto.
(g)   Except as set forth in Company Space Leases or in Section 3.14(g) of the Company Disclosure Letter or disclosed in the Company Material Contracts, neither the Company nor any Company Subsidiary is a party to any material agreement pursuant to which a Person other than the Company or any wholly-owned Company Subsidiary manages or manages the development of any of the Company Real Properties (a “Third Party”).

(h)   Except as set forth in Section 3.14(h) of the Company Disclosure Letter, neither the Company nor any of the Company Subsidiaries is a party to any material agreement pursuant to which the Company or any of the Company Subsidiaries manages, is a development manager of or is the leasing agent of any real properties for any Third Party.
(i)   As of the date hereof, (i) neither the Company nor any Company Subsidiary has exercised any Transfer Right with respect to any real property or Person in an amount in excess of $2,000,000, individually or in the aggregate, which transaction has not yet been consummated and (ii) no Third Party has exercised in writing any Transfer Right with respect to any Company Subsidiary or Company Real Property, which transaction has not yet been consummated.
(j)   Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, to the knowledge of the Company, as of the date hereof, none of the Company or any of the Company Subsidiaries has received any written notice to the effect that any condemnation or rezoning proceedings are pending or threatened with respect to any of the Company Real Properties. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company and the Company Subsidiaries have good and valid title to, or a valid and enforceable leasehold interest in, all material personal property held or used by them at the Company Real Property, free and clear of all Liens other than Permitted Liens.
(k)   Section 3.14(k) of the Company Disclosure Letter lists each fee interest in real property or leasehold interest in any ground lease (or sublease) conveyed, transferred, assigned or otherwise disposed of by the Company or any Company Subsidiary (if a Company Subsidiary at the time of such conveyance, transfer, assignment or disposition) since January 1, 2019. Other than as set forth in Section 3.14(k) of the Company Disclosure Letter, to the knowledge of the Company, as of the date hereof, none of the Company or any of the Company Subsidiaries has received any written notice of any outstanding claims under any Prior Sale Agreements which would reasonably be expected to result in liability to the Company or any Company Subsidiary in an amount, in the aggregate, in excess of $2,000,000. To the Company’s knowledge, none of the Company or any of the Company Subsidiaries has received any written notice of any outstanding violation of any Law, including zoning regulation or ordinance, or building or similar law, code, ordinance, order or regulation, for any Company Real Property, in each case which has had, or would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.
(l)   There are no Infrastructure Agreements affecting the Company Real Properties to which the Company or any Company Subsidiary is a party other than such Infrastructure Agreements as are reasonable and customary and entered into in the ordinary course of business. Except as set forth in Section 3.14(l) of the Company Disclosure Letter, neither the Company nor any Company Subsidiaries, on the one hand, nor, to the knowledge of the Company, any other party, on the other hand, is in default under any Infrastructure Agreement, except for defaults that do not have or would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.
(m)   Except in the case of the following clauses (i) and (ii), in respects that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, as of the date of this Agreement, each of the Facilities (i) is operated, installed and maintained by the Company and the Company Subsidiaries (or their respective contractors) in a manner that is in compliance, in all material respects, with (A) reasonable and customary standards for the industry in which the Company and the Company Subsidiaries operate; (B) performance requirements in service agreements with customers of the Company and the Company Subsidiaries; and (C) all applicable Laws; and (ii) has sufficient sources of electric power to support the operations of the Company and the Company Subsidiaries at such Facility as presently conducted.
(n)   Section 3.14(n) of the Company Disclosure Letter sets forth, for the Company’s current operations, a complete list as of the date of this Agreement of customer service level agreement credits paid during the period from April 1, 2020, through March 31, 2021, involving credits in excess of $100,000 per incident to any material customer.
Section 3.15   Environmental Matters.   Except as set forth in Section 3.15 of the Company Disclosure Letter or as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect:

(a)   (i) The Company and each Company Subsidiary are, and at all times have been, in compliance with those Environmental Laws applicable to their respective operations (including possessing and complying with any required Environmental Permits), and for the past three (3) years during the Company’s and each Company Subsidiary’s ownership or operation of any Company Real Property, such Company Real Property has been (and with respect to former Subsidiaries of the Company and properties formerly owned, leased or operated by the Company or any Company Subsidiary or any former Subsidiaries of the Company, to the knowledge of the Company or any Company Subsidiary, any former Company Subsidiaries’ ownership or operation of any other real property, has been) in compliance with all applicable Environmental Laws (including possessing and complying with any required Environmental Permits); (ii) there are no administrative or judicial proceedings relating to Environmental Laws pending or, to the knowledge of the Company, threatened, against the Company, any Company Subsidiary, any Company Real Property, or, to the knowledge of the Company, any properties formerly owned, leased or operated by the Company or any Company Subsidiary or any former Subsidiaries of the Company; (iii) neither the Company nor any Company Subsidiary has received any written notice, demand, letter or claim, in any case, alleging that the Company or such Company Subsidiary is in violation of, or liable under, any Environmental Law and, to the knowledge of the Company, no such notice, demand or claim has been threatened; and (iv) each Environmental Permit required of the Company, any Company Subsidiary, and any Company Real Property is valid and in effect and the renewal of such Environmental Permit has been timely re-applied for.
(b)   (i) Neither the Company nor any Company Subsidiary has received any written notice, demand or claim alleging liability on the part of the Company or any Company Subsidiary as a result of a Release of Hazardous Substances; (ii) to the knowledge of the Company, Hazardous Substances are not present in, at, on or under any of the Company Real Property, either as a result of the operations of the Company or any Company Subsidiary or otherwise, and to the knowledge of the Company are not present in, at, on or under any other real property for which the Company or any Company Subsidiary could reasonably be expected to be liable, in a quantity or condition that, in either case, would reasonably be expected to result in a liability under Environmental Laws on the part of the Company or any Company Subsidiary; and (iii) there are, to the Company’s knowledge, no wetlands (as that term is defined under Section 404 of the Federal Water Pollution Control Act, 33 U.S.C. Section 1344, and all implementing regulations) at any Company Real Property, nor is any Company Real Property subject to any current or, to the knowledge of the Company, threatened environmental deed restriction, use restriction, institutional or engineering control or order or agreement with any Governmental Entity or any other restriction of record.
Section 3.16   Intellectual Property.
(a)   Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) the Company and the Company Subsidiaries own or have the right to use in the manner currently used all Intellectual Property used by the Company or any Company Subsidiary in, and that are material to, the business of the Company and the Company Subsidiaries as currently conducted (the “Company Intellectual Property”) and (ii) neither the Company nor any of the Company Subsidiaries has received, in the twelve (12) months preceding the date hereof, any written charge, complaint, claim, demand or notice challenging the validity of or right to use any of the Company Intellectual Property.
(b)   (i) The conduct of the business of the Company and the Company Subsidiaries as currently conducted does not infringe upon any Intellectual Property rights, other than patents of any other Person, (ii) to the knowledge of the Company, the conduct of the business of the Company and the Company Subsidiaries as currently conducted does not infringe upon any patents of any other Person and (iii) neither the Company nor any of the Company Subsidiaries has received, in the twelve (12) months preceding the date hereof, any written charge, complaint, claim, demand or notice alleging any such infringement of the Intellectual Property rights of any other Person by the Company or any of the Company Subsidiaries that has not been settled or otherwise fully resolved, in each case of clauses (i) through (iii), except for such matters that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(c)   Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) the Company and the Company Subsidiaries have taken commercially reasonable actions to maintain and protect the integrity, security, operation and redundancy of the hardware, software, systems, networks, websites, and other electronic and information technology assets and equipment used in their businesses (the “Company IT Assets”), (ii) the Company IT Assets are free of material viruses, malware and other code corruptants, (iii) there have been no material violations, breaches, outages, corruptions or unauthorized uses of or unauthorized access to the Company IT Assets (or any data processed by or stored in same) since January 1, 2019 and (iv) the Company and the Company Subsidiaries are, and since January 1, 2019 have been, in compliance with all applicable Laws, the Payment Card Industry Data Security Standard (PCI DSS) and their own posted policies with respect to privacy, personal data and Company IT Asset security.
Section 3.17   Contracts.
(a)   All Contracts, including amendments thereto, required to be filed as an exhibit to any report of the Company filed on or after January 1, 2021 pursuant to the Exchange Act of the type described in Item 601(b)(10) of Regulation S-K promulgated by the SEC have been filed. All such filed Contracts shall be deemed to have been made available to Parent.
(b)   Other than the Contracts described in Section 3.17(a), Section 3.17(b) of the Company Disclosure Letter sets forth a complete list, in each case as of the date hereof, of each Contract (or the accurate description of principal terms in case of oral Contracts), including all amendments, supplements and side letters thereto that modify each such Contract in any material respect, to which the Company or any of the Company Subsidiaries is a party or by which it is bound or to which any of their respective assets are subject (other than any of the foregoing solely between the Company and any of the wholly owned Company Subsidiaries or solely between any wholly-owned Company Subsidiaries) that:
(i)   is a limited liability company agreement, partnership agreement or joint venture agreement or similar Contract (including Joint Venture Agreements) with a third party (or sets forth material terms of any such arrangement);
(ii)   is a Material Space Lease, Ground Lease or Material Company Lease;
(iii)   contains covenants of the Company or any of the Company Subsidiaries purporting to limit, in any material respect, either the type of business in which the Company or any of the Company Subsidiaries or any of their affiliates may engage or the geographic area in which any of them may so engage, other than exclusive lease provisions, non-compete provisions and other similar leasing restrictions entered into by the Company or a Company Subsidiary in the ordinary course of business, contained in the Material Company Leases or contained in other recorded documents by which real property was conveyed by the Company or any of the Company Subsidiaries to any user;
(iv)   evidences Indebtedness for borrowed money in excess of $10,000,000 of the Company or any of the Company Subsidiaries, whether unsecured or secured (such Indebtedness, the “Existing Indebtedness” and such Contracts, the “Existing Loan Documents”);
(v)   provides for the pending purchase, sale, assignment or disposition of or Transfer Right to purchase, sell, dispose of or assign, in each case, by merger, purchase or sale of assets or stock or otherwise, directly or indirectly, any real property (including any Company Real Property or any portion thereof);
(vi)   except for any capital contribution requirements as set forth in the organizational documents of any Person set forth in Section 3.17(b)(vi) of the Company Disclosure Letter or in any Joint Venture Agreements, (x) requires the Company or any Company Subsidiary to make any investment (in each case, in the form of a loan, capital contribution or similar transaction) in any non-wholly-owned Company Subsidiary or other Person in excess of $2,000,000 or (y) evidences a loan (whether secured or unsecured) made to any other Person in excess of $1,000,000 (excluding ordinary course extensions of trade credit (such as funding of customer non-recurring charges) or rent relief);
(vii)   relates to the settlement (or proposed settlement) of any pending or threatened suit or proceeding, other than any settlement that provides solely for the payment of less than $1,000,000 in cash (net of any amount covered by insurance or indemnification that is reasonably expected to be received by the Company or any Company Subsidiary);
(viii)   is with any current executive officer or director of the Company or any of the Company Subsidiaries, any shareholder of the Company beneficially owning 5% or more of outstanding Company Shares or, to the Company’s knowledge, any member of the “immediate family” (as such term is defined in Item 404 of Regulation S-K promulgated under the Securities Act) or any affiliate of any of the foregoing;
(ix)   is a material Contract that relates to material Company IT Assets or Intellectual Property (other than (A) generally commercially available, off-the-shelf licenses or services agreements, with annual aggregate payments in an amount of $1,000,000 or less in fiscal year 2020 or expected in fiscal year 2021 or (B) non-exclusive licenses to customers in the ordinary course of business);
(x)   constitutes an interest rate cap, interest rate collar, interest rate, currency or commodity derivative or other contract or agreement relating to a hedging other than power purchases (A) for less than 75% of the power requirements of a Facility and (B) for periods of less than 12 months in the ordinary course of business;
(xi)   relates to a forward equity sale transaction; or
(xii)   except to the extent described in clauses (i)-(xi) above, is a binding individual purchase order or statement of work that calls for or guarantees aggregate payments by the Company and the Company Subsidiaries of more than $10,000,000 over the remaining term of such binding individual purchase order or statement of work. Each Contract of a type described in clauses (a) and (b) of this Section 3.17 is referred to herein as a “Company Material Contract.” To the knowledge of the Company, the Company has made available to Parent true and complete copies of all Company Material Contracts as of the date hereof, including amendments and supplements thereto that modify each such Contract in any material respect.
(c)   (i) Neither the Company nor any Company Subsidiary is in (or has received any written claim of) breach of or default under the terms of any Company Material Contract, and, to the knowledge of the Company, no event has occurred that with notice or lapse of time or both would constitute a breach or default thereunder by the Company or any Company Subsidiary, in each case, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect; (ii) to the knowledge of the Company, no other party to any Company Material Contract (other than any Material Space Leases, which are addressed in Section 3.14(e)) is in breach of or default under the terms of any Company Material Contract where such breach or default would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect; and (iii) as of the date of this Agreement, each Company Material Contract is a valid and binding agreement of the Company or a Company Subsidiary, as applicable, and, to the knowledge of the Company, the other parties thereto and is in full force and effect, subject to the Bankruptcy and Equity Exception, in each case except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.
Section 3.18   Opinion of Financial Advisors.   The Company Board has received the opinions of Jefferies LLC (the “Jefferies Opinion”) and Morgan Stanley & Co. LLC (the “Morgan Stanley Opinion”), to the effect that, as of the date of such opinions and based upon and subject to the various matters, limitations, qualifications and assumptions set forth therein, (a) as to the Jefferies Opinion, the Per Company Share Merger Consideration to be received by the holders of Company Class A Shares pursuant to this Agreement is fair, from a financial point of view, to such holders (other than Parent, Merger Sub I, Merger Sub II and their respective affiliates) and (b) as to the Morgan Stanley Opinion, the Per Company Share Merger

Consideration to be received by the holders of Company Class A Shares pursuant to this Agreement is fair, from a financial point of view, to such holders (other than Parent and its affiliates).
Section 3.19   Takeover Statutes.   The Company has taken all action required to be taken by it in order to exempt this Agreement and the Mergers from, and this Agreement and the Mergers are exempt from, the requirements of any “moratorium”, “control share”, “fair price”, “affiliate transaction”, “business combination” or other takeover Laws and regulations, in the MGCL (including the Maryland Business Combination Act and Maryland Control Share Acquisition Act) or the DRULPA (collectively, “Takeover Statutes”).
Section 3.20   Vote Required.   The affirmative vote of the holders of Company Shares entitled to cast a majority of all of the votes entitled to be cast on the matter at the Company Shareholders’ Meeting is the only vote required of the holders of any shares of the share capital or other equity securities of the Company to approve the Company Merger and the other transactions contemplated by this Agreement (the “Company Requisite Vote”). Other than the written consent of the Company, as the general partner of the Partnership and the holder of Partnership Interests (as defined in the Partnership Agreement) representing more than fifty percent (50%) of the Percentage Interest (as defined in the Partnership Agreement) of the Class A Partnership Units, approving this Agreement, the Company Merger and the Partnership Merger (which written consent has been obtained), no vote or consent of the holders of any Partnership Units is necessary to approve the Partnership Merger, the Company Merger or the other transactions contemplated by this Agreement and no dissenters or appraisal rights will be available to any holder of Partnership Units.
Section 3.21   Insurance.   Section 3.21 of the Company Disclosure Letter sets forth a correct and complete list of the material insurance policies held by, or for the benefit of the Company or any of the Company Subsidiaries as of the date of this Agreement, including the insurer under such policies and the type of and amount of coverage thereunder. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (a) all insurance policies maintained by the Company and the Company Subsidiaries are in full force and effect, (b) all premiums due and payable thereon have been paid, and (c) neither the Company nor any Company Subsidiary is in breach of or default under any of such insurance policies. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, since January 1, 2019, the Company has not received written notice of termination or cancellation or denial of coverage with respect to any insurance policy, or written notice of failure to renew any such insurance policy or refusal of coverage thereunder, or any other notice that such policies are no longer in full force or effect or that the issuer of any such policy is no longer willing or able to perform its obligations thereunder.
Section 3.22   Investment Company Act.   Neither the Company nor any of the Company Subsidiaries is required to be registered as an investment company under the Investment Company Act of 1940.
Section 3.23   Brokers.   Neither the Company nor any Company Subsidiary has entered into any agreement or arrangement entitling any broker, finder, investment banker or financial advisor (other than Jefferies LLC and Morgan Stanley & Co. LLC) to any broker’s or finder’s fee or other fee or commission in connection with the Mergers. The Company has furnished to Parent true and complete copies of all Contracts between the Company and Jefferies LLC, and between the Company and Morgan Stanley & Co. LLC, relating to the transactions contemplated by this Agreement, which agreements disclose all fees payable thereunder.
Section 3.24   Acknowledgement of No Other Representations or Warranties.   Except for the representations and warranties in this Article III, neither the Company, the Partnership nor any Person on behalf of the Company or the Partnership makes any express or implied representation or warranty with respect to the Company, the Partnership or any other Company Subsidiaries or their respective businesses, operations, properties, assets, liabilities, condition (financial or otherwise) or prospects, or any estimates, projections, forecasts and other forward-looking information or business and strategic plan information regarding the Company, the Partnership and the other Company Subsidiaries or with respect to any other information provided or made available to Parent, Merger Sub I or Merger Sub II or their respective Representatives in connection with the Mergers or the other transactions contemplated by this Agreement (including any information, documents, projections, forecasts, estimates, predictions or other material made available to Parent, Merger Sub I or Merger Sub II or their respective Representatives in “data rooms,”

management presentations or due diligence sessions in expectation of the Mergers or the other transactions contemplated by this Agreement), and each of Parent, Merger Sub I and Merger Sub II acknowledge the foregoing. In particular, and without limiting the generality of the foregoing, except for the representations and warranties in this Article III neither the Company, the Partnership nor any other Person makes or has made any express or implied representation or warranty to Parent, Merger Sub I, Merger Sub II or any of their respective Representatives with respect to (a) any financial projection, forecast, estimate, budget or prospect information relating to the Company, the Partnership, any of the other Company Subsidiaries or their respective businesses or (b) any oral or written information presented to Parent, Merger Sub I, Merger Sub II or any of their respective Representatives in the course of their due diligence investigation of the Company and the Partnership, the negotiation of this Agreement or the course of the Mergers or the other transactions contemplated by this Agreement. The Company and the Partnership hereby acknowledge that, except for the representations and warranties expressly set forth in Article IV, neither Parent, Merger Sub I, Merger Sub II nor any of their affiliates, nor any other Person on behalf of any of them, has made or is making any other express or implied representation or warranty with respect to Parent, Merger Sub I, Merger Sub II or any of their respective affiliates or their respective business or operations, including with respect to any information provided or made available to the Company, the Partnership or any of their respective affiliates or Representatives. Except with respect to the representations and warranties expressly set forth in Article IV or any breach of any covenant or other agreement of Parent, Merger Sub I or Merger Sub II contained herein, the Company and the Partnership hereby acknowledge that neither the Parent, Merger Sub I, Merger Sub II, nor any of their affiliates, nor any other Person on their behalf, will have or be subject to any liability or indemnification obligation to the Company, the Partnership or any of their affiliates on any basis (including in contract or tort, under federal or state securities Laws or otherwise) based upon the delivery, dissemination or any other distribution to the Company, the Partnership or any of their respective affiliates or Representatives, or the use by the Company, the Partnership or any of their respective affiliates or Representatives, of any information, documents, projections, forecasts, estimates, predictions or other material made available to the Company, the Partnership or any of their respective affiliates or their respective Representatives in expectation of the Mergers or the other transactions contemplated by this Agreement. Notwithstanding the foregoing, the provisions of this Section 3.24 do not limit the express representations and obligations of the Guarantors contained in the Guaranties.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PARENT, MERGER SUB I AND MERGER SUB II
Parent, Merger Sub I and Merger Sub II hereby jointly and severally represent and warrant to the Company and the Partnership as follows:
Section 4.1   Organization.
(a)   Parent is a limited liability company duly formed, validly existing and in good standing under the Laws of the State of Delaware. Parent is duly qualified or licensed to do business as a foreign entity and is in good standing under the Laws of any other jurisdiction in which the character of the properties owned, leased or operated by it therein or in which the transaction of its business makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed would not reasonably be expected to prevent, materially delay or materially impair, individually or in the aggregate, the ability of Parent, Merger Sub I or Merger Sub II to consummate the Mergers. Parent has all requisite power and authority to own, operate, lease and encumber its properties and carry on its business as now conducted. The certificate of formation of Parent is in full force and effect, and no dissolution, revocation or forfeiture proceedings regarding Parent have been commenced.
(b)   Merger Sub I is a limited liability company duly formed, validly existing and in good standing under the Laws of the State of Delaware. Merger Sub I is duly qualified or licensed to do business as a foreign entity and is in good standing under the Laws of any other jurisdiction in which the character of the properties owned, leased or operated by it therein or in which the transaction of its business makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed would not reasonably be expected to prevent, materially delay or materially impair, individually or in the aggregate, the ability of Parent, Merger Sub I or Merger Sub II to consummate the Mergers. Merger Sub I has all requisite power and authority to own, operate, lease and encumber its properties and carry on its business as now conducted. The certificate of formation of Merger Sub I is in full force and effect, and no dissolution, revocation or forfeiture proceedings regarding Merger Sub I have been commenced. Merger Sub I, immediately prior to the Partnership Merger Effective Time, will be treated as an entity disregarded as separate from Parent for U.S. federal income tax purposes.
(c)   Merger Sub II is a limited partnership duly organized, validly existing and in good standing under the Laws of the State of Delaware. Merger Sub II is duly qualified or licensed to do business as a foreign entity and is in good standing under the Laws of any other jurisdiction in which the character of the properties owned, leased or operated by it therein or in which the transaction of its business makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed would not reasonably be expected to prevent, materially delay or materially impair, individually or in the aggregate, the ability of Parent, Merger Sub I or Merger Sub II to consummate the Mergers. Merger Sub II has all requisite power and authority to own, operate, lease and encumber its properties and carry on its business as now conducted. The certificate of limited partnership and partnership agreement of Merger Sub II are in full force and effect, and no dissolution, revocation or forfeiture proceedings regarding Merger Sub II have been commenced.
(d)   Parent was formed solely for the purpose of engaging in the transactions contemplated hereby, and it has not conducted any business prior to the date hereof and has no, and prior to the Partnership Merger Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the transactions contemplated by this Agreement.
Section 4.2   Authority.   Each of Parent, Merger Sub I and Merger Sub II has the requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by each of Parent, Merger Sub I and Merger Sub II and the consummation by them of the transactions contemplated hereby have been duly authorized by all necessary limited liability company or limited partnership action on the part of Parent, Merger Sub I and Merger Sub II, as applicable, and, other than the filing and acceptance for record of the Company Merger Articles of Merger with the SDAT and the filing of the Company Merger Certificate with the DSOS, no additional limited liability company or limited partnership proceedings on the part of Parent, Merger Sub I or Merger Sub II are necessary to authorize the execution, delivery and performance of this Agreement by each of them or the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Parent, Merger Sub I and Merger Sub II and (assuming the due authorization, execution and delivery of this Agreement by the Company and the Partnership) constitutes the valid and binding obligation of each of Parent, Merger Sub I and Merger Sub II enforceable against each of them in accordance with its terms, subject to the Bankruptcy and Equity Exception.
Section 4.3   No Conflict; Required Filings and Consents.
(a)   None of the execution, delivery or performance of this Agreement by Parent, Merger Sub I or Merger Sub II or the consummation by Parent, Merger Sub I or Merger Sub II of the transactions contemplated by this Agreement will: (i) conflict with or violate any provision of the certificate of limited partnership, partnership agreement or any equivalent organizational or governing documents of each of Parent, Merger Sub I or Merger Sub II; (ii) assuming that all consents, approvals and authorizations described in Section 4.3(b) have been obtained and all filings and notifications described in Section 4.3(b) have been made and any waiting periods thereunder have terminated or expired, conflict with or violate any Law applicable to Parent, Merger Sub I or Merger Sub II or any of their respective properties or assets; or (iii) require any consent or approval under, violate, conflict with, result in any breach of, or constitute a default under (with or without notice or lapse of time, or both), or result in termination or give to others any right of termination, vesting, amendment, acceleration, cancellation, purchase or sale under, or result in the triggering of any payment or creation of a Lien (other than a Permitted Lien) upon any of the respective properties or assets of Parent, Merger Sub I or Merger Sub II pursuant to, any Contract to which Parent, Merger Sub I or Merger Sub II is a party (or by which any of their respective properties or assets (including rights) are bound) or any Permit held by it or them, except, with respect to clauses (ii) and (iii), as would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of Parent, Merger Sub I or Merger Sub II to consummate the Mergers.
(b)   None of the execution, delivery or performance of this Agreement by Parent, Merger Sub I or Merger Sub II or the consummation by Parent, Merger Sub I or Merger Sub II of the transactions contemplated by this Agreement will require (with or without notice or lapse of time, or both) any consent, approval, authorization or permit of, or filing or registration with or notification to, any Governmental Entity with respect to Parent, Merger Sub I, Merger Sub II or any of their respective properties or assets, other than (i) the filing and acceptance for record of the Company Merger Articles of Merger with the SDAT, (ii) the filing of the Company Merger Certificate with the DSOS, (iii) the filing of the Partnership Merger Certificate with the DSOS, (iv) compliance with, and such filings as may be required under, Environmental Laws, (v) compliance with the applicable requirements of the Exchange Act, (vi) such filings as may be required in connection with the payment of any transfer and gain taxes and (vii) where the failure to obtain such consents, approvals, authorizations or permits of, or to make such filings, registrations with or notifications to, any Governmental Entity would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of Parent, Merger Sub I or Merger Sub II to consummate the Mergers.
Section 4.4   Litigation.   As of the date hereof, there is no suit, claim, action or proceeding to which Parent or any of its Subsidiaries is a party pending or, to the knowledge of Parent, threatened in writing against Parent or any of its Subsidiaries that would reasonably be expected to prevent, materially delay or materially impair the consummation of the transactions contemplated hereby. As of the date hereof, none of Parent or any of its Subsidiaries is subject to any outstanding order, writ, injunction, judgment or decree that, individually or in the aggregate, would reasonably be expected to prevent, materially delay or materially impair the consummation of the transactions contemplated hereby.
Section 4.5   Brokers.   No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission payable by the Company or any of its affiliates or any of their respective shareholders in connection with the Mergers based upon arrangements made by and on behalf of Parent, Merger Sub I, Merger Sub II or any of their Subsidiaries.
Section 4.6   Information Supplied.   None of the information supplied or to be supplied by Parent, Merger Sub I or Merger Sub II or any of their Representatives specifically for inclusion (or incorporation by reference) in the Proxy Statement will, at the time the Proxy Statement is first mailed to the Company’s shareholders or at the time of the Company Shareholders’ Meeting, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.
Section 4.7   Merger Sub I and Merger Sub II.
(a)   All of the issued and outstanding limited liability company interests in Merger Sub I are, and immediately prior to the Company Merger Effective Time will be, owned by Parent or one or more of its affiliates. Merger Sub I was formed solely for the purpose of engaging in the transactions contemplated hereby, and it has not conducted any business prior to the date hereof and has no, and prior to the Company Merger Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the transactions contemplated by this Agreement.
(b)   All of the issued and outstanding limited partnership interests in Merger Sub II are, and immediately prior to the Partnership Merger Effective Time will be, owned by Merger Sub I or its direct or indirect wholly-owned Subsidiary to be designated by Parent prior to the Partnership Merger Effective Time. Merger Sub II GP, is, and immediately prior to the Partnership Merger Effective Time will be, the sole general partner of Merger Sub II. Merger Sub II was formed solely for the purpose of engaging in the transactions contemplated hereby, and it has not conducted any business prior to the date hereof and has no, and prior to the Partnership Merger Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the transactions contemplated by this Agreement.

(c)   None of Parent, Merger Sub I or Merger Sub II or any of their respective Subsidiaries owns any Excluded Shares or beneficially owns (as defined in Rule 13d-3 under the Exchange Act) any Company Shares or Partnership Units or any securities that are convertible into or exchangeable or exercisable for Company Shares or Partnership Units, or holds any rights to acquire or vote any Company Shares or Partnership Units, other than pursuant to this Agreement.
Section 4.8   Sufficient Funds.
(a)   Parent has delivered to the Company a true and complete copy of the fully executed commitment letters, dated as of the date hereof (the “Equity Commitment Letter”), between Parent and the other parties thereto (each, an “Equity Investor”), pursuant to which each Equity Investor has committed, subject only to the terms and conditions of the applicable Equity Commitment Letter, to invest the amounts set forth therein on the Closing Date (the “Equity Financing”).
(b)   Assuming the Equity Financing is funded in accordance with the Equity Commitment Letters, the accuracy of the representations and warranties set forth in this Agreement and the performance in all material respects by the Company and the Partnership of their obligations under this Agreement, at the Closing, Parent will have sufficient cash on hand to consummate the transactions contemplated by this Agreement and satisfy all of its obligations under this Agreement, including the payment of the Merger Consideration, any fees and expenses of or payable by Parent, Merger Sub I, Merger Sub II or the Surviving Company, any payments in respect of equity compensation obligations required to be made in connection with, or as a result of, the Mergers and any repayment or refinancing of any outstanding Indebtedness of Parent, the Company and their respective Subsidiaries required in connection therewith.
(c)   Each Equity Commitment Letter is in full force and effect and has not been (and will not be prior to the Closing or valid termination of this Agreement) withdrawn, terminated or rescinded or otherwise amended, supplemented or modified (or is contemplated to be amended, supplemented or modified) in any respect. Each Equity Commitment Letter, in the form delivered to the Company, constitutes the valid and binding obligation of all the parties thereto, enforceable against Parent and the applicable Equity Investor in accordance with and subject to its terms and conditions, except as enforceability may be limited by the Bankruptcy and Equity Exception. There are no side letters, understandings or other Contracts or arrangements relating to the Equity Commitment Letters that could affect the conditionality, enforceability, availability, termination or aggregate principal amount of the Equity Financing. No event has occurred which, with or without notice, lapse of time or both, could constitute a default or breach by Parent under any term, or a failure of any condition, of the Equity Commitment Letters or otherwise result in any portion of the Equity Financing contemplated thereby to be unavailable on the date on which the Closing should occur pursuant to Section 1.5. Assuming the accuracy of the representations and warranties set forth in this Agreement, the performance in all material respects by the Company and the Partnership of their obligations under this Agreement and the satisfaction of the conditions to Closing set forth in Section 6.1 and Section 6.2, Parent does not have any reason to believe that it or the Equity Investors would be unable to satisfy on a timely basis any term or condition of the Equity Commitment Letters required to be satisfied by Parent or the Equity Investors, as applicable. Parent has paid in full any and all commitment fees or other fees required by the Equity Commitment Letters to be paid on or before the date of this Agreement, and will pay in full any such amounts due on or before the Closing Date. There are no conditions precedent or other contingencies related to the investing of the full amount of the Equity Financing, other than as expressly set forth in the Equity Commitment Letters. In no event shall the receipt or availability of any funds or financing (including, for the avoidance of doubt, the Equity Financing) by Parent, Merger Sub I, Merger Sub II or any of their respective affiliates or any other financing or other transactions be a condition to any of Parent’s, Merger Sub I’s or Merger Sub II’s obligations under this Agreement.
(d)   In no event shall the receipt or availability of any funds or financing (including the Financing) by Parent or any of its affiliates or any other financing be a condition to any of Parent’s obligations under this Agreement.
Section 4.9   Guaranties.   Concurrently with the execution of this Agreement, Parent has delivered the Guaranties to the Company. Each Guaranty is in full force and effect, has not been withdrawn or terminated or otherwise amended, supplemented or modified in any respect, and constitutes the valid and binding obligation of the applicable Guarantor, enforceable against such Guarantor in accordance with and subject to its terms and conditions, except as enforceability may be limited by the Bankruptcy and Equity Exception. No event has occurred which, with or without notice, lapse of time or both, could constitute a default, breach or a failure to satisfy a condition under the terms and conditions on the part of a Guarantor under the applicable Guaranty. Each Guarantor has, and at all times will have, for so long as the applicable Guaranty shall remain in effect in accordance with the applicable Guaranty, access to sufficient capital to satisfy in full the full amount of the guaranteed obligations under such Guaranty. The provisions of this Section 4.9 do not limit the express representations of each Guarantor contained in the applicable Guaranty.
Section 4.10   Solvency.   Assuming that (a) the conditions to the obligation of Parent, Merger Sub I and Merger Sub II to consummate the Mergers set forth in Section 6.1 and Section 6.2 have been satisfied or waived, (b) the representations and warranties set forth in Article III are true and correct, and (c) the most recent financial projections or forecasts provided by the Company to Parent prior to the date hereof have been prepared in good faith on assumptions that were reasonable at such time, then at and immediately following the Company Merger Effective Time and after giving effect to all of the transactions contemplated by this Agreement, including the funding of the Equity Financing, Parent, the Surviving Company and each Subsidiary of the Surviving Company, including the Surviving Partnership, will be Solvent. Parent, Merger Sub I and Merger Sub II are not entering into the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors.
Section 4.11   Absence of Certain Arrangements.   None of Parent, Merger Sub I or Merger Sub II nor any of their affiliates has entered into any Contract with any bank or investment bank or other potential provider of debt or equity financing on an exclusive basis in connection with any transaction involving the Company or the Partnership (or otherwise on terms that would prohibit such provider from providing or seeking to provide such financing to any third party in connection with a transaction relating to the Company or any of the Company Subsidiaries), except for such actions to which the Company has previously agreed in writing. Other than this Agreement, the Guaranties, the Confidentiality Agreement, the Support Agreement, dated the date hereof, among Parent, Chad L. Williams and the other parties thereto and the letter agreement, dated the date hereof, among Parent, Merger Sub I, Merger Sub II, Chad L. Williams and the other parties thereto, as of the date hereof, there are no Contracts or any commitments to enter into any Contract between Parent, Merger Sub I or Merger Sub II or any of their respective controlled affiliates, on the one hand, and any director, officer, employee or shareholder of the Company or the Partnership, on the other hand, relating to (a) (i) this Agreement, the Mergers or the other transactions contemplated by this Agreement or (ii) the businesses or operations of the Surviving Company or any of its Subsidiaries (including as to continuing employment) after the Company Merger Effective Time or the Surviving Partnership or any of its Subsidiaries after the Partnership Merger Effective Time or (b) pursuant to which any (i) such holder of Company Shares would be entitled to receive consideration of a different amount or nature than the Per Company Share Merger Consideration in respect of such holder’s Company Shares, (ii) such holder of Company Shares has agreed to vote against any Superior Proposal or (iii) such stockholder, director, officer, employee or other affiliate of the Company has agreed to provide, directly or indirectly, any equity investment to Parent, Merger Sub I, Merger Sub II, the Company or the Partnership to finance any portion of the Mergers.
Section 4.12   CFIUS Foreign Person Status.   None of Parent, Merger Sub I or Merger Sub II is a “foreign person” (including a “foreign national”, “foreign entity”, “foreign government”, or an entity controlled by a foreign national, foreign entity or foreign government) and none of Parent, Merger Sub I or Merger Sub II does or will permit any foreign person affiliated with Parent, Merger Sub I or Merger Sub II to obtain “control” of the Company through Parent, Merger Sub I or Merger Sub II as those terms are defined in the Defense Production Act of 1950 (the “DPA”).
Section 4.13   Acknowledgement of No Other Representations and Warranties.   Parent, Merger Sub I and Merger Sub II hereby acknowledge that, except for the representations and warranties expressly set forth in Article III, neither the Company, the Partnership nor any of their affiliates, nor any other Person on behalf of the Company or the Partnership, has made or is making any other express or implied representation or warranty with respect to the Company, the Partnership or any of their respective affiliates or their respective business or operations, including with respect to any information provided or made available to

Parent, Merger Sub I, Merger Sub II or any of their respective affiliates or Representatives. Except with respect to the representations and warranties expressly set forth in Article III or any breach of any covenant or other agreement of the Company or the Partnership contained herein, Parent, Merger Sub I and Merger Sub II hereby acknowledge that neither the Company, the Partnership, nor any of their affiliates, nor any other Person on their behalf, will have or be subject to any liability or indemnification obligation to Parent, Merger Sub I or Merger Sub II or any of their affiliates on any basis (including in contract or tort, under federal or state securities Laws or otherwise) based upon the delivery, dissemination or any other distribution to Parent, Merger Sub I, Merger Sub II or any of their respective affiliates or Representatives, or the use by Parent, Merger Sub I, Merger Sub II or any of their respective affiliates or Representatives, of any information, documents, projections, forecasts, estimates, predictions or other material made available to Parent, Merger Sub I or Merger Sub II or their respective affiliates and Representatives, including in “data rooms,” management presentations or due diligence sessions, in expectation of the Mergers or the other transactions contemplated by this Agreement. Each of Parent, Merger Sub I, Merger Sub II and their respective affiliates and Representatives have relied on the results of their own independent investigation and the representations and warranties expressly set forth in Article III.
ARTICLE V
COVENANTS AND AGREEMENTS
Section 5.1   Conduct of Business by the Company Pending the Mergers.   During the period from the date of this Agreement to the earlier of the Partnership Merger Effective Time and the termination of this Agreement in accordance with Section 7.1 (the “Interim Period”), except as (a)   otherwise expressly contemplated or permitted by this Agreement, (b) as required by Law, (c) required to comply with COVID-19 Measures or otherwise taken (or not taken) by the Company or any of the Company Subsidiaries reasonably and in good faith to respond to COVID-19 Measures after using commercially reasonable efforts to provide advance notice to and consult with Parent (if reasonably practicable) with respect thereto, (d) as set forth in Section 5.1 of the Company Disclosure Letter or (e) to the extent that Parent shall otherwise consent in writing, which consent shall not be unreasonably withheld, delayed or conditioned, the Company shall, and shall cause each Company Subsidiary to, in all material respects, use commercially reasonable efforts (i) to carry on their respective businesses in the ordinary course of business consistent with the Company Budget, (ii) to maintain and preserve substantially intact their respective current business organizations, (iii) to retain the services of their respective current officers and key employees, (iv) to preserve their goodwill and relationships with tenants, customers and others having business dealings with them and (v) to preserve their assets and properties in good repair and condition (normal wear and tear excepted). Without limiting the generality of the foregoing, during the Interim Period, the Company will not and the Company shall cause each Company Subsidiary not to (except as (v) expressly permitted or expressly contemplated by this Agreement or as expressly contemplated by the transactions contemplated hereby, (w) as required by Law, (x) as set forth in Section 5.1 of the Company Disclosure Letter, (y) to the extent requested by Parent pursuant to Section 5.12 or otherwise or (z) to the extent that Parent shall otherwise consent in writing, which consent shall not be unreasonably withheld, delayed or conditioned):
(a)   (i) amend the Company Charter or Company Bylaws, Certificate of Limited Partnership, Partnership Agreement, or similar organizational or governance documents of the Company or the Partnership or (ii) amend the organizational or governance documents of any other Company Subsidiary, other than in the ordinary course of business;
(b)   authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase, forward equity sales or otherwise) any shares of any class, partnership interests or any equity equivalents (including any share options or share appreciation rights) or any other securities convertible into or exchangeable for any shares, partnership interests or any equity equivalents (including any share options or share appreciation rights), except for the issuance or sale of shares of Company Common Stock (i) pursuant to the exercise, settlement or vesting of (x) forward sale contracts outstanding on the date hereof that are set forth on Section 3.17(b)(xi) of the Company Disclosure Letter or (y) derivative securities outstanding on the date hereof that are set forth in Section 5.1(b)(y) of the Company Disclosure Letter, (ii) upon the conversion of Company Preferred Shares or Company Class B

Shares, (iii) pursuant to the terms of the Deferred Compensation Plan or pursuant to awards granted under the QTS Realty Trust, Inc. Amended and Restated 2013 Equity Incentive Plan or the QualityTech, LP 2010 Equity Incentive Plan, in each case, that are outstanding as of the date hereof or (iv) issuable upon exchange or redemption of Partnership Units (including upon conversion of Company LTIP Units) in accordance with the terms of the Partnership Agreement or issuable upon conversion of Company LTIP Units contemplated by Section 2.3(e);
(c)   (i) split, combine or reclassify any of their respective share capital, partnership interests or other equity interests; (ii) except (A) as permitted pursuant to Section 5.11, (B) for (1) the payment of dividends or distributions declared prior to the date of this Agreement, (2) the declaration and payment in the ordinary course of business of regular quarterly cash dividends or other distributions on the Company Shares (including Company Shares subject to Company Restricted Share Awards), the Class A Partnership Units, the Company Series A Preferred Shares, the Company Series B Preferred Shares and the Preferred Partnership Units, provided, that, the Company shall ensure that (x) the record date with respect to any such quarterly dividend or distribution shall be consistent with historical record dates from fiscal year 2020 or if such date is not a Business Day, the next day that is a Business Day and (y) any such individual quarterly dividend or distribution on (a) the Company Shares shall not exceed $0.50 per share, (b) the Class A Partnership Units shall not exceed $0.50 per unit, (c) the Company Series A Preferred Shares shall not exceed $0.4453125 per share, (d) the Company Series B Preferred Shares shall not exceed $1.625 per share, (e) the Series A Preferred Partnership Units shall not exceed the corresponding dividend on the Company Series A Preferred Shares and (f) the Series B Preferred Partnership Units shall not exceed the corresponding dividend on the Company Series B Preferred Shares, and (3) dividends accruing on equity awards outstanding as of the date hereof in accordance with the terms of the applicable Company Share Incentive Plan and/or such awards granted thereunder, (C) in transactions between the Company and one or more wholly-owned Company Subsidiaries or solely between wholly owned Company Subsidiaries, or (D) for dividends or distributions by any Company Subsidiary that is not wholly- owned, directly or indirectly, by the Company, in accordance with the requirements of the organizational or governing documents of such Company Subsidiary, authorize, declare, set aside or pay any dividend or other distribution (whether in cash, shares or property or any combination thereof) in respect of their respective share capital, partnership interests or other equity interests or make any actual, constructive or deemed distribution in respect of any shares of their respective share capital, partnership interests or other equity interests or otherwise make any payments to equityholders in their capacity as such; (iii) redeem, repurchase or otherwise acquire, directly or indirectly, any of their respective securities or any securities of any of their respective Subsidiaries, except in the case of clause (iii) (A) as may be required by the Company Charter or the Partnership Agreement (including any redemption of Class A Partnership Units or Preferred Partnership Units in accordance with the Partnership Agreement) or the retention or acquisition of any Company Shares tendered by current or former employees or directors in order to pay the exercise price of any Company Options or Taxes in connection with the exercise or vesting of Company Options, Company Restricted Share Awards, or Company Performance Units pursuant to the terms of the applicable Company Share Incentive Plan and awards granted thereunder, (B) as may be reasonably necessary for the Company to maintain its status as a REIT under the Code or avoid the payment of any income or excise tax or (C) as may be required to redeem the Senior Notes as may be requested by Parent pursuant to Section 5.17; or (iv) enter into any Contract with respect to the voting or registration of any capital share or equity interest of the Company or any Company Subsidiary;
(d)   subject to the provisions of Section 5.6, authorize, recommend, propose or announce an intention to adopt, or effect, or adopt or effect a plan of complete or partial liquidation, dissolution, merger, consolidation, conversion, restructuring, recapitalization or other reorganization;
(e)   (i) incur, assume, or guarantee any Indebtedness for borrowed money or issue any debt securities, or assume or guarantee any Indebtedness for borrowed money of any Person, except (w) intercompany indebtedness among the Company and/or any wholly-owned Company Subsidiaries, (x) for borrowings and guarantees under the Company’s Existing Loan Documents in the ordinary course of business (including borrowings necessary for capital expenditures and to pay dividends permitted by this Agreement), (y) in connection with transactions permitted pursuant to Section 5.1(j) or (z) Indebtedness in an amount not to exceed $10,000,000 in the aggregate and that is not secured, directly or indirectly, by Company Real Property (provided that in the case of clauses (y) and (z) such Indebtedness shall be prepayable at any time without penalty or premium), (ii) prepay, refinance or amend any Indebtedness, except for (A) intercompany indebtedness among the Company and/or any wholly-owned Company Subsidiaries, (B) repayments under the Company’s Existing Loan Documents in the ordinary course of business (specifically excluding the loans secured, directly or indirectly, by any Company Real Property) and (C) mandatory payments under the terms of any Indebtedness in accordance with its terms or (iii) make loans, advances or capital contributions to or investments in any Person (other than (x) as required or permitted in the ordinary course of business by the Contracts listed on Section 5.1(e)(iii) of the Company Disclosure Letter, as in effect on the date hereof or (y) in connection with transactions permitted pursuant to Section 5.1(j) or Section 5.1(o));
(f)   create or suffer to exist any material Lien (other than Permitted Liens) on shares of stock, partnership interests or other equity interests of any Company Subsidiary held by the Company or another Company Subsidiary;
(g)   except as required by the terms of any Company Employee Benefit Plan, (i) enter into, adopt, amend in any material respect or terminate any Company Employee Benefit Plan, (ii) enter into, adopt, amend or terminate any agreement, arrangement, plan or policy between the Company or any Company Subsidiary and one or more of their directors or executive officers, (iii) except for increases or payments in the ordinary course of business with respect to any employee who is not an executive officer, increase in any manner the compensation or fringe benefits of any employee, officer or director, (iv) grant to any officer, trustee, director or employee the right to receive any new severance, change of control or termination pay or termination benefits or any increase in the right to receive any severance, change of control or termination pay or termination benefits, (v) except in the ordinary course of business with respect to any employee who is not an executive officer, enter into any new employment, loan, retention, consulting, indemnification, change-in-control, termination or similar agreement, (vi) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or Company Employee Benefit Plan (including the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units, restricted stock, or long-term incentive plan units), (vii) hire any new executive officer or any new employee who is not an executive officer other than with respect to a non-executive officer employee with a prospective base salary of not more than $300,000, or (viii) take any action to fund, accelerate or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or Company Employee Benefit Plan;
(h)   (i) other than in the ordinary course of business, sell, transfer, assign, dispose of, pledge or encumber (other than Permitted Liens) any material personal property, equipment or assets (other than as set forth in clause (ii) below) of the Company or any Company Subsidiary or (ii) except in connection with the incurrence of any Indebtedness permitted to be incurred by the Company pursuant to Section 5.1(e) and any execution of Company Space Leases entered into in accordance with Section 5.1(n), sell, transfer, pledge, dispose of, lease, ground lease, license or encumber (other than Permitted Liens) any real property (including Company Real Property), except, in the case of each of clauses (i) and (ii), for the execution of easements, covenants, rights of way, restrictions and other similar instruments in the ordinary course of business that, would not, individually or in the aggregate, reasonably be expected to materially impair the existing use, operation or value of the property or asset affected by the applicable instrument;
(i)   except as may be required as a result of a change in Law or in GAAP or statutory or regulatory accounting rules or interpretations with respect thereto or by any Governmental Entity or quasi-governmental authority (including the Financial Accounting Standards Board or any similar organization), make any material change in any financial accounting policies or financial accounting procedures that would materially affect the consolidated assets, liabilities or results of operations of the Company or any of the Company Subsidiaries;
(j)   acquire (whether by merger, consolidation or acquisition of stock or assets or otherwise) any interest in any Person (or equity interests thereof) or any assets, real property, personal property, equipment, business or other rights, other than (i) acquisitions of personal property and equipment in the ordinary course of business (including in connection with new development or expansion not otherwise prohibited by this Section 5.1) for consideration that does not individually or in the aggregate exceed $5,000,000, (ii) pursuant to existing contractual obligations of the Company or any Company Subsidiary set forth on Section 5.1(j) of the Company Disclosure Letter, (iii) any other acquisitions of assets or businesses (excluding purchases of real property or a ground lease interest therein) pursuant to Contracts listed in Section 5.1 of the Company Disclosure Letter; and (iv) any acquisitions of real property (or a ground lease therein) pursuant to Contracts listed in Section 5.1(j) of the Company Disclosure Letter;
(k)   except in each case if the Company determines, after prior consultation with Parent, that such action is reasonably necessary to preserve the status of the Company as a REIT or to preserve the status of any Company Subsidiary as a REIT, partnership, disregarded entity, TRS or QRS for U.S. federal tax purposes, (i) file any material Tax Return that is materially inconsistent with a previously filed Tax Return of the same type for a prior taxable period (taking into account any amendments), (ii) make or change any material Tax election (it being understood and agreed, for the avoidance of doubt, that nothing in this Agreement shall preclude the Company from designating dividends paid by it as “capital gain dividends” within the meaning of Section 857 of the Code), (iii) settle or compromise any Tax claim or assessment by any Governmental Entity for an amount in excess of $5,000,000 individually, or $7,000,000 in the aggregate, (iv) change any accounting method with respect to Taxes, (v) enter into any material closing agreement with a taxing authority, (vi) surrender any right to claim a refund of an amount of Taxes in excess of $5,000,000 individually, or $7,000,000 in the aggregate or (vii) request any extension or waiver of the limitation period applicable to any material Tax claim or assessment (other than in the ordinary course of business);
(l)   settle or compromise any claim, suit or proceeding against the Company or any Company Subsidiary (or for which the Company or any Company Subsidiary would be financially responsible) (whether or not commenced prior to the date of this Agreement), except for (i) settlements or compromises providing solely for payment of amounts less than $5,000,000 individually, or $7,000,000 in the aggregate, or (ii) claims, suits or proceedings arising from the ordinary course of operations of the Company involving collection matters (to the extent the Company is the defendant) or personal injury which are fully covered by adequate insurance (subject to customary deductibles); provided, that in no event shall the Company or any Company Subsidiary settle any Transaction Litigation except in accordance with the provisions of Section 5.5(c) (for the avoidance of doubt, this Section 5.1(l) shall not apply to any claim, suit or proceeding with respect to Taxes);
(m)   enter into any new line of business;
(n)   (i) amend in any material respect or terminate (except as may be required under the terms thereof), or waive compliance with the material terms of or material breaches under, or assign, or renew or extend (except as may be required under the terms thereof) any Material Space Lease or Material Company Lease, (ii) amend or terminate, or waive compliance with the terms of or breaches under, or assign, or renew or extend (except as may be required under the terms thereof) any other Company Material Contract or (iii) enter into a new Contract that, if entered into prior to the date of this Agreement, would have been a Company Material Contract except to effect any matter that is otherwise permitted by the other subsections of this Section 5.1; provided, however, that if Parent fails to respond to the Company’s written request for approval of any such action (which response may include a request for additional information) within forty-eight (48) hours of receipt of any such request made to each of the Persons set forth on Schedule B hereto in the manner set forth in Section 8.3, Parent shall be deemed to have given its written consent to such action; provided, further, that the immediately preceding proviso does not apply to Ground Leases, Existing Loan Documents, Joint Venture Agreements or Contracts for acquisitions, dispositions, development projects or joint ventures; provided, further, that solely for purposes of this Section 5.1(n), “$10,000,000” in the definition of “Company Material Contract” in clause (xii) of Section 3.17(b) shall be replaced with “$25,000,000”;
(o)   except as set forth in Section 5.1 of the Company Disclosure Letter, make, enter into any Contract for, or otherwise commit to, any capital expenditures (which, for the avoidance of doubt, does not include acquisitions) on, relating to or adjacent to any Company Real Property; provided, however, that notwithstanding the foregoing, but subject to the provisions of Section 5.1(n) above, the Company and any Company Subsidiary shall be permitted to make, enter into Contracts for or otherwise commit to: (i) capital expenditures as required by Law, (ii) emergency capital expenditures in any amount that the Company determines is necessary in its reasonable judgment to maintain its ability to operate its businesses in the ordinary course, (iii) capital expenditures in an aggregate amount prior to the Closing of up to 110% of the respective amounts specified for each such expenditure in the Capital Expenditure Budget and in an aggregate amount prior to the Closing of up to 110% of the amount specified for all such expenditures in the Capital Expenditure Budget taken as a whole and (iv) capital expenditures in any amount not exceeding $3,000,000 in the aggregate;
(p)   except as set forth in Section 5.1(p) of the Company Disclosure Letter, (i) initiate or consent to any material zoning reclassification of any Company Real Property or any material change to any approved site plan (in each case, that is material to such Company Real Property or plan, as applicable), special use permit or other land use entitlement affecting any material Company Real Properties, in each case, in a manner that would (x) materially inhibit the Company’s ability to develop the Company Real Property as a data center or ability to use the Company Real Property for data center operations or (y) impose material obligations on the Company in connection with the development or use of such Company Real Property or (ii) amend, modify or terminate, or authorize any Person to amend, modify, terminate or allow to lapse, any material Company Permit;
(q)   (i) fail to use commercially reasonable efforts to maintain in full force and effect the existing insurance policies, to replace such insurance policies with comparable insurance policies covering the Company or any Company Subsidiary and their respective properties, assets and businesses (including Company Real Properties) or (ii) agree to any material condemnation or payment of material condemnation proceeds,;
(r)   enter into, amend or modify any Tax Protection Agreement, or take any action or fail to take any action that would violate or be inconsistent with any Tax Protection Agreement or otherwise give rise to a material liability with respect thereto;
(s)   except as may be required as a result of a change in applicable Law, change (i) any posted privacy policy in any manner that is materially adverse to the rights or obligations of the Company or the Company Subsidiaries under such policy or (ii) materially diminish the standards of data and system security used for any material Company IT Asset;
(t)   apply for or receive any relief under the CARES Act; and
(u)   authorize or enter into any Contract or arrangement to do any of the actions described in Section 5.1(a) through Section 5.1(t).
Notwithstanding anything to the contrary in the foregoing, nothing in this Section 5.1 shall prohibit any transactions between the Company and one or more of the wholly owned Company Subsidiaries or between any of the wholly-owned Company Subsidiaries.
Nothing contained in this Agreement shall give Parent, Merger Sub I or Merger Sub II, directly or indirectly, the right to control or direct the operations of the Company, the Partnership or any other Company Subsidiary prior to the Company Merger Effective Time or the Partnership Merger Effective Time, as applicable. Prior to the Company Merger Effective Time or the Partnership Merger Effective Time, as applicable, the Company, the Partnership, and the other Company Subsidiaries, as applicable, shall exercise, consistent with the terms and conditions of this Agreement, complete unilateral control and supervision over its business operations.
Section 5.2   Access to Information.
(a)   During the Interim Period, for purposes of furthering the transactions contemplated hereby, the Company shall, and shall cause each Company Subsidiary to, (i) give Parent and its authorized Representatives reasonable access during normal business hours, and upon reasonable advance notice, to all properties, facilities, personnel and books and records of the Company and each Company Subsidiary in such a manner as not to interfere unreasonably with the operation of any business conducted by the Company or any Company Subsidiary and (ii) permit such inspections as Parent may reasonably require and promptly furnish Parent with such financial and operating data and other information with respect to the business, properties and personnel of the Company and each Company Subsidiary as Parent may reasonably request; provided that all such access shall be coordinated through the Company or its designated Representatives, in accordance with such reasonable procedures as they may establish (including any requirements or guidelines reasonably necessary in response to or related to COVID-19); provided, further that notwithstanding anything to the contrary herein, Parent and its affiliates shall not conduct any environmental investigation at any Company Real Property involving sampling or other intrusive investigation of air, surface water, groundwater, soil or anything else at or in connection with any Company Real Property; and provided, further that the Company shall not be required to (or to cause any Company Subsidiary to) afford such access or furnish such information to the extent that the Company believes in good faith that doing so would be reasonably likely to: (i) result in a risk of loss or waiver of attorney-client privilege, attorney work product or other legal privilege; (ii) violate any obligations of the Company or any Company Subsidiary with respect to confidentiality to any third party or otherwise breach, contravene or violate any Contract to which the Company or any Company Subsidiary is party; (iii) result in a competitor of the Company or any Company Subsidiary receiving information that is competitively sensitive; or (iv) breach, contravene or violate any applicable Law (provided that the Company shall use commercially reasonable efforts to allow for such access or disclosure in a manner that does not result in the events set out in clauses (i) through (iv)). Notwithstanding anything to the contrary in this Agreement, the Company may satisfy its obligations set forth above with respect to the provision of access to information or personnel by electronic means if, and to the extent, physical access is not reasonably feasible as a result of COVID-19 or any COVID-19 Measures or would not be permitted under applicable Law. No investigation under this Section 5.2(a) or otherwise shall affect the representations, warranties, covenants or agreements of the Company or the Partnership or the conditions to the obligations of the parties under this Agreement and shall not limit or otherwise affect the rights or remedies available hereunder.
(b)   Parent, Merger Sub I and Merger Sub II will hold and will cause their authorized Representatives to hold in confidence all documents and information concerning the Company and the Company Subsidiaries made available or provided to them or their Representatives by the Company, the Partnership or their Representatives in connection with the Mergers and the other transactions contemplated by this Agreement pursuant to the terms of that certain Amended and Restated Non-Disclosure Agreement entered into among the Company, the Partnership, Blackstone Infrastructure Advisors L.L.C. and Blackstone Real Estate Services L.L.C., dated May 13, 2021 (the “Confidentiality Agreement”).
Section 5.3   Proxy Statement.
(a)   As promptly as practicable after the date of this Agreement, the Company shall prepare a proxy statement (together with any amendments thereof or supplements thereto, the “Proxy Statement”) and, after consultation with, and approval by, Parent (which shall not be unreasonably withheld or delayed), file the preliminary Proxy Statement with the SEC. The Company shall use reasonable best efforts to (i) obtain and furnish the information required to be included by the SEC in the Proxy Statement, and respond, after consultation with Parent, promptly to any comments made by the SEC with respect to the Proxy Statement; and (ii) promptly upon the earlier of (A) receiving notification that the SEC is not reviewing the preliminary Proxy Statement and (B) the conclusion of any SEC review of the preliminary Proxy Statement, cause the definitive Proxy Statement to be mailed to the Company’s shareholders and, if necessary, after the definitive Proxy Statement shall have been so mailed, promptly circulate amended or supplemental proxy materials and, if required in connection therewith, resolicit proxies; provided, however, that no such amended or supplemental proxy materials will be filed with the SEC or mailed by the Company without affording Parent a reasonable opportunity for consultation and review, and the Company shall consider in good faith any comments on such materials reasonably proposed by Parent. The Company will promptly notify Parent of the receipt of comments from the SEC and of any request from the SEC for amendments or supplements to the preliminary Proxy Statement or definitive Proxy Statement or for additional information, and will promptly supply Parent with copies of all written correspondence between the Company or its Representatives, on the one hand, and the SEC or members of its staff, on the other hand, with respect to the preliminary Proxy Statement, the definitive Proxy Statement, the Mergers or any of the other transactions contemplated by this Agreement. Prior to responding to any comments of the SEC or members of its staff, the Company shall provide

Parent with a reasonable opportunity to consult and review such response and the Company shall consider in good faith any comments on such response reasonably proposed by Parent. Parent, Merger Sub I and Merger Sub II will cooperate with the Company in connection with the preparation of the Proxy Statement, including promptly furnishing to the Company any and all information regarding Parent, Merger Sub I and Merger Sub II and their respective affiliates as may be required to be disclosed therein. The Proxy Statement shall contain the Company Recommendation, except to the extent that the Company Board shall have effected an Adverse Recommendation Change, as permitted by and determined in accordance with Section 5.6.
(b)   If at any time prior to the Company Shareholders’ Meeting any event or circumstance relating to the Company or Parent or any of their respective Subsidiaries, or their respective officers or directors, should be discovered by the Company or Parent, as the case may be, which, pursuant to the Exchange Act, should be set forth in an amendment or a supplement to the Proxy Statement, so that the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Company or Parent, as the case may be, shall promptly inform the other party hereto, and an appropriate amendment or supplement describing such information shall be filed with the SEC and, to the extent required by applicable Law, disseminated to the Company’s shareholders. All documents that the Company is responsible for filing with the SEC in connection with the Mergers will comply as to form and substance in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder.
Section 5.4   Company Shareholders’ Meeting.   The Company shall, as soon as reasonably practicable after the Proxy Statement is cleared by the SEC for mailing to the Company’s shareholders in accordance with Section 5.3(a), duly call, give notice of, convene and hold a meeting of the holders of the Company Shares (the “Company Shareholders’ Meeting”) for the purpose of seeking the Company Requisite Vote; provided, that the Company shall not be required to convene and hold the Company Shareholders’ Meeting prior to the No-Shop Period Start Date. The Company, through the Company Board, shall recommend to holders of the Company Shares that they vote in favor of the Company Merger so that the Company may obtain the Company Requisite Vote (the “Company Recommendation”) and the Company shall use reasonable best efforts to solicit the Company Requisite Vote (including by soliciting proxies from the Company’s shareholders), except in each case to the extent that the Company Board shall have effected an Adverse Recommendation Change, as permitted by and determined in accordance with Section 5.6. The Company shall keep Parent reasonably informed with respect to proxy solicitation results as reasonably requested by Parent. Unless this Agreement is terminated in accordance with its terms, the Company shall not submit to the vote of its shareholders any Company Acquisition Proposal. Notwithstanding anything to the contrary contained in this Agreement, the Company may adjourn or postpone the Company Shareholders’ Meeting after consultation with Parent (A) to the extent necessary to ensure that any required supplement or amendment to the Proxy Statement is provided to the holders of Company Shares within a reasonable amount of time in advance of a vote on the Company Merger, (B) if additional time is reasonably required to solicit proxies in favor of the approval of the Company Merger or (C) if there are insufficient Company Shares represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Shareholders’ Meeting; provided, that, in the case of clause (B) or clause (C), without the written consent of Parent, in no event shall the Company Shareholders’ Meeting (as so postponed or adjourned) be held on a date that is more than thirty (30) days after the date for which the Company Shareholders’ Meeting was originally scheduled. Unless this Agreement shall have been terminated in accordance with Article VII, the obligations of the Company with respect to calling, giving notice of, convening and holding the Company Shareholders’ Meeting and mailing the Proxy Statement (and any amendment or supplement thereto that may be required by Law) to the Company’s shareholders shall not be affected by an Adverse Recommendation Change.
Section 5.5   Appropriate Action; Consents; Filings.
(a)   Each party hereto shall: (i) give the other parties prompt notice of the making or commencement of any request, inquiry, investigation, action or legal proceeding by or before any Governmental Entity with respect to the Mergers; (ii) keep the other parties informed as to the status of any such request, inquiry, investigation, action or legal proceeding and (iii) promptly inform the other parties of (and provide copies of) any substantive communications to or from any Governmental Entity and keep the other parties reasonably informed regarding any substantive communications to or from a third party, in each case regarding the Mergers or other transactions contemplated by this Agreement. Each party hereto will have the right to review in advance, and each party will consult and cooperate with the other parties and will consider in good faith the views of the other parties in connection with, any filing, analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted to any Governmental Entity in connection with the transactions contemplated by this Agreement. In addition, except as may be prohibited by any Governmental Entity or by any Law, in connection with any such request, inquiry, investigation, action or legal proceeding, each party hereto will permit authorized Representatives of the other parties to be present at each meeting or conference relating to such request, inquiry, investigation, action or legal proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted in writing to any Governmental Entity in connection with such request, inquiry, investigation, action or legal proceeding.
(b)   Subject to the terms and conditions of this Agreement, each party hereto shall use reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to consummate the Mergers as promptly as practicable and to cause to be satisfied all conditions precedent to its obligations under this Agreement, including, consistent with the foregoing, (i) preparing and filing as promptly as practicable with the objective of being in a position to consummate the Mergers as promptly as practicable following the date of the Company Shareholders’ Meeting, all documentation to effect all necessary or advisable applications, notices, petitions, filings, and other documents and to obtain as promptly as practicable all consents, waivers, licenses, orders, registrations, approvals, permits, rulings, authorizations and clearances necessary or advisable to be obtained from any Governmental Entity or third party in connection with the transactions contemplated by this Agreement, including any that are required to be obtained under any federal, state or local Law or Contract to which the Company or any Company Subsidiary is a party or by which any of their respective properties or assets are bound, (ii) contesting, litigating and defending all lawsuits or other legal proceedings against it or any of its affiliates relating to or challenging this Agreement or the consummation of the Mergers (“Transaction Litigation”), and (iii) effecting all necessary or advisable registrations and other filings required under the Exchange Act or any other federal, state or local Law relating to the Mergers. Parent, Merger Sub I, Merger Sub II, the Company and the Partnership each shall promptly obtain and furnish the other (A) the information which may be reasonably required in order to make all necessary or advisable applications, notices, petitions and filings with any Governmental Entity and (B) any additional information which may be requested by a Governmental Entity and which the parties reasonably deem appropriate. Any information or materials provided to the other parties pursuant to this Section 5.5 may be provided on an “outside counsel only” basis, if appropriate, and that information or materials may also be redacted as necessary to (1) remove references concerning the valuation of the Company and the Partnership or other competitively sensitive materials, (2) comply with contractual arrangements and obligations or (3) address reasonable attorney-client or other privilege or confidentiality concerns. Notwithstanding anything to the contrary in this Agreement, in connection with obtaining any consents in connection with the transactions contemplated by this Agreement from any Person (other than from a Governmental Entity) (I) without the prior written consent of Parent, none of the Company or any Company Subsidiary shall pay or commit to pay to such Person whose approval or consent is being solicited any cash or other consideration, make any commitment or incur any liability or other obligation, (II) none of Parent or any of its affiliates shall be required to pay or commit to pay to such Person whose approval or consent is being solicited any cash or other consideration, make any commitment or incur any liability or other obligations and (III) none of the Company, the Partnership or any of their respective affiliates shall be required to pay or commit to pay to such Person whose approval or consent is being solicited any cash or other consideration, make any commitment or incur any liability or other obligations, except in each case of this clause (III) if the payment, commitment or obligations is conditioned upon the Closing. In the event that any party hereto fails to obtain any such consent, the parties hereto shall use commercially reasonable efforts to minimize any adverse effect upon the Company and Parent and their respective affiliates and businesses resulting, or which would reasonably be expected to result, after the Partnership Merger Effective Time, from the failure to obtain such consent.

(c)   Without limiting the generality of the undertaking pursuant to this Section 5.5, Parent shall, and shall cause its Subsidiaries to, take any and all actions to avoid the entry of, and resist, vacate, modify, reverse, suspend, prevent, eliminate or remove any actual, anticipated or threatened temporary, preliminary or permanent injunction or other order, decree, decision, determination or judgment entered or issued, or that becomes reasonably foreseeable to be entered or issued, in any proceeding or inquiry of any kind, in each case that would reasonably be expected to delay, restrain, prevent, enjoin or otherwise prohibit or make unlawful the consummation of the Mergers, including becoming subject to, consenting to, or offering or agreeing to, or otherwise taking any action with respect to, any requirement, condition, limitation, contract or order to (i) sell, license, assign, transfer, divest, hold separate or otherwise dispose of any assets, business or portion of business of the Company, the Surviving Company, the Partnership, the Surviving Partnership, Parent or any of their respective Subsidiaries, (ii) conduct, restrict, operate, invest or otherwise change the assets, business or portion of business of the Company, the Surviving Company, the Partnership, the Surviving Partnership, Parent or any of their respective Subsidiaries in any manner or (iii) impose any restriction, requirement or limitation on the operation of the business or portion of the business of the Company, the Surviving Company, the Partnership, the Surviving Partnership or any of their respective Subsidiaries; provided, however, that none of the Company, the Surviving Company, the Partnership, the Surviving Partnership, Parent or any of their respective affiliates shall be required to take any of the actions set forth in clauses (i) through (iii) unless the effectiveness of such action is conditioned upon the Closing; provided, further, that, notwithstanding anything in this Agreement to the contrary, nothing in this Section 5.5 or any other provision of this Agreement shall require any of Parent or its affiliates to agree or otherwise be required to, take any action, including any action contemplated in clauses (i) through (iii) above with respect to Parent or any of its affiliates (including The Blackstone Group Inc. (“Blackstone”) and any investment funds or investment vehicles affiliated with, or managed or advised by, Blackstone or any portfolio company (as such term is commonly understood in the private equity industry) or investment of Blackstone or of any such investment fund or investment vehicle), or any interest therein, other than with respect to the Company. In no event shall the Company, the Surviving Company, the Partnership, the Surviving Partnership or any of their respective affiliates propose to any Governmental Entity, negotiate, effect or agree to any action contemplated by clauses (i)  — (iii) above without the prior written consent of Parent.
(d)   Between the date of this Agreement and the earlier of the Partnership Merger Effective Time and the termination of this Agreement in accordance with Section 7.1 hereof, Parent, Merger Sub I and Merger Sub II shall not, and shall not permit any of their Subsidiaries to, take or agree to take any action, including acquiring or agreeing to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in or otherwise making any investment in, or by any other manner, any Person or portion thereof, or otherwise acquiring or agreeing to acquire or make any investment in any assets, or agreeing to any commercial or strategic relationship with any Person, if the entering into of a definitive agreement relating to or the consummation of such acquisition, merger, consolidation, investment or commercial or strategic relationship would reasonably be expected to (i) impose any material delay in the obtaining of, or materially increase the risk of not obtaining, any consent, approval, authorization, declaration, waiver, license, franchise, permit, certificate or order of any Governmental Entity necessary to consummate the transactions contemplated hereby or the expiration or termination of any applicable waiting period, (ii) materially increase the risk of any Governmental Entity entering an order prohibiting the consummation of the transactions contemplated hereby or (iii) materially delay the consummation of the transactions contemplated hereby.
(e)   Each party shall keep the other parties reasonably informed regarding any Transaction Litigation unless doing so would, in the reasonable judgment of such party, jeopardize any privilege of the Company or any Company Subsidiaries with respect thereto. The Company shall promptly advise Parent in writing of the initiation of and any material developments regarding, and shall reasonably consult with and permit Parent and its Representatives to participate in the defense, negotiations or settlement of, any Transaction Litigation, and the Company shall give consideration to Parent’s advice with respect to such Transaction Litigation. The Company shall not, and shall not permit any Company Subsidiaries nor any of its or their Representatives to, compromise or settle any Transaction Litigation without the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed).

(f)   Each of the Company and Parent shall (i) take all action necessary so that no Takeover Statute is or becomes applicable to Parent, Merger Sub I, Merger Sub II, this Agreement, the Mergers or any of the other transactions contemplated hereby and (ii) if any Takeover Statute becomes applicable to Parent, Merger Sub I, Merger Sub II, this Agreement, the Mergers or any of the other transactions contemplated hereby, take all action necessary so that the Mergers and the other transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such Takeover Statute on Parent, Merger Sub I, Merger Sub II, this Agreement, the Mergers and the other transactions contemplated hereby.
(g)   Prior to the Closing Date, the Company shall cooperate with Parent and use commercially reasonable efforts to take, or cause to be taken, all actions, and do or cause to be done all things reasonably necessary, proper or advisable on its part under applicable Laws and rules and policies of the New York Stock Exchange to cause the delisting of the Company Class A Shares, Company Series A Preferred Shares and Company Series B Preferred Shares from the New York Stock Exchange as promptly as practicable after the Company Merger Effective Time and the deregistration of the Company Class A Shares, Company Series A Preferred Shares and Company Series B Preferred Shares under the Exchange Act as promptly as practicable after such delisting.
Section 5.6   Solicitation; Acquisition Proposals; Adverse Recommendation Change.
(a)   Notwithstanding anything to the contrary contained in this Agreement, during the period beginning on the date of this Agreement and continuing until 11:59 p.m. (New York City time) on July 17, 2021 (the “No-Shop Period Start Date”), the Company and the Company Subsidiaries and their Representatives shall have the right to: (i) solicit, initiate, encourage or facilitate any Inquiry, including by providing information (including non-public information and data) regarding, and affording access to the business, properties, assets, books, records and personnel of, the Company and the Company Subsidiaries to any Person (and its Representatives, including potential financing sources) pursuant to an Acceptable Confidentiality Agreement; provided that the Company shall provide to Parent, Merger Sub I and Merger Sub II any non-public information or data that is provided to any Person given such access that was not previously made available to Parent, Merger Sub I and Merger Sub II prior to or substantially concurrently with the time it is provided to such person (and in event within forty-eight (48) hours thereafter) and (ii) engage in any discussions or negotiations with any Persons (and their respective Representatives, including potential financing sources) with respect to a Company Acquisition Proposal or potential Company Acquisition Proposal or interest or potential interest with respect thereto, or otherwise cooperate with, assist or participate in, or facilitate any Inquiries. Within one (1) Business Day after the No-Shop Period Start Date, the Company shall (x) notify Parent in writing of the identity of each Person from whom the Company received a Company Acquisition Proposal after the execution of this Agreement and prior to the No-Shop Period Start Date, (y) provide Parent a list identifying each Excluded Party as of the No-Shop Period Start Date and (z) provide to Parent (A) a copy of any Company Acquisition Proposal made in writing and any other written terms or proposals provided (including financing commitments) to the Company or any of the Company Subsidiaries in connection with any Company Acquisition Proposal and any modifications to the financial and other material terms thereof (which may be redacted to the extent necessary to protect confidential information of the business or operations of the Person making such Company Acquisition Proposal) and (B) a written summary of the material terms and conditions of any Company Acquisition Proposal not made in writing (including any material terms and conditions proposed orally or supplementally and any modifications to the financial and other material terms thereof). Promptly after the No-Shop Period Start Date (and, in any event, within twenty-four (24) hours thereafter), the Company shall (i) request each Person (other than Parent, its affiliates and their respective Representatives) that has executed a confidentiality agreement in connection with any Inquiry, Company Acquisition Proposal or its consideration of any Company Acquisition Proposal to promptly return or destroy all non-public information furnished to such Person by or on behalf of the Company or any of the Company Subsidiaries prior to the No-Shop Period Start Date and (ii) terminate any data room or other diligence access to each such Person (and its Representatives); provided, that the Company shall not be required to take any such action in respect of any Excluded Party unless and until such Person or group ceases to be an Excluded Party (in which case all references in this sentence to the No-Shop Period Start Date shall be read as the date on which such Person or group ceases to be an Excluded Party).

(b)   Except as may relate to any Excluded Party (for so long as such Person or group is an Excluded Party) or as expressly permitted by this Section 5.6, from and after the No-Shop Period Start Date, the Company agrees that it shall, and shall cause each of the Company Subsidiaries and its and their officers and directors to, and shall direct its and their other Representatives to, immediately cease any solicitations, discussions, negotiations or communications with any Person that may be ongoing with respect to any Company Acquisition Proposal. Except as may relate to any Excluded Party (for so long as such Person or group is an Excluded Party) or as expressly permitted by this Section 5.6, from the No-Shop Period Start Date until the earlier of the termination of this Agreement in accordance with Article VII and the Partnership Merger Effective Time, the Company agrees that it shall not, and shall cause each of the Company Subsidiaries and its and their officers and directors not to, and shall not authorize and shall use commercially reasonable efforts to cause its and their other Representatives, not to, directly or indirectly through another Person, (A) solicit, initiate, knowingly encourage or knowingly facilitate any inquiry, discussion, offer, request or proposal that constitutes, or could reasonably be expected to lead to, a Company Acquisition Proposal (an “Inquiry”), (B) engage in any discussions or negotiations regarding, or furnish to any third party any non-public information in connection with, or knowingly facilitate in any way any effort by, any third party in furtherance of any Company Acquisition Proposal or Inquiry, (C) approve or recommend a Company Acquisition Proposal, (D) enter into any letter of intent, memorandum of understanding, agreement in principle, expense reimbursement agreement, acquisition agreement, merger agreement, share purchase agreement, asset purchase agreement, share exchange agreement, option agreement or other similar definitive agreement providing for or relating to a Company Acquisition Proposal or requiring the Company or the Partnership to abandon, terminate or fail to consummate the transactions contemplated by this Agreement (any of the foregoing referred in this clause (D), other than an Acceptable Confidentiality Agreement, an “Alternative Acquisition Agreement”), or (E) propose or agree to do any of the foregoing. Notwithstanding the commencement of the Company’s obligations under Section 5.6(b) and Section 5.6(c) on the No-Shop Period Start Date, the parties hereto agree that the Company and its Representatives may continue to engage in the activities described in Section 5.6(a) with respect to each Excluded Party (for so long as such Person or group is an Excluded Party) following the No-Shop Period Start Date and prior to obtaining the Company Requisite Vote, including with respect to any amended or revised Company Acquisition Proposal submitted by an Excluded Party following the No-Shop Period Start Date and the restrictions in Section 5.6(b) or Section 5.6(c) shall not apply with respect to an Excluded Party (for so long as such Person or group is an Excluded Party).
(c)   Notwithstanding anything to the contrary in this Agreement, at any time on or after the No-Shop Period Start Date and prior to obtaining the Company Requisite Vote, the Company and the Company Subsidiaries may, directly or indirectly, through any Representative, in response to an unsolicited written bona fide Company Acquisition Proposal by a third party (including any Person or group of Persons who has ceased to be an Excluded Party, after such Person or group of Persons has ceased to be an Excluded Party, and such Company Acquisition Proposal shall not be deemed to be solicited by reason of the fact that such Person or group of Persons was solicited while an Excluded Party) made after the date of this Agreement (that did not result from a breach of this Section 5.6, it being agreed that the Company may correspond in writing with any Person making such a written Company Acquisition Proposal to request clarification of the terms and conditions thereof so as to determine whether such Company Acquisition Proposal constitutes or could reasonably be expected to lead to a Superior Proposal) (i) furnish non-public information to such third party (and such third party’s Representatives, including potential financing sources) making such Company Acquisition Proposal (provided, however, that (A) prior to so furnishing such information, the Company receives from the third party an executed confidentiality agreement on customary terms no more favorable in any material respect to such Person than the Confidentiality Agreement, it being understood that such confidentiality agreement need not contain any “standstill” or similar provisions that would prohibit the making or amendment of any non-public Company Acquisition Proposal to the Company Board (such confidentiality agreement, an “Acceptable Confidentiality Agreement”), and (B) any non-public information concerning the Company or the Company Subsidiaries that is provided to such third party (or its Representatives) shall, to the extent not previously provided to Parent, be provided to Parent as promptly as practicable after providing it to such third party (and in any event within forty-eight (48) hours thereafter)), and (ii) engage in, enter into or otherwise participate in discussions or negotiations with such third party (and such third party’s Representatives) with respect to the Company Acquisition Proposal if, in the case of each of clauses (i) and (ii) the Company Board determines in good faith, after consultation with outside legal counsel and financial advisors, that such Company Acquisition Proposal constitutes or could reasonably be expected to lead to a Superior Proposal.
(d)   From and after the No-Shop Period Start Date, the Company shall notify Parent promptly (but in no event later than forty-eight (48) hours) after receipt of any Company Acquisition Proposal or any request for nonpublic information regarding the Company or any Company Subsidiary by any third party that informs the Company that it is considering making, or has made, a Company Acquisition Proposal, or any other Inquiry from any Person seeking to have discussions or negotiations with the Company regarding a possible Company Acquisition Proposal. Such notice shall be made in writing and shall identify the Person making such Company Acquisition Proposal or Inquiry and indicate the material terms and conditions of any Company Acquisition Proposals or Inquiries, to the extent known (including, if applicable, providing copies of any written Company Acquisition Proposals or Inquiries and any proposed agreements related thereto, which may be redacted to the extent necessary to protect confidential information of the business or operations of the Person making such Company Acquisition Proposal or Inquiry). The Company shall also promptly (and in any event within forty-eight (48) hours) notify Parent, in writing, if it enters into discussions or negotiations concerning any Company Acquisition Proposal or provides nonpublic information to any Person in each case in accordance with Section 5.6(c), notify Parent of any change to the financial and other material terms and conditions of any Company Acquisition Proposal and otherwise keep Parent reasonably informed of the status and terms of any Company Acquisition Proposal or Inquiry on a reasonably current basis, including by providing a copy of all written proposals, offers, drafts of proposed agreements or correspondence relating thereto (which may be redacted to the extent necessary to protect confidential information of the business or operations of the Person making such Company Acquisition Proposal or Inquiry). Neither the Company nor any Company Subsidiary shall, after the date of this Agreement, enter into any confidential or similar agreement that would prohibit it from providing such information to Parent.
(e)   Except as permitted by this Section 5.6(e), neither the Company Board nor any committee thereof shall (i) withhold, withdraw, modify or qualify in any manner adverse to Parent (or publicly propose to withhold, withdraw, modify or qualify in a manner adverse to Parent), the Company Recommendation, (ii) approve, adopt or recommend (or publicly propose to approve, adopt or recommend) any Company Acquisition Proposal, (iii) fail to include the Company Recommendation in the Proxy Statement (any of the actions described in clauses (i), (ii) and (iii) of this Section 5.6(e), an “Adverse Recommendation Change”), or (iv) approve, adopt, declare advisable or recommend (or agree to, resolve or propose to approve, adopt, declare advisable or recommend), or cause or permit the Company or any Company Subsidiary to enter into, any Alternative Acquisition Agreement (other than an Acceptable Confidentiality Agreement entered into in accordance with this Section 5.6). Notwithstanding anything to the contrary set forth in this Agreement, at any time prior to obtaining the Company Requisite Vote, the Company Board may (A) effect an Adverse Recommendation Change if an Intervening Event has occurred and the Company Board determines in good faith, after consultation with outside legal counsel, that the failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law, or (B) if the Company has not breached this Section 5.6(e) or Section 5.6(f) (other than, in the case of Section 5.6(f) any breach that has a de minimis effect) and has not breached the other subsections of this Section 5.6 in any material respect, effect an Adverse Recommendation Change and/or terminate this Agreement pursuant to Section 7.1(c)(i) if the Company Board has received (x) after the date hereof and prior to the Cut-Off Time from an Excluded Party a Company Acquisition Proposal or (y) after the No-Shop Period Start Date, an unsolicited written bona fide Company Acquisition Proposal that, in each case of clauses (x) and (y), did not result from a breach of this Section 5.6 and in the good faith determination of the Company Board, after consultation with outside legal counsel and financial advisors, constitutes a Superior Proposal, after having complied (other than any non-compliance that has a de minimis effect) with, and giving effect to all of the adjustments which may be offered by Parent pursuant to Section 5.6(f), and such Company Acquisition Proposal is not withdrawn.

(f)   The Company Board shall only be entitled to effect an Adverse Recommendation Change and/or terminate this Agreement pursuant to Section 7.1(c)(i) as permitted under Section 5.6(e) if (i) the Company has provided a prior written notice (a “Notice of Change of Recommendation”) to Parent that the Company intends to take such action, identifying the Person making the Superior Proposal and describing the material terms and conditions of the Superior Proposal or Intervening Event, as applicable, that is the basis of such action, including, if applicable, copies of any written proposals or offers and any proposed written agreements related to a Superior Proposal (it being agreed that the delivery of the Notice of Change of Recommendation by the Company shall not constitute an Adverse Recommendation Change), (ii) during the three (3) Business Day period following Parent’s receipt of the Notice of Change of Recommendation and ending at 11:59 p.m. (New York City time) on such 3rd Business Day (a “Notice of Change Period”), the Company shall, and shall cause its Representatives to, negotiate with Parent in good faith (to the extent Parent desires to negotiate) to make such adjustments in the terms and conditions of this Agreement, so that, in the case of a Superior Proposal, such Superior Proposal ceases to constitute a Superior Proposal, or, in the case of an Intervening Event, in order to obviate the need to make such Adverse Recommendation Change; and (iii) following the end of the Notice of Change Period, the Company Board shall have determined in good faith, after consultation with outside legal counsel and financial advisors, taking into account any changes to this Agreement proposed in writing by Parent in response to the Notice of Change of Recommendation or otherwise, that (A) the Superior Proposal giving rise to the Notice of Change of Recommendation continues to constitute a Superior Proposal or (B) in the case of an Intervening Event, the failure of the Company Board to effect an Adverse Recommendation Change would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law. Any amendment to the financial terms or any other material amendment of such a Superior Proposal shall require a new Notice of Change of Recommendation, and the Company shall be required to comply again with the requirements of this Section 5.6(f); provided, however, that the Notice of Change Period shall be reduced to two (2) Business Days following receipt by Parent of any such new Notice of Change of Recommendation and ending at 11:59 p.m. (New York City time) on such 2nd Business Day.
(g)   Nothing contained in this Agreement shall prohibit the Company or the Company Board, directly or indirectly through its Representatives, from (i) taking and disclosing to the Company’s shareholders a position contemplated by Rule 14e-2(a) or Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act or (ii) making any disclosure to the shareholders of the Company that is required by applicable Law or if the Company Board determines in good faith, after consultation with outside legal counsel, that the failure to make such disclosure would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law (for the avoidance of doubt, it being agreed that the issuance by the Company or the Company Board of a “stop, look and listen” or similar statement of the type contemplated by Rule 14d-9(f) promulgated under the Exchange Act, shall not constitute an Adverse Recommendation Change); provided, however, that neither the Company nor the Company Board shall be permitted to recommend that the shareholders of the Company tender any securities in connection with any tender offer or exchange offer that is a Company Acquisition Proposal or otherwise effect an Adverse Recommendation Change with respect thereto, except as permitted by Section 5.6(e).
(h)   The Company shall not, and shall not permit any Company Subsidiary to, terminate, waive, amend or modify any provision of any standstill or confidentiality agreement to which the Company or any Company Subsidiary is a party, except solely to allow the applicable party to make a non-public Company Acquisition Proposal to the Company Board or to allow the disclosure of information to financing sources and/or teaming arrangements. Other than in connection with the consummation of the Mergers or the other transactions contemplated by this Agreement, the Company and the Company Board shall not take any actions to exempt any person from the “Common Stock Ownership Limit” or “Preferred Stock Ownership Limit” or establish or increase an “Excepted Holder Limit,” as such terms are defined in the Company Charter unless such actions are taken concurrently with the termination of this Agreement in accordance with Section 7.1(c)(i).
Section 5.7    Public Announcements. The Company and Parent shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the Mergers and shall not issue any such press release or make any such public statement without the prior consent of the other party; provided, however, that a party may, without the prior consent of the other party, (a) issue such press release or make such public statement as may be required by applicable Law or the applicable rules of any stock exchange or quotation system if the party issuing such press release or making such public statement has provided the other party with an opportunity to review and comment (and the parties shall cooperate as to the timing and contents of any such press release or public statement) upon any such press release or public statement and (b) make any public statements with respect to this Agreement or the Mergers that are substantially similar to those in the Proxy Statement or in previous press releases or public statements made by the Company or Parent in accordance with this Section 5.7; provided, further, that no such consultation or consent shall be required with respect to any release, communication, announcement or public statement in connection with an Adverse Recommendation Change made in accordance with this Agreement.
Section 5.8    Directors’ and Officers’ Indemnification.
(a)   From and after the Company Merger Effective Time, Parent shall, and shall cause the Surviving Company and the Surviving Partnership to, to the fullest extent permitted by applicable Law, indemnify, defend and hold harmless each current or former director or officer of the Company or any of the Company Subsidiaries and each fiduciary under benefit plans of the Company or any of the Company Subsidiaries (each an “Indemnified Party” and collectively, the “Indemnified Parties”) against (i) all losses, expenses (including reasonable attorneys’ fees and expenses), judgments, fines, claims, actions, suits, damages or liabilities or, subject to the proviso of the next sentence, amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of actions or omissions occurring at or prior to the Company Merger Effective Time (and whether asserted or claimed prior to, at or after the Company Merger Effective Time), including in connection with the consideration, negotiation and approval of this Agreement, to the extent that they are based on or arise out of the fact that such person is or was a director, officer or fiduciary under benefit plans, including payment on behalf of or advancement to the Indemnified Party of any expenses incurred by such Indemnified Party in connection with enforcing any rights with respect to such indemnification and/or advancement (the “Indemnified Liabilities”), and (ii) all Indemnified Liabilities to the extent they are based on or arise out of or pertain to the transactions contemplated by this Agreement, whether asserted or claimed prior to, at or after the Company Merger Effective Time, and including any expenses incurred in enforcing such person’s rights under this Section 5.8; provided, that (x) none of the Surviving Company or the Surviving Partnership shall be liable for any settlement effected without their prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed); and (y) except for legal counsel engaged for one or more Indemnified Parties on the date hereof, none of the Surviving Company or the Surviving Partnership shall be obligated under this Section 5.8(a) to pay the fees and expenses of more than one legal counsel (selected by a plurality of the applicable Indemnified Parties) for all Indemnified Parties in any jurisdiction with respect to any single legal action except to the extent that, on the advice of any such Indemnified Party’s counsel, two or more of such Indemnified Parties shall have conflicting interests in the outcome of such action. In the event of any such loss, expense, claim, damage or liability (whether or not asserted before the Company Merger Effective Time), the Surviving Company or the Surviving Partnership, as applicable, shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties promptly, and in any event within ten (10) days, after statements therefor are received and otherwise advance to such Indemnified Party upon request, reimbursement of documented expenses reasonably incurred (provided that, if legally required, the person to whom expenses are advanced provides an undertaking to repay such advance if it is determined by a final and non-appealable judgment of a court of competent jurisdiction that such person is not legally entitled to indemnification under applicable Law).
(b)   Parent shall cause the Surviving Company to maintain the Company’s officers’ and directors’ liability insurance policies in effect on the date hereof (accurate and complete copies of which have been previously provided to Parent) (the “D&O Insurance”) for a period of not less than six (6) years after the Closing Date; provided that the Surviving Company may substitute therefor policies of at least the same coverage and amounts with reputable and financially sound carriers containing terms no less advantageous to such former directors or officers so long as such substitution does not result in gaps or lapses of coverage with respect to matters occurring on or prior to the Company Merger Effective

Time; provided further that in no event shall Parent or the Surviving Company be required to pay annual premiums in the aggregate of more than an amount equal to 300% of the current annual premiums paid by the Company for such insurance (the “Maximum Amount”) to maintain or procure insurance coverage pursuant hereto; provided further that if the amount of the annual premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, Parent and the Surviving Company shall procure and maintain for such six-year period the most advantageous policies as can be reasonably obtained for the Maximum Amount. In lieu of the foregoing, prior to the Company Merger Effective Time, Parent shall have the option to cause coverage to be extended under the Company’s D&O Insurance by obtaining a six-year “tail” policy or policies on terms and conditions no less advantageous than the Company’s existing D&O Insurance, subject to the limitations set forth in the provisos above in this Section 5.8(b), and such “tail” policy or policies shall satisfy the provisions of this Section 5.8(b).
(c)   The obligations of Parent and the Surviving Company under this Section 5.8 shall survive the Closing and the consummation of the Mergers and shall not be terminated or modified in such a manner as to adversely affect any Indemnified Party to whom this Section 5.8 applies (it being expressly agreed that the Indemnified Parties to whom this Section 5.8 applies shall be third party beneficiaries of this Section 5.8, each of whom (including his or her heirs, executors or administrators and his or her Representatives, successors and assigns) may enforce the provisions of this Section 5.8) without the consent of the Indemnified Party (including the successors, assigns and heirs of such Indemnified Party) affected thereby. In the event that the Surviving Company or any of its successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving company or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all its properties and assets to any Person, or if Parent dissolves the Surviving Company, then, and in each such case, Parent shall cause proper provision to be made so that the successors and assigns of the Surviving Company shall assume the obligations set forth in this Section 5.8.
(d)   For a period of not less than six (6) years from the Company Merger Effective Time, the Surviving Company and the Surviving Partnership shall provide to the Indemnified Parties the same rights to exculpation, indemnification and advancement of expenses as provided to the Indemnified Parties under the provisions of the Company’s and the Company Subsidiaries’ charter, bylaws or similar organizational documents as in effect as of the date hereof and the Surviving Company’s and the Surviving Partnership’s charter, bylaws or similar organizational documents shall not contain any provisions inconsistent with such rights. The contractual indemnification rights set forth in Section 5.8(d) of the Company Disclosure Letter in existence on the date of this Agreement with any of the current or former directors, officers or employees of the Company or any Company Subsidiary shall be assumed by the Surviving Company and the Surviving Partnership without any further action, and shall continue in full force and effect in accordance with their terms following the Company Merger Effective Time.
(e)   The provisions of this Section 5.8 are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise. Nothing in this Agreement, including this Section 5.8, is intended to, shall be construed to or shall release, waive or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company, any Company Subsidiaries or the Indemnified Parties, it being understood and agreed that the indemnification provided for in this Section 5.8 is not prior to, or in substitution for, any such claims under any such policies.
Section 5.9   Employee Matters.
(a)   From and after the Company Merger Effective Time, for the period ending on the first anniversary of the Company Merger Effective Time (or, if shorter, during any applicable period of employment), Parent shall provide or cause its Subsidiaries, including the Surviving Company and the Surviving Partnership, to provide to each individual who is an employee of the Company or any Company Subsidiary immediately prior to the Company Merger Effective Time and who continues employment with the Surviving Company or any Subsidiary of the Surviving Company following the Company Merger Effective Time (each, a “Company Employee”), (i) a base salary or wage rate, as applicable, that is no less favorable than the base salary or wage rate in effect with respect to such Company Employee immediately prior to the Company Merger Effective Time, (ii) an annual cash bonus opportunity that is no less favorable than the annual cash bonus opportunity provided to such Company Employee immediately prior to the Company Merger Effective Time, and (iii) other compensation and benefits (including severance benefits, paid-time off, health insurance, and equity-based compensation but excluding other long-term incentive compensation; provided, that such equity-based compensation may be subject to performance-vesting terms with respect to a percentage thereof that is the same as (or lower than) the percentage of equity-based compensation provided to such Company Employee in the immediately preceding year that was subject to performance-vesting terms) that are substantially comparable, in the aggregate, to the other compensation and benefits provided to such Company Employee, immediately prior to the Company Merger Effective Time.
(b)   With respect to each benefit plan, program, policy or arrangement maintained by Parent or its Subsidiaries, including the Surviving Company and the Surviving Partnership, following the Closing and in which any of the Company Employees participate (each, a “Parent Plan”), and except to the extent necessary to avoid duplication of benefits, service with the Company or any Company Subsidiary and the predecessor of any of them shall be treated as service with Parent or any of its Subsidiaries, including the Surviving Company and the Surviving Partnership, for purposes of determining eligibility to participate, vesting (if applicable) and entitlement to benefits including any paid time off and severance plans (but not for accrual of or entitlement to pension benefits, post-employment welfare benefits, special or early retirement programs, window separation programs, or similar plans which may be in effect from time to time), to the extent such service was recognized by the Company or any Company Subsidiary as of the date hereof. Parent shall take all necessary actions so that each Company Employee shall after the Company Merger Effective Time continue to be credited with the unused paid time off credited to such employee through the Company Merger Effective Time under the applicable paid time off policies of the Company or any Company Subsidiaries (subject to the same forfeiture conditions and accrual limits as applicable prior to the Company Merger Effective Time).
(c)   Parent shall, or shall cause its Subsidiaries, including the Surviving Company and the Surviving Partnership, as the case may be, to (i) waive all limitations as to preexisting conditions, exclusions, actively at work requirements, waiting periods or any other restriction that would prevent immediate or full participation under the health and welfare plans of Parent or any of its Subsidiaries applicable to such Company Employee with respect to participation and coverage requirements applicable to all Company Employees and their dependents under any Parent Plan that is a welfare plan that such Company Employees may be eligible to participate in after the Closing Date, other than limitations, exclusions, actively at work requirements, waiting periods or other restrictions that are already in effect with respect to such employees and that have not been satisfied as of the Closing Date under any Company Employee Benefit Plan, (ii) waive any and all evidence of insurability requirements with respect to such Company Employees to the extent such evidence of insurability requirements were not applicable to the Company Employees under the comparable Company Employee Benefit Plans immediately prior to the Closing, and (iii) provide each such Company Employee and his or her dependents with full credit for any co-payments and deductibles satisfied prior to the Closing Date for the plan year within which the Company Merger Effective Time occurs in satisfying any applicable deductible or out-of-pocket requirements, and for any lifetime maximums, under any welfare plans that such employees are eligible to participate in after the Closing Date.
(d)   On and after the Closing Date, Parent shall cause the Surviving Company and the Surviving Partnership to honor all Company Employee Benefit Plans and compensation arrangements and agreements in accordance with their terms as in effect immediately prior to the Company Merger Effective Time (subject to any rights to terminate, amend or modify such Company Employee Benefit Plans and compensation arrangements and agreements in accordance with their terms).
(e)   If the Company Merger Effective Time occurs prior to the date on which the Company pays annual bonuses for the 2021 performance year, then Parent or the Surviving Company shall pay a bonus to each Company Employee who is otherwise eligible to receive an annual bonus for 2021 (the “2021 Bonus”); provided, that 2021 Bonus payments shall be (i) based on the 2021 bonus plan and targets in effect as of immediately prior to the Company Merger Effective Time, (ii) determined reasonably and in good faith by the Company (or, following the Effective Time, Parent or the Surviving Company) in the ordinary course of business; provided, that the Company and Parent shall cooperate in good faith to determine the appropriate treatment of the operating funds from operations performance metrics and (iii) paid by the Company (or, following the Company Merger Effective Time, Parent or the Surviving Company) at the same time that such annual bonuses are typically paid in the ordinary course of business.
(f)   Without limiting the generality of Section 8.6, no provision of this Section 5.9, express or implied, (i) is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person (including any Company Employee and any dependent or beneficiary thereof) other than the parties hereto and their respective successors and assigns, (ii) shall constitute an amendment of, or an undertaking to amend, any Company Employee Benefit Plan or any employee benefit plan, program or arrangement maintained by Parent or any of its Subsidiaries or (iii) is intended to prevent Parent or any of its Subsidiaries from amending or terminating any Company Employee Benefit Plan in accordance with its terms or terminating the employment of any Company Employee.
Section 5.10    Notification of Certain Matters.
(a)   The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of any notice or other communication received by such party from any Governmental Entity in connection with this Agreement, the Mergers or the other transactions contemplated by this Agreement, or from any Person alleging that the consent of such Person is or may be required in connection with the Mergers or the other transactions contemplated by this Agreement.
(b)   (i) The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, if (x) any representation or warranty made by it contained in this Agreement becomes untrue or inaccurate such that the applicable closing conditions would reasonably be expected to be incapable of being satisfied by the Outside Date or (y) it fails to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement and (ii) the Company shall give prompt notice to Parent if the Company becomes aware that any material Company IT Assets have suffered a material security breach that results in unauthorized access or restriction imposed by a third party to customer or Company data; provided, however, with respect to clauses (i) and (ii), no such notification (nor any good faith failure to provide such notification) shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement and shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.
Section 5.11    Dividends. During the Interim Period, the Company and any Company Subsidiary that is a REIT may make distributions to its shareholders and the Partnership may make distributions to the partners of the Partnership, including the Company, to allow the Company to make distributions to its shareholders, in each case (a) reasonably necessary (after giving effect to the distributions contemplated by clause (b)) for the Company or any such Company Subsidiary to (i) maintain its status as a REIT under the Code, or (ii) avoid the payment of income or excise tax under Sections 857 or 4981 of the Code (or any other entity-level Tax) or (b) in accordance with clause (ii)(B) of Section 5.1(c). If the Company declares a distribution to the Company’s shareholders pursuant to clause (a) of the immediately preceding sentence, the Per Company Share Merger Consideration shall be decreased by an amount equal to the amount per Company Share of such distribution. In the event that a distribution permitted under the terms of this Agreement (i) has a record date prior to the Partnership Merger Effective Time and (ii) has not been paid as of the close of business on the date immediately prior to the Closing Date, such distribution shall be paid by the Company or Company Subsidiary on the Closing Date immediately prior to the Partnership Merger Effective Time to the applicable holders of record of the underlying security as of such record date.
Section 5.12    Other Transactions. The Company shall use commercially reasonable efforts to provide such cooperation and assistance as Parent may reasonably request to (a) convert or cause the conversion of one or more wholly-owned Company Subsidiaries that are organized as corporations into limited liability companies and one or more Company Subsidiaries that are organized as limited partnerships into limited liability companies, on the basis of organizational documents as reasonably requested by Parent, (b) sell or cause to be sold stock, partnership interests, limited liability company interests or other equity interests owned, directly or indirectly, by the Company in one or more wholly-owned Company Subsidiaries at a price and on such other terms as designated by Parent, (c) exercise any right of the Company or a Company Subsidiary to terminate or cause to be terminated any Contract to which the Company or a wholly-owned Company Subsidiary is a party and (d) sell or cause to be sold any of the assets of the Company or one or more wholly-owned Company Subsidiaries at a price and on such other terms as designated by Parent (any action or transaction described in clause (a) through (d), a “Parent-Approved Transaction”); provided, that (i) neither the Company nor any of the Company Subsidiaries shall be required to take any action in contravention of (A) any organizational document of the Company or any of the Company Subsidiaries, (B) any Company Material Contract, or (C) applicable Law, (ii) any such conversions, exercises of any rights of termination or other terminations, sales or transactions, including the consummation of any Parent-Approved Transaction or other obligations of the Company or its Subsidiaries to incur any liabilities with respect thereto, shall be contingent upon all of the conditions set forth in Article VI having been satisfied (or, with respect to Section 6.2, waived) and receipt by the Company of a written notice from Parent stating that Parent, Merger Sub I and Merger Sub II are prepared to proceed immediately with the Closing and irrevocably waiving any right to claim that the conditions to their obligations to consummate the Mergers set forth in Section 6.1 and Section 6.2 have not been satisfied (other than the delivery by the Company at the Closing of the certificate specified in Section 6.2(e) and the opinion specified in Section 6.2(c)), together with any other evidence reasonably requested by the Company that the Closing will occur (it being understood that in any event the transactions described in clauses (a), (b), (c) and (d) will be deemed to have occurred prior to the Closing), (iii) such actions (or the inability to complete such actions) shall not affect or modify in any respect the obligations of Parent, Merger Sub I or Merger Sub II under this Agreement, including the amount of or timing of payment of the Merger Consideration or the obligation to complete the Mergers in accordance with the terms of this Agreement, (iv) neither the Company nor any of the Company Subsidiaries shall be required to take any such action that could adversely affect the classification as a REIT of the Company or any Company Subsidiary that is classified as a REIT or could subject the Company or any such Subsidiary to any “prohibited transactions” Taxes or other material Taxes under Code Sections 857(b), 860(c) or 4981 (or other material entity-level Taxes), (v) neither the Company nor any Company Subsidiary shall be required to take any such action that could result in any Tax being imposed on, or any material adverse Tax consequences to, the limited partners of the Partnership, any shareholder or other equity interest holder of the Company (in such person’s capacity as a shareholder or other equity interest holder of the Company), that are incrementally greater or more adverse, as the case may be, than the Taxes or other material adverse Tax consequences that would be imposed on such party in connection with the consummation of this Agreement in the absence of such action taken pursuant to this Section 5.12 and (vi) neither the Company nor any of the Company Subsidiaries shall be required to provide any material non-public information to a third party other than Parent and its affiliates or their respective Representatives. Such actions or transactions shall be undertaken in the manner (including in the order) specified by Parent and, subject to the limits set forth above and except as agreed by Parent and the Company, such actions or transactions shall be implemented immediately prior to or concurrent with the Closing. Without limiting the foregoing, none of the representations, warranties or covenants of the Company or any of the Company Subsidiaries shall be deemed to apply to, or be deemed to be breached or violated by, the transactions or cooperation contemplated by this Section 5.12. The Company shall not be deemed to have made an Adverse Recommendation Change or entered into or agreed to enter an Alternative Acquisition Agreement as a result of providing any cooperation or taking any actions to the extent requested by Parent in connection with a Parent-Approved Transaction. The consummation of any Parent-Approved Transaction shall not constitute consummation of a Company Acquisition Proposal for purposes of Section 7.3(b) (iii), nor shall any Company Acquisition Proposal made in respect of a Parent-Approved Transaction constitute a Company Acquisition Proposal for purposes of Section 7.3(b)(iii). Parent shall, promptly upon request by the Company, reimburse the Company for all reasonable out-of-pocket costs incurred by the Company or the Company Subsidiaries in performing their obligations under this Section 5.12, and Parent shall indemnify the Company and the Company Subsidiaries for any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by the Company or any of the Company Subsidiaries arising therefrom (and in the event the Mergers and the other transactions contemplated by this Agreement are not consummated, Parent shall promptly reimburse the Company for any reasonable out-of-pocket costs incurred by the Company or the Company Subsidiaries not previously reimbursed)
Section 5.13    Taxes.
(a)   REIT Matters. The Company shall take all actions, and refrain from taking all actions, as are reasonably necessary to ensure that the Company (and any Company Subsidiary that is classified as a

REIT) (i) will qualify for taxation as a REIT for U.S. federal income tax purposes for its current taxable year and any other taxable year that includes the Closing Date, and (ii) will not become liable for U.S. federal income Tax under Section 857(b) or 4981 of the Code. During the Interim Period, the Company shall accommodate all reasonable requests of, and consult in good faith with, Parent with respect to maintenance of the REIT status of the Company (and any Company Subsidiary that is classified as a REIT) for the Company’s 2021 taxable year and, if applicable, 2022 taxable year.
(b)   Transfer Taxes; Mitigation of Taxes. Parent shall, with the Company’s good faith cooperation and assistance, prepare, execute and file, or cause to be prepared, executed and filed, all returns, questionnaires, applications or other documents regarding any real property transfer, sales, use, transfer, value added, stock transfer, recording, registration, stamp or similar Taxes that become payable in connection with the transactions contemplated by this Agreement (collectively, “Transfer Taxes”) and Parent and the Company shall cooperate to minimize the amount of such Transfer Taxes to the extent permitted by applicable Law. Parent and the Company shall, upon written request, use commercially reasonable efforts to obtain any certificate or other document from any Governmental Entity or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including with respect to the transactions contemplated in this Agreement).
(c)   FIRPTA Certificate. On the Closing Date, prior to the Company Merger, the Company shall deliver to Merger Sub I a duly executed certificate of non-foreign status, dated as of the Closing Date, substantially in the form of the sample certification set forth in Treasury Regulations Section 1.1445-2(b)(2)(iv)(B). The Partnership shall use its commercially reasonable efforts to obtain and deliver to Merger Sub I at or prior to the Partnership Merger an IRS Form W-9 from each holder of Partnership Units (other than the Company).
Section 5.14    Rule 16b-3 Matters. Prior to the Company Merger Effective Time, the Company shall be permitted to take such steps as may be reasonably necessary or advisable to cause dispositions of Company equity securities (including derivative securities) pursuant to the Mergers by each individual who is a director or officer of the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.
Section 5.15    Financing.
(a)   Subject to applicable Law, prior to the Closing, the Company shall, and shall cause the Company Subsidiaries to, and shall use commercially reasonable efforts to, cause its and the Company Subsidiaries’ Representatives to, provide all cooperation reasonably requested in writing by Parent in connection with Parent arranging financing with respect to the Company, the Company Subsidiaries or the Company Real Properties effective as of or after (and conditioned on the occurrence of) the Partnership Merger Effective Time (collectively, the “Financing”), including using commercially reasonable efforts to (i) furnish to Parent and its financing sources such financial, statistical and other pertinent information and projections relating to the Company and the Company Subsidiaries as may be reasonably requested by Parent, within the Company’s and the Company Subsidiaries’ control or reasonably available thereto or prepared by or for the Company or the Company Subsidiaries in the ordinary course of business, (ii) make appropriate officers of the Company and the Company Subsidiaries available at reasonable times for a reasonable number of due diligence meetings and for participation in a reasonable number of meetings, presentations, road shows and sessions with rating agencies and prospective sources of financing, (iii) assist Parent and its financing sources with the preparation of materials for rating agency presentations, offering documents, private placement memoranda, bank information memoranda, prospectuses and similar documents necessary, proper or advisable in connection with the Financing, (iv) reasonably cooperate with the marketing efforts of Parent and its financing sources for any Financing to be raised by Parent to complete the Mergers and the other transactions contemplated by this Agreement, (v) provide and execute documents as may be reasonably requested by Parent in connection with such Financing, including all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti- money laundering rules and regulations (provided, that neither the Company nor any Company Subsidiary shall be required to enter into any agreement related to any Financing that is not effective as of or immediately prior to or conditioned on the occurrence of the Partnership Merger Effective Time), (vi) as may be reasonably requested by Parent, following the obtainment of the Company Requisite Vote, form new direct or indirect Company Subsidiaries pursuant to documentation reasonably satisfactory to Parent and the Company, (vii) as may be reasonably requested by Parent, following the obtainment of the Company Requisite Vote and provided such actions would not adversely affect the Tax status of the Company or Company Subsidiaries or cause the Company to be subject to additional Taxes that are not indemnified by Parent under the last sentence of this Section 5.15(a), transfer or otherwise restructure its ownership of existing Company Subsidiaries, properties or other assets, in each case, pursuant to documentation reasonably satisfactory to Parent and the Company, (viii) provide timely access to diligence materials, appropriate personnel and properties during normal business hours and on reasonable advance notice to allow sources of financing and their representatives to complete all reasonable due diligence, (ix) provide reasonable assistance with respect to the review and delivery of guarantees and granting of mortgages, pledges and security interests in collateral for the Financing, and using commercially reasonable efforts to obtain any consents associated therewith, (x) to the extent reasonably requested by a financing source, using commercially reasonably efforts to obtain estoppels and certificates from tenants, lenders, managers, franchisors, ground lessors and counterparties to REAs in form and substance reasonably satisfactory to any potential financing source, (xi) cooperate in connection with the repayment or defeasance of any existing indebtedness of the Company or any Company Subsidiaries as of the Partnership Merger Effective Time and the release of related Liens, including delivering such payoff, defeasance or similar notices under any existing loans of the Company or any of Company Subsidiaries as reasonably requested by Parent, (xii) to the extent requested by Parent, obtain accountants’ comfort letters and consents to the use of accountants’ audit reports relating to the Company and the Company Subsidiaries, (xiii) provide any rating agency the representations required under Rule 17g-5 of the Exchange Act and assist Parent in complying therewith and, to the extent required in accordance with Rule 15Ga-2 of the Exchange Act, file any third-party due diligence reports on Form ABS-15G, and (xiv) to the extent reasonably requested by a financing source, permit Parent and its Representatives to conduct appraisal and environmental and engineering inspections of each real estate property owned and, subject to obtaining required third party consents with respect thereto (which the Company shall use reasonable efforts to obtain), leased by the Company or any of the Company Subsidiaries (provided, however, that (A) neither Parent nor its Representatives shall have the right to take and analyze any samples of any environmental media (including soil, groundwater, surface water, air or sediment) or any building material or to perform any invasive testing procedure on any such property, (B) Parent shall schedule and coordinate all inspections with the Company in accordance with Section 5.2(a), and (C) the Company shall be entitled to have representatives present at all times during any such inspection); provided, however, that nothing herein shall require such cooperation to the extent it would (i) unreasonably interfere with the business or operations of the Company or the Company Subsidiaries or require the Company to agree to pay any fees, reimburse any expenses, or incur any liability or give any indemnities prior to the Partnership Merger Effective Time (except those fees and expenses for which the Company is reimbursed by Parent), (ii) cause the Company or the Company Subsidiaries to be an issuer or other obligor under the Financing prior to the Partnership Merger Effective Time or (iii) (A) contravene any applicable Law or conflict with or violate the organizational documents of the Company or any Company Subsidiary, (B) result in any breach or violation of or constitute a default by the Company or any Company Subsidiary thereof under, or give to others any right of termination, amendment, acceleration or cancellation of any Company Material Contract to which the Company or any Company Subsidiary thereof is a party or by which the Company or a Company Subsidiary thereof or their respective properties or assets is bound or (C) require the Company or any Company Subsidiaries to disclose information subject to any attorney-client, attorney work product or other legal privilege (provided, that the Company shall use commercially reasonable efforts to allow the disclosure of such information (or as much of it as reasonably possible) in a manner that does not result in a loss of attorney client (or other legal) privilege). None of the representations, warranties or covenants of the Company set forth in this Agreement shall be deemed to apply to, or deemed breached or violated by, any of the actions taken by the Company at the request of Parent set forth in this Section 5.15(a). Parent shall, promptly upon request by the Company, reimburse the Company for all reasonable out-of-pocket costs (including reasonable legal fees and disbursements) incurred by the Company or the Company Subsidiaries in performing their obligations under this Section 5.15(a), and indemnify the Company and the Company Subsidiaries for any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by the Company or any of the Company Subsidiaries arising therefrom (and in the event the Mergers and the other transactions contemplated by this Agreement are not consummated,

Parent shall promptly reimburse the Company for any reasonable out-of-pocket costs incurred by the Company or the Company Subsidiaries not previously reimbursed).
(b)   For the avoidance of doubt, the parties hereto acknowledge and agree that the provisions contained in Section 5.15(a) represent the sole obligation of the Company, the Company Subsidiaries and their respective Representatives with respect to cooperation in connection with any indebtedness or the arrangement of any modifications thereto, or the arrangement of any financing (including, for the avoidance of doubt, the Financing) to be obtained by Parent, Merger Sub I or Merger Sub II with respect to the transactions contemplated by this Agreement and no other provision of this Agreement (including the Exhibits and Schedules hereto) shall be deemed to expand or modify such obligations. In no event shall the receipt or availability of any funds or financing (including, for the avoidance of doubt, the Financing) by Parent, Merger Sub I, Merger Sub II or any of their respective affiliates or any other financing or other transactions (including any consents, waivers, amendments or other modifications with respect to indebtedness of the Company and the Company Subsidiaries) be a condition to any of Parent’s, Merger Sub I’s or Merger Sub II’s obligations under this Agreement.
(c)   All nonpublic or otherwise confidential information regarding the Company or its Subsidiaries obtained by Parent, Merger Sub I, Merger Sub II or their respective Representatives pursuant to this Section 5.15 shall be kept confidential in accordance with the Confidentiality Agreement. Notwithstanding anything to the contrary in the Confidentiality Agreement, the Company agrees that Parent and its Representatives may initiate contact with and pursue potential debt financing sources in connection with the transactions contemplated by this Agreement, in each case subject to the confidentiality and use restrictions applicable to “Representatives” (as defined in the Confidentiality Agreement) set forth in the Confidentiality Agreement. For the avoidance of doubt, without the prior written consent of the Company, Parent and its affiliates and its and their Representatives to the extent acting on behalf of Parent will not enter into with any such potential lenders any exclusivity, lock-up or other agreement, arrangement or understanding, whether written or oral, that may reasonably be expected to limit, restrict, restrain or otherwise impair in any manner, directly or indirectly, the ability of such potential lender to provide financing or other assistance to any other Person in respect of a Company Acquisition Proposal (provided that the foregoing shall not prohibit the establishment of customary “tree” arrangements).
Section 5.16    Company Preferred Shares. Promptly following Parent’s request after the date the Proxy Statement is mailed to the shareholders of the Company, the Company shall deliver a notice or notices of special optional redemption (the “Series A Redemption Notice”) pursuant to Section 5(b) and 5(e) of the Articles Supplementary establishing and fixing the rights and preferences of the Company Series A Preferred Shares (the ”Series A Articles Supplementary”) to the holders of record of Company Series A Preferred Shares. The Series A Redemption Notices shall be prepared by the Company and shall comply with the specifications and timing requirement of the Series A Articles Supplementary and be in form and substance reasonably satisfactory to Parent, and shall state that each Company Series A Preferred Share held by such holder immediately prior to the Company Merger Effective Time shall be redeemed by the Company effective as of the date immediately following the Closing Date, if then outstanding, with the redemption price per share equal to an amount in cash equal to Twenty-Five Dollars ($25.00) plus accrued and unpaid dividends, if any, to and including the Closing Date, without interest (such amount, the “Per Series A Preferred Share Redemption Price”), with such redemption subject to and conditioned upon the occurrence of the Closing (the “Series A Preferred Share Redemption”). The Series A Redemption Notices shall include the other information required by the Series A Articles Supplementary. The Series A Preferred Share Merger Consideration deposited with the Paying Agent in accordance with this Agreement shall also serve as the funds deposited to effect the Series A Preferred Share Redemption, to the extent necessary.
(b)   No later than twenty (20) Business Days prior to the anticipated Closing Date (as determined in good faith by the Company Board), the Company shall provide the notice of Fundamental Change (the “Fundamental Change Notice”) contemplated by Section 10(A) of the Articles Supplementary establishing and fixing the rights and preferences of the Company Series B Preferred Shares (the “Series B Articles Supplementary”) to all holders of Company Series B Preferred Shares. The Fundamental Change Notice shall be prepared by Company, in form and substance reasonably approved by Parent, and shall include any other information required by the Series B Articles Supplementary.

Section 5.17    Senior Notes; Forward Sales.
(a)   At the written request of Parent, the Company and the Partnership shall reasonably cooperate with Parent, including by adopting resolutions and providing officers’ certificates and/or Company instructions, in effecting the giving of notices of optional redemption of all of the outstanding securities (collectively, the “Senior Notes”) issued pursuant to the 2020 Indenture, which may be given prior to the Closing Date so long as such notice of redemption is conditioned on the Closing, in each case, in accordance with and to the extent permitted by the terms and conditions of the 2020 Indenture.
(b)   The Company agrees to cause the full physical settlement of each of the forward sale contracts of the Company and the Company Subsidiaries outstanding on the date hereof, including those set forth on Section 3.17(b)(xi) of the Company Disclosure Letter, no later than three Business Days prior to the Closing Date.
ARTICLE VI
CONDITIONS TO CONSUMMATION OF THE MERGERS
Section 6.1    Conditions to Each Party’s Obligations to Effect the Mergers. The respective obligations of each party hereto to consummate the Mergers are subject to the fulfillment at or prior to the Closing Date of each of the following conditions, any or all of which may be waived in whole or in part by the party being benefited thereby (which waiver shall be in such party’s sole discretion), to the extent permitted by applicable Law:
(a)   Company Requisite Vote. The Company shall have obtained the Company Requisite Vote.
(b)   No Injunctions, Orders or Restraints; Illegality. No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the Mergers illegal or otherwise restricting, preventing or prohibiting consummation of the Mergers.
Section 6.2    Conditions to the Obligations of Parent, Merger Sub I and Merger Sub II. The obligations of Parent, Merger Sub I and Merger Sub II to effect the Mergers are further subject to the satisfaction of the following conditions, any one or more of which may be waived in whole or in part by Parent at or prior to the Closing Date:
(a)   Representations and Warranties. (i) Except for the representations and warranties referred to in clauses (ii) or (iii) below, each of the representations and warranties of the Company and the Partnership contained in this Agreement shall be true and correct (determined without regard to any qualification by any of the terms “material”, “Material Adverse Effect” or “Company Material Adverse Effect” therein) as of the Closing Date as though made on and as of the Closing Date (except to the extent a representation or warranty is made as of a specific date, in which case such representation or warranty shall be true and correct at and as of such date, without regard to any such qualifications therein), except where the failure of such representations and warranties to be true and correct has not had, or would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (ii) the representations and warranties of the Company and the Partnership contained in Section 3.2 (other than clauses (c), (e) and (f)) (Capitalization) shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date (except to the extent a representation or warranty is made as of a specific date, in which case such representation or warranty shall be true and correct in all material respects at and as of such date) and (iii) the representations and warranties of the Company and the Partnership contained in Section 3.7(b) (Absence of Certain Changes) shall be true and correct in all respects as of the Closing Date as though made on and as of the Closing Date (except to the extent a representation or warranty is made as of a specific date, in which case such representation or warranty shall be true and correct in all material respects at and as of such date).
(b)   Performance and Obligations of the Company. Each of the Company and the Partnership shall have performed or complied in all material respects with all obligations, agreements and covenants required by this Agreement to be performed by it or complied with on or prior to the Closing Date.

(c)   REIT Opinion. Parent and Merger Sub I shall have received a tax opinion of Hogan Lovells US LLP or Paul, Weiss, Rifkind, Wharton & Garrison LLP, tax counsel to the Company, or such other law firm as may be reasonably approved by Parent, dated as of the Closing Date in the form of Exhibit A attached hereto (the “REIT Opinion”), with such changes as are mutually agreeable to Parent, Merger Sub I, and the Company, such agreement not to be unreasonably withheld, which opinion concludes (subject to customary assumptions, qualifications and representations, including representations made by the Company and the Company Subsidiaries in a tax representation letter provided by the Company in connection with the issuance of such opinion in the form of Exhibit B attached hereto, dated as of the Closing Date) that the Company has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code for all taxable periods commencing with the Company’s taxable year ended December 31, 2009 through and including its taxable year that ends on the Closing Date.
(d)   Absence of Material Adverse Change. From the date of this Agreement through the Closing Date, there shall not have occurred a change, event, state of facts or development that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(e)   Closing Certificate. Parent shall have received a certificate signed on behalf of the Company, by an executive officer of the Company, dated as of the Closing Date, certifying that the conditions set forth in Section 6.2(a) and Section 6.2(b) are satisfied.
Section 6.3    Conditions to Obligations of the Company and the Partnership. The obligations of the Company and the Partnership to effect the Mergers are further subject to the satisfaction of the following conditions, any one or more of which may be waived in whole or in part by the Company at or prior to the Closing Date:
(a)   Representations and Warranties. Each of the representations and warranties of Parent, Merger Sub I and Merger Sub II contained in this Agreement shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date (except to the extent a representation or warranty is made as of a specific date, in which case such representation or warranty shall be true and correct in all material respects at and as of such date).
(b)   Performance and Obligations of Parent, Merger Sub I and Merger Sub II. Each of Parent, Merger Sub I and Merger Sub II shall have performed or complied in all material respects with all obligations, agreements and covenants required by this Agreement to be performed by it or complied with on or prior to the Closing Date.
(c)   Closing Certificate. The Company shall have received a certificate signed on behalf of Parent, Merger Sub I and Merger Sub II by an executive officer of Parent, Merger Sub I and Merger Sub II, dated as of the Closing Date, certifying that the conditions set forth in Section 6.3(a) and Section 6.3(b) are satisfied.
Section 6.4    Frustration of Closing Conditions. No party may rely, either as a basis for not consummating the Mergers or the other transactions contemplated hereby or terminating this Agreement and abandoning the Mergers, on the failure of any condition set forth in this Article VI to be satisfied if such failure was caused by such party’s failure to act in good faith or to use reasonable best efforts to consummate the Mergers and the other transactions contemplated hereby.
ARTICLE VII
TERMINATION
Section 7.1    Termination. This Agreement may be terminated and abandoned at any time prior to the Closing Date, whether before or after the receipt of the Company Requisite Vote (except as otherwise provided below):
(a)   by the mutual written consent of Parent and the Company; or
(b)   by either of the Company, on the one hand, or Parent, on the other hand, by written notice to the other, if:

(i)   any Governmental Entity of competent authority shall have issued an order, decree or ruling or taken any other action in each case permanently restraining, enjoining or otherwise prohibiting the Mergers substantially on the terms contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable; provided, that the right to terminate this Agreement pursuant to this Section 7.1(b)(i) shall not be available to a party if the issuance of such final, non-appealable order, decree or ruling or taking of such other action was primarily due to the failure of the Company or the Partnership, in the case of termination by the Company, or Parent, Merger Sub I or Merger Sub II, in the case of termination by Parent, to perform any of its obligations under this Agreement; or
(ii)   the Mergers shall not have been consummated on or before December 7, 2021 (the “Outside Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(b)(ii) shall not be available to the Company, if the Company or the Partnership, or to Parent, if Parent, Merger Sub I or Merger Sub II, as applicable, shall have breached in any material respect its obligations under this Agreement in any manner that shall have caused or resulted in the failure to consummate the Mergers on or before such date; or
(iii)   the Company Requisite Vote shall not have been obtained at a duly held Company Shareholders’ Meeting or any adjournment or postponement thereof at which the Company Merger is voted upon; or
(c)   by written notice from the Company to Parent, if:
(i)   prior to obtaining the Company Requisite Vote, the Company Board effects an Adverse Recommendation Change in accordance with Section 5.6 and the Company Board has approved, and concurrently with the termination hereunder, the Company enters into a definitive agreement providing for the implementation of a Superior Proposal that did not result from a breach of Section 5.6; provided that the Company shall have previously or concurrently paid the Company Termination Fee in accordance with Section 7.3(b) (and such termination shall not be effective until the Company has paid such Company Termination Fee in accordance with Section 7.3(b)); or
(ii)   Parent, Merger Sub I or Merger Sub II shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement such that a condition set forth in Section 6.3(a) or Section 6.3(b) would be incapable of being satisfied by the Outside Date; provided that neither the Company nor the Partnership shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement in any material respect; or
(iii)   (A) all of the conditions set forth in Section 6.1 and Section 6.2 shall have been satisfied or waived by Parent (other than those conditions that by their nature are to be satisfied at the Closing; provided that such conditions to be satisfied at the Closing would be satisfied as of the date of the notice referenced in clause (B) of this Section 7.1(c)(iii) if the Closing were to occur on the date of such notice), (B) on or after the date the Closing should have occurred pursuant to Section 1.5, the Company has delivered written notice to Parent to the effect that all of the conditions set forth in Section 6.1 and Section 6.2 have been satisfied or waived by Parent (other than those conditions that by their nature are to be satisfied at the Closing; provided that such conditions to be satisfied at the Closing would be satisfied as of the date of such notice if the Closing were to occur on the date of such notice) and the Company and the Partnership are prepared to consummate the Closing, and (C) Parent, Merger Sub I and Merger Sub II fail to consummate the Closing on or before the third (3rd) Business Day after delivery of the notice referenced in clause (B) of this Section 7.1(c)(iii), and the Company and the Partnership were prepared to consummate the Closing during such three (3) Business Day period; or
(d)   by written notice from Parent to the Company, if:
(i)   the Company or the Partnership shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement such that a condition set forth in Section 6.2(a) or Section 6.2(b) would be incapable of being satisfied by the Outside Date; provided that neither Parent, Merger Sub I nor Merger Sub II shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement in any material respect; or
(ii)   (A) the Company Board shall have effected, or resolved to effect, an Adverse Recommendation Change, (B) the Company shall have failed to publicly recommend against any tender offer or exchange offer subject to Regulation 14D under the Exchange Act that constitutes a Company Acquisition Proposal (including, for these purposes, by taking no position with respect to the acceptance of such tender offer or exchange offer by the Company’s shareholders) within ten (10) Business Days after the commencement of such tender offer or exchange offer, (C) the Company Board shall have failed to publicly reaffirm the Company Recommendation within ten (10) Business Days after the date a Company Acquisition Proposal shall have been publicly announced (or if the Company Shareholders’ Meeting is scheduled to be held within ten (10) Business Days from the date a Company Acquisition Proposal is publicly announced, promptly and in any event prior to the date on which the Company Shareholders’ Meeting is scheduled to be held) or (D) the Company enters into an Alternative Acquisition Agreement (other than an Acceptable Confidentiality Agreement entered into in compliance with Section 5.6).
Section 7.2    Effect of the Termination. In the event of the valid termination of this Agreement by either the Company or Parent as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Merger Sub I, Merger Sub II, the Company or the Partnership or their respective affiliates or Representatives, relating to, based on or arising under or out of this Agreement, the transactions contemplated hereby or the subject matter hereof (including the negotiation and performance of this Agreement), except (a) as provided in Section 5.2(b) and for this Section 7.2, Section 7.3, Section 7.4 and Article VIII, the indemnification, payment and reimbursement provisions contained in the last sentence of Section 5.12 and the last sentence of Section 5.15(a), (b) the Guaranties and the Confidentiality Agreement (provided that with respect to the Confidentiality Agreement, Parent, Merger Sub I and Merger Sub II shall each be treated as if they were a party thereto to the same extent as Blackstone Infrastructure Advisors L.L.C. and Blackstone Real Estate Services L.L.C.) shall each continue in full force and effect in accordance with their respective terms and (c) subject to Section 8.8, nothing herein shall relieve any party from any liability for any fraud or any willful and intentional breach by such party of any of its representations, warranties, covenants or agreements set forth in this Agreement.
Section 7.3    Fees and Expenses.
(a)   Except as otherwise set forth in this Agreement, whether or not the Mergers are consummated, all expenses incurred in connection with this Agreement and the other transactions contemplated hereby shall be paid by the party incurring such expenses.
(b)   In the event that this Agreement is terminated:
(i)   by Parent pursuant to Section 7.1(d)(ii),
(ii)   by the Company pursuant to Section 7.1(c)(i), or
(iii)   (A) by the Company or Parent pursuant to Section 7.1(b)(ii) or Section 7.1(b)(iii) or by Parent pursuant to Section 7.1(d)(i) and (B)(x) a Company Acquisition Proposal shall have been received by the Company or its Representatives or any Person shall have publicly proposed or publicly announced an intention (whether or not conditional) to make a Company Acquisition Proposal (and, in the case of a termination pursuant to Section 7.1(b)(iii), such Company Acquisition Proposal or publicly proposed or announced intention shall have been made prior to the Company Shareholders’ Meeting) and (y) within twelve (12) months after a termination referred to in this Section 7.3(b)(iii) the Company enters into a definitive agreement relating to, or consummates, any Company Acquisition Proposal (with, for purposes of this clause (y), the references to “15%” in the definition of “Company Acquisition Proposal” being deemed to be references to “50%”), then the Company shall pay as directed by Parent the Company Termination Fee by wire transfer of same day funds to an account designated by Parent. The payment of the Company Termination Fee shall be made (1) in the case of a payment pursuant to Section 7.3(b)(i), within two (2) Business Days after the date of such termination by Parent, (2) in the case of a payment pursuant to Section 7.3(b)(ii), prior to or concurrently with such termination by the Company and (3) in the case of a payment pursuant to Section 7.3(b)(iii), within two (2) Business Days after the earlier of entry into a definitive agreement relating to the Company Acquisition Proposal referred to in clause (y) of Section 7.3(b)(iii) and consummation of such Company Acquisition Proposal. “Company Termination Fee” means Two Hundred Twenty Million Dollars ($220,000,000), except that the Company Termination Fee shall be One Hundred Twenty- Eight Million dollars ($128,000,000) in the event this Agreement is terminated by the Company pursuant to Section 7.1(c)(i) prior to the Cut-Off Time in order to enter into a definitive agreement with an Excluded Party providing for the implementation of a Superior Proposal.
(c)   In the event that this Agreement is terminated by the Company pursuant to Section 7.1(c)(ii) or Section 7.1(c)(iii) or by Parent pursuant to Section 7.1(b)(ii) and the Company was then entitled to terminate this Agreement pursuant to Section 7.1(c)(ii) or Section 7.1(c)(iii), then Parent shall, within three (3) Business Days after the date of such termination, pay or cause to be paid to the Company by wire transfer of same day funds to an account designated by the Company, an amount equal to Eight Hundred Five Million Dollars ($805,000,000) (the “Parent Termination Amount”).
(d)   The Company and Parent agree that the agreements contained in this Section 7.3 are an integral part of the transactions contemplated by this Agreement and that (x) the Company Termination Fee is not a penalty, but rather is liquidated damages in a reasonable amount that will compensate Parent, Merger Sub I and Merger Sub II in the circumstances in which the Company Termination Fee is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Mergers, which amount would otherwise be impossible to calculate with precision and (y) the Parent Termination Amount is not a penalty, but rather is the amount that Parent has agreed to pay the Company, upon the termination of this Agreement pursuant to Parent’s breach or other failure to consummate the Mergers pursuant to Section 7.1(c)(ii) or Section 7.1(c)(iii), for release from its agreement and settlement of its obligation to consummate the Mergers (and acquire, for U.S. federal, and applicable state and local, income tax purposes, all of the Company’s assets) in accordance herewith and compensates the Company for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Mergers. If Parent receives the full payment of the Company Termination Fee from the Company pursuant to Section 7.3(b) under circumstances where a Company Termination Fee was payable, the receipt by Parent of the Company Termination Fee shall be the sole and exclusive remedy for any and all losses or damages suffered by Parent, Merger Sub I, Merger Sub II or any of their respective affiliates or Representatives in connection with this Agreement (and the termination hereof), the Mergers and the other transactions contemplated hereby (and the abandonment thereof) or any matter forming the basis for such termination. In the event that Parent or the Company, as the case may be, is required to commence litigation to seek all or a portion of the amounts payable under this Section 7.3, and it prevails in such litigation, it shall be entitled to receive, in addition to all amounts that it is otherwise entitled to receive under this Section 7.3, all reasonable expenses (including attorneys’ fees) which it has incurred in enforcing its rights hereunder, together with interest on the amount of the Company Termination Fee or the Parent Termination Amount, as applicable, at the prime lending rate as published in the Wall Street Journal, in effect on the date such payment is required to be made. The parties agree that in no event shall (i) Parent be required to pay the Parent Termination Amount on more than one occasion or (ii) the Company be required to pay the Company Termination Fee on more than one occasion.
Section 7.4    Payment of Amount or Expense.
(a)   In the event that Parent is obligated to pay the Parent Termination Amount pursuant to Section 7.3(c) (the “Section 7.3 Amount”), Parent shall pay to the Company from the applicable Section 7.3 Amount deposited into escrow, if any, in accordance with the next sentence, an amount equal to the lesser of (A) the Section 7.3 Amount and (B) the sum of (1) the maximum amount that can be paid to the Company without causing the Company to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute income described in Sections 856(c)(2) or 856(c)(3) of the Code (“Qualifying Income”), as determined by the Company’s independent certified public accountants, plus (2) in the event the Company receives either (X) a letter from the Company’s counsel indicating that the Company has received a ruling from the IRS described in Section 7.4(b)(ii) or (Y) an opinion from the Company’s outside counsel as described in Section 7.4(b)(ii), an amount equal to the Section 7.3 Amount less the amount payable under clause (1) above. To secure Parent’s obligation to pay these amounts, Parent shall deposit into escrow an amount in cash equal to the Section 7.3 Amount with an escrow agent selected by the Company and on such terms (subject to Section 7.4(b)) as shall be mutually agreed upon by the Company, Parent and the escrow agent as reflected in an escrow agreement among such parties, provided that the payment or deposit into escrow shall be at the Company’s option. The payment or deposit into escrow of the Section 7.3 Amount pursuant to this Section 7.4(a) shall be made at the time Parent is obligated to pay the Company such amount pursuant to Section 7.3(c) by wire transfer of same day funds.
(b)   The escrow agreement shall provide that the Section 7.3 Amount in escrow or any portion thereof shall not be released to the Company unless the escrow agent receives any one or combination of the following: (i) a letter from the Company’s independent certified public accountants indicating the maximum amount that can be paid by the escrow agent to the Company without causing the Company to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code in such year determined as if the payment of such amount did not constitute Qualifying Income or a subsequent letter from the Company’s accountants revising that amount, in which case the escrow agent shall release such amount to the Company, or (ii) a letter from the Company’s counsel indicating that the Company received a ruling from the IRS holding that the receipt by the Company of the Section 7.3 Amount would either constitute Qualifying Income or would be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code (or alternatively, the Company’s outside counsel has rendered a legal opinion to the effect that the receipt by the Company of the Section 7.3 Amount would either constitute Qualifying Income or would be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code), in which case the escrow agent shall release the remainder of the Section 7.3 Amount to the Company. Parent agrees to amend this Section 7.4 at the reasonable request of the Company in order to (x) maximize the portion of the Section 7.3 Amount that may be distributed to the Company hereunder without causing the Company to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code, (y) improve the Company’s chances of securing a favorable ruling described in this Section 7.4(b) or (z) assist the Company in obtaining a favorable legal opinion from its outside counsel as described in this Section 7.4(b). Parent shall be deemed to have satisfied its obligations pursuant to this Section 7.4 so long as it deposits into escrow the Section 7.3 Amount, notwithstanding any delay or reduction in payment to the Company, and shall have no further liability with respect to payment of the Section 7.3 Amount. The portion of Section 7.3 Amount that remains unpaid as of the end of a taxable year shall be paid as soon as possible during the following taxable year, subject to the foregoing limitations of this Section 7.3. The Company shall fully indemnify Parent and hold Parent harmless from and against any liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by it resulting directly or indirectly from the escrow agreement.
ARTICLE VIII
MISCELLANEOUS
Section 8.1    Nonsurvival of Representations and Warranties. None of the representations, warranties, covenants or agreements in this Agreement or in any certificate, exhibit, schedule or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants or agreements, shall survive beyond the Company Merger Effective Time, except for those covenants and agreements contained herein and therein that by their terms apply or are to be performed in whole or in part after the Company Merger Effective Time (including the covenants and agreements in Section 5.8, Section 5.9, and this Article VIII).
Section 8.2    Entire Agreement; Assignment.
(a)   This Agreement (including the exhibits, schedules and other documents delivered pursuant hereto) constitutes, together with the Guaranties and the Confidentiality Agreement, the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and thereof.
(b)   Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or transferred, in whole or in part, by operation of Law (including by merger or consolidation) or otherwise by any of the parties hereto without the prior written consent of the other parties; provided, however, that, prior to the mailing of the Proxy Statement to the Company’s shareholders, Parent may designate, by written notice to the Company, one or more wholly owned direct or indirect Subsidiaries to be a party to the Mergers in lieu of Merger Sub I and/or Merger Sub II, in which event all references herein to Merger Sub I and/or Merger Sub II shall be deemed references to such other Subsidiary, except that all representations and warranties made herein with respect to Merger Sub I and/or Merger Sub II as of the date of this Agreement shall be deemed representations and warranties made with respect to such other Subsidiary as of the date of such designation; provided, further, that any such designation shall not impede or delay the consummation of the transactions contemplated by this Agreement or relieve any party hereto of any of its obligations hereunder. Any assignment in violation of this Section 8.2(b) shall be void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and permitted assigns.
Section 8.3    Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made (a) as of the date delivered if delivered personally and (b) on the next Business Day if (i) sent by email of a.pdf attachment or (ii) sent by prepaid overnight carrier (providing proof of delivery), to the parties at the following addresses (or at such other addresses as shall be specified by the parties by like notice):
(a)	if to Parent, Merger Sub I or Merger Sub II: Volt Upper Holdings LLC c/o The Blackstone Group Inc. 345 Park Avenue New York, NY 10154 Attention:	Greg Blank Tyler Henritze Mike Diverio Mike Forman
Email:
blank@blackstone.com
henritze@blackstone.com
michael.diverio@blackstone.com
mike.forman@blackstone.com

with a copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, NY 10017
Attention:
Brian M. Stadler
Anthony F. Vernace

Email:
bstadler@stblaw.com
avernace@stblaw.com

(b)
if to the Company or the Partnership:

QTS Realty Trust, Inc.
12851 Foster St.
Overland Park, KS 66213
Attention:
Chief Executive Officer

Email:
Chad.williams@qtsdatacenters.com

and
QTS Realty Trust, Inc.
12851 Foster St.
Overland Park, KS 66213
Attention:
General Counsel

Email:
legal@qtsdatacenters.com

with a copy (which shall not constitute notice) to:
Hogan Lovells US LLP
Columbia Square
555 Thirteenth Street, NW
Washington D.C. 20004
Attention:
David W. Bonser
Paul Manca

Email:
david.bonser@hoganlovells.com
paul.manca@hoganlovells.com

and
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019
Attention:
Scott A. Barshay
Matthew W. Abbott
Cullen L. Sinclair

Email:
sbarshay@paulweiss.com
mabbott@paulweiss.com
csinclair@paulweiss.com

or to such other address as the Person to whom notice is given may have previously furnished to the other in writing in the manner set forth above.
Section 8.4    Governing Law and Venue; Waiver of Jury Trial.
(a)   This Agreement and all disputes, claims or controversies arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement, or the transactions contemplated hereby shall be governed by and construed in accordance with the Laws of the State of Maryland (other than with respect to issues relating to the Company Merger and the Partnership Merger that are required to be governed by the DRULPA or DLLCA), in each case without regard to its rules of conflict of laws that would result in the application of any laws other than those specified above.
(b)   Each of the parties hereto hereby (i) irrevocably submits to and agrees to be subject to the personal jurisdiction of the Circuit Court of Baltimore City, Maryland and/or the U.S. District Court for the District of Maryland (the “Chosen Courts”), for the purpose of any claim, action, suit or proceeding (whether based in contract, tort or otherwise), directly or indirectly, arising out of or relating to this Agreement or the actions of the parties hereto in the negotiation, administration, performance and enforcement thereof, (ii) irrevocably agrees that all such claims, actions, suits or proceedings may and shall be brought before, and determined by, only a Chosen Court with subject matter jurisdiction over such claim(s), action(s), suit(s) or proceeding(s), (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iv) agrees that it will not (except for a suit on the judgment as expressly permitted by Section 8.4(d)) bring any claim, action, suit or proceeding relating to this Agreement or the transactions contemplated by this Agreement in any court other than a Chosen Court. In any judicial proceeding, each of the parties further consents to the assignment of any proceeding in the Courts of the State of Maryland to the Business and Technology Case Management Program pursuant to Maryland Rule 16-205 (or any successor thereof).

(c)   Each of the parties hereto irrevocably consents to the service of the summons and complaint and any other process in any other claim, suit, action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself or its property, in the manner provided by Section 8.3 and nothing in this Section 8.4 shall affect the right of any party hereto to serve legal process in any other manner permitted by Law.
(d)   Each party hereto agrees that a final judgment in any claim, suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.
(e)   EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE OUT OF OR RELATING TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE), DIRECTLY OR INDIRECTLY, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, OR THE ACTIONS OF THE PARTIES HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF. EACH OF THE PARTIES HERETO CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.4(E).
Section 8.5    Interpretation; Certain Definitions. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. When a reference is made in this Agreement to an Article, Section, exhibit or schedule, such reference shall be to an Article or Section of, or an exhibit or schedule to, this Agreement, unless otherwise indicated. The table of contents and headings for this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “extent” in the phrase, “to the extent” shall mean the degree to which a subject or other thing extends and such phrase shall not mean simply “if”. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other instrument made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any Law defined or referred to herein or in any agreement or instrument that is referred to herein means such Law as from time to time amended, modified or supplemented, including (in the case of statutes) by succession of comparable successor Laws. Any references to any Contract are to such Contract as amended, modified, supplemented, restated or replaced from time to time. References to a Person are also to its successors and permitted assigns. All references to “dollars” or “$” refer to currency of the United States of America. All references to wholly owned Company Subsidiaries shall mean the Partnership and any Company Subsidiary directly or indirectly wholly owned by the Partnership. All references to the “ordinary course of business” shall mean the “ordinary course of business consistent with past practice”.
Section 8.6    Parties In Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns, and, except as provided in Section 5.8, nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement, including the right to rely upon the representations and warranties set forth herein. The parties hereto further agree that the rights of third party beneficiaries under Section 5.8 shall not arise unless and until the Company Merger Effective Time occurs. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties hereto. Any inaccuracies in such representations and warranties may be subject to waiver by the parties hereto in accordance with Section 8.10 without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, Persons other than the parties hereto may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.
Section 8.7    Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.
Section 8.8    Specific Performance.
(a)   The parties hereto agree that irreparable harm, for which monetary damages (even if available) would not be an adequate remedy, would occur in the event that the Company or the Partnership do not perform any of the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate the Mergers and the other transactions contemplated by this Agreement) in accordance with the Agreement’s specified terms or otherwise breaches such provisions. Accordingly, the parties acknowledge and agree that Parent, Merger Sub I and Merger Sub II shall be entitled to an injunction, specific performance or other equitable relief to prevent and/or remedy a breach of this Agreement by the Company and the Partnership and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which Parent, Merger Sub I or Merger Sub II are entitled at Law or in equity. Each of the Company and the Partnership agrees that it will not oppose the granting of an injunction, specific performance, or other equitable relief on the basis that any of Parent, Merger Sub I or Merger Sub II has an adequate remedy at Law or that any award of specific performance is not an appropriate remedy for any reason at Law or in equity. Any of Parent, Merger Sub I or Merger Sub II seeking an injunction or injunctions to prevent a breach or breaches of this Agreement or to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with the request for or grant of any such order or injunction. Each of the Company and the Partnership agree not to assert that a remedy of specific performance is unenforceable, invalid, contrary to Law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy. The parties hereto agree that neither the Company nor the Partnership shall be entitled to an injunction, specific performance or other equitable relief to prevent and/or remedy a breach of this Agreement by Parent, Merger Sub I or Merger Sub II or to enforce specifically the terms and provisions hereof and that the Company’s and the Partnership’s sole and exclusive remedy relating to a breach of this Agreement by Parent, Merger Sub I or Merger Sub II or otherwise shall be the remedy set forth in Section 7.3(c), as set forth in the penultimate sentence of Section 7.3(d) and indemnification, payment and reimbursement pursuant to the last sentence of Section 5.12 and the last sentence of Section 5.15(a); provided, however, that the Company shall be entitled to seek specific performance to prevent any breach by Parent of Section 5.2(b).
(b)   The parties further agree (i) the seeking of remedies pursuant to Section 8.8(a) shall not in any respect constitute a waiver by any of Parent, Merger Sub I or Merger Sub II seeking such remedies of its respective right to seek any other form of relief that may be available to it under this Agreement, including under Section 7.3, in the event that this Agreement has been terminated or in the event that the remedies provided for in Section 8.8(a) are not available or otherwise not granted and (ii) nothing set forth in this Agreement shall require Parent, Merger Sub I or Merger Sub II to institute any proceeding for (or limit any of Parent’s, Merger Sub I’s or Merger Sub II’s right to institute any proceeding for) specific performance under this Section 8.8 prior or as a condition to exercising any termination right under Article VII (and pursuing damages after such termination), nor shall the commencement of any legal proceeding by any of Parent, Merger Sub I or Merger Sub II seeking remedies pursuant to Section 8.8(a) or anything set forth in this Section 8.8 restrict or limit Parent’s right to terminate this Agreement in accordance with the terms of Article VII or pursue any other remedies under this Agreement that may be available then or thereafter.
(c)   Notwithstanding anything to the contrary in this Agreement, the maximum aggregate liability of Parent, Merger Sub I and Merger Sub II together for any losses, damages, costs or expenses of the Company or the Partnership or their affiliates relating to the failure of the transactions contemplated by this Agreement to be consummated, or a breach of this Agreement by Parent, Merger Sub I or Merger Sub II or otherwise in connection with this Agreement or the transactions contemplated hereunder, shall be limited to an amount equal to (i) the Parent Termination Amount, plus (ii) amounts payable or reimbursable pursuant to the penultimate sentence of Section 7.3(d), plus (iii) Parent’s indemnification, payment and reimbursement obligations pursuant to the last sentence of Section 5.12 and the last sentence of Section 5.15(a) (collectively, the “Liability Limitation”), and in no event shall the Company or the Partnership or any of their affiliates seek any amount in excess of the Liability Limitation in connection with this Agreement or the transactions contemplated hereby or in respect of any other document or theory of law or equity or in respect of any oral representations made or alleged to be made in connection herewith or therewith, whether at law or in equity, in contract, tort or otherwise. Each of the Company and the Partnership agrees that it has no right of recovery against, and no personal liability shall attach to, any of the Parent Parties (other than Parent, Merger Sub I or Merger Sub II to the extent provided in this Agreement and Blackstone Infrastructure Advisors L.L.C. and Blackstone Real Estate Services L.L.C. to the extent provided in the Confidentiality Agreement), through Parent, Merger Sub I or Merger Sub II or otherwise, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil, by or through a claim by or on behalf of Parent, Merger Sub I or Merger Sub II against any Parent Party, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any applicable Law, whether in contract, tort or otherwise, except for its rights to recover from the Guarantors (but not any other Parent Party) under and to the extent provided in the Guaranties and subject to the Liability Limitation and the other limitations described therein. Recourse against the Guarantors under the Guaranties shall be the sole and exclusive remedy of the Company, the Partnership and their respective affiliates against the Guarantors and any other Parent Party (other than Parent, Merger Sub I or Merger Sub II to the extent provided in this Agreement and Blackstone Infrastructure Advisors L.L.C. and Blackstone Real Estate Services L.L.C. to the extent provided in the Confidentiality Agreement) in connection with this Agreement or the transactions contemplated hereby or in respect of any other document or theory of law or equity or in respect of any oral representations made or alleged to be made in connection herewith or therewith, whether at law or in equity, in contract, in tort or otherwise. Without limiting the rights of the Company against Parent, Merger Sub I or Merger Sub II hereunder and Blackstone Infrastructure Advisors L.L.C. and Blackstone Real Estate Services L.L.C. under the Confidentiality Agreement, in no event shall the Company or its affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover damages from, any Parent Party (other than the Guarantors to the extent provided in the Guaranties and subject to the Liability Limitation and the other limitations described therein).
Section 8.9    Amendment. This Agreement may be amended by action taken by the Company, the Partnership, Parent, Merger Sub I and Merger Sub II at any time before or after approval of the Mergers by the Company Requisite Vote but, after such approval, no amendment shall be made which requires the approval of any such shareholders under applicable Law without obtaining such further approvals. This Agreement may not be amended except by an instrument in writing signed on behalf of all of the parties hereto.
Section 8.10    Extension; Waiver. At any time prior to the Closing Date, each party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any breaches or inaccuracies in the representations and warranties of the other parties contained herein or in any document, certificate or writing delivered pursuant hereto, or (c) subject to Section 8.9, waive compliance by the other parties with any of the agreements or conditions contained herein. Any agreement on the part of any party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby. Notwithstanding the foregoing, no failure or delay by the Company, the Partnership, Parent, Merger Sub I or Merger Sub II in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.
Section 8.11    Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall be considered one and the same agreement. The exchange of a fully executed Agreement (in counterparts or otherwise) by facsimile or by electronic delivery in .pdf format shall be sufficient to bind the parties to the terms and conditions of this Agreement.
Section 8.12    Definitions.
Term	Section
2021 Bonus	5.9(e)
Acceptable Confidentiality Agreement	5.6(c)
Adverse Recommendation Change	5.6(e)
Agreement	Preamble
Alternative Acquisition Agreement	5.6(b)
Amended Partnership Agreement	1.2(b)
Bankruptcy and Equity Exception	3.3(a)
Blackstone	5.5(c)
Book-Entry Share	2.4(b)
Book-Entry Unit	2.4(b)
Cancelled Units	2.2(d)
Capital Expenditure Budget	3.14(d)
Capitalization Date	3.2(a)
Certificate	2.4(b)
Certificate of Limited Partnership	1.2(b)
Chosen Courts	8.4(b)
Class A Common Stock	3.2(a)
Class A Partnership Units	Recitals
Class B Common Stock	3.2(a)
Closing	1.5
Closing Date	1.5
COBRA	3.11(d)
Company	Preamble
Company Board	Recitals
Company Bylaws	3.1(b)
Company Charter	3.1(b)
Company Class A Share	2.1(b)
Company Class B Share	2.1(b)
Company Common Stock	3.2(a)
Company Disclosure Letter	Article III
Company Employee	5.9(a)

Term	Section
Company Employee Benefit Plan	3.11(a)
Company Financial Statements	3.5(a)
Company Intellectual Property	3.16(a)
Company IT Assets	3.16(c)
Company Leased Real Property	3.14(c)
Company Leases	3.14(c)
Company Material Contract	3.17(b)(xii)
Company Merger	Recitals
Company Merger Articles of Merger	1.4(b)
Company Merger Certificate	1.4(b)
Company Merger Effective Time	1.4(b)
Company Option	2.3(a)
Company Performance Unit	2.3(c)
Company Permits	3.9(a)
Company Preferred Shares	2.1(c)
Company Preferred Stock	3.2(a)
Company Recommendation	5.4
Company Requisite Vote	3.20
Company Restricted Share Award	2.3(b)
Company SEC Documents	3.5(a)
Company Series A Preferred Share	2.1(c)
Company Series B Preferred Share	2.1(c)
Company Share	2.1(b)
Company Share Merger Consideration	2.1(b)
Company Shareholders’ Meeting	5.4
Company Shares	2.1(b)
Company Space Leases	3.14(e)
Company Termination Fee	7.3(b)
Confidentiality Agreement	5.2(b)
Continuing Units	2.2(c)
Current ESPP Offering Period	2.3(f)
D&O Insurance	5.8(b)
Deferred Share Units	2.3(d)
DLLCA	Recitals
DPA	4.12
DRULPA	Recitals
DSOS	1.4(a)
Earned Unit	2.3(c)
Election Date	2.2(b)(i)
Equity	4.8(a)
Equity Commitment Letter	4.8(a)
Equity Financing	4.8(a)
Equity Investor	4.8(a)
ERISA	3.11(a)

Term	Section
Exchange Fund	2.4(a)
Excluded Shares	2.1(d)
Excluded Units	2.2(d)
Existing Indebtedness	3.17(b)(iv)
Existing Loan Documents	3.17(b)(iv)
FCPA	3.9(c)
Financing	5.15(a)
Form of Election	2.2(b)(i)
Fundamental Change Notice	5.16(b)
GAAP	3.5(a)
Ground Lease	3.14(b)
Ground Leased Real Property	3.14(b)
Guaranties	Recitals
Guarantor	Recitals
Indemnified Liabilities	5.8(a)
Indemnified Party	5.8(a)
Inquiry	5.6(b)
Interim Period	5.1
IRS	3.11(c)
Jefferies Opinion	3.18
Liability Limitation	8.8(c)
Maximum Amount	5.8(b)
Merger Consideration	2.2(a)
Merger Sub I	Preamble
Merger Sub II	Preamble
Merger Sub II GP	Recitals
Mergers	Recitals
MGCL	Recitals
Morgan Stanley Opinion	3.18
Multiemployer Plan	3.11(b)
No-Shop Period Start Date	5.6(a)
Notice of Change of Recommendation	5.6(f)
Notice of Change Period	5.6(f)
Operating Budget	3.14(d)
Operating Expenses	3.14(d)
Outside Date	7.1(b)(ii)
Owned Real Property	3.14(a)
Parent	Preamble
Parent Plan	5.9(b)
Parent Termination Amount	7.3(c)
Parent-Approved Transaction	5.12
Participation Agreements	3.14(f)
Participation Interest	3.14(f)
Participation Party	3.14(f)

Term	Section
Partnership	Preamble
Partnership Agreement Amendments	1.2(b)
Partnership Merger	Recitals
Partnership Merger Certificate	1.4(a)
Partnership Merger Effective Time	1.4(a)
Partnership Unit Merger Consideration	2.2(a)
Partnership Units	Recitals
Paying Agent	2.4(a)
Per Company Series A Preferred Share Merger Consideration	2.1(c)
Per Company Series B Preferred Share Merger Consideration	2.1(c)
Per Company Share Merger Consideration	2.1(b)
Per Partnership Unit Merger Consideration	2.2(a)
Per Series A Preferred Share Redemption Price	5.16(a)
Permit	3.9(a)
Preferred Partnership Units	Recitals
Proxy Statement	5.3(a)
QRS	3.13(c)
Qualifying Income	7.4(a)
REIT	3.13(b)
REIT Opinion	6.2(c)
Rent Rolls	3.14(e)
Retained Class A Partnership Units	2.2(a)
Retention Election	2.2(b)
Roll-Over Limited Partner	Recitals
Sarbanes-Oxley Act	3.5(a)
SDAT	1.4(b)
Senior Notes	5.17(a)
Series A Articles Supplementary	5.16(a)
Series A Preferred Partnership Units	Recitals
Series A Preferred Share Merger Consideration	2.1(c)
Series A Preferred Share Redemption	5.16(a)
Series A Preferred Stock	3.2(a)
Series A Redemption Notice	5.16(a)
Series B Articles Supplementary	5.16(b)
Series B Preferred Partnership Units	Recitals
Series B Preferred Share Merger Consideration	2.1(c)
Series B Preferred Stock	3.2(a)
Surviving Company	1.1(b)
Surviving Partnership	1.1(a)
Takeover Statutes	3.19
Third Party	3.14(g)
Transaction Litigation	5.5(b)
Transfer Taxes	5.13(b)
TRS	3.13(c)

Term	Section
Vested LTIP Unit	2.3(e)
WARN	3.12(e)
In addition to the other terms defined throughout this Agreement, which are listed above, the following terms shall have the following meanings when used in this Agreement:
(a)   “2020 Indenture” means that certain indenture dated as of October 7, 2020, among the Company, the Partnership, QTS Finance Corporation, certain subsidiaries of the Partnership and Deutsche Bank Trust Company Americas, as trustee.
(b)   “affiliate” means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first-mentioned Person.
(c)   “Business Day” means a day other than Saturday, Sunday or any day on which banks located in New York, New York are authorized or obligated by applicable Law to close.
(d)   “CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act (Pub. L. 116-136) and any administrative or other guidance published with respect thereto by any Governmental Entity, or any other Law or executive order or executive memo (including the Memorandum on Deferring Payroll Tax Obligations in Light of the Ongoing COVID-19 Disaster, dated August 8, 2020) intended to address the consequences of COVID-19, including the Health and Economic Recovery Omnibus Emergency Solutions Act and the Health Economic Assistance, Liability and Schools Act and any other U.S., non-U.S., state or local stimulus fund or relief programs or Laws enacted by a Governmental Entity in connection with or in response to COVID-19.
(e)   “Code” means the Internal Revenue Code of 1986.
(f)   “Company Acquisition Proposal” means any inquiry, offer or proposal from any Person or “group” (as defined in Section 13(d)(3) of the Exchange Act) regarding any of the following (other than the Mergers) involving any of the Company or the Partnership or any other Company Subsidiary: (i) any merger, consolidation, share exchange, recapitalization, dissolution, liquidation, business combination or other similar transaction involving the Company or the Partnership; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition, directly or indirectly, by merger, consolidation, sale of equity interests, share exchange, joint venture, business combination or otherwise, of 15% or more of the consolidated assets of the Company and the Partnership and the other Company Subsidiaries, taken as a whole (as determined on a book-value basis (including Indebtedness secured solely by such assets)), in a single transaction or series of related transactions; (iii) any issue, sale or other disposition (including by way of merger, consolidation, sale of equity interests, share exchange, joint venture, business combination or otherwise) of securities (or options, rights or warrants to purchase, or securities convertible into, such securities) representing 15% or more of the voting power of the Company or 15% or more of the equity interests or general partner interests in the Partnership; (iv) any tender offer or exchange offer for 15% or more of any class of equity security of the Company or 15% or more of the equity interests or general partner interests in the Partnership or the filing of a registration statement under the Securities Act in connection therewith; (v) any other transaction or series of related transactions pursuant to which any third party proposes to acquire control of assets of the Company or the Partnership and any other Company Subsidiary having a fair market value equal to or greater than 15% of the fair market value of all of the assets of the Company and the Partnership and the other Company Subsidiaries, taken as a whole, immediately prior to such transaction; or (vi) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.
(g)   “Company Budget” means the Capital Expenditure Budget and the Operating Budget.
(h)   “Company ESPP” means the 2020 Amended and Restated QTS Realty Trust, Inc. Employee Stock Purchase Plan.
(i)   “Company LTIP Unit” means a Class O LTIP Unit, as defined in the Partnership Agreement.

(j)   “Company Material Adverse Effect” means any change, event, state of facts or development that has had or would reasonably be expected to have a material adverse effect on (i) the business, financial condition, assets or continuing results of operations of the Company and the Company Subsidiaries, taken as a whole, or (ii) the ability of the Company or the Partnership to consummate the Mergers before the Outside Date; provided, however, that in the case of clause (i), no change, event, state of facts or development resulting from any of the following shall be deemed to be or taken into account in determining whether there has been or will be, a “Company Material Adverse Effect”: (a) the entry into or the announcement, pendency or performance of this Agreement or the transactions contemplated hereby or the consummation of any transactions contemplated hereby, including (i) the identity of Parent and its affiliates, (ii) by reason of any communication by Parent or any of its affiliates regarding the plans or intentions of Parent with respect to the conduct of the business of the Company and the Company Subsidiaries following the Company Merger Effective Time, (iii) the failure to obtain any third party consent in connection with the transactions contemplated hereby and (iv) the impact of any of the foregoing on any relationships with customers, suppliers, vendors, business partners, employees or any other Person, (b) any change, event or development in or affecting financial, economic, social or political conditions generally or the securities, credit or financial markets in general, including interest rates or exchange rates, or any changes therein, in the United States or other countries in which the Company or any of the Company Subsidiaries conduct operations or any change, event or development generally affecting the industries in which the Company and the Company Subsidiaries operate, (c) any change in the market price or trading volume of the equity securities of the Company or of the equity or credit ratings or the ratings outlook for the Company or any of the Company Subsidiaries by any applicable rating agency; provided, however, that the exception in this clause (c) shall not prevent the underlying facts giving rise or contributing to such change, if not otherwise excluded from the definition of Company Material Adverse Effect, from being taken into account in determining whether a Company Material Adverse Effect has occurred, (d) the suspension of trading in securities generally on the New York Stock Exchange, (e) any adoption, implementation, proposal or change after the date hereof in any applicable Law or GAAP or interpretation of any of the foregoing, (f) any action taken or not taken to which Parent has consented in writing, (g) any action expressly required to be taken by this Agreement or taken at the request of Parent (including pursuant to Section 5.12), (h) the failure of the Company or any Company Subsidiary to meet any internal or public projections, budgets, forecasts or estimates of revenues, earnings or other financial results for any period ending on or after the date of this Agreement; provided, however, that the exception in this clause (h) shall not prevent the underlying facts giving rise or contributing to such failure, if not otherwise excluded from the definition of Company Material Adverse Effect, from being taken into account in determining whether a Company Material Adverse Effect has occurred; and provided, further, that this clause (h) shall not be construed as implying that the Company is making any representation or warranty with respect to any internal or public projections, budgets, forecasts or estimates of revenues, earnings or other financial results for any period, (i) the commencement, occurrence, continuation or escalation of any war (whether or not declared), civil disobedience, sabotage, armed hostilities, military or para-military actions or acts of terrorism (including cyberattacks), (j) any actions or claims made or brought by any of the current or former shareholders or equityholders of the Company or any Company Subsidiary (or on their behalf or on behalf of the Company or any Company Subsidiary, but in any event only in their capacities as current or former shareholders or equityholders) arising out of this Agreement or the Mergers or (k) the existence, occurrence or continuation of any force majeure events, including any earthquakes, floods, hurricanes, tropical storms, fires or other natural disasters, any national, international or regional calamity or any outbreak of illness, epidemic, pandemic or other public health event (including COVID-19) or any COVID-19 Measures or other restrictions to the extent relating to, or arising out of, any outbreak of illness, epidemic, pandemic or other public health event (including COVID-19) or any material worsening of any of the foregoing; provided, that (i) with respect to clauses (b), (e), (i), and (k), such changes, events, state of facts or developments may be taken into account to the extent they disproportionately adversely affect the Company and the Company Subsidiaries, taken as a whole, compared to other companies operating in the United States in the industries in which the Company and the Company Subsidiaries operate and (ii) clause (a)(iii) shall not apply to the use of Company Material Adverse Effect in Section 3.4 (or Section 6.2(a) as it relates to Section 3.4).

(k)   “Company Real Property” means, collectively, the Owned Real Property and the Ground Leased Real Property.
(l)   “Company Share Incentive Plan” means the QTS Realty Trust, Inc. Amended and Restated 2013 Equity Incentive Plan, the QualityTech, LP 2010 Equity Incentive Plan, as amended, the Deferred Compensation Plan and the Company ESPP.
(m)   “Company Subsidiary” means any Subsidiary of the Company, including the Partnership and its Subsidiaries. Solely for purposes of this Agreement, QTS JV I, LLC and its Subsidiaries shall be considered Company Subsidiaries.
(n)   “Contract” means any binding agreement, contract, lease (whether for real or personal property), commitment, note, bond, mortgage, indenture, deed of trust, loan or evidence of Indebtedness, to which a Person is a party or to which the properties or assets of such Person are subject.
(o)   “COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions or mutations thereof or related or associated epidemics, pandemics or disease outbreaks.
(p)   “COVID-19 Measures” means any quarantine, “shelter in place”, “stay at home”, workforce reduction, social distancing, shut down, closure, sequester, safety or similar Law, guideline or recommendation by any Governmental Entity, including the Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or in response to COVID-19, including the CARES Act and Families First Coronavirus Response Act (Pub. L. 116-127).
(q)   “Cut-Off Time” means 11:59 p.m. (New York City time) on July 27, 2021; provided that, if the foregoing time would be during (x) a Notice of Change Period with respect to the Company’s intention to terminate this Agreement pursuant to Section 7.1(c)(i) to enter into a definitive agreement with respect to a Qualified Proposal that the Company Board has determined (in accordance with Section 5.6(e)) constitutes a Superior Proposal or (y) an Excluded Party Notice Period, then the Cut-Off Time shall be extended, solely with respect to the Excluded Party making such Qualified Proposal (and solely with respect to such Qualified Proposal during the Final Cut-Off Notice of Change Period), to: (A) in the case of clause (x), 11:59 p.m. (New York City time) on the last day of the immediately following Notice of Change Period and (B) in the case of clause (y), 11:59 p.m. (New York City time) on the last day of the second following Notice of Change Period (such immediately following or second following Notice of Change Period, respectively, the “Final Cut-Off Notice of Change Period”); provided, that if Parent fails to submit its proposed changes, if any, to this Agreement in writing in response to the Notice of Change of Recommendation by 3:00 p.m. (New York City time) on the last day of the applicable Final Cut-Off Notice of Change Period, then for purposes of the preceding proviso the Cut-Off Time with respect to such Qualified Proposal received from such Excluded Party during the immediately prior Excluded Party Notice Period shall be 3:00 p.m. (New York City time) on the calendar day immediately following the last day of the applicable Final Cut-Off Notice of Change Period.
(r)   “Deferred Compensation Plan” means the QTS Realty Trust, Inc. Director Deferred Compensation Plan.
(s)   “delivered” or “made available” or words of similar import mean, with respect to documents or information required to be provided by the Company or the Partnership to Parent, Merger Sub I or Merger Sub II, any documents or information (i) posted by the Company or any of its Representatives in the Company’s electronic data room, (ii) filed or furnished by the Company with, and available through the SEC’s Electronic Data Gathering and Retrieval System or (iii) otherwise made reasonably available by the Company or its Representatives to Parent, in each case prior to the execution and delivery of this Agreement.
(t)   “Environmental Laws” means all Laws which (a) regulate or relate to (i) the protection or clean-up of the environment, (ii) occupational safety and health in respect of any harmful or deleterious substances, or (iii) the treatment, storage, transportation, handling, exposure to, disposal or Release of any harmful or deleterious substances or (b) impose liability with respect to any of the foregoing.

(u)   “Environmental Permits” means any permit, registration, identification number, license and other authorization under any applicable Environmental Law.
(v)   “ERISA Affiliate” means any entity, trade or business (whether or not incorporated) that is considered a single employer together with the Company or any Company Subsidiary under ERISA Section 4001(b) or part of the same “controlled group” with the Company or any Company Subsidiary for purposes of Code Section 414.
(w)   “Exchange Act” means the U.S. Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.
(x)   “Excluded Party” means any Person or group of Persons from whom the Company or any of its Representatives has received a written bona fide Company Acquisition Proposal after the execution of this Agreement and prior to the No-Shop Period Start Date, which written Company Acquisition Proposal the Company Board has determined in good faith prior to the No-Shop Period Start Date (after consultation with its outside counsel and its financial advisor) constitutes or could reasonably be expected to lead to a Superior Proposal (a “Qualified Proposal”); provided, that in order to continue to be deemed an Excluded Party following the Cut-Off Time, the Company will have commenced, at or prior to the Cut-Off Time, a Notice of Change Period with respect to its intention to terminate this Agreement pursuant to Section 7.1(c)(i) to enter into a definitive agreement providing for the implementation of such Qualified Proposal that the Company Board has determined (in accordance with Section 5.6(e)) constitutes a Superior Proposal; provided, further, that a Person or group of Persons shall immediately cease to be an Excluded Party (and the provisions of this Agreement applicable to Excluded Parties shall cease to apply with respect to such Person or group of Persons) upon the earliest to occur of the following (i) such Company Acquisition Proposal made by such Person or group of Persons prior to the No-Shop Period Start Date expires, is withdrawn or terminated (it being understood that any amendment, modification or replacement of such Company Acquisition Proposal shall not, in and of itself, be deemed a withdrawal of such Company Acquisition Proposal), (ii) in the case of a group, if the Persons in such group as of the time such group submitted the Qualified Proposal that most recently rendered such group an Excluded Party cease to constitute in the aggregate at least 75% of the equity financing (measured by voting power or value) of such group, unless the remainder of such equity financing is to be provided by Persons who were themselves in a group of Persons that was an Excluded Party prior to the No-Shop Period Start Date and (iii) the Cut-Off Time.
(y)   “Excluded Party Notice Period” means, with respect to an Excluded Party, a period of three (3) Business Days ending at 11:59 p.m. (New York City time) on such 3rd Business Day commencing upon the expiration of the first Notice of Change Period with respect to the Company’s intention to terminate this Agreement pursuant to Section 7.1(c)(i) to enter into a definitive agreement with respect to a Qualified Proposal which was submitted by such Excluded Party that the Company Board has determined (in accordance with Section 5.6(e)) constitutes a Superior Proposal, it being agreed that if a new Notice of Change Period is commenced, at or before the expiration of such three (3) Business Day period, with respect to the Company’s intention to terminate this Agreement pursuant to Section 7.1(c)(i) to enter into a definitive agreement providing for the implementation of such Superior Proposal, as materially revised, then a new Excluded Party Notice Period of two (2) Business Days ending at 11:59 p.m. (New York City time) on such 2nd Business Day shall commence upon the expiration of such new Notice of Change Period (and another new Excluded Party Notice Period of two (2) Business Days ending at 11:59 p.m. (New York City time) on such 2nd Business Day shall commence upon the expiration of any further such new Notice of Change Period that commences at or before the expiration of the prior Excluded Party Notice Period), it being understood that if any Excluded Party Notice Period expires without such a new Notice of Change Period having been commenced at or before such expiration, there shall be no further Excluded Party Notice Periods with respect to such Excluded Party.
(z)   “Facilities” means collectively, each of the Company and the Company Subsidiaries’ owned, leased or operated data centers.
(aa)    “Governmental Entity” means any court, tribunal or any government or political subdivision thereof, whether federal, state, county, local or foreign, or any agency, authority, official or instrumentality of such governmental or political subdivision, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of government.
(bb)   “Hazardous Substances” means any toxic, reactive, corrosive, ignitable or flammable chemical, or chemical compound, or hazardous substance, hazardous material or hazardous waste, whether solid, liquid or gas, that is subject to regulation, control or remediation, or for which liability or standards of care are imposed under any Environmental Laws, including petroleum (including crude oil or any fraction thereof), asbestos, radioactive materials and polychlorinated biphenyls, or toxic mold.
(cc)   “Indebtedness” means, with respect to any Person, without duplication, (a) all obligations of such Person and its Subsidiaries for borrowed money, including obligations evidenced by notes, bonds, debentures or other similar instruments, (b) all reimbursement obligations of such Person and its Subsidiaries under letters of credit to the extent such letters of credit have been drawn, (c) obligations of such Person and its Subsidiaries in respect of interest rate, currency or other swaps, hedges or similar derivative arrangements, (d) all capital lease obligations of such Person and its Subsidiaries, (e) all obligations of such Person and its Subsidiaries for guarantees of another Person in respect of any items set forth in clauses (a) through (d), and (f) all outstanding prepayment premium obligations of such Person and its Subsidiaries, if any, and accrued interest, fees and expenses related to any of the items set forth in clauses (a) through (c). For the avoidance of doubt, “Indebtedness” shall not include any liability for Taxes and shall not include any Indebtedness from the Company to a wholly-owned Company Subsidiary (or vice versa) or between wholly-owned Company Subsidiaries.
(dd)   “Infrastructure Agreement” means any infrastructure agreement, conduit lease, dark fiber lease, pathway agreement, utility, or similar agreement affecting the ability to use telecommunications equipment or services at the Company Real Property to which the Company or any Company Subsidiary is a party; provided, however, that “Infrastructure Agreements” shall not include any Company Space Leases, Ground Leases or Company Leases.
(ee)   “Intellectual Property” means intellectual property rights, including in the following: (a) United States and non-U.S. patents, provisional patent applications, patent applications, continuations, continuations-in-part, extensions, divisions, reissues, patent disclosures, industrial designs, inventions (whether or not patentable or reduced to practice) and improvements thereto, (b) United States, state and non-U.S. trademarks, service marks, trade names, corporate names, designs, logos, slogans, social media identifiers, domain names and general intangibles of like nature, including all goodwill associated therewith, and any registrations and applications to register the foregoing, (c) United States and non-U.S. copyrights and mask works (as defined in 17 U.S.C. §901) and pending applications to register the same and (d) trade secrets and confidential ideas, know-how, concepts, methods, processes, formulae, technology, algorithms, models, reports, data, customer lists, supplier lists, mailing lists, business plans and other proprietary information, all of which derive value, monetary or otherwise, from being maintained in confidence.
(ff)   “Intervening Event” means a material event, development or change in circumstances with respect to the Company and the Company Subsidiaries, taken as a whole, that occurred or arose after the date of this Agreement, which (a) was unknown to, nor reasonably foreseeable by, the Company Board as of or prior to the date of this Agreement and (b) first becomes known to or by the Company Board prior to the receipt of the Company Requisite Vote; provided, however that none of the following will constitute, or be considered in determining whether there has been, an Intervening Event: (i) the receipt, existence of or terms of an Inquiry or Company Acquisition Proposal or any matter relating thereto or consequence thereof and (ii) changes in the market price or trading volume of the Company Class A Shares or the fact that the Company meets or exceeds internal or published projections, budgets, forecasts or estimates of revenues, earnings or other financial results for any period (provided, however, that the underlying causes of such change or fact shall not be excluded by this clause (ii)).
(gg)   “Joint Venture Agreements” means the organizational and other governing documents of the Company Subsidiaries set forth in Section 8.12(gg) of the Company Disclosure Letter.
(hh)   “know” or “knowledge” means, with respect to the Company, the actual knowledge of such persons listed in Section 8.12(hh) of the Company Disclosure Letter, and with respect to Parent, the actual knowledge of the persons listed in Schedule A hereto.

(ii)   “Law” means any federal, state, local or foreign law (including common law), statute, code, directive, ordinance, rule, regulation, order, judgment, writ, stipulation, award, injunction or decree of any Governmental Entity.
(jj)    “Lien” means any lien, mortgage, pledge, conditional or installment sale agreement, restriction on transfer, purchase option, right of first refusal, easement, security interest, charge, encumbrance, deed of trust, right-of-way or other encumbrance of any nature, whether voluntarily incurred or arising by operation of Law. A non-exclusive license of Intellectual Property shall not be deemed to be a Lien.
(kk)   “Material Company Lease” means any lease, sublease or occupancy agreement of real property (other than Ground Leases) under which the Company or any Company Subsidiary is the tenant or subtenant or serves in a similar capacity and that provides for annual rentals of $1,000,000 or more; provided that any such lease, sublease or occupancy agreement between the Company and any Company Subsidiary or between Company Subsidiaries shall not constitute a Material Company Lease.
(ll)   “Material Space Lease” means any one or more leases, subleases, licenses or occupancy agreements of a particular real property under which the Company or any Company Subsidiary is the landlord or sub-landlord or serves in a similar capacity, providing (x) for annual rentals of $3,500,000 or more or (y) more than 3.5 megawatts of power; provided that any such lease, sublease or occupancy agreement between the Company and any Company Subsidiary or between Company Subsidiaries shall not constitute a Material Space Lease.
(mm)    “Minority Limited Partner” means (x) any holder of Class A Partnership Units, other than any such holder that is the Company, any Company Subsidiary, the Surviving Company, Parent, Merger Sub I, Merger Sub II or any wholly-owned Subsidiary of the Surviving Company, Parent or Merger Sub II and (y) solely with respect to any Company LTIP Unit that will be converted, prior to the Closing, into Class A Partnership Units, any holder of such Company LTIP Unit.
(nn)   “Parent Parties” means, collectively, Parent, Merger Sub I, Merger Sub II, the Guarantor or any of their respective former, current or future directors, officers, employees, agents, general or limited partners, managers, members, stockholders, affiliates, successors or assignees or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder, affiliate, successor or assignee of any of the foregoing.
(oo)   “Partnership Agreement” means the Fifth Amended and Restated Agreement of Limited Partnership of the Partnership, as amended by Amendment No. 1, Amendment No. 2 and Amendment No. 3 to the Fifth Amended and Restated Agreement of Limited Partnership of the Partnership, and as may be further amended from time to time.
(pp)   “Permitted Liens” means (a) statutory Liens for Taxes, assessments or other charges by Governmental Entities not yet due and payable or the amount or validity of which is being contested in good faith and for which appropriate reserves have been established on the Company Financial Statements in accordance with GAAP (to the extent required by GAAP), (b) mechanic’s, workmen’s, repairmen’s, carrier’s, warehousemen’s or other like Liens (i) arising in the ordinary course for amounts not yet due and payable or the amount or validity of which is being contested in good faith and for which appropriate reserves have been established on the Company Financial Statements in accordance with GAAP (to the extent required by GAAP) or (ii) arising in connection with construction in progress for amounts not yet due and payable, (c) Liens for which title insurance coverage has been obtained pursuant to a title insurance policy issued to the Company or any Company Subsidiary prior to the date hereof, (d) easements, overlaps, encroachments and any matters that would be disclosed by an accurate survey or a personal inspection of the property (other than matters that, individually or in the aggregate, materially adversely impair the current use, operation or value of the subject real property), (e) Liens securing Indebtedness for borrowed money existing as of the date hereof or that the Company or a Company Subsidiary is permitted to enter into pursuant to the terms of Section 5.1, (f) (i) rights of tenants under Company Space Leases, as tenants only, and (ii) rights of other parties in possession, in the case of clause (ii), without any right of first refusal, right of first offer or other option to purchase any Company Real Property (or any portion thereof), (g) title to any portion of any owned or leased real property lying within the boundary of any public or private road, easement or right of way, (h) Liens created, imposed or promulgated by Law or by any Governmental Entities, including zoning regulations, use restrictions and building codes, (i) such other non-monetary Liens or imperfections of title, easements, covenants, rights of way, restrictions and other similar charges or encumbrances disclosed in policies or commitments of title insurance that, individually or in the aggregate, do not, and would not reasonably be expected to, materially impair the existing use, operation or value of the property or asset affected by the applicable Lien, (j) Liens, rights or obligations created by or resulting from the acts or omission of Parent, Merger Sub I or Merger Sub II or any of their affiliates and their respective investors, lenders, employees, officers, directors, members, shareholders, agents, representatives, contractors, invitees or licensees or any Person claiming by, through or under any of the foregoing, (k) as set forth on Section 8.12(pp) of the Company Disclosure Letter and (l) any other Liens that individually or in the aggregate, would not reasonably be expected to materially adversely impair the current use, operation or value of the subject real property or asset.
(qq)   “Person” means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or other entity.
(rr)   “Prior Sale Agreement” means any purchase or sale Contract relating to any fee interest real property or leasehold interest in any Ground Lease conveyed, transferred, assigned or otherwise disposed of by the Company or any Company Subsidiaries since January 1, 2019.
(ss)   “Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment.
(tt)   “Reportable Transaction” shall have the meaning ascribed to the term “reportable transaction” in Section 1.6011-4(b) of the Treasury Regulations.
(uu)   “Representative” means, with respect to any Person, such Person’s directors, partners, managers, officers, employees, consultants, advisors (including counsel, accountants, investment bankers, experts, consultants and financial advisors), agents and other representatives and, in the case of Parent, its financing sources.
(vv)   “SEC” means the U.S. Securities and Exchange Commission.
(ww)    “Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder.
(xx)   “Service Provider” means any employee, director or individual independent contractor of the Company or any Company Subsidiaries.
(yy)   “Solvent” when used with respect to any Person, means that, as of any date of determination, (a) the “present fair saleable value” of such Person’s total assets exceeds the value of such Person’s total “liabilities, including a reasonable estimate of the amount of all contingent and other liabilities,” as such quoted terms are generally determined in accordance with applicable Laws governing determinations of the insolvency of debtors, (b) such Person will not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or intends to engage and (c) such Person will be able to pay all of its liabilities (including contingent liabilities) as they mature. For purposes of this definition, “not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged” and “able to pay all of its liabilities (including contingent liabilities) as they mature” mean that such Person will be able to generate enough cash from operations, asset dispositions, existing financing or refinancing, or a combination thereof, to meet its obligations as they become due.
(zz)   “Subsidiary” means, with respect to a Person, another Person at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions is owned or controlled directly or indirectly by such first Person and/or by one or more of its Subsidiaries or of which such first Person and/or one of its Subsidiaries serves as a general partner (in the case of a partnership) or a manager or managing member (in the case of a limited liability entity) or similar function.
(aaa)    “Superior Proposal” means a bona fide written Company Acquisition Proposal (except that, for purposes of this definition, the references in the definition of “Company Acquisition Proposal”

to “15%” shall be replaced by “50%”) made by a third party on terms that the Company Board determines in good faith, after consultation with the Company’s outside legal counsel and financial advisors, (A) would result, if consummated, in a transaction that is more favorable to the Company’s shareholders (solely in their capacity as such) from a financial point of view than the Company Merger and (B) is reasonably likely to be consummated, after taking into account (x) the financial, legal, regulatory and any other aspects of such proposal, (y) the likelihood and timing of consummation (as compared to the Company Merger) and (z) any changes to the terms of this Agreement proposed by Parent and any other information provided by Parent (including pursuant to Section 5.6 of this Agreement).
(bbb)    “Tax” and “Taxes” means any and all federal, state, local or foreign net income, gross income, gross receipts, windfall profit, severance, property, production, sales, use, license, excise, stamp, franchise, employment, payroll, withholding, social security (or similar, including FICA), alternative or add-on minimum tax, or any other tax, custom, duty, impost, levies, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, addition to tax or additional amount imposed by any Governmental Entity.
(ccc)   ”Tax Protection Agreements” means any Contract to which the Company or any Company Subsidiary is a party pursuant to which: (a) any liability to holders of equity of a Company Subsidiary (including holders of Partnership Units) relating to Taxes may arise, whether or not as a result of the consummation of the transactions contemplated by this Agreement; (b) in connection with the deferral of income Taxes of a holder of equity of a Company Subsidiary (including holders of Partnership Units), the Company or any of the Company Subsidiaries have agreed to (i) maintain a minimum level of debt or continue a particular debt or allow such holder to guarantee any debt, (ii) retain or not dispose of assets for a period of time that has not since expired, (iii) make or refrain from making Tax elections, (iv) operate (or refrain from operating) in a particular manner, (v) only dispose of assets in a particular manner, (vi) use (or refrain from using) a specified method of taking into account book tax disparities under Section 704(c) of the Code with respect to one or more properties and/or (vii) use (or refrain from using) a particular method of allocating one or more liabilities of such party or any of its direct or indirect subsidiaries under Section 752 of the Code; (c) limited partners of the Partnership have guaranteed, indemnified or assumed debt of the Partnership; and/or (d) any other agreement that would require the general partner of a Partnership to consider separately the interests of any limited partner.
(ddd)    “Tax Return” means any return, report, document, declaration or any other information return or similar statement filed or required to be filed with respect to any Tax, including any information return, claim for refund, amended return or declaration of estimated Tax and including any schedule or attachment.
(eee)    “Transfer Right” means, with respect to the Company or any Company Subsidiary, a buy/sell, put option, call option, option to purchase, a marketing right, a forced sale, tag or drag right or a right of first offer, right of first refusal or right that is similar to any of the foregoing, pursuant to the terms of which the Company or any Company Subsidiary could be required to purchase or sell the applicable equity interests of any Person or any real property.
[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.
QTS REALTY TRUST, INC.
By:
/s/ Chad L. Williams

Name:
Chad L. Williams

Title:
Chief Executive Officer

QUALITYTECH, LP
By:
QTS Realty Trust, Inc., its general partner

By:
/s/ Chad L. Williams

Name:
Chad L. Williams

Title:
Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

VOLT UPPER HOLDINGS LLC
By:
/s/ Greg Blank

Name:
Greg Blank

Title:
Senior Managing Director and Vice President

By:
/s/ Mike Forman

Name:
Mike Forman

Title:
Managing Director and Vice President

VOLT LOWER HOLDINGS LLC
By:
Volt Upper Holdings LLC, its sole member

By:
/s/ Greg Blank

Name:
Greg Blank

Title:
Senior Managing Director and Vice President

By:
/s/ Mike Forman

Name:
Mike Forman

Title:
Managing Director and Vice President

VOLT ACQUISITION LP
By:
Volt Acquisition GP LLC, its general partner

By:
/s/ Greg Blank

Name:
Greg Blank

Title:
Senior Managing Director and Vice President

By:
/s/ Mike Forman

Name:
Mike Forman

Title:
Managing Director and Vice President

[Signature Page to Agreement and Plan of Merger]

Exhibit C
AMENDMENT NO. 4
TO
FIFTH AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP
OF
QUALITYTECH, LP
THIS AMENDMENT NO. 4 TO FIFTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP (this “Amendment”), dated as of     , 2021 and effective as of the Company Merger Effective Time (as defined in the Merger Agreement (defined below)), is entered into by QTS Realty Trust, LLC, a Delaware limited liability company, as the general partner (the “General Partner”) of QualityTech, LP, a Delaware limited partnership (the “Partnership”), pursuant to the authority granted to the General Partner in the Fifth Amended and Restated Agreement of Limited Partnership of QualityTech, LP, dated as of October 15, 2013, as amended (the “Partnership Agreement”). Capitalized terms used and not defined herein shall have the meanings set forth in the Partnership Agreement.
WHEREAS, the General Partner wishes to amend the Partnership Agreement as set forth herein to revise and update certain provisions thereof in connection with the transactions contemplated by that certain Agreement and Plan of Merger dated as of June   , 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Merger Agreement”) by and among the General Partner, the Partnership, Volt Upper Holdings LLC (“Parent”), Volt Lower Holdings LLC (“Merger Sub I”) and Volt Acquisition LP (“Merger Sub II”), pursuant to which (i) the General Partner shall be merged with and into Merger Sub I, with Merger Sub I continuing as the surviving entity (the “Surviving Company”), (ii) Merger Sub II shall be merged with and into the Partnership, with the Partnership continuing as the surviving entity (the “Surviving Partnership”) and (iii) the Surviving Company shall be the sole general partner of the Surviving Partnership.
WHEREAS, effective as of the Company Merger Effective Time (as defined in the Merger Agreement), references to the General Partner and the Partnership in the Partnership Agreement (including this Amendment) shall mean the Surviving Company and the Surviving Partnership, respectively.
NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the General Partner hereby amends the Partnership Agreement as follows:
Section 1.   Amendments
(a)   Article I of the Partnership Agreement is hereby amended by adding the following new defined terms in the applicable alphabetical order:
“beneficial owner” shall have the meaning ascribed to it in Rules 13d-3 and 13d-5 under the Exchange Act, and “beneficially owned” and “beneficial ownership” shall have a correlative meaning.
“BREIT” means Blackstone Real Estate Income Trust, Inc., together with its successors and assigns.
“BREIT Carrying Value” means, as of any date of determination, with respect to any asset of the Partnership, the gross value of such asset (including any mark-to-market value of any directly associated debt) as determined by BREIT OP in good faith using the most recent available valuations prepared by BX REIT Advisors L.L.C. that have been reviewed and confirmed for reasonableness by the BREIT Valuation Advisor for purposes of determining BREIT’s and BREIT OP’s net asset value as reported in BREIT’s SEC filings and shareholder reports.
“BREIT OP” means BREIT Operating Partnership L.P., together with its successors and assigns.
“BREIT OP LPA” means that certain Amended and Restated Limited Partnership Agreement of BREIT OP, dated as of July 27, 2018, by and among BREIT, BREIT Special Limited Partner L.P. and the other limited partners party thereto from time to time, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“BREIT OP Unit” shall have meaning assigned to “Class I Unit” in the BREIT OP LPA.
“BREIT OP NAV Per Unit” shall have meaning assigned to “Net Asset Value Per Unit” in the BREIT OP LPA.
“BREIT Valuation Advisor” means a third party valuation advisor engaged by BREIT or BREIT OP to review and confirm for reasonableness the valuations of the investments of BREIT and BREIT OP that are prepared and determined as of the date hereof by BX REIT Advisors L.L.C. for purposes of determining BREIT’s and BREIT OP’s net asset value as reported in BREIT’s SEC filings and shareholder reports.
“Class A Unit Contribution Value” means the amount that a holder of one (1) Class A Unit would receive in the event of a Deemed Partnership Liquidation on the date of determination.
“Class A Unitholder” means each Limited Partner who holds Class A Units, and any other Person admitted as an Additional Limited Partner or Substituted Limited Partner and who holds Class A Units, so long as such Person holds Class A Units. If a Class A Unitholder holds any different class of Partnership Units, then such Class A Unitholder shall be treated as a Class A Unitholder only with respect to its Class A Units.
“Deemed Partnership Liquidation” means, as of the date of determination, (i) a hypothetical sale of all of the assets owned, directly or indirectly, by the Partnership in an all cash transaction at the applicable BREIT Carrying Value, (ii) the deemed liquidation of the Partnership and its Subsidiaries and payment of all liabilities of such Persons, including repayment of any financings and other indebtedness and (iii) the deemed distribution of the net proceeds from such hypothetical sale in accordance with the provisions of Section 13.2 (but without duplication of any amounts paid pursuant to the preceding clause (ii)).
“Exchange Date” means, with respect to an Exchange Notice delivered in a calendar month, the Issuance Date occurring in the immediately following month (the “Scheduled Exchange Date”); provided, however, that if the applicable Exchange Notice shall have been delivered on a date that is less than 10 Business Days prior to such Scheduled Exchange Date, the Exchange Date shall be the Issuance Date of the subsequent month.
“Exchange Notice” means the Exchange Notice substantially in the form attached as Exhibit D.
“Initial Ownership Stake” means, with respect to a Class A Unitholder, the aggregate number of Class A Units beneficially owned by such Class A Unitholder as of immediately following the Company Merger Effective Time.
“Issuance Date” means, with respect to each month, the date on which BREIT issues shares to investors in the ordinary course. “Lock-up Expiry Date” means the date that is five (5) years after the Company Merger Effective Time (as defined in the Merger Agreement).
“Post-IPO Class A Unit Contribution Value” means the amount that a holder of one (1) Class A Unit would receive if each of the assets of the Partnership were to be sold for its fair market value on the Exchange Date, the Partnership were to pay all of its outstanding liabilities, and the remaining proceeds were to be distributed to the Partners in accordance with the terms of this Agreement. Such fair market value shall be determined by the General Partner, acting in good faith and based upon a commercially reasonable estimate of the amount that would be realized by the Partnership if each asset of the Partnership (and each asset of each partnership, limited liability company, trust, joint venture or other entity in which the Partnership owns a direct or indirect interest) were sold to an unrelated purchaser in an arms’ length transaction where neither the purchaser nor the seller were under economic compulsion to enter into the transaction (without regard to any discount in value as a result of the Partnership’s minority interest in any property or any illiquidity of the Partnership’s interest in any property).

“Private Placement Purchase Agreement” means a private placement purchase agreement on BREIT OP’s then-current form. For the avoidance of doubt, such Private Placement Purchase Agreement shall require (i) the Exchange Partner to make certain representations, warranties and covenants related to the acquisition of the Exchanged BREIT OP Units (including without limitation that the Exchange Partner is an “accredited investor” (as that term is defined by Rule 501 of the Securities Act) and is acquiring the Exchanged BREIT OP Units for its own account and not for resale or public offering), (ii) the Exchanged BREIT OP Units will not be registered under the Securities Act, and will bear a customary restrictive legend to that effect and (iii) the Exchange Partner’s disposal rights with respect to BREIT OP Units shall be subject to applicable securities laws and the BREIT OP LPA.
“Public Offering” means (i) a sale of equity securities in Parent or any of its direct or indirect Subsidiaries (the “IPO Entity”) to the public in an offering pursuant to an effective registration statement filed with the SEC pursuant to the Securities Act (whether such sale is by the IPO Entity and/or the equityholders thereof); provided, that the Partnership is a Subsidiary of the IPO Entity and a Public Offering shall not include an offering made in connection with a business acquisition or combination or an employee benefit plan or (ii) a reverse merger or other transaction with a “blank-check” company or special purpose acquisition company, following which the equity securities of an entity that owns, directly or indirectly, all or substantially all of the operations owned, directly or indirectly, by the Partnership immediately prior to such transaction are listed or traded on the New York Stock Exchange or the NASDAQ Stock Market (or a comparable successor exchange of either of them).
“Public Sale” means a sale of securities in Parent or any of its direct or indirect Subsidiaries pursuant to a Public Offering or a Rule 144 Sale.
“Qualified Public Offering” means (a) a Public Offering to the extent that, immediately following the completion of such Public Offering, the securities sold in such Public Offering (i) are listed on the New York Stock Exchange or the NASDAQ Stock Market (or a comparable successor exchange of either of them) and (ii) have a valuation not less than $200,000,000 (such valuation to be based on the price at which the securities were sold in such Public Offering as reflected on the cover page of the final prospectus filed with the SEC) or (b) any other public offering of securities of the IPO Entity that the Class A Limited Partners (by Consent of the Outside Limited Partners) elect to be treated as a “Qualified Public Offering” for the purposes of this Agreement prior to the consummation of such public offering.
“Rule 144” means Rule 144 adopted under the Securities Act.
“Rule 144 Sale” means a sale of securities in Parent or any of its direct or indirect Subsidiaries to the public through a broker, dealer or market-maker pursuant to the provisions of Rule 144.
“SEC” means the U.S. Securities and Exchange Commission.
“Sponsor Group” means any one or more of BIP Volt HoldCo LLC, BIP Volt Holdco II LLC, BRE Volt Holdings LLC, any Affiliate thereof, any fund, managed account, side-by-side vehicle, co-invest vehicle or other investment vehicle directly or indirectly advised, managed or controlled by The Blackstone Group, Inc. and any of their respective successors or assigns.
“Sponsor Ownership Percentage” means, as of any time, a fraction, the numerator of which is the number of Class A Units beneficially owned by the Sponsor Group as of such time and the denominator of which is the total number of outstanding Class A Units as of such time.
(b)   Article I of the Partnership Agreement is hereby amended by deleting the existing definition of “Extraordinary Transaction” and replacing it with the following new definition of “Extraordinary Transaction”:
“Extraordinary Transaction” means in a single transaction or a series of related transactions, (A) a sale, conveyance, exchange or transfer to a Person or group of Persons (other than a member of the Sponsor Group) of (i) all or substantially all of the assets of the Partnership or (ii) beneficial ownership of a majority of the outstanding Class A Units, or (B) a merger, consolidation or similar business combination of (i) the Partnership or one of its parent entities with or into one or more Persons (other than a member of the Sponsor Group) or (ii) one or more Persons (other than a member of the Sponsor Group) with or into the Partnership or one of its parent entities, except, in the case of clause (B)(i) or (B)(ii), a merger, consolidation or similar business combination solely to effect a reincorporation of the Partnership or such parent entity in a different jurisdiction.
(c)   Section 5.1 of the Partnership Agreement is hereby amended by deleting the existing Section 5.1 and replacing it with the following new Section 5.1.
Section 5.1.   Requirement and Characterization of Distributions
A.   General.   As, if and when the General Partner determines in its sole discretion, the Partnership shall make distributions to the Partners who are Partners on the applicable Partnership Record Date with respect to such distribution. Unless otherwise expressly provided for herein or in an agreement, if any, entered into in connection with the creation of a new class or series of Partnership Interests created in accordance with Article IV hereof, no Partnership Interest shall be entitled to a distribution in preference to any other Partnership Interest.
B.   Method.   Distributions shall be made to the Partners who are Partners on the applicable Partnership Record Date with respect to such distribution (i) first, to each holder of a Partnership Interest that is entitled to any preference in distribution, in accordance with the rights of any such class of Partnership Interests, and (ii) thereafter, to the holders of Partnership Interests that are not entitled to any preference in distribution, in proportion to the relative Percentage Interests of each such class of Partnership Interests. All distributions within a class of Partnership Interests shall be pro rata in proportion to the respective Percentage Interests on the applicable Partnership Record Date.
(d)   Section 6.1.A of the Partnership Agreement is hereby amended by deleting the existing Section 6.1.A and replacing it with the following new Section 6.1.A.
Section 6.1.   Allocations for Capital Account Purposes
A.   General.   Except as otherwise provided in this Agreement, including as provided in Exhibits B and C, Net Income and Net Loss, and to the extent necessary, individual items of income, gain, loss or deduction of the Partnership shall be allocated among the Partners in a manner such that the Capital Account of each Partner, immediately after making such allocation and after taking into account actual distributions made during such Fiscal Year is, as nearly as possible, equal (proportionately) to (i) the distributions that would be made to such Partner pursuant to Section 5.1 if the Partnership were dissolved, its affairs wound up and its assets sold for cash equal to their Carrying Value (determined, for the avoidance of doubt, without adjustment for the hypothetical liquidation described in this Section 6.1.A), all Partnership liabilities were satisfied (limited with respect to each nonrecourse liability to the Carrying Value of the assets securing such liability) and the net assets of the Partnership were distributed in accordance with Section 5.1 (and not Section 13.2) to the Partners immediately after making such allocation, minus (ii) such Partner’s share of Partnership Minimum Gain and Partner Minimum Gain, computed immediately prior to the hypothetical sale of assets. Notwithstanding the foregoing, the General Partner may make such allocations as it deems reasonably necessary to give economic effect to the provisions of this Agreement, taking into account facts and circumstances as the General Partner deems reasonably necessary for this purpose.
(e)    Section 6.1 of the Partnership Agreement is hereby amended by deleting the existing Section 6.1.E and Section 6.1.F.
(f)   Section 8.6 of the Partnership Agreement is hereby amended by deleting the existing Section 8.6 and replacing it with the following new Section 8.6.
Section 8.6.   Exchange Right
A.   General.   (i) Subject to the other provisions of this Section 8.6 and Section 11.6.E, at any time on or after the Lock-up Expiry Date, but on no less than 30 days’ notice to BREIT OP, each

Class A Unitholder (other than the General Partner or any Subsidiary of the General Partner) shall have the right (the “Exchange Right”) to contribute each Class A Unit held by it to BREIT OP in exchange for such number of BREIT OP Units as is equal to the Class A Unit Contribution Value as of the date of the Exchange Notice, divided by the most recent BREIT OP NAV Per Unit available immediately prior to the applicable Issuance Date (the “Per Class A Unit Exchange Factor”). To exercise the Exchange Right, the Class A Unitholder that is exercising the Exchange Right (the “Exchange Partner”) shall deliver an Exchange Notice to BREIT OP (with a copy to the General Partner). Following receipt of an Exchange Notice, BREIT OP shall notify the relevant Exchange Partner of the Per Class A Unit Exchange Factor (the “Valuation Notice”) at least seven (7) days prior to the Exchange Date. The Exchange Partner shall thereafter have the right to withdraw its Exchange Notice within five (5) days of receipt of the Valuation Notice (and any such withdrawn Exchange Notice shall be null and void for the purposes of this Agreement). A Class A Unitholder may exercise the Exchange Right from time to time, without limitation as to frequency, from and after the Lock-up Expiry Date with respect to part or all of its Class A Units, as specified by such Class A Unitholder in the Exchange Notice (such number of Class A Units, the “Exchanged Class A Units”); provided, however, that an Exchange Partner may not exercise the Exchange Right for fewer than one thousand (1,000) Class A Units unless the Exchange Partner then holds fewer than one thousand (1,000) Class A Units, in which event the Exchange Partner must exercise the Exchange Right for all of the Class A Units held by the Exchange Partner; provided, further, that, with respect to a Class A Unitholder which is an entity, such Class A Unitholder may exercise the Exchange Right for fewer than one thousand (1,000) Class A Units without regard to whether or not such Class A Unitholder is exercising the Exchange Right for all of the Class A Units held by such Class A Unitholder as long as such Class A Unitholder is exercising the Exchange Right on behalf of one or more of its equity owners in respect of one hundred percent (100%) of such equity owners’ interests in such Class A Unitholder. Notwithstanding anything to the contrary in this Agreement, (i) a Class A Unitholder shall not deliver an Exchange Notice with respect to more than forty percent (40%) of such Class A Unitholder’s Initial Ownership Stake in the first twelve (12)-month period commencing on the Lock-up Expiry Date (together with any other Exchange Notices delivered in such twelve (12)-month period), seventy percent (70% of such Class A Unitholder’s Initial Ownership Stake in the first twenty four (24)-month period commencing on the Lock-up Expiry Date (together with any other Exchange Notices delivered in such twenty four (24)-month period), and any remainder thereafter and (ii) no Class A Unitholder shall be entitled to deliver an Exchange Notice or otherwise exercise its Exchange Right following delivery of a Drag Along Notice until such time as the related Drag Along Sale has been consummated, terminated or abandoned (as determined by the General Partner acting in good faith).
(ii)   In respect of each valid Exchange Notice delivered pursuant to Section 8.6.A(i), the contribution and exchange contemplated by Section 8.6.A(i) shall occur on the next Exchange Date, on which date BREIT OP shall issue to the Exchange Partner a number of BREIT OP Units as is equal to the Exchanged Class A Units specified in the applicable Exchange Notice multiplied by the Per Class A Unit Exchange Factor (such number of BREIT OP Units, the “Exchanged BREIT OP Units”), which Exchanged BREIT OP Units shall be duly authorized, validly issued, fully paid, non-assessable and free and clear of any pledge, lien, encumbrance or restriction, other than those provided in the organizational documents of BREIT OP (including the BREIT OP LPA), the Securities Act and relevant state securities or blue sky laws.
(iii)   The Assignee of any Class A Unitholder may exercise the rights of such Class A Unitholder pursuant to this Section 8.6, and such Class A Unitholder shall be deemed to have assigned such rights to such Assignee and shall be bound by the exercise of such rights by such Class A Unitholder’s Assignee. In connection with any exercise of such rights by such Assignee on behalf of such Class A Unitholder, the Exchanged BREIT OP Units shall be issued directly to such Assignee and not to such Class A Unitholder.
(iv)    Upon the consummation of the contribution and exchange contemplated by an Exchange Notice, (x) BREIT OP shall acquire the Exchanged Class A Units specified in such Exchange Notice and shall be treated for all purposes of this Agreement as the owner of, and shall be admitted to the Partnership as a Substituted Limited Partner with respect to, such Exchanged Class A Units and (y) the Exchange Partner shall have no right to receive any distributions paid in respect of a Partnership Record Date after the Exchange Date with respect to such Exchanged Class A Units. The General Partner hereby consents to the admission of BREIT OP as a Substituted Limited Partner in respect of the Exchanged Class A Units in accordance with Section 11.4, and the General Partner shall update the Partner Registry in the books and records of the Partnership as it deems necessary to reflect such admission in the Partner Registry.
(v)   Each Class A Unitholder acknowledges and agrees that (x) any exchange of BREIT OP Units pursuant to this Section 8.6 may require the execution and delivery by such holder of (A) a Private Placement Purchase Agreement with BREIT OP, as well as certain legal, tax and regulatory considerations as further described therein, (B) a joinder to the BREIT OP LPA and (C) other reasonable, customary or otherwise legally- required documentation requested by BREIT or BREIT OP in connection with the exchange and acquisition of BREIT OP Units (including ultimate beneficial owner identification, as reasonably necessary), (y) any holder of BREIT OP Units is subject to compliance with the transfer restrictions and other provisions of the BREIT OP LPA (including, without limitation, the terms set forth in the BREIT OP LPA relating to redemption rights) and (z) neither the Partnership nor the General Partner shall have any obligation to any Exchange Partner with respect to the Exchange Partner’s exercise of the Exchange Right.
B.    [Intentionally Omitted]
C.    Exceptions to Exercise of Exchange Right.   Notwithstanding the provisions of Section 8.6.A. or Section 8.6.B, a Class A Unitholder shall not be entitled to exercise the Exchange Right pursuant to Section 8.6.A or Section 8.6.B if (but only as long as) the delivery of BREIT OP Units to such Class A Unitholder on the Exchange Date (i) would be prohibited under the restrictions on the ownership or transfer of BREIT OP Units in the organizational documents of BREIT OP, (ii) would be prohibited under applicable federal or state securities laws or regulations, (iii) could cause the Partnership to become a “publicly traded partnership” within the meaning of Section 7704 of the Code or could cause the Partnership to fail one or more of the Safe Harbors or (iv) without limiting the foregoing, would cause the acquisition of the BREIT OP Units by the Exchange Partner to be “integrated” with any other distribution of BREIT OP Units for purposes of complying with the registration provision of the Securities Act.
D.    No Liens on Class A Units Delivered for Exchange.   Each Class A Unitholder covenants and agrees that all Class A Units it delivers for exchange pursuant to Section 8.6 shall be delivered to BREIT OP free and clear of all pledges, liens, encumbrances or restrictions (excluding restrictions under applicable securities laws and organizational documents of the Partnership); and, notwithstanding anything contained herein to the contrary, BREIT OP shall not be under any obligation to accept the contribution of Class A Units in exchange for BREIT OP Units which are or may be subject to any pledge, lien, encumbrance or restriction. Each Class A Unitholder further agrees that, if any federal, state or local tax is payable as a result of the contribution and exchange of its Class A Units to BREIT OP, such Class A Unitholder shall assume and pay such tax.
E.    Additional Partnership Interests; Modification of Lock-up Period.   If the Partnership issues Partnership Units to any Additional Limited Partner pursuant to Article IV, the General Partner may, with the prior written consent of BREIT OP, make such revisions to this Section 8.6 as it determines are necessary to reflect the issuance of such Partnership Units (including setting forth any restrictions on the exercise of the Exchange Right with respect to such Partnership Units which differ from those set forth in this Agreement); provided, however, that no such revisions shall adversely affect the rights of any Class A Unitholder to exercise its Exchange Right without such Class A Unitholder’s prior written consent. In addition, the General Partner may, with the prior written consent of BREIT OP, with respect to any Class A Unitholder, at any time and from time to time, as it shall determine in its sole and absolute discretion, (i) reduce or waive the length of the period prior to which such Class A Unitholder may not exercise the Exchange Right or (ii) reduce or waive the length of the period between the exercise of the Exchange Right and the Exchange Date.
F.   Conversion upon a Qualified Public Offering.   Upon a Qualified Public Offering, (x) the Class A Unitholders shall automatically cease to have the Exchange Right and (y) BREIT OP shall have no right or obligation to issue any BREIT OP Units or pay any amount in connection with any purported exercise of the Exchange Right. In connection with a Qualified Public Offering, the General Partner shall amend this Section 8.6 as necessary to provide each Class A Unitholder, in lieu of the Exchange Right, the right (the “Post-IPO Exchange Right”) to from time to time contribute some or all of the Class A Units held by them to the IPO Entity in exchange for such number of common shares of beneficial interest (or other comparable equity interests) of the IPO Entity equal to the Post-IPO Class A Unit Contribution Value, divided by the Value of one common share of beneficial interest (or other comparable equity interests) of the IPO Entity that is Publicly Traded (and this Section 8.6 shall apply mutatis mutandis).
G.   Termination.   The provisions of this Section 8.6 shall automatically terminate and be of no further force or effect if and when the Sponsor Ownership Percentage is less than 50%.
(g)   Article VIII of the Partnership Agreement is hereby amended by adding the following new Section 8.7.
Section 8.7.   Tax Information.
Each Limited Partner agrees to provide to the General Partner any tax documentation or information (including a duly executed IRS Form W-9 (or applicable IRS Form W-8)) reasonably requested by the General Partner that is necessary for the Partnership to comply with its obligations under any relevant tax laws.
(h)   Section 11.1 of the Partnership Agreement is hereby amended by deleting the existing Section 11.1.A and replacing it with the following new Section 11.1.A.
A.   Definition.   The term “transfer,” when used in this Article XI with respect to a Partnership Interest or a Partnership Unit, shall be deemed to refer to a transaction by which the General Partner purports to assign all or any part of its General Partner Interest to another Person or by which a Limited Partner purports to assign all or any part of its Limited Partner Interest to another Person, and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise (whether for or without consideration, whether directly or indirectly, and whether voluntary or involuntary). The term “transfer” when used in this Article XI does not include (i) any contribution or exchange of Class A Units by a holder thereof to BREIT OP or the IPO Entity pursuant to Section 8.6, (ii) a transfer of direct or indirect interests in BREIT, BREIT OP or their successors and assigns or (iii) a transfer of securities or interests of any member of the Sponsor Group (provided, that after such transfer, such member of the Sponsor Group remains Affiliated with, or directly or indirectly advised, managed or controlled by, The Blackstone Group, Inc. or any of its successors and assigns). No part of a Limited Partner Interest (other than the Limited Partner Interest of the General Partner (in its capacity as a Limited Partner)) shall be subject to the claims of any creditor, any spouse for alimony or support, or to legal process, and may not be voluntarily or involuntarily alienated or encumbered, except as may be specifically provided for in this Agreement.
(i)   Section 11.3.A of the Partnership Agreement is hereby amended by deleting the existing Section 11.3.A and replacing it with the following new Section 11.3.A.
A.   General.   Except to the extent expressly permitted in Sections 11.3.B or 11.3.C, or in connection with a Transfer pursuant to (i) Section 8.6 (Exchange Right), (ii) a Drag Along Sale pursuant to Section 11.7 or (iii) a Tag Along Sale pursuant to Section 11.8, a Limited Partner may not transfer any portion of its Partnership Interest, or any of such Limited Partner’s rights as a Limited Partner, without the prior written consent of the General Partner, which consent may be withheld in the General Partner’s sole and absolute discretion. Any transfer otherwise permitted under Sections 11.3.B or 11.3.C shall be subject to the conditions set forth in Section 11.3.D and 11.3.E, and all permitted transfers shall be subject to Section 11.5 and Section 11.6. For the avoidance of doubt, any transfers of Partnership Interests by the General Partner shall comply with Section 11.8. The provisions of this Section 11.3.A shall terminate upon consummation of the first Qualified Public Offering, subject to customary lockups in connection with such Qualified Public Offering.
(j)   The new Section 11.7 is hereby added to the Partnership Agreement.

Section 11.7.   Drag Along Right
A.   Drag Along.   (i) If any member or group of members of the Sponsor Group (collectively, the “Dragging Party”) proposes to consummate, or proposes to cause the Partnership to consummate, an Extraordinary Transaction (including by (x) transferring equity securities or other interests in Parent or any of its direct or indirect Subsidiaries that hold equity securities or other interests in the General Partner or (y) the General Partner transferring Partnership Units), the General Partner may (but shall not be required to) notify all other Limited Partners (the “Dragged Limited Partners”) in writing of its election to exercise the drag along rights in respect of Partnership Units held by them in accordance with the terms, conditions and procedures set forth in this Section 11.7 (a “Drag Along Notice”). If equity securities or other interests in Parent or any of its direct or indirect Subsidiaries that holds equity securities or other interests in the General Partner are the subject of the Drag Along Sale, the provisions of this Section 11.7    shall apply to the Partnership Units beneficially owned by the Dragging Party.
(ii)   In the event the General Partner elects to exercise its drag along rights in connection with an Extraordinary Transaction, the Dragged Limited Partners shall consent to and raise no objections to the proposed transaction, and the Dragged Limited Partners will take all other actions reasonably necessary or desirable to cause the consummation of such transaction on the terms proposed by the Dragging Party and consistent with the terms of this Section 11.7 (such transaction, a “Drag Along Sale”). Without limiting the foregoing, (i) if the proposed Drag Along Sale requires approval of the Dragged Limited Partners, the Dragged Limited Partners will vote or cause to be voted all Partnership Units that they hold or with respect to which such Dragged Limited Partners have the power to direct the voting and which are entitled to vote on such transaction in favor of such transaction and will waive any appraisal rights which they may have in connection therewith, and (ii) if the proposed Drag Along Sale is structured as or involves a transfer of securities or interests, each Dragged Limited Partner shall agree to sell to the same transferee (or its designee) in such Drag Along Sale the number of Partnership Units equal to the product of (x) the number of Partnership Units held by such Dragged Limited Partner and (y) a fraction, the numerator of which is the total number of Partnership Units proposed to be transferred by the Dragging Party in such Drag Along Sale and the denominator of which is the total number of Partnership Units beneficially owned by the Sponsor Group.
(iii)   Each Dragged Limited Partner hereby irrevocably makes, constitutes and appoints the General Partner with respect to such Drag Along Sale as such Dragged Limited Partner’s duly appointed proxy and attorney in fact, with full power of substitution and resubstitution, in the name, place and stead of such Dragged Limited Partner, granting the General Partner full power and authority to do and perform each and every act and thing requisite, necessary and advisable to be done in connection with such Drag Along Sale consistent with the provisions of this Section 11.7 (including full power and authority (i) to vote with respect to such Dragged Limited Partner’s Partnership Units in favor of and in furtherance of any such Drag Along Sale and (ii) to execute, seal (where applicable) and deliver, on behalf of such Dragged Limited Partner, any and all definitive agreements, deeds, notices, documents or certificates to be executed by such Dragged Limited Partner in connection with such Drag Along Sale and binding such Dragged Limited Partner to deliver its Partnership Units and to all other agreements set forth in such definitive documents for such Drag Along Sale). The foregoing proxy and appointment of attorney in fact (including any successive proxy and attorney in fact), being coupled with an interest, is irrevocable and will not be revoked by the insolvency, bankruptcy, death, incapacity, dissolution, liquidation or other termination of the existence of such Dragged Limited Partner. Each Dragged Limited Partner will take such further action or execute such other instruments as may be reasonably necessary to effectuate the intent of such proxy and appointment and hereby revokes any proxy or similar appointment previously granted by such Dragged Limited Partner with respect to any Partnership Units. Except with respect to violations of law, each Dragged Limited Partner agrees that it will ratify and confirm all actions that the General Partner may do or cause to be done pursuant to the foregoing, and waives any and all defenses that may be available to contest, negate or disaffirm any action of the General Partner pursuant to the foregoing.
(iv)   At the General Partner’s request in connection with a Drag Along Sale, each Dragged Limited Partner shall agree to make the same representations, warranties, covenants, indemnities and agreements, and enter into the same transaction agreements, as the Dragging Party makes or enters into in connection with the Drag Along Sale (except that, in the case of representations and warranties pertaining specifically to, or covenants, indemnities or other agreements made specifically by, the Dragging Party, each such Dragged Limited Partner shall make comparable representations and warranties pertaining specifically to (and covenants, indemnities or other agreements specifically by) such Dragged Limited Partner), and will agree to bear on a several and not joint basis its pro rata share (based on the relative proceeds payable in connection with such Dragged Sale) of all liabilities arising out of representations, warranties, covenants, indemnities or other agreements (other than those representations, warranties, covenants, indemnities or other agreements that pertain specifically to the Dragging Party or any Dragged Limited Partner, who shall bear all of the liability related thereto) made in connection with the Drag Along Sale (provided, that, in no event shall the pro rata share of liabilities of the Dragging Party or any Dragged Limited Partner exceed the proceeds payable to such Person in connection with such Dragged Sale). Any escrow of sale or other disposition proceeds of any Drag Along Sale shall be withheld on a pro rata basis among the Dragging Party and the Dragged Limited Partners (based on the relative proceeds payable in connection with such Dragged Sale) on such terms as shall be reasonably determined by the Dragging Party. Notwithstanding the foregoing, nothing under this Agreement shall obligate any Dragged Limited Partner to agree to any non-compete or non-solicit or similar agreements under any transaction agreements entered into in connection with the Drag Along Sale.
(v)   The obligations of the Dragged Limited Partners with respect to the Drag Along Sale are subject to the requirement that the Dragging Party and each Dragged Limited Partner shall receive the same form and amount of consideration in respect of each of their Partnership Units to be transferred in the Drag Along Sale, or if the Dragging Party is given an option as to the form and amount of consideration to be received in connection with the Drag Along Sale, all Dragged Limited Partners shall be given the same option.
(vi)   Each Dragged Limited Partner will bear (i) its own costs and expenses incurred in connection with the Drag Along Sale and (ii) its pro rata share (based on the relative proceeds payable in connection with such Dragged Sale) of the costs and expenses incurred in connection with the Drag Along Sale to the extent such costs and expenses are incurred for the benefit of both the Dragging Party and the Dragged Limited Partners and are not otherwise paid by the transferee. In the event that the Drag Along Sale is not consummated for any reason, the Partnership will reimburse all Partners and the Dragging Party for all expenses reasonably paid or incurred by them in connection therewith.
(vii)   The Dragging Party shall, in its sole discretion, decide whether or not to pursue, consummate, postpone or abandon any Drag Along Sale and the terms and conditions thereof. No Partner (nor any member of the Sponsor Group) nor any Affiliate of any such Partner shall have any liability to any other Partner or the Partnership arising from, relating to or in connection with the pursuit, consummation, postponement, abandonment or terms and conditions of any Drag Along Sale, except to the extent such Partner shall have failed to comply with the provisions of this Section 11.7.
B.    Termination.   The provisions of this Section 11.7 shall terminate upon consummation of the first Qualified Public Offering.
C.   Limitations.   The obligations of each Dragged Limited Partner pursuant to Section 11.7.A shall be solely with respect to its rights and obligations, and status, as a Limited Partner. Nothing in this Section 11.7 shall obligate any Dragged Limited Partner to enter into, or amend, any employment agreement.
(k)   The new Section 11.8 is hereby added to the Partnership Agreement.
Section 11.8.   Tag Along Right
A.   General.   (i) If either (x) any member or group of members of the Sponsor Group proposes to transfer its equity securities or other interests in Parent or any of its direct or indirect Subsidiaries that holds equity securities or other interests in the General Partner or (y) the General Partner proposes to transfer its Class A Units (such proposed transferor, the “Selling Party”) (a “Tag Along Sale”), the General Partner shall, prior to the consummation of such transfer, give written notice to each other Class A Unitholder (the “Prospective Tagging Limited Partners”) and the Partnership, which notice (the “Tag Along Notice”) shall (A) identify the Class A Units to be transferred in the Tag Along Sale (the “Offered Securities”) and (B) describe the material terms and conditions of such Tag Along Sale, including the per unit price of Class A Units desired to be transferred and the identity of the transferee, if known, and furnish copies of all existing or proposed agreements with the transferee in respect of the Tag Along Sale. If equity securities or other interests in Parent or any of its direct or indirect Subsidiaries that holds equity securities or other interests in the General Partner are the subject of the Tag Along Sale, the provisions of this Section 11.8 shall apply to the Class A Units beneficially owned by the Selling Party.
(ii)    Any one or more of the Prospective Tagging Limited Partners may, within 10 Business Days of the delivery of the Tag-Along Notice, give written notice (each, a “Tag Along Acceptance Notice”) to the Selling Party that such Prospective Tagging Limited Partner wishes to participate in such Tag Along Sale on the same terms and conditions as the Selling Party (such Prospective Tagging Limited Partner, a “Tagging Limited Partner”). A Tag Along Acceptance Notice shall specify the number of Class A Units such Prospective Tagging Limited Partner desires to include in such Tag Along Sale.
(iii)   To exercise its tag-along rights hereunder, each Tagging Limited Partner must agree to make the same representations, warranties, covenants, indemnities and agreements, as applicable, as the Selling Party makes in connection with the Tag Along Sale (except that, in the case of representations and warranties pertaining specifically to, or covenants, indemnities or other agreements made specifically by, the Selling Party or any particular Tagging Limited Partner, each other Tagging Limited Partner shall make comparable representations and warranties pertaining specifically to (and covenants, indemnities or other agreements specifically by) such Tagging Limited Partner). Any escrow of sale or other disposition proceeds of any Tag Along Sale shall be withheld on a pro rata basis among the Selling Party and the Tagging Limited Partners (based on the relative proceeds payable in connection with such Tag Along Sale) on such terms as shall be reasonably determined by the Selling Party.
(iv)    The offer of each Tagging Limited Partner contained in such Tagging Limited Partner’s Tag Along Acceptance Notice shall be irrevocable and, to the extent such offer is accepted by the transferee, such Tagging Limited Partner shall be obligated to sell its Class A Units in the proposed Tag Along Sale at the same price per Class A Unit and, subject to clause (iii) above, on the same terms and conditions as the Selling Party sells the Offered Securities, as applicable, up to such number of Class A Units as such Tagging Limited Partner shall have specified in its Tag Along Acceptance Notice (such number of Class A Units, “Tagged Units”); provided, however, that if the terms of the proposed Tag Along Sale change such that the per Class A Unit price shall be less than the per Class A Unit price set forth in the Tag Along Notice, the form of consideration shall be different or the other terms and conditions shall be materially less favorable to any Tagging Limited Partner than those set forth in the Tag Along Notice, each Tagging Limited Partner that has previously delivered a Tag Along Acceptance Notice shall be permitted to withdraw the acceptance contained in such Tagging Limited Partner’s Tag Along Acceptance Notice by written notice to the Selling Party and upon such withdrawal shall be released from such Tagging Limited Partner’s obligations under this Section 11.8.
(v)   Each Tagging Limited Partner will bear (x) its own costs and expenses incurred in connection with the Tag Along Sale and (y) its pro rata share (based on the relative proceeds payable in connection with such Tag Along Sale) of the costs and expenses incurred by the Selling Party in connection with the Tag Along Sale to the extent such costs are incurred for the benefit of both the Selling Party and the Tagging Limited Partners and are not otherwise paid by the transferee.
(vi)   If none of the Prospective Tagging Limited Partners give the Selling Party a timely Tag Along Acceptance Notice with respect to a Tag Along Sale, then the Selling Party may transfer the

Offered Securities set forth in the Tag Along Notice for such Tag Along Sale at a per Class A Unit price, as applicable, no greater than the price set forth in the Tag Along Notice and on other terms and conditions not materially more favorable to the Selling Party than those set forth in the Tag Along Notice at any time within one hundred eighty (180) days (subject to extension to the extent necessary to obtain required governmental or other approvals) after the expiration of the 10 Business day period for giving Tag Along Acceptance Notices with respect to such Tag Along Sale. Any such Offered Securities not sold by the Selling Party during such period will again be subject to the provisions of this Section 11.8 upon a proposed subsequent transfer.
(vii)   If one or more Prospective Tagging Limited Partners give the Selling Party a timely Tag Along Acceptance Notice, then the General Partner shall (and, if applicable, shall cause the Selling Party to) use its commercially reasonable efforts to obtain the agreement of the prospective transferee(s) in the Tag Along Sale to the participation of the Tagging Limited Partners in the Tag Along Sale, on the same terms and conditions as are applicable to the Offered Securities. If the prospective transferee(s) is unwilling or unable to acquire all of the Offered Securities and all of the Tagged Units upon such terms, then the General Partner shall (and, if applicable, shall cause the Selling Party to) elect either to cancel such proposed Tag Along Sale or to allocate the maximum number of Class A Units that the prospective transferee(s) is willing to directly or indirectly acquire among the Selling Party and the Tagging Limited Partners giving timely Tag Along Acceptance Notices pro rata based on the number of Class A Units beneficially owned by the Selling Party and each Tagging Limited Partner relative to the aggregate number of Class A Units beneficially owned by the Selling Party, all Tagging Limited Partners and any other Persons participating in the proposed Tag Along Sale as tagging Limited Partners under other agreements, if any (it being acknowledged and agreed for purposes of this calculation that the Selling Party shall be deemed to hold all Class A Units beneficially owned by the Sponsor Group (including the General Partner). Notwithstanding anything in the foregoing, in no event shall the Selling Party or any Tagging Limited Partner be entitled, or required, to transfer a number of Class A Units in excess of the number of Offered Securities (in the case of the Selling Party) or the number of such Tagging Limited Party’s Tagged Units (in the case of a Tagging Limited Partner).
(viii)   The Selling Party shall, in its sole discretion, decide whether or not to pursue, consummate, postpone or abandon any Tag Along Sale and the terms and conditions thereof. No Partner (nor any member of the Sponsor Group) nor any Affiliate of any such Partner shall have any duty or liability to any other Partner or the Partnership arising from, relating to or in connection with the pursuit, consummation, postponement, abandonment or terms and conditions of any Tag Along Sale, except to the extent such Partner shall have failed to comply with the provisions of this Section 11.8.
B.   Excluded Transfers.   The provisions of Section 11.8.A shall not apply with respect to any of the following transfers:
(i)   any transfer in a Public Sale;
(ii)   any transfer to the Partnership or to any member of the Sponsor Group;
(iii)   any transfer to and among the members or partners of any member of the Sponsor Group and the members, partners, securityholders and employees of such members or partners;
(iv)   any transfer in accordance with Section 11.7;
(v)   any transfer to employees or directors of, or consultants to, Parent or any of its direct or indirect Subsidiaries;
(vi)   any transfer incidental to (A) the exercise, conversion or exchange of securities or interests in accordance with their terms, (B) any combination of such securities or interests (including any reverse stock split) or (C) any recapitalization, reorganization or reclassification of, or any merger or consolidation involving, Parent or any of its direct or indirect Subsidiaries (including the Partnership); and

(vii)   any transfer during the twelve (12)-month period following the Partnership Merger Effective Time; provided, that the provisions of Section 11.8.A shall apply to any such transfer to the extent the Sponsor Group would, following the consummation of such transfer, beneficially own (or continue to beneficially own) less than 75% of the outstanding Class A Units (but only in respect of the portion of the transfer that would result in the Sponsor Group beneficially owning (or continuing to beneficially own) less than 75% of the outstanding Class A Units).
C.   Termination.   The provisions of this Section 11.8 shall terminate upon consummation of the first Qualified Public Offering
(l)   Section 14.1.A of the Partnership Agreement is hereby amended by deleting the existing Section 14.1.A and replacing it with the following new Section 14.1.A.
Section 14.1.   Amendments
A.   General.   The General Partner’s prior written consent shall be required to amend or waive any provisions of this Agreement. The General Partner, without consent of the Limited Partners or any other Person, may amend this Agreement in any respect; provided, however, that the prior written consent of BREIT OP shall be required for any amendment to Section 8.6, its related defined terms or otherwise affecting the operation of the Exchange Right (but only until the earlier of (x) a Qualified Public Offering and (y) the termination of Section 8.6 pursuant to Section 8.6.G); provided, further, the following amendments shall require Consent of the Outside Limited Partners:
(i)   any amendment to Section 8.6, its related defined terms or otherwise affecting the operation of the Exchange Right, except as permitted pursuant to Section 8.6.E and Section 8.6.F, in each case in a manner that adversely affects the Outside Limited Partners in any respect;
(ii)   any amendment to Article V, its related defined terms or otherwise affecting the rights of the Outside Limited Partners to receive the distributions payable to them hereunder, other than in connection with the documentation of rights arising from the creation or issuance of new or additional Partnership Interests pursuant to Section 4.2 and except as permitted pursuant to Section 4.2 and Section 5.4, in each case in a manner that adversely affects the Outside Limited Partners in any respect;
(iii)   any amendment to Article VI, its related defined terms or otherwise that would adversely alter the Partnership’s allocation of Profit and Loss to the Limited Partners, other than in connection with the documentation of rights arising from the creation or issuance of new or additional Partnership Interests pursuant to Section 4.2 and except as permitted pursuant to Section 6.2;
(iv)   any amendment that would (x) convert a Limited Partner’s interest in the Partnership into a general partner’s interest, (y) modify the limited liability of a Limited Partner or (z) impose on the Limited Partners any obligation to make additional Capital Contributions to the Partnership;
(v)   any amendment to Section 11.3 (Limited Partners’ Right to Transfer), Section 11.7 (Drag Along Right), Section 11.8 (Tag- Along Right) and this Article XIV, together with their related defined terms, in each case, in a manner that adversely affects the Outside Limited Partners in any respect; and
(vi)   any amendment to this Agreement that would have an adverse effect in any material respect on the rights or obligations of the Outside Limited Partners or have an adverse effect in any respect on the economic rights and obligations (including for the avoidance of doubt liquidity, transfer, exchange and similar provisions) of the Outside Limited Partners.
(m)   Exhibit D of the Partnership Agreement is hereby amended by deleting the existing Exhibit D and replacing it with the following new Exhibit D.

EXHIBIT D
EXCHANGE NOTICE
The undersigned hereby irrevocably (i) elects to exercise the Exchange Right with respect to [insert number] Class A Units in QualityTech, LP in accordance with the terms of the [Fifth] Amended and Restated Agreement of Limited Partnership of QualityTech, LP, as amended, and the Exchange Right referred to therein, (ii) contributes such Class A Units and all right, title and interest therein to BREIT OP and (iii) directs that the Exchanged BREIT OP Units deliverable upon exercise of the Exchange Right be registered or placed in the name(s) and at the address(es) specified below. The undersigned hereby represents, warrants, and certifies that the undersigned (a) has marketable and unencumbered title to such Class A Units, free and clear of all pledges, liens, encumbrances or restrictions, (b) has the full right, power and authority to contribute and exchange such Class A Units as provided herein and (c) has obtained the consent or approval of all persons or entities, if any, having the right to consult or approve such contribution and exchange.
Dated:
Name of Class A Unitholder:

(Signature Class A Unitholder)

(Street Address)

(City)             (State)             (Zip)
Signature Guaranteed by:

EXCHANGED BREIT OP UNITS TO BE ISSUED, ISSUE TO:
Name:
Social Security or tax identifying number:
Section 2.   No Other Changes
Except as modified herein, all terms and conditions of the Partnership Agreement shall remain in full force and effect, which terms and conditions the General Partner hereby ratifies and confirms.
Section 3.   Governing Law
This Amendment shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to conflicts of law.
Section 4.   Severability
If any provision of this Amendment is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.
[Remainder of page intentionally left blank, signature page follows.]

IN WITNESS WHEREOF, the undersigned has executed this Amendment to the Fifth Amended and Restated Partnership Agreement, as amended, of QualityTech, LP as of the date first set forth above.
GENERAL PARTNER:
QTS Realty Trust, Inc.
By:
/s/

Secretary and General Counsel
[Signature Page to Amendment No. 4 to the Fifth Amended and Restated Agreement of Limited Partnership of QualityTech, LP]

Acknowledged and agreed with respect to Section 1(f) of this Amendment.
BREIT OPERATING PARTNERSHIP L.P.
By: Blackstone Real Estate Income Trust, Inc., its general partner
By:

Name:
Title:
[Signature Page to Amendment No. 4 to the Fifth Amended and Restated Agreement of Limited Partnership of QualityTech, LP]

ANNEX B
June 6, 2021
Board of Directors
QTS Realty Trust, Inc.
12851 Foster Street
Overland Park, KS 66213
Members of the Board:
We understand that QTS Realty Trust, Inc. (“QTS” or the “Company”), QualityTech, LP (the “Partnership”), Volt Upper Holdings LLC (the “Buyer”), Volt Lower Holdings LLC, a wholly owned subsidiary of the Buyer (“Merger Sub I”), and Volt Acquisition LP, a wholly owned subsidiary of the Buyer (“Merger Sub II”), propose to enter into an Agreement and Plan of Merger, substantially in the form of the draft dated June 5, 2021 (the “Merger Agreement”), which provides, among other things, for (i) the merger of Merger Sub II with and into the Partnership, with the Partnership being the surviving entity (the “Partnership Merger”), and (ii) immediately after the Partnership Merger, the merger of the Company with and into Merger Sub I, with Merger Sub I being the surviving entity (the “Company Merger,” and, together with the Partnership Merger, the “Mergers”). Pursuant to the Company Merger, each outstanding share of Class A common stock, par value $.01 per share, of the Company (each, a “Company Class A Share”) and each outstanding share of Class B common stock, par value $0.01 per share, of the Company, other than any Excluded Shares (as such term is defined in the Merger Agreement), will be converted into the right to receive $78.00 per share in cash, without interest (the “Merger Consideration”), subject to adjustment in certain circumstances. The terms and conditions of the Mergers are more fully set forth in the Merger Agreement.
You have asked for our opinion as to whether the Merger Consideration to be received by the holders of Company Class A Shares pursuant to the Merger Agreement is fair from a financial point of view to such holders of Company Class A Shares (other than the Buyer and its affiliates).
For purposes of the opinion set forth herein, we have:
1)
Reviewed certain publicly available financial statements and other business and financial information of the Company;

2)
Reviewed certain internal financial statements and other financial and operating data concerning the Company;

3)
Reviewed certain financial projections prepared by the management of the Company;

4)
Discussed the past and current operations and financial condition and the prospects of the Company with senior executives of the Company;

5)
Reviewed the reported prices and trading activity for the Company Class A Shares;

6)
Compared the financial performance of the Company and the prices and trading activity of the Company Class A Shares with that of certain other publicly-traded companies comparable with the Company and their securities;

7)
Reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

8)
Participated in certain discussions and negotiations among representatives of the Company and the Buyer and their financial and legal advisors;

9)
Reviewed the Merger Agreement and certain related documents; and

10)
Performed such other analyses, reviewed such other information and considered such other factors as we have deemed appropriate.

We have assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to us by the Company, and formed a substantial basis for this opinion. With respect to the financial projections, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company of the future financial performance of the Company. In addition, we have assumed that the Mergers will be consummated in accordance with the terms set forth in the Merger Agreement without any waiver, amendment or delay of any terms or conditions, including, among other things, that the definitive Merger Agreement will not differ in any material respect from the draft thereof furnished to us. We have been advised by the Company that the Company has operated in conformity with the requirements for qualification as a real estate investment trust (“REIT”) for U.S. federal income tax purposes since its formation as a REIT and we have assumed that the Mergers will not adversely affect such status or operations of the Company. Morgan Stanley has assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed Merger, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed Mergers. We do not express any view on, and this opinion does not address, any other term or aspect of the Merger Agreement or the transactions contemplated thereby or any term or aspect of any other agreement or instrument contemplated by the Merger Agreement. We are not legal, tax or regulatory advisors. We are financial advisors only and have relied upon, without independent verification, the assessment of the Company and its legal, tax or regulatory advisors with respect to legal, tax or regulatory matters. We express no opinion with respect to the fairness of the amount or nature of the compensation to any of the Company’s officers, directors or employees, or any class of such persons, relative to the Merger Consideration to be received by the holders of Company Class A Shares in the transaction. We have not made any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such valuations or appraisals. Our opinion is necessarily based on financial, economic, market, tax and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof may affect this opinion and the assumptions used in preparing it, and we do not assume any obligation to update, revise or reaffirm this opinion. Morgan Stanley also expresses no opinion as to the relative fairness of any portion of the Merger Consideration to be paid pursuant to the Merger Agreement to holders of any series of common or preferred stock of the Company or any other holder of equity securities of an affiliate of the Company.
In arriving at our opinion, we were not authorized to solicit, and did not solicit, interest from any party with respect to the acquisition, business combination or other extraordinary transaction, involving the Company.
We have acted as financial advisor to the Board of Directors of the Company in connection with this transaction and will receive a fee for our services, a substantial portion of which is contingent upon the closing of the Mergers. In the two years prior to the date hereof, we and our affiliates have provided financing services for the Company and financial advisory and financing services for the Buyer and its affiliates, including certain portfolio companies or affiliates of Blackstone Group L.P. (an affiliate of the Buyer) (“Blackstone”), and, in each case, have received fees in connection with such services. Morgan Stanley may also seek to provide financial advisory and financing services to the Company, the Buyer and their respective affiliates in the future and would expect to receive fees for the rendering of these services.
Please note that Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Our securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of its customers, in debt or equity securities or loans of the Buyer, the Company, any of their respective affiliates or any other company, or any currency or commodity, that may be involved in this transaction, or any related derivative instrument. In addition, Morgan Stanley, its affiliates, directors or officers, including individuals working with the Company in connection with the Mergers, may have committed and may commit in the future to invest in private equity funds managed by Blackstone or its affiliates.

B-2

This opinion has been approved by a committee of Morgan Stanley investment banking and other professionals in accordance with our customary practice. This opinion is for the information of the Board of Directors and may not be used for any other purpose or disclosed without our prior written consent, except that a copy of this opinion may be included in its entirety in any filing the Company is required to make with the Securities and Exchange Commission in connection with this transaction if such inclusion is required by applicable law or regulation. In addition, this opinion does not in any manner address the prices at which the Company Class A Shares will trade at any time, and Morgan Stanley expresses no opinion or recommendation as to how any stockholder of the Company should vote at the stockholders’ meeting to be held in connection with the Mergers.
Based on and subject to the foregoing, we are of the opinion on the date hereof that the Merger Consideration to be received by the holders of Company Class A Shares pursuant to the Merger Agreement is fair from a financial point of view to such holders of Company Class A Shares (other than the Buyer and its affiliates).
Very truly yours,
MORGAN STANLEY & CO. LLC
By:
/s/ Mark Campbell

B-3

ANNEX C
June 6, 2021
The Board of Directors
QTS Realty Trust, Inc.
12851 Foster Street
Overland Park, KS 66213
Members of the Board:
We understand that QTS Realty Trust, Inc. (the “Company”), QualityTech, LP (the “Partnership”), Volt Upper Holdings LLC (“Parent”), Volt Lower Holdings LLC, a wholly-owned subsidiary of Parent (“Merger Sub I”), and Volt Acquisition LP, a wholly-owned subsidiary of Parent (“Merger Sub II”), propose to enter into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which (i) Merger Sub II will merge with and into the Partnership (the “Partnership Merger”), and (ii) immediately after the Partnership Merger, the Company will merger with and into Merger Sub I (the “Company Merger,” and, together with the Partnership Merger, the “Mergers”) in a transaction in which each outstanding share of Class A common stock, par value $.01 per share, of the Company (the “Class A Common Stock”), and each outstanding share of Class B common stock, par value $.01 per share, of the Company (the “Class B Common Stock”), other than Excluded Shares (as defined in the Merger Agreement), will be converted into the right to receive $78.00 in cash (the “Consideration”). The terms and conditions of the Mergers are more fully set forth in the Merger Agreement.
You have asked for our opinion as to whether the Consideration to be received by the holders of shares of Class A Common Stock pursuant to the Merger Agreement is fair, from a financial point of view, to such holders (other than Parent, Merger Sub I, Merger Sub II and their respective affiliates).
In arriving at our opinion, we have, among other things:
(i)
reviewed a draft dated June 5, 2021 of the Merger Agreement;

(ii)
reviewed certain publicly available financial and other information about the Company;

(iii)
reviewed certain information furnished to us by the Company’s management, including financial forecasts and analyses, relating to the business, operations and prospects of the Company;

(iv)
held discussions with members of senior management of the Company concerning the matters described in clauses (ii) and (iii) above;

(v)
reviewed the share trading price history and valuation multiples for the Class A Common Stock and compared them with those of certain publicly traded companies that we deemed relevant;

(vi)
compared the proposed financial terms of the Merger with the financial terms of certain other transactions that we deemed relevant; and

(vii)
conducted such other financial studies, analyses and investigations as we deemed appropriate.

In our review and analysis and in rendering this opinion, we have assumed and relied upon, but have not assumed any responsibility to independently investigate or verify, the accuracy and completeness of all financial and other information that was supplied or otherwise made available by the Company or that was publicly available to us (including, without limitation, the information described above), or that was otherwise reviewed by us. We have relied on assurances of the management of the Company that it is not aware of any facts or circumstances that would make such information inaccurate or misleading. In our review, we did not obtain any independent evaluation or appraisal of any of the assets or liabilities of, nor did we conduct a physical inspection of any of the properties or facilities of, the Company, nor have we been furnished with any such evaluations or appraisals, nor do we assume any responsibility to obtain any such evaluations or appraisals.
With respect to the financial forecasts provided to and examined by us, we note that projecting future results of any company is inherently subject to uncertainty. The Company has informed us, however, and we have assumed, that such financial forecasts were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of the Company as to the future financial performance of the Company. We express no opinion as to the Company’s financial forecasts or the assumptions on which they are made.
Our opinion is based on economic, monetary, regulatory, market and other conditions existing and which can be evaluated as of the date hereof. We expressly disclaim any undertaking or obligation to advise any person of any change in any fact or matter affecting our opinion of which we become aware after the date hereof.
We have made no independent investigation of any legal or accounting matters affecting the Company, and we have assumed the correctness in all respects material to our analysis of all legal and accounting advice given to the Company and its Board of Directors, including, without limitation, advice as to the legal, accounting and tax consequences of the terms of, and transactions contemplated by, the Merger Agreement to the Company and its stockholders. In addition, in preparing this opinion, we have not taken into account any tax consequences of the transaction to any holder of Class A Common Stock. We have assumed that the final form of the Merger Agreement will be substantially similar to the last draft reviewed by us. We have also assumed that in the course of obtaining the necessary regulatory or third party approvals, consents and releases for the Mergers, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on the Company, Parent or the contemplated benefits of the Mergers.
It is understood that our opinion is for the use and benefit of the Board of Directors of the Company in its consideration of the Mergers, and our opinion does not address the relative merits of the transactions contemplated by the Merger Agreement as compared to any alternative transaction or opportunity that might be available to the Company, nor does it address the underlying business decision by the Company to engage in the Mergers or the terms of the Merger Agreement or the documents referred to therein. Our opinion does not constitute a recommendation as to how any holder of shares of Class A Common Stock should vote on the Mergers or any matter related thereto. In addition, you have not asked us to address, and this opinion does not address, the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of the Company, other than the holders of shares of Class A Common Stock. We express no opinion as to the price at which shares of Class A Common Stock will trade at any time. Furthermore, we do not express any view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation to be received by any of the Company’s officers, directors or employees, or any class of such persons, in connection with the Mergers relative to the Consideration to be received by holders of shares of Class A Common Stock. Our opinion has been authorized by the Fairness Committee of Jefferies LLC.
We have been engaged by the Company to act as financial advisor to the Company in connection with the Mergers and will receive a fee for our services, a portion of which is payable upon delivery of this opinion and a significant portion of which is payable contingent upon consummation of the Mergers. We also will be reimbursed for expenses incurred. The Company has agreed to indemnify us against liabilities arising out of or in connection with the services rendered and to be rendered by us under such engagement. We have, in the past, provided financing services to the Company and financial advisory and financing services to Parent and/or its affiliates and may continue to do so and have received, and may receive, fees for the rendering of such services. We maintain a market in the securities of the Company, and in the ordinary course of our business, we and our affiliates may trade or hold securities of the Company or Parent and/or their respective affiliates for our own account and for the accounts of our customers and, accordingly, may at any time hold long or short positions in those securities. In addition, we may seek to, in the future, provide financial advisory and financing services to the Company, Parent or entities that are affiliated with the Company or Parent, for which we would expect to receive compensation. Except as otherwise expressly provided in our engagement letter with the Company, our opinion may not be used or referred to by the Company, or quoted or disclosed to any person in any matter, without our prior written consent.

C-2

Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the Consideration to be received by the holders of shares of Class A Common Stock pursuant to the Merger Agreement is fair, from a financial point of view, to such holders (other than Parent, Merger Sub I, Merger Sub II and their respective affiliates).
Very truly yours,
/s/ Jefferies LLC
JEFFERIES LLC

C-3

Computershare 211 Quality Circle, Suite 210 College Station, TX 77845 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED DETACH AND RETURN THIS PORTION ONLY 1.To approve the merger of QTS Realty Trust, Inc. with and into Volt Lower Holdings LLC (the "Merger") pursuant to the terms of the Agreement and Plan of Merger, dated as of June 7, 2021, as it may be amended from time to time, among QTS Realty Trust, Inc., QualityTech, LP, Volt Upper Holdings LLC, Volt Lower Holdings LLC, and Volt Acquisition LP (the "Merger Agreement"), and the other transactions contemplated by the Merger Agreement as more particularly described in the Proxy Statement. 2.To approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the Merger as more particularly described in the Proxy Statement. The BoardofDirectors recommends you vote FORproposals1,2 and 3.ForAgainst Abstain 3.To approve any adjournment of the Special Meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the Special Meeting to approve the Merger and the other transactions contemplated by the Merger Agreement as more particularly described in the Proxy Statement. NOTE: Pursuant to our bylaws, only matters set forth in the Notice of Special Meeting of Stockholders may be brought before the Special 000 Meeting Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX]Date Signature (Joint Owners)Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement are available at www.proxyvote.com QTS REALTY TRUST, INC.Special Meeting of StockholdersAugust 26, 2021This proxy is solicited by the Board of Directors The undersigned common stockholder(s) hereby appoint(s) Jeffrey H. Berson and Matt N. Thomson, or either of them, as proxies of the undersigned, each with the full power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of QTS REALTY TRUST, INC. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 9:00 am ET on August 26, 2021, via the internet through a web conference at www.virtualshareholdermeeting.com/QTS2021SM, and any adjournment or postponement thereof. The undersigned acknowledges receipt of a copy of the accompanying Notice of Special Meeting of Stockholders and the Proxy Statement with respect thereto, the terms of which are incorporated by reference, and hereby revokes any proxy or proxies heretofore given with respect to the Special Meeting. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR Proposals 1, 2 and 3 in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side